SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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 Filed by a Party other than the Registrant  ☐

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RADIENT PHARMACEUTICALS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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RADIENT PHARMACEUTICALS CORPORATION
 2492 Walnut Avenue, Suite 100
 Tustin, California 92780

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Radient Pharmaceuticals Corporation (“RPC”) is holding this Special Meeting of Stockholders at its California office, located at 2492 Walnut Avenue, Suite 100, Tustin, California, 92780 on [  ] (PST).  We are holding the meeting for the following purposes:

1)	To elect the Class I directors;

2)
To obtain stockholder approval to issue all of the shares underlying the convertible note and common stock purchase warrant issued pursuant to the private financing we closed on January 31, 2011 as more fully described herein;

3)
To obtain stockholder approval to issue additional shares of common stock in the future as may be required pursuant to the anti-dilution terms of notes and warrants issued pursuant to the private financing we closed on January 31, 2011 as more fully described herein if such an adjustment is required;

4)	To obtain stockholder approval to increase our authorized shares of Common Stock from 200,000,000 to 400,000,000;

5)
To obtain stockholder approval to grant the Company’s Board of Directors the right to implement a reverse stock split on up to a 1:10 ratio in the future if the Board deems such split to be in the Company and stockholders’ best interest; and,

6)	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Holders of record of RPC common stock at the close of business on [  ], 2011, are entitled to vote at the meeting. The Board urges Stockholders to vote “FOR” Items 1 through 5 and solicits your vote.

In addition to the proxy statement, proxy card and voting instructions, a copy of RPC’s annual report on Form 10-K/A for the fiscal year ended December 31, 2009, our Annual Report, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, are attached at the end of this Proxy Statement.

It is important that your shares be represented and voted.  Whether or not you expect to attend the meeting, please vote your shares using the enclosed proxy card. Simply sign the return card where required, note the number of shares you own and if you will attend the meeting in person, and return the card in the envelope provided to us at the address first written above.  Of course, you may also vote your shares in person at the Special Meeting.

By Order of the Board of Directors,

Douglas C. MacLellan
Chairman & CEO
February __, 2011

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  ABOUT THE SPECIAL MEETING OF STOCKHOLDERS

Why have I received these materials?

          This Proxy Statement is furnished by our Board of Directors in connection with the solicitation of proxies for use at a Special  Meeting of Stockholders to be held on [  ] and at any adjournment thereof. The Special Meeting of Stockholders has been called to consider and vote upon: (i) a proposal to re-elect our Class I directors; (ii) a proposal to approve and ratify the issuance of up to 35,156,250 shares upon conversion of certain outstanding notes and exercise of related warrants that were issued pursuant to the private financing we closed on January 31, 2011; (iii) a proposal to approve the issuance of additional shares of common stock in the future if so required by the anti-dilution terms of notes and warrants issued pursuant to the  private financing we closed on January 31, 2011; (iv) a proposal to approve amending our Certificate of Incorporation to increase the number of authorized shares of our common stock; (v) a proposal authorizing the Board of Directors to effect a reverse stock split at some time in the future if the Board determines, that such a split would be in the Company and stockholders’ best interest at such future time; and, (vi) such other business as may properly come before the Special Meeting of Stockholders. The shares of common stock referenced in item (ii) and (iii) above, may include a potential issuance or exercise price per share below the greater of a share of our common stock’s book value or its market value at the time of issuance or exercise. All of the shares of common stock issuable pursuant to the various agreements and plan discussed in the proposals are collectively referred to herein as the Proxy Shares. We are sending this Proxy Statement and the accompanying proxy to our stockholders on or about [  ].

When and where is the Special Meeting of Stockholders?

          The Special Meeting of Stockholders will be held at the Company’s corporate offices, located at 2492 Walnut Avenue, Suite 100, Tustin, California 92780, on [  ], at 10:00 a.m. PDT.

          All stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers, nominees or any other holder of record, as of the close of business on [  ], the record date for the Special Meeting of Stockholders, may attend the Special Meeting of Stockholders. You must bring a form of personal photo identification with you in order to be admitted to the meeting. We reserve the right to refuse admittance to anyone without proper proof of stock ownership and without proper photo identification. No cameras, recording equipment, large bags, briefcases or packages will be permitted in the Special Meeting of Stockholders.

Who is entitled to vote at the Special Meeting of Stockholders?

          The securities entitled to vote at the Special Meeting of Stockholders consist of all of the issued and outstanding shares of our common stock. The close of business on [  ] has been fixed by our Board of Directors as the record date. Only stockholders of record as of the record date may vote at the Special Meeting of Stockholders. As of the record date, we had [  ] shares of common stock issued and outstanding and entitled to vote at the Special Meeting of Stockholders.

How do I vote by proxy?

          You may vote by:
•	attending the Special Meeting of Stockholders and voting in person;

•	signing and dating each proxy card you receive and returning it in the enclosed prepared envelope;

•	using the telephone number printed on your proxy card;

•	using the Internet voting instructions printed on your proxy card; or
•	if you hold your shares in “street name,” following the procedures provided by your broker, bank or other nominee.

          If you have Internet access, we encourage you to record your vote via the Internet.

          All shares entitled to vote and represented by a properly completed and executed proxy received before the meeting and not revoked will be voted at the Special Meeting of Stockholders as you instruct in a proxy delivered before the Special Meeting of Stockholders. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as our Board of Directors recommends on each of the enumerated proposals and with regard to any other matters that may be properly presented at the Special Meeting of Stockholders and all matters incident to the conduct of the meeting.

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Can I change or revoke my vote?

          You may change or revoke your proxy at any time before the vote is taken at the Special Meeting of Stockholders:
•	if you hold your shares in your name as a stockholder of record, by notifying our Secretary at 2492 Walnut Avenue, Suite 100, Tustin, California 92780;

•	by attending the Special Meeting of Stockholders and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by submitting a later-dated proxy card;

•	if you voted by telephone or the Internet, by voting a second time or by telephone or the Internet; or

•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Who is soliciting my proxy and who will bear the expense of solicitation?

          The proxy is solicited on behalf of our Board of Directors. The original solicitation will be by mail. Following the original solicitation, our Board of Directors expects that certain individual stockholders may be further solicited through telephone or other oral communications from our Board of Directors or from specially engaged employees or paid solicitors that our Board of Directors intends to engage. Our Board of Directors intends to solicit proxies for shares that are held of record by brokers, dealers, banks, or voting trustees, or their nominees, and the Company may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. We will bear all solicitation expenses.

What constitutes a quorum for purposes of the Special Meeting of Stockholders?

          Holders of a majority of outstanding shares of stock entitled to vote present at the meeting or represented by proxy constitute a quorum for the Special Meeting of Stockholders.

How are votes counted?

          With respect to the election of directors, the affirmative vote of a plurality of the shares entitled to vote at the Special Meeting of Stockholders is required to approve such proposal.

          The affirmative vote by holders of a majority of the shares of our common stock represented at the Special Meeting of Stockholders is required to approve all of the other Proposals set forth herein, provided a quorum is present in person or by proxy. In counting votes, abstentions, broker non-votes ( i. e., shares held of record by a broker that are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise authority to vote the shares in its discretion) and other shares not voted will be counted as not voted. These shares will be deducted from the total shares of which a majority is required.

Your vote is important. We encourage you to vote as soon as possible.

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Proposal 1

Proposal to Elect Class I Directors

Pursuant to RPC’s Bylaws, RPC’s board of directors is divided into three classes, designated Class I, Class II and Class III.  As of February 21, 2011, the board of directors was comprised of the following:

Class I	Douglas MacLellan, Minghui Jia
Class II	Michael Boswell, Dr. Robert Beart
Class III	Vacant

One of our former Class III directors, Dr. Arquilla passed away in May 2010 and in June, our remaining Board of Directors approved, via unanimous written consent and based upon on our Governance Committee’s recommendation, to appoint Robert W. Beart, Jr., MD as a member of our Board of Directors to fill the board vacancy; however, Dr. Beart was appointed as a Class II director. Additionally, our only other remaining Class III director, Mr. Thompson, has resigned; Mr. Thompson’s resignation was a personal choice not based on any disagreement with us on relating to our operations, policies or practices. Our board anticipates appointing a director to fill the Class III vacancy in the near future.

Under our Bylaws, at the 2010 annual stockholder meeting, the term of office of the Class I directors was to expire and the Class I directors were to be elected for a full term of three years; the term of the Class II and Class III directors are set to expire in 2011 and 2012, respectively.  On February 1, 2010, we filed an initial Preliminary Proxy Statement for an intended special meeting of stockholders, to be held in April 2010.  However, due to the extensive SEC comment period related to that proxy statement and the periodic reports we were required to file with such proxy statement, we were not authorized to file the related Definitive Proxy Statement until November 2010.  As a result of that timing, we changed the meeting to an annual meeting; however, due to our original intentions for that proxy statement and the related pressures surrounding same, we overlooked the Bylaws’ requirement to elect, or re-elect, the Class I directors at the Annual Meeting, which was ultimately held on December 3, 2010.  To rectify this issue, we are holding this special meeting to re-elect our current Class I directors to be elected for a full term of three (3) years.

Information with Respect to Director Nominees

		Year First
Name	Age	Elected	Position(s)

Douglas C. MacLellan	55	1991	Executive Chairman and Chief Executive Officer
Minghui Jia	49	2006	Director

Mr. MacLellan is our Chairman and CEO.  He was appointed to the Board in 1992 and became Chairman of the Audit and Governance committees in 2001. In September of 2008, he assumed the role of non-executive Chairman and became CEO in November 2008. Mr. MacLellan is also currently President and CEO of MacLellan Group, Inc., a privately held business incubator and financial advisory firm since May 1992. Since, November 2009 Mr. MacLellan has been a member of the Board of Directors and Chairman of the Audit Committee of ChinaNet Online Holdings, Inc. (“CNET”).. Mr. MacLellan was, until September 2005, formally vice-chairman of the Board of Directors of AXM Pharma, Inc. (AXMP.PK) and its predecessors. AXM is a China based bio-pharmaceutical company. Fr om January 1996 through August 1996, Mr. MacLellan was also the Vice-Chairman of Asia American Telecommunications (now Metromedia China Corporation), a majority owned subsidiary of Metromedia International Group, Inc. From November 1996 until March 1998, Mr. MacLellan was co-Chairman and investment committee member of the Strategic East European Fund. From November 1995 until March 1998, Mr. MacLellan was President, Chief Executive Officer and a director of PortaCom Wireless, Inc., a company engaged as a developer and operator of cellular and wireless telecommunications ventures in selected developing world markets. Mr. MacLellan is a former member of the Board of Directors and co-founder of FirstCom Corporation, an international telecommunications company that operates a competitive access fiber and satellite network in Latin America, which became AT&T Latin America, Inc. in August 2000. From 1993 to 1995, Mr. MacLellan was a principal and co-founder of Maroon Bells Capital Partners, Inc., a U.S. based merchant bank, which specializes in providing corporate finance services to companies in the international and domestic telecommunications and media industries. Mr. MacLellan was educated at the University of Southern California in economics and finance, with advanced training in classical economic theory.

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Mr. Minghui Jia was elected to our Board in 2006 and is currently the Managing Director of Jade Pharmaceutical, Inc. Mr. Jia has over 12 years experience in investment banking, venture capital, marketing institutional trading and senior corporate management experience. Mr. Jia is familiar with all procedures for manufacturing and marketing with respect to the Asian pharmaceutical market and has an in-depth understanding of the industry. Prior to founding Jade Capital Group, Ltd. and Jade Pharmaceutical Inc., Mr. Jia served as marketing director for China Real Estate Corporation, one of the largest Chinese property corporations between 1999 and 2003. Between 1989 and 1998, Mr. Jia served as General Manager of several branches of China Resources Co. Ltd., the largest China export corporation. From 1987 to 1989, Mr. Jia worked for the China National Machinery import and export corporation where he served as Manager of the Import Department for Medical Instruments.

Pursuant to our Articles of Incorporation, this proposal can be approved at the meeting by a plurality of the votes cast at the election.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NAMED DIRECTORS.

Executive Officer(s)

		Year First
Name	Age	Elected	Position(s)

Douglas C. MacLellan	55	1991	Executive Chairman and Chief Executive Officer
Akio Ariura	52	2006	Chief Financial Officer and Secretary

Brief descriptions of the business experience during the past five years of Douglas MacLellan and an indication of directorships, if any, held by such officer in other companies subject to the reporting requirements under the Federal securities laws is provided above within Proposal 1; similar information is provided below for our other executive officer.

Akio Ariura, CFO. Mr. Ariura was appointed as our Chief Financial Officer as of August 21, 2006. Mr. Ariura is a Certified Public Accountant. From September 2004 until joining the Company, Mr. Ariura was employed by Resources Global Professionals, providing both public and private companies with consulting services on Sarbanes-Oxley compliance, SEC filings and special project financial and management services in connection with preparation of financial statements, tax reporting and mergers and acquisitions. From January 2001 to December 2003, Mr. Ariura was Vice President of Sunvest Industries, LLC in charge of preparation of financial statements, budgets and other financial reports. In light of Mr. Ariura’s financial and regulatory experience, we determined that he should serve as the company’s Chief Financial Officer. Mr. Ariura received a B.S. in Business Administration from University of Southern California in 1980. Mr. Ariura has had no prior affiliation or relationship with the Company.

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SUMMARY COMPENSATION TABLE

							Non-
							Equity	Non-
							Incentive	qualified
							Plan	Deferred
							Compens	Compens	All Other
Name and				Stock		Option	ation	ation	Compens
Principal		Salary	Bonus	Awards		Awards	Earnings	Earnings	ation	Total
Position	Year	($)	($)	($)		($)(1)	($)	($)	($)	($)
Douglas MacLellan, President, CEO & Chairman	2010	$360,000	$223,000	$		$69,858	$	$	$	$652,858
Douglas MacLellan, President, CEO & Chairman	2009	$360,000	$30,000		$—	$127,940	$—	$—	$—	$517,940

Akio Ariura, CFO	2010	$300,000	$136,500	$		$16,23816	$	$	$	$452,738
Akio Ariura, CFO	2009	$300,000	$20,000		$—	$40,900	$—	$—	$—	$360,900
Minghui Jia(2)	2010	$	$	$		$	$	$	$	$

Minghui Jia(2)	2009	$186,667	$—		$—	$20,000	$—	$—	$—	$206,667

(1)	Represents the fair vale of the repriced options during 2009.
(2)
Due to the compensation received, we are including Mr. Jia (one of our directors) in this table since disclosure would be required but for the fact that he was not serving as an executive officer at the end of the last completed fiscal year.

Employment Agreements

On November 4, 2008 Douglas C. MacLellan was appointed as our Chairman and CEO. Mr. MacLellan does not have any employment agreement and is compensated at a base salary of $30,000 per month and he participates in the Company’s health insurance and other benefits available to executive officers. Additionally, Mr. MacLellan earned a bonus of $60,000 for the quarter ended December 31, 2008.

On September 28, 2006, we entered into three-year employment agreements with Minghui Jia, one of our directors and Executive Vice-President of JPI, providing for a base salary of $156,000 per annum and a signing bonus of $50,000. Effective January 1, 2008, Mr. Jia’s base compensation was increased to $20,000 per month. In February 2008, Messr.  Jia received an additional bonus of $25,000. This agreement expired in August 2009.

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Outstanding Equity Awards at Fiscal Year End

			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options (#)	Price ($/Sh)	Date
(a)	(b)	(c)	(d)	(e)	(f)
Douglas MacLellan	36,000	—	—	0.75	2/27/2011
	120,000	—	—	0.75	10/8/2011
	90,000	—	—	0.75	5/31/2012
	175,000	—	—	0.75	3/3/2013
	2,500,000			0.39	12/2/15
Akio Ariura	40,000	—	—	0.75	10/8/2011
	50,000	—	—	0.75	5/31/2012
	43,750	—	—	0.75	3/3/2013
	2,000,000			0.39	12/2/15
Minghui Jia	43,750	—	—	0.75	3/3/2013

		Market Value of	Equity Incentive Plan	Equity Incentive
	Number of Shares	Shares of	Awards: Number of	Plan Awards: Market
	or Units of Stock	Units of	Unearned Shares, Units or	or Payout Value of
	That Have	Stock That Have	Other Rights That Have	Unearned Shares,
	Not Vested	Not Vested	Not Vested	Units or Other Rights
Name	(#)	($)	(#)	That Have Not Vested
(a)	(g)	(h)	(i)	(j)

Douglas MacLellan	0	0	0	0

Akio Ariura	0	0	0	0

Minghui Jia	0	0	0	0

2010 Performance and Equity Incentive Plan

On December 3, 2010, our stockholders approved the 2010 Performance and Equity Incentive Plan (the “2010 Plan”). Under the terms of the 2010 Plan, the Compensation Committee or our Board of Directors may suspend or terminate the 2010 Plan at any time.

The 2010 Plan provides for the grant to employees, including executive officers, of restricted common stock, as well as cash or other stock-based awards and other benefits. The purpose of the 2010 Plan is to enable us to attract and retain qualified persons as employees, officers and directors and others, whose services are required by us, and to motivate such persons by providing them with equity participation in us.

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A maximum of 6,000,000 shares of common stock may be issued and awarded under the 2010 Plan; however, as of January 1 of each year, commencing with the year 2011 and ending with the year 2013, the aggregate number of shares available for granting awards under the 2010 Plan shall automatically increase by a number of shares equal to the lesser of (x) 5% of the total number of shares of our common then outstanding or (y) 1,000,000. The maximum number of shares of common stock that may be subject to stock awards granted to any one participant during any single year period is 3,000,000.  As of February 21, 2011, 5,590,000 options were granted under the 2010 Plan.

The 2010 Plan is administered by the Compensation Committee, which has, subject to specified limitations, the full authority to grant equity awards and establish the terms and conditions for vesting and exercise thereof. Awards of restricted stock under the 2010 Plan may qualify for the “performance-based compensation” exception under the Internal Revenue Code of 1986 (the “IRC”) Section 162(m) pursuant to their expected terms. Cash-based awards and awards of restricted stock, performance units and stock may qualify under Section 162(m) of the IRC if the terms of the award state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.

Director Compensation
     The following table contains information regarding the compensation of our directors other than Messr. Jia, whose compensation is set forth above, for the fiscal year ending December 31, 2010:

						Nonqualified
					Non-equity	Deferred
		Stock	Option		Incentive Plan	Compensation	All other
	Fees Earned or	Awards	Awards		Compensation	Earnings	Compensation on	Total
Name	Paid in Cash ($)	($)	($)		($)	($)	($)	($)
William M. Thompson, III, MD (1)	$3,500	$—	$16,400		$—	$—	$—	$19,900
Michael Boswell	$26,000	$—	$124,000	(3)	$—	$—	$—	$150,000
Edward R Arquilla, MD, PhD (2)	$1,000	$—	$—		$—	$—	$—	$1,000
Robert M. Beart (2)	$1,750	$—	$93,100	(3)	$—	$—	$—	$94,750

(1)	Mr. Thompson resigned as a director on in December 2010.
(2)	Dr. Arquilla passed away in May 2010 and in June Dr. Beart was appointed as a director to fill the board vacancy, although Dr. Beart was appointed as a Class II director.
(3)	The options were valued as of December 31, 2010. These values are non-audited and are subject to change.

Effective June 1, 2009, in connection with across-the-board comprehensive cost containment measures, our Board of Directors voted to reduce fees paid to independent directors to $1,500 for in-person attendance and $250 for telephonic attendance at Board meetings. As Chairman of our Compensation Committee and of our Audit Committee, Mr. Boswell will receive an additional $10,000 per year and, as Chairman of our Governance Committee, Michael Boswell will also receive an additional $1,000 per year.

When the Board appointed Dr. Beart to serve on our Board, they approved issuing him 40,000 options to purchase shares of our common stock and shall pay Dr. Beart the same compensation paid to our other independent directors, which is $1,500 for each in person meeting and $500 for each telephonic meeting he attends. The options were not issued as of December 31, 2010.

We indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to us. This is permitted by our Certificate of Incorporation and our Bylaws.

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COMMON STOCK OWNERSHIP OF CERTAIN
 BENEFICIAL OWNERS AND MANAGEMENT

          The following table shows the beneficial ownership of our shares of common stock as of February 21, 2011 by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) each of our directors and executive officers and (iii) all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers of their shares.

Name and Address(1)	Number of Shares		Percentage Owned
Douglas C. MacLellan	2,946,000	(2)	2.9 (1)%

Akio Ariura	2,140,000	(3)	2.1 (1)%

Minghui Jia	750,000	(4)	* *
Room 2502 Shun Hing Square
5002 Shennan Ave LuoHu
Shenzhen China 518008

Mike Boswell	240,000	(5)	*
400 Professional Drive
Suite 310
Gaithersburg, MD 20879

Dr. Robert Beart	40,000	(6)	*
222Eulalia #100A
Suite 100A
Glendale, CA

All Directors and Officers as a group (5 persons)	6,116,051		6.0 (4)%
____________

(1)	Unless otherwise indicated, address is 2492 Walnut Avenue, Suite 100, Tustin, California, 92780.

(2)	Includes, 446,000 shares of common stock issuable upon the exercise of options at $0.75 per share and 2,500,000 shares of common stock issuable upon the exercise of options at $0.39 per share.

(3)	Includes 140,000 shares of common stock issuable on exercise of options at $0.75 per share and 2,000,000 shares of common stock issuable upon the exercise of options at $0.39 per share..

(4)	Includes 50,000 shares of common stock issuable on exercise of options at $0.75 per share.

(5)	Includes 200,000 shares of common stock issuable on exercise of options at $0.39 per share.

(6)	Includes 40,000 shares of common stock issuable on exercise of options at $0.97 per share.

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Director Independence

The NYSE Amex requires us to have a board comprised of at least 50% independent directors, and an audit committee of at least two members, comprised solely of independent directors who also meet the requirements of Rule 10A-3 under the Securities Exchange Act of 1934. An “independent” director is a director who meets the NYSE Amex definition of independence and other applicable independence standards under SEC guidelines, as determined by the Board. The Corporate Governance and Nominating Committee conducts an annual review of the independence of the members of the Board and its Committees and reports its findings to the full Board. Based on the report and recommendation of the Corporate Governance Committee, the Board has determined that each of the non-employee directors — Dr. Beart and Mr. Boswell  — satisfies the independence criteria (including the enhanced criteria with respect to members of the Audit Committee) set forth in the applicable NYSE Amex listing standards and SEC rules. Each Board Committee consists entirely of independent, non-employee directors.

For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationships (including vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships) with us, other than as a director and stockholder. NYSE Amex listing standards also impose certain per se bars to independence, which are based upon a director’s relationships with Radient currently and during the three years preceding the Board’s determination of independence.

The Board considered all relevant facts and circumstances in making its determinations, including the following:

•	No non-employee director receives any direct compensation from us other than under the director compensation program described in this proxy statement.

•	No immediate family member (within the meaning of the NYSE Amex listing standards) of any non-employee director is an employee of our or otherwise receives direct compensation from us.

•	No non-employee director (or any of their respective immediate family members) is affiliated with or employed in a professional capacity by our independent accountants.

•	No non-employee director is a member, partner, or principal of any law firm, accounting firm or investment banking firm that receives any consulting, advisory or other fees from us.

•
None of our executive officers are on the compensation committee of the board of directors of a company that employs any of our non-employee directors (or any of their respective immediate family members) as an executive officer.

•
No non-employee director (or any of their respective immediate family members) is indebted to us, nor are we indebted to any non-employee director (or any of their respective immediate family members).

•	No non-employee director serves as an executive officer of a charitable or other tax-exempt organization that received contributions from us.

Non-management members of the Board of Directors conduct at least one regularly-scheduled meetings per year without members of management being present. Mr. Boswell serves as the presiding director of such meetings. Following an executive session of non-employee directors, the presiding director may act as a liaison between the non-employee directors and the Chairman, provide the Chairman with input regarding agenda items for Board and Committee meetings, and coordinate with the Chairman regarding information to be provided to the non-employee directors in performing their duties.

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Board Committees

We currently have three committees appointed by our Board of Directors:

•
Audit Committee, which is comprised of Michael Boswell (Chair) and Dr. Robert Beart.  The Board has determined that all of these members are independent, as that term is defined in the NYSE Amex’s Listing Standards.

•
Compensation Committee, which is comprised of Michael Boswell (Chair) and Dr. Robert Beart.  The Board has determined that all of these members are independent, as that term is defined in NYSE Amex Listing Standards.

•
Governance and Nominating Committee, which is comprised of Michael Boswell (Chair) and Dr. Robert Beart.  The Board has determined that all of these members are independent, as that term is defined in the NYSE Amex’s Listing Standards.

Audit Committee and Financial Expert

Our Board has established an Audit Committee consisting of Mr. Boswell and Dr. Beart, each of whom is independent within the meaning of the rules of the NYSE Amex and the enhanced independence requirements for audit committee members under Exchange Act Rule 10A-3. The Audit Committee met four times in 2010. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities and Exchange Act of 1934. The primary functions of this Committee are to: appoint (subject to stockholder approval), and be directly responsible for the compensation, retention and oversight of, the firm that will serve as the Company’s independent accountants to audit our financial statements and to perform services related to the audit (including the resolution of disagreements between management and the indepen dent accountants regarding financial reporting); review the scope and results of the audit with the independent accountants; review with management and the independent accountants, prior to the filing thereof, the annual and interim financial results (including Management’s Discussion and Analysis) to be included in Forms 10-K and 10-Q, respectively; consider the adequacy and effectiveness of our internal accounting controls and auditing procedures; review, approve and thereby establish procedures for the receipt, retention and treatment of complaints received by Radient regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; review and approve related person transactions in accordance with the policies and procedures of the Company; and consider the accountants’ independence and establish policies and procedures for pre-approval of all audit and non-a udit services provided to Radient by the independent accountants who audit its financial statements. At each meeting, Committee members may meet privately with representatives of our independent accountants and with our Chief Financial Officer.

The Board has determined that Mr. Boswell, an independent director, satisfies the “financially sophisticated” requirements set forth in the NYSE Amex Company Guide, and has designated Mr. Boswell as the “audit committee financial expert,” as such term is defined by the Amex. Mr. Boswell’s qualifications as an audit committee financial expert are described in his biography below.

Mr. Boswell was elected to the Board in 2008. Mr. Boswell is President, COO and Chief Compliance Officer for TriPoint Global Equities, LLC, a FINRA member firm that maintains ,specialty practices in institutional private placements, mergers and acquisitions and corporate finance. He provides high-level financial services to start-up businesses and small-to-mid-sized companies including holding executive and CFO positions with client companies. Mr. Boswell is also Managing Director of TriPoint Capital Advisors, LLC a merchant bank and financial advisory affiliate of TriPoint Global. With TriPoint Capital Advisors he has assisted numerous companies by providing high-level advice regarding corporate finance, corporate structure, corporate governance, mergers and acq uisitions, SOX 404 compliance, implications of various SEC rules and FASB Emerging Issues Task Forces issues as they relate to private placements, SEC reporting and disclosure requirements, employee option programs, and the overall reverse merger process. Mr. Boswell is currently a member of our board of directors and chairman of our audit committee; he is also a Director and Acting Chief Accounting Officer for Ocean Smart, Inc. (OTC BB: OCSM). Prior to the founding of TriPoint Global, Mr. Boswell had a number of executive positions focusing on business development and management consulting. He also spent eight years as a senior analyst and/or senior engineer for various branches of the United States Government. Mr. Boswell earned a MBA from John Hopkins University and a BS degree in Mechanical Engineering from University of Maryland; he holds the Series 24, 82 and 63 licenses.

A current copy of our Audit Committee’s amended and restated charter is available upon request.

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Compensation Committee

The Compensation Committee is responsible for setting executive compensation, for making recommendations to the full Board concerning director compensation and for general oversight of the compensation and benefit programs for other employees.  The committee intends to meet as often as is necessary throughout the year to carry out its duties.

Our overall compensation policies are monitored by the Compensation Committee.  The duties and responsibilities of the Compensation Committee are to:
•	administer the employee benefit plans of our company designated for such administration by the board;
•	establish the compensation of our Chief Executive Officer (subject to the terms of any existing employment agreement);
•	with input from our Chief Executive Officer, establish or recommend to the board the compensation of our other executive officers (subject to the terms of any existing employment agreements); and
•	monitor our overall compensation policies and employment benefit plans.

Mr. Ariura, our Chief Financial Officer, will participate in determinations regarding the compensation and design of our benefit programs for all employees, including our other executive officers. However, he will not participate in determining his own compensation.

We believe that an appropriate compensation program should draw a balance between providing rewards to executive officers while at the same time effectively controlling compensation costs. We reward executive officers in order to attract highly qualified individuals, to retain those individuals in a highly competitive marketplace for executive talent and to motivate them to perform in a manner that maximizes our corporate performance. We want our compensation to provide our executives with an overall competitive compensation package that seeks to align individual performance with our long-term business objectives.

In the future, we may rely upon consultants to set our salaries, to establish salary ranges or to provide advice regarding other compensation matters. We compare our salaries and other elements of compensation against the salaries and other compensation measures of other public companies in our industry by reviewing the proxy statements of such other companies. However, we do not prepare formal benchmarking studies.

Nominating Committee

The Nominating Committee nominates candidates for the Board and will consider nominees recommended by stockholders.  The Nominating Committee is responsible for selecting and nominating persons for election or appointment by our Board as Board members. Pursuant to the Nominating Committee Charter, the Committee will consider recommendations for nominees from stockholders submitted to our Secretary at our corporate offices.  A nomination submission must include information regarding the recommended nominee, including all of the information that is required to be disclosed in solicitations or proxy statements for the election of Board members, as well as information sufficient to evaluate the factors to be considered by the Committee, including character and integrity, business and professional experience, and whether th e person has the ability to apply sound and independent business judgment and would act in the interests of our company and our stockholders; nominees must also state in advance his or her willingness and interest in serving on the board of directors. Nomination submissions are required to be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the stockholders, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Committee.

To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The committee intends to meet as often as is necessary throughout the year to carry out its duties.

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Certain Transactions

We are not aware of any related party transactions between the Company and any of our director nominees, directors, executive officers, 5% stockholders or their family members since the beginning of the last fiscal year which require disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934 (“Item 404 Transactions”).

Each year, we require our directors and executive officers to complete a questionnaire, one of the purposes of which is to disclose any related-party transactions with us, including any potential Item 404 Transactions. No such transactions were disclosed during or in respect of fiscal 2010.  We do not have a history of engaging in related-party transactions with our directors or executive officers or their respective related persons or affiliates and given our small size and limited financial resources, we do not have formal policies and procedures for the review, approval or ratification of such transactions. However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof before we would knowingly engage i n any such transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and those persons who beneficially own more than 10% of our outstanding shares of common stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to us, we believe that during 2010 all Section 16(a) filing requirements applicable to our officers, directors and persons who own more than 10% of our outstanding shares of common stock were complied with.

Board of Directors Meetings

During the fiscal year ended December 31, 2010, there were ten meetings of the Board as well as numerous actions taken with the unanimous written consent of the directors. All of our directors attended our last annual stockholder meeting and although we do not have a formal policy, we expect that our directors will attend, absent a valid reason, such as a schedule conflict all annual stockholder meetings.

Proposal 2

APPROVE AND RATIFY THE ISSUANCE OF 35,156,250 SHARES OF POTENTIALLY ISSUABLE COMMON STOCK BELOW THE GREATER OF A SHARE OF COMMON STOCK’S BOOK VALUE OR MARKET VALUE AT THE TIME OF ISSUANCE PURSUANT TO SECURITIES PURCHASE AGREEMENT

Background

We entered into a securities purchase agreement with respect to private equity financing of $7,500,000 on January 30, 2011 with 5 accredited investors (the “January Financing”).  We received funds and closed the financing on January 31, 2011; net proceeds from the financing were approximately $6,820,000.  In connection with the closing of the transactions, we issued Convertible Promissory Notes in the aggregate principal amount of $8,437,500 (the “Notes”), at a purchase price of $888.88 for each $1,000 of principal amount of Notes, which are initially convertible into an aggregate of 14,062,500 shares of our common stock (“Note Shares”) to the Investors, and the Investors also received: (i) Series A Warrants (“Series A Warrants”) to purchase an aggregate of 14,062,500 sha res of our common stock  (“Series A Warrant Shares”) at an initial exercise price of $0.67 per share and (ii) Series B Warrants (“Series B Warrants,” together with the Series A Warrant, the “Warrants”) to purchase an aggregate of 7,031,250 shares of our common stock (the “Series B Warrant Shares,” together with the Series A Warrant Shares, the “Warrant Shares”) at an initial exercise price of $0.8175 per share for their investment.  Each of the Warrants has a term of five (5) years from the date the Warrants are initially exercisable.  In connection with the financing, our management and directors agreed not to sell any of our securities owned by them, their affiliates or anyone they have influence over, until the registration statement has been effective for thirty days.

Pursuant to the terms of the securities purchase agreement, we are required to hold this stockholder meeting no later than April 30, 2011 (“Stockholder Approval”).  Failure to obtain Stockholder Approval by the required dates constitutes an event of default under the Notes.

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Pursuant to the securities purchase agreement, for so long as any Notes or Warrants remain outstanding, we cannot issue or sell any rights, warrants or options to subscribe for or purchase shares of our common stock or directly or indirectly convertible into or exchangeable or exercisable for shares of our common stock at a price which varies or may vary with the market price of our common stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable conversion price of the Notes or the then applicable exercise price of the Warrants.  For so long as any Notes or Warrants are outstanding, unless or until we have received Stockholder Approval, we shall not take any action if the effect of such action would be to caus e the exercise price of the Warrants or the conversion price of the Notes to be reduced or to cause the number of Note Shares or Warrant Shares to be increased.  For so long as any Notes are outstanding, neither we nor our subsidiaries shall incur any debt, other than trade payables incurred in the ordinary course of business consistent with past practice, certain unsecured indebtedness incurred by us that is made expressly subordinate to the Notes, and in connection with certain scheduled transactions contemplated by our subsidiaries.

The Notes mature on December 1, 2011 and are convertible at any time at the Investors’ option; however the Notes cannot be converted if such conversion would result in an Investor beneficially owning more than 4.99% of our outstanding common stock.  We are required to pay a certain portion of the Note (“Installment Amount”) back on the first day of each month during the term of the Note, beginning on March 1, 2011, and we have the option to pay the Installment Amount in shares of our common stock, if certain conditions as set forth in the Note are met, in cash or in any combination of shares of our common stock and cash; however, the March 1, 2011 Installment Amount must be paid in cash.  The Installment Amount for each Note is equal to the lesser of (A) the product of (i) $843,750 multiplied by (ii) a Investor’s pro rata portion of all of the Notes sold pursuant to the financing and (B) the outstanding principal amount under such Investor’s Note as of such payment date.  If we elect to pay any portion of the Installment Amount in cash, we have to pay an amount in cash equal to 100% of the applicable redemption amount; if we fail to do so, the Investor has the right to require us to convert all or any portion of such amount owed into shares of common stock at the then current conversion price.  If we elect to pay any portion of the Installment Amount in shares of common stock, then we are required to issue such number of shares of our common stock equal to the quotient of the formula set forth in the Note.  Upon the occurrence of an event of default under the Note, a or a Change of Control – as that term is defined in the Note, the Investor has the right to force us to redeem all or any portion of such Investor’s Note in cash at a price equal to 125% of the greater of (x) the amount of the Note sought to be redeemed and (y) the product of (A) the quotient of the amount sought to be redeemed divided by the then current conversion price and (B) the greatest closing sale price of our common stock on any trading day during the period beginning on the date immediately preceding (y) in the event of an event of default, such event of default, or (x) in the event of Change of Control, the earlier to occur of (1) the consummation of the Change of Control and (2) the public announcement of such Change of Control, and ending on the date the Investor delivers redemption notice.

The Warrants are initially exercisable upon the earlier of: (i) the six month anniversary after the closing of the financing, (ii) the date that our common stock ceases to be listed or quoted on the NYSE Amex and (ii) the date that we obtain Stockholder Approval. At any time following six months after the closing, if our stock price is at or above 200% of the initial exercise price of a Warrant and certain other conditions are met, we can force the Investors to exercise up to 50% of the then unexercised portion of that Warrant.  The Warrants cannot be exercised if such exercise would result in a Investor beneficially owning more than 4.99% of our outstanding common stock.

The conversion price of the Notes and exercise price of the Warrants are each subject to adjustment if we issue additional shares of our common stock or securities convertible or exercisable into shares of our common stock at a price below the conversion price or exercise price, respectively, as well as upon subdivision or combination of our common stock and other events similar to the aforementioned events.  Upon any antidilution adjustment of the exercise price of the Warrants, the number of Warrant Shares issuable upon exercise of such Warrants will be proportionately increased.  The exercise price of the Warrants is also subject to further adjustment pursuant to other specified events in the Warrant.

We also entered into a Registration Rights Agreement with the Investors pursuant to which we are required to file a registration statement on or before February 9, 2011, which we did, providing for the resale of 130% of the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants, although certain exceptions to the amount required to be registered at any one time as a result of certain securities laws are contained in the registration rights agreement.  We are also required to have the registration statement declared effective within 60 days after the closing of this financing (or 90 days if there is a full review by the Securities and Exchange Commission).  We are also required to keep the registration effective at all times until the earlier of (i) the date as of which the Investors m ay sell all of the Note Shares and Warrant Shares without restriction or limitation pursuant to Rule 144 of the Securities Act of 1933, as amended and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated thereunder or (ii) the date on which the Investors shall have sold all of the Note Shares and Warrant Shares required to be registered under the Registration Rights Agreement.  If we fail to file the registration statement by the required date, have it effective by the required date or maintain the effectiveness as required, that we shall be required to pay to the Investors an amount in cash equal to 1.5% of the purchase price for the Note Shares and Warrant Shares included in the applicable registration statement.  Such amount shall be due on the date of such failure and every 30 days thereafter for which the failure is not cured and if the payments are not made on time, they shall bear interest at the rate of 1.5% per month.

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Need for Additional Financing

As noted in our other public filings, the current level of our revenues is not sufficient to finance our operations on a long-term basis. Accordingly, our ability to continue to conduct business and operations is substantially dependent on our ability to rapidly raise additional capital to: (i) finance the costs of additional research and development of our Onko-Sure™  cancer test kit (ii) expand sales and the marketing of new and existing products; (iii) fund ongoing selling, general and administrative expenses of our business; and (iv) afford the costs of being a public company.  If we did not obtain any financing, we would not have been able to increase sales of  our Onko-Sure™ IVD Cancer Test Kits or otherwise support our operating cash needs.  In such event we might not ha ve been able to meet our cash needs in the U.S. to enable us to pay our continuing obligations when due or to continue to operate our business.  The January Financing provided us with much needed financing and shall enable us to continue our operations.

If all of the Warrants are exercised in cash, we may receive aggregate gross proceeds of approximately $15,170,000. However, there is no assurance that any of the Warrants will ever be exercised. We intend to use any proceeds from the exercise of any of these warrants for working capital and other general corporate purposes.

Need for Stockholder Approval

As of the closing date of the January Financing, we had 93,060,155 shares outstanding. If the Notes and Warrants are fully converted and exercised, respectively, then we will issue approximately 35,156,250 shares of our common stock, which represents a dilutive effect on our issued and outstanding common stock of 37.78%. Under Rule 713 of the NYSE Amex Company Guide (“Rule 713”), we are required to obtain stockholder approval in connection with any transaction, other than a public offering, that involves the issuance of common stock, warrants to purchase shares of common stock or other securities convertible or exercisable into shares of common stock, at a price below the greater of our book value or market value at the time of issuance, that equals an aggregate of more than 19.99% of our outstanding common stock on the closing date of such transaction (the “19.99% Cap”). Based on the shares outstanding on the closing date of the January Financing, we can only issue up to 18,602,725 shares of our common stock at a price below $0.67 without stockholder approval. Since the exercise price of the Warrants is not less than $0.67 and the Warrants are not exercisable for six months from the date of issuance (unless otherwise approved pursuant to this Proxy Statement), we do not believe the shares underlying the Warrants will be included in the 19.99% Cap.  However, the NYSE Amex is entitled to conclude that the shares underlying the Warrants shall be included in such calculation.  Additionally, if the anti dilution terms of the Warrants are triggered, the number of shares issuable under the Warrants will increase and the exercise price may decrease below $0.67, which may cause the number of shares underlying the Warrant to exceed the 19.99% cap.  Accordingly, and as required by the ter ms of the January Financing, we are seeking stockholder approval of all of the shares issuable pursuant to the January Financing.

Notwithstanding stockholder approval of Proposal 2, we must still obtain NYSE Amex Listing Approval for the shares. Furthermore, stockholder approval does not obviate the need for compliance with the requirements of the Exchange Act or other NYSE Amex requirements.

If this proposal is approved at our Special Meeting of Stockholders, we will not solicit further authorization for the issuance of these shares by a vote of our stockholders prior to such issuance.

Increased Dilution

This proposal is solely related to the issuance of shares pursuant to the January Financing.  If Proposal 2 is approved and we issue the 35,156,250 shares of common stock underlying the Notes and Warrants, our existing stockholders will incur dilution of their interests. We would have approximately [  ] shares of common stock outstanding if all of the shares related to the January Financing, including those underlying the Warrants, are issued. You should, therefore, consider the potential dilution in determining whether to approve this Proposal.

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Potential Negative Effect on our Stock Price

If Proposal 2 receives the necessary approval and we are authorized to issue up to an aggregate of 35,156,250 additional shares of our common stock including shares issuable upon the exercise of the Warrants, all of those shares will become eligible for sale in the public markets, after the earlier of the registration statement discussed below becoming effective and the expiration of the applicable six-month holding period required under Rule 144.  As required by the terms of the January Financing, we filed a registration statement on February 9, 2011, registering for resale 130% of all of the shares underlying the Notes and Warrants, including a number of shares potentially issuable pursuant to any adjustments that may occur and for shares of common stock issuable as interest payments. Due to Rule 415 under the Securi ties Act of 1933, as amended, we may be unable to register all of those shares. However, the shares that are ultimately included in a registration statement that the SEC declares effective, and only such shares included in the effective registration statement, will be eligible for sale pursuant thereto, and such registration statement may be declared effective prior to the six-month holding period required by Rule 144. Any such sales, or the anticipation of the possibility of such sales, would represent an overhang on the market and could depress the market price of our common stock.

Vote Required; Board of Directors’ Recommendation

The approval of Proposal 2 to issue up to 35,156,250 shares of common stock, including the shares underlying the Warrants, at a potential issuance price per share below the greater of a share of our common stock’s book value or its market value at the time of issuance will require the affirmative vote of at least a majority of the votes cast by the holders of shares of common stock present or represented at the meeting and entitled to vote.

Our Board of Directors recommends that stockholders vote “FOR” the approval and ratification of the
Securities Purchase Agreement and the related issuance of 35,156,250 shares of our common stock below the greater of a share of our common stock’s book value or market value at the time of issuance.

PROPOSAL 3
APPROVE AND RATIFY THE RIGHT TO ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE AS
 MAY BE REQUIRED PURSUANT TO THE ANTI-DILUTION TERMS OF NOTES AND WARRANTS
IF SUCH AN ADJUSTMENT IS REQUIRED

As noted in Proposal 2 above, the conversion price of the Notes and the exercise price of the Warrants is subject to adjustment if we issue additional shares of our common stock or securities convertible or exercisable into shares of our common stock at a price below the conversion price or exercise price, respectively, as well as upon subdivision or combination of our common stock and other events similar to the aforementioned events and the exercise price of the Warrants is subject to further adjustment pursuant to other specified events in the Warrant (“Trigger Events”).  Although we are not permitted to take any action if the effect of such action would be to cause the exercise price of the Warrants or the conversion price of the Notes to be reduced or to cause the number of Note Shares or Warrant Shares to be in creased until we obtain the stockholder approval we currently seek, upon such approval and if the anti dilution terms are triggered, the number of Note Shares and Warrant Shares issuable upon conversion of such Notes and exercise of such Warrants, respectively, will increase.

Therefore, we are seeking your approval to issue that number of shares of common stock upon conversion of the Notes and exercise of the Warrants as may be required upon further implementation of, and in accordance with, the anti-dilution adjustments set forth in the Notes and Warrants, so that we will be able to comply with all of the anti-dilution rights granted therein, if such adjustments should become necessary in the future. Since the future exercise price and number of shares issuable under the Notes and Warrants is dependent upon future transactions, which may or may not ever occur, we cannot now determine what the final exercise price or number of shares issuable under the Notes and Warrants may be (“Future Adjustments”). The cost and expense of seeking your approval upon the occurrence of each and every additional tri gger event, if same should occur, is costly and we therefore seek your approval of the entire right granted under the Notes and Warrants now. Although as of the date of this Proxy Statement, we do not intend to effect any transaction that would be deemed a Trigger Event we cannot assure you that such a transaction may not occur.

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Need for Stockholder Approval

As of the closing date of the January Financing, we had 93,060,155 shares outstanding. Pursuant to Rule 713, we must obtain stockholder approval to issue or sell more than 18,602,725 shares at a sale price (or having a conversion price or exercise price) per share less than the greater of a share of our common stock’s book value or its market value at the time of issuance. We are unable to determine the potential future conversion price of the Notes or exercise price of the Warrants pursuant to Future Adjustments, but it is possible that it will be less than the greater of a share of our common stock’s book value or its market value at the time of adjustment, which may cause the number of shares issuable pursuant to the January Financing to exceed 19.99% of our outstanding shares. Therefore we must obtain stockholder appr oval of Proposal 3 to be able to issue shares of common stock pursuant to Future Adjustments. If we do not obtain stockholder approval for this Proposal, we will not be able to deliver the shares pursuant to any Future Adjustments and will therefore be in default of our obligations under the Securities Purchase Agreement, the Notes and the Warrants if a Future Adjustment should be required.

Notwithstanding stockholder approval of this Proposal, we will be required to obtain NYSE Amex Listing Approval for any additional shares we are required to issue pursuant to a Future Adjustment at the time such adjustment is made. Therefore, even if we obtain approval for this Proposal 3, we will not be able to issue any shares pursuant to a Future Adjustment unless and until the NYSE Amex approves the shares issuable pursuant to such Future Adjustment. Stockholder approval does not obviate the need for compliance with the requirements of the Exchange Act or other NYSE Amex requirements.

If this proposal is approved at the Special Meeting of Stockholders, we will not solicit further authorization for the issuance of shares pursuant to a Future Adjustment by a vote of our stockholders prior to such issuance.

Increased Dilution

This proposal is solely related to the right to issue additional shares if the same should be required pursuant to a Future Adjustment of the Notes or Warrants. However, the number of shares of common stock issuable upon the conversion of the Notes or exercise of the Warrants based upon Future Adjustments cannot be determined as of the date of this Proxy Statement. The number of shares of common stock potentially issuable upon conversion of the Notes and exercise of the Warrant will be based upon the adjusted price following a Trigger Event. Pursuant to the terms of the Notes and Warrants, if we issue or sell any shares of common stock at a price per share less than (the “New Issuance Price”) the then current conversion price of the Notes or the exercise price of the Warrants, the conversion price or exercise price, respective ly shall be reduced to an amount equal to the New Issuance Price.  Upon each such adjustment to the Warrants, the number of shares of common stock issuable under the Warrants shall be adjusted to the number of shares of common stock determined by multiplying the exercise price then in effect immediately prior to such adjustment by the number of shares of common stock issuable under the Warrants acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the exercise price resulting from such adjustment.  The following table is for illustrative purposes only and illustrates the number of common shares that would be issuable at three different New Issuance Prices following additional Future Adjustments:

	Current Series A Warrant Exercise Price	Current Series B Warrant Exercise Price	Sample New Issuance Price 1	Sample New Issuance Price 2	Sample New Issuance Price 3

Average Price Per Share	$0.67	$0.8175	$0.50	$0.15	$0.05
No. Shares Issuable	14,062,500	7,031,250	30,339,844	101,132,813	303,398,438

It is important to note that the last three examples in the table above are only provided to illustrate the number of shares issuable upon further adjustments to the Warrants if Future Adjustments are required. Although the results would be as stated above, none of these adjustments are currently required and we do not currently anticipate issuing shares below the current exercise prices of the Warrants.  Additionally, it is possible that Future Adjustments may occur at prices other than those set forth above. Therefore, it is possible that the examples provided above — or any Future Adjustment — may never occur.

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Notwithstanding the potential dilution described above, based upon the terms of the Notes and Warrants, holders may not convert or exercise such notes or warrants, respectively, if on any date, such holder would be deemed the beneficial owner of more than 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the note or exercise of the warrant. However, the holder, may upon not less than 61 days’ prior notice to us, increase or decrease this ownership limitation, which shall in no event exceed 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the warrant.

If Proposal 3 is approved and we have to issue additional shares upon the exercise of the Warrants pursuant to a Future Adjustment, our existing stockholders will incur significant dilution of their interests. You should, therefore, consider the potential dilution in determining whether to approve this proposal.

Potential Negative Effect on our Stock Price

If Proposal 3 receives the necessary approval and we are authorized to issue additional shares of our common stock upon the exercise of the warrants at future adjusted prices, all of those shares will become eligible for sale in the public markets, after expiration of the respective six-month holding periods required under Rule 144 of the Securities Act. These shares could become eligible for resale in the public markets earlier upon the effectiveness of one or more resale registration statements. Any such sales, or the anticipation of the possibility of such sales, would represent an overhang on the market and could depress the market price of our common stock.

Vote Required; Board of Directors’ Recommendation

The approval of our proposal to have the right to issue that number of shares of common stock upon conversion of the Notes and exercise of the Warrants as may be required upon further implementation of, and in accordance with, the anti-dilution adjustments set forth in the Notes and Warrants, so that we will be able to comply with all of the anti-dilution rights granted therein, if such adjustments should become necessary in the future will require the affirmative vote of at least a majority of the votes cast by the holders of shares of common stock present or represented at the meeting and entitled to vote.

Our Board of Directors recommends that stockholders vote “FOR” the approval and ratification of the right to issue that number of shares of common stock upon conversion of the Notes and exercise of the Warrants as may be required upon further implementation of, and in accordance with, the anti-dilution adjustments set forth therein so that we will be able to comply with all of the anti-dilution rights granted therein, if such adjustments should become necessary in the future.

Proposal 4

AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF CAPITAL STOCK

If our stockholders approve Proposals 2 and 3, we may issue up to at least 35,156,250 shares of our common stock. Our current Certificate of Incorporation authorizes us to issue up to a total of 200,000,000 shares of common stock, 101,269,840 of which are currently issued and outstanding and 44,702,000 of which are currently reserved for pre-determined issuances, some of which may or may not materialize; therefore, we must increase our authorized capital to ensure that we will have sufficient shares to issue pursuant to the January Financing disclosed in Proposals 2 and 3 above. Additionally, in our efforts to further our success and the value of our stockholders’ investment in our Company, our Board of Directors may seek to complete additional financings at some point in the future, although at this time we do not have any pla ns to issue any shares other than as proposed in this Proxy Statement. However, if and when we do determine to pursue an additional financing or business transaction, having additional authorized capital available for issuance in the future will give us greater flexibility and may allow such shares to be issued without the expense and delay of a stockholders’ meeting. The issuance of a large portion of the currently reserved shares depends upon the outcome of an ongoing litigation between us and two of our stockholders.  If the suit is resolved in our favor, of which there can be no guarantee, the number of shares issuable to the stockholders will most likely be much less than the amount of shares we are currently reserving for such suit and therefore we will be able to issue those currently reserved shares for other purposes.  Another portion of the currently reserved shares is for the issuance of common stock underlying outstanding notes that are readily being converted.  The conversion of such notes depends upon the market price of our common stock on certain dates and therefore the ultimate number of shares issuable pursuant to these conversions may be less than the number of shares we are currently reserving for such conversions, in which case we will be able to issue those currently reserved shares for other purposes.  Depending on the final outcome of the lawsuit and conversions, we may be able to use a portion of the currently reserved shares, and none of the additional 200,000,000 shares, for the January Financing.  However, since we cannot guarantee the outcome of the lawsuit discussed above or how many fewer shares, if any, that will be issued pursuant to note conversions, we must – and are required by the terms of the January Financing, to seek your approval to amend our Certificate of Incorporation so that we shall have 400,000,000 authorized shares of common stock. If this proposal 4 is approved, we will not be immediately issuing the addit ional 200,000,000 shares for which we seek your approval, but rather will only be issuing the number of shares issuable pursuant to the January Financing and any other shares needed to complete any of the other transactions contemplated above, although at the time this proxy statement went to print, other than the transaction discussed below, we do not anticipate effectuating any such transactions.

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We entered into a Letter of Intent to acquire Provista Diagnostics Inc., a Nevada development company offering laboratory services meeting the Clinical Laboratory Improvement Act guidelines, on July 6, 2010. However, due to the outstanding closing conditions and yet to be determined terms of such acquisition, we are not certain when the acquisition will occur, if ever or what the final terms thereof will be. Due to the lack of progress Provista has made, at the time this proxy statement went to print we have put any plans to acquire Provista on hold.  If and when we do proceed with the Provista acquisition, we will seek additional stockholder approval of the terms thereof.

On February 2, 2011, our deconsolidated subsidiary, Jade Pharmaceuticals Inc. (“JPI”), a China based pharmaceutical company closed a $900,000 bridge financing.   In connection with the closing, JPI issued convertible debentures to six accredited investors’ in the aggregate principal amount of $900,000 (the “Debentures”).  The Debentures shall be convertible into securities to be sold in a subsequent private financing in connection with an anticipated reverse merger of JPI into a publicly traded company (the “Conversion Securities”) at a 50% discount to the price at which such Conversion Securities are sold.  The Debentures shall be automatically converted into Conversion Securities at the earlier of (i) one (1) year after the closing of the bridge financing, or (ii) the effecti veness of a registration statement filed by JPI in connection with the registration of the Conversion Securities.   However, in the event that the JPI does not complete a reverse merger or other event which results in its stock becoming publicly traded on a U.S. equity market  within one (1) year after the closing of the bridge financing (the “Going Public Deadline”), then the Debentures shall be exchanged for common shares of our company at a conversion price of $0.28 per share (the “RPC Conversion Price”) unless a majority of the holders of the Debentures consent in writing to an extension of the Going Public Deadline; provided, however, that the Going Public Deadline shall not be extended for more than six months in total.  The RPC Conversion Price shall be subject to full ratchet anti-dilution protection.  If the Debentures are ultimately converted into shares of our common stock, we may use a portion of the increased capital we are currently seeking for t he issuance of shares required by such conversion.

As recognized above, although the issuance of additional shares will dilute existing stockholders, management believes that the January Financing and other transactions that would result in such issuances will ultimately increase our overall value, as will potential financings. We will most likely attempt to raise cash from a private placement of our common stock or a registered offering of our common stock and may use our common stock for additional acquisitions; therefore, we need to increase our authorized capital.

Other than meeting our contractual obligations to maintain and be able to issue all of the shares pursuant to the January Financing discussed in Proposals 2 and 3, there are certain advantages and disadvantages of an increase in our authorized stock. The advantages include:

•	The ability to raise capital by issuing capital stock under the transactions described above, or other financing transactions.
•	To have shares of our capital stock available to pursue business expansion opportunities, if any.

The disadvantages include:
•
The issuance of additional shares of our capital stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board of Directors’ desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

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•
Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future and, therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

If the stockholders approve Proposal 4, the Board of Directors shall file an Amendment to our Certificate of Incorporation with the Secretary of State of Delaware. The increase in our authorized capital will become effective on the date of filing. The text of the Articles of Amendment is set forth in Exhibit A hereto.

The approval of our proposal to amend our Certificate of Incorporation and increase our authorized capital requires the affirmative vote of at least a majority of the votes cast by the holders of shares of common stock present or represented at the meeting and entitled to vote.

Our Board of Directors recommends that stockholders vote “FOR” the amendment to our Certificate of Incorporation to increase our authorized capital.

Proposal 5

GRANT OUR BOARD OF DIRECTORS THE RIGHT TO IMPLEMENT A
REVERSE STOCK SPLIT IN THE FUTURE

Our Board of Directors seeks the right to implement a reverse stock split on up to a 1 for 10 ratio (the “Reverse Split”) at some point in the future if it deems such reverse split to be in the Company and our stockholder’s best interest. We are not seeking your approval to effect a reverse split now or at the time of the Special Meeting; we are only seeking your approval to grant the Board the right to effect a split at some point in the future if the Board determines that such a split would be in everyone’s best interest. It is possible that the Board may never effect a reverse split pursuant to this right, if approved and grant ed.

A reverse stock split will reduce the number of outstanding shares of our common stock by reclassifying and converting all outstanding shares of our common stock into a proportionately fewer number of shares of common stock.  This action would also result in a relative increase in the available number of authorized but unissued shares of our common stock, because the number of shares authorized for issuance is otherwise unchanged by the split.  Each stockholder’s proportionate ownership of the issued and outstanding shares of our common stock would remain the same, however, except for minor changes that may result from additional shares issued in connection with fractional shares.  No fractional shares of our common stock will be issued to our stockholders in connection with the Reverse Stock Split. Acc ordingly, each stockholder who would otherwise be entitled to receive a fractional share of common stock in connection with the Reverse Stock Split will receive one full share of common stock in lieu of us issuing such fractional share or paying cash in respect thereof. For example, if a stockholder owned 11 shares of our common stock prior to the consummation of the 1-for-10 Reverse Stock Split, following the consummation of the Reverse Stock Split that stockholder would own 2 shares of our common stock. And, with the exception of adjustments for those stockholders with fractional shares, the reverse stock split will not affect any stockholder’s proportional equity interest in the company in relation to other stockholders or rights, preferences, privileges or priorities.  Outstanding shares of new common stock resulting from the reverse stock split will remain fully paid and non-assessable.

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Purpose and Reason For Reverse Stock Split

Our Board of Directors believes a reduction in the number of shares of common stock outstanding, which would occur should they implement the Reverse Split, should increase the per share trading price of our common stock. The Board of Directors further believes that this expected increased market price of our common stock may improve the marketability and liquidity of our common stock, may signal the Company’s financial stability and viability to its customers and suppliers, may encourage interest and trading in the common stock, and, should the Board of Directors deem it in the best interests of the Company and its stockholders to apply for listing of our common stock on a higher exchange, may facilitate our ability to satisfy the listing requirements of the applicable exchange, which generally include a minimum bid price requiremen t.

In addition, our Board of Directors believes that the Reverse Split may make our common stock more attractive to a broader range of institutional investors, investment funds, and other investors and brokerage funds, as we have been advised that many of such investors may be reluctant to invest in or recommend lower-priced stocks to their clients. The presence of these negative perceptions may be adversely affecting, and may continue to adversely affect, the pricing of our common stock and its trading liquidity. In addition, these perceptions may affect our commercial business and our ability to raise additional capital through the sale of stock or the cost of debt we may incur. Further, the brokerage commission on the purchase or sale of stock with a relatively low per share price generally tends to represent a higher percentage of the sa les price than the brokerage commission charged on a stock with a relatively high per share price. As a result, certain investors may also be dissuaded from purchasing lower-priced stocks. The Board of Directors believes that these issues are best addressed by the increase in the value per share of our common stock that should occur as a result of the Reverse Split, which is why we are seeking the right to grant the Board authority to implement such a split at some time in the future if we decide to seek listing on a higher exchange or determine that we are unable to generate sufficient financing to continue our operations with our then current stock trends.

In evaluating whether to ultimately effect the Reverse Split, the Board of Directors will consider the potential negative factors associated with reverse stock splits, including the negative perception of reverse stock splits held by some investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to, or below, pre-reverse stock split levels, and other factors discussed below.  Often, the benefits of a reverse stock split outweigh these negative factors and therefore, the Board seeks the right to implement the Reverse Split if it determines that the benefits at the time it seeks to effect such split outweigh the potential negative issues.

We are only seeking your approval to grant the Board the right to implement the Reverse Split in the future, it if it deems such split to be in the Company and stockholder’s best interest and therefore, the Board may determine to never implement such a split.  The Board of Directors will consider many factors to determine whether or not to implement the Reverse Split, including, but not limited to, changes in the national or global economy or securities markets generally, recent changes and anticipated trends in the per share market price of the common stock, business and transactional developments, and our actual and projected financial performance.

Disadvantages of a Reverse Stock Split

Even though the board of directors believes that the potential advantages of a reverse stock split outweigh any disadvantages that might result, the following are the possible disadvantages of a reverse stock split.

Absent other factors, the intention of a reverse stock split is to reduce the number of outstanding shares of our common stock to increase the per share market price of our common stock. However, the effect of the Reverse Split upon the market price for our common stock cannot be predicted, and the history of similar companies in like circumstances is varied. Multiple factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the market price of our common stock. As a result, there can be no assurances that the market price of our common stock will increase in proportion to the reduction in the number of shares of common stock issued and outstanding before the Reverse Split, that the market price of our common stock will not decrease to, or below, pre-Reverse Split levels, or that the total market capitalization of our common stock after the Reverse Split will be equal to or greater than the total market capitalization of the common stock before the Reverse Stock Split.

In addition, if implemented, the Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Relative to stockholders who hold “round lots” of even multiples of 100 shares, stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in executing such sales. This may negatively impact the average trading volume of our common stock and thereby diminish interest in the common stock by some investors and advisors. Any reduction in brokerage commissions resulting from the Reverse Split may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the Reverse Split.

The Reverse Split will increase the proportional number of shares available for issuance, relative to the proportional number of available shares prior to the Reverse Split. The increase in the amount of common stock available for issuance will make possible the subsequent issuance of additional shares of common stock and/or preferred stock that could dilute the value and/or the percentage voting power of current holders of shares of common stock.

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There also can be no assurance that the Reverse Stock Split will result in a per share price that will be attractive to investors and, as a result, the trading liquidity of our common stock may not necessarily improve.

For the above reasons, there can be no assurance that the Reverse Split will achieve the desired results described elsewhere in this proxy statement.

Potential Effects Of The Reverse Stock Split

General

We will obtain a new CUSIP number for our common stock at the effective time of the Reverse Split. The principal effects of the Reverse Split, if implemented, will be that:

•
The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except for any changes resulting from the elimination of fractional shares as described below. The number of issued and outstanding and treasury shares of Company common stock will be reduced proportionately based on the Reverse Split ratio of 1-for-10, except for any changes resulting from the elimination of fractional shares. No fractional shares of our common stock will be issued to our stockholders in connection with the Reverse Stock Split. As described below, each Company stockholder who would otherwise be entitled to receive a fractional share of common stock in connection with the Reverse Split will receive one full share of common stock in lieu of the Company iss uing such fractional share or paying cash in respect thereof. While the intent is for the Reverse Split to affect all of our stockholders uniformly, the process of rounding up when any of our stockholders owns a fractional share will result in a non-material change in each stockholder’s percentage ownership interest in the Company.

•
Each share of our common stock issued and outstanding following the Reverse Split will entitle the holder thereof to one vote per share and will otherwise be identical to one share of our common stock issued and outstanding prior to the Reverse Split. The shares of common stock issued pursuant to the Reverse Split will remain fully paid and non-assessable.

•
Based on the Reverse Split ratio of 1-for-10, the per share exercise or conversion price of all outstanding stock options and other convertible securities will be increased proportionately and the number of shares of Company common stock issuable upon the exercise or conversion of all outstanding stock options and other convertible securities will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise or conversion price being required to be paid for all outstanding stock options and other convertible securities upon exercise or conversion, although the aggregate number of shares of common stock issuable upon the exercise or conversion of such stock options and other convertible securities will be reduced proportionately following the Reverse Split. Each holder of stock options and other con vertible securities who, upon exercise or conversion of their stock options or other convertible securities, would otherwise be entitled to receive a fractional share of common stock in connection with the Reverse Split will receive one full share of common stock in lieu of the Company issuing such fractional share or paying cash in respect thereof.

•
The number of shares of Company common stock reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under the Company’s equity-based compensation plans will be reduced proportionately based on the Reverse Split ratio of 1-for-10.

•
The Reverse Split will not change the number of authorized shares of common stock of the Company. However, the Reverse Split will have the effect of increasing the number of shares available for issuance, relative to the proportional number of available shares prior to the Reverse Split.

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•
Pursuant to the Reverse Split, the par value of our common stock will remain $0.001 per share. As a result, as of the effective time of the Reverse Split, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the Reverse Split ratio of 1-for-10, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss of our common stock, and other per share amounts, will be increased because there will be fewer shares of common stock outstanding. Our stockholders’ equity will remain unchanged. It is not anticipated that our financial condition, the percentage ownership of management, or any aspect of our business would materially change as a result of the Reverse Split.

•
Our common stock is currently registered under Section 12(g) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of our common stock under the Exchange Act as we will continue to be subject to the Exchange Act’s periodic reporting requirements.

•
The Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Relative to stockholders who hold “round lots” of even multiples of 100 shares, stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in executing such sales.

Fractional Shares

In order to avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock to our stockholders who would otherwise be entitled to receive fractional shares in connection with the Reverse Split, no fractional shares of our common stock will be issued to stockholders in connection with the Reverse Split. Each stockholder who would otherwise be entitled to receive a fractional share of our common stock in connection with the Reverse Split will receive one full share of common stock in lieu of the Company issuing such fractional share or paying cash in respect thereof. For example, if a stockholder owned 11 shares of our common stock prior to the consummation of the 1-for-10 Reverse Split, following the consummation of the Reverse Split that stockholder would own 2 shares of our common stock.

The table below shows the effect of the Reverse Split, combined with the effect of the increase in authorized capital (“Authorized Share Increase”) if Proposal 4 above is approved, on the Company’s issued and outstanding common stock as of February 21, 2011.

The columns labeled “After Reverse Split” and “After Authorized Share Increase” in the table do not reflect the adjustments that will result from the elimination of fractional shares of our common stock in connection with the Reverse Split as described above. We cannot calculate at this time the number of whole shares that will be issued in lieu of fractional shares as a result of the Reverse Split.

Shares of Common Stock	Prior to Reverse Stock Split And Authorized Share Increase	After Reverse Stock Split	After Reverse Stock Split and Authorized Share Increase
Authorized	200,000,000	200,000,000	400,000,000

Issued and outstanding	101,269,840	10,126,984	10,126,984

Available for issuance	98,730,160	9,873,016	389,873,016

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Potential Anti-takeover Effects

Because a reverse stock split would result in an increased number of authorized but unissued shares of our common stock, it may be construed as having an anti-takeover effect.   For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control by causing such additional authorized shares to be issued to holders who might side with the board of directors in opposing a takeover bid that the Board of Directors determines is not in our best interests or those of our stockholders.  The increase in the number of authorized but unissued shares of common stock may therefore have the effect of discouraging unsolicited takeover attempts.  By potentially discouraging initiation of unsolicited takeover attempts, the increase in the number of authorized but unissued share s of common stock may limit the ability of our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that otherwise may be available under a merger proposal.  The increase in the number of authorized but unissued shares of common stock may have the effect of permitting our current members of management, including our current board members, to retain their position, and place them in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.  However, our board of directors is not aware of any attempt to take control of the Company, and our Board of directors did not propose the Reverse Split with the intent that the increase in the number of authorized but unissued shares of common stock be utilized as a type of anti-takeover device.

We are requesting your approval to grant the Board the right to implement a reserve split in the future, if the Board decides that it is in the Company and stockholder’s best interest to do so, based upon the reasons set forth above, not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. The Board of Directors does not have any present plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board of Directors does not intend for the Reverse Split to be the first step in, or to have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Effect on Stockholders

Upon the effective time of the Reverse Split, we intend to treat stockholders holding shares of our common stock in “street name” through a bank, broker or other nominee in the same manner as our registered stockholders whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding shares of our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than our transfer agent for processing the Reverse Split. If you hold your shares of our common stock with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

If the Board determines to effect the Reverse Split, we shall file a Current Report on Form 8-K disclosing such determination and the procedures that will take place to receive post-Reverse Split shares. Stockholders will not have to submit certificates until requested to do so and will be furnished the necessary materials and instructions to enable them to effect such exchange promptly after the effective date of the Reverse Split, if effected.  Regardless of the procedures, beginning on the effective time of the Reverse Split, until surrendered as contemplated herein, each certificate representing pre-Reverse Split shares of our common stock will be deemed for all purposes solely to represent the number of full shares resulting from the Reverse Split.

Since the Board has not yet determined to effect the Reverse Split, you do not need to and should not submit any certificates at this time and should only do so if further requested to do so.

Federal Income Tax Consequences of the Reverse Split

The combination of shares of pre-split common stock into one share of post-split common stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-split common stock will be transferred to the post-split common stock.  This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all stockholders.  EACH HOLDER OF COMMON STOCK SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT TO SUCH HOLDER.

If the stockholders approve Proposal 5, if the Board of Directors determines to effect the Reverse Split, the Company will file a Current Report on Form 8-K to disclosure such determination and obtain a new cusip number; we will not need to obtain any additional approvals or votes from the stockholders to implement the split.

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The approval of our proposal to grant the Board of DIrctors the right to implement a reverse stock split in the future requires the affirmative vote of at least a majority of the votes cast by the holders of shares of common stock present or represented at the meeting and entitled to vote.

Our Board of Directors recommends that stockholders vote “FOR” the Board of Director’s right to implement a reverse stock split in the future.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders may communicate with our Chairman of the Board, the directors as a group, the non-employee directors, or an individual director directly by submitting a letter in a sealed envelope labeled accordingly and with instruction to forward the communication to the appropriate party. This letter should be placed in a larger envelope and mailed to the attention of our Secretary at Radient Pharmaceuticals Corporation, 2492 Walnut Avenue, Suite 100, Tustin, California 92780.  Stockholders and other persons may also send communications to members of our Board who serve on the Audit Committee by utilizing the webpage on our website, http://www.radient-pharma.com, designated for that purpose. Communications received through the webpage are reviewed by a member of our internal audit staff and the chairperson of the Audit Comm ittee. Communications that relate to functions of our Board or its committees, or that either of them believes requires the attention of members of our Board, are provided to the entire Audit Committee and reported to our Board by a member of the Audit Committee. Directors may review a log of these communications, and request copies of any of the communications.

OUR AUDITORS

Representatives from KMJ | Corbin & Company LLP, the Company’s independent registered public accounting firm, are not expected to attend the Special Meeting of Stockholders; nor will they be available via telephone during the Speical Meeting of Stockholders to respond to any questions.

OTHER MATTERS

Our Board of Directors knows of no matters, other than the proposals presented above, to be submitted at the Special Meeting of Stockholders. If any other matters properly come before the Special Meeting of Stockholders, it is the intention of the persons named in the proxy card enclosed with this Proxy Statement to vote the shares they represent as our Board of Directors may recommend.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” Proxy Statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Investor Relations, Radient Pharmaceuticals Corporation, 2492 Walnut Avenue, Suite 100, Tustin, California 92780; Telephone: (949) 505-4461. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our Proxy Statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record h older, or the stockholder may contact us at the address and phone number above.

FORM 10-K/A and 10-Q

On September 24, 2010, we filed with the SEC an annual report on Form 10-K/A for the fiscal year ended December 31, 2009; on November 22, 2010, we filed with the SEC a quarterly report on Form 10-Q for the quarter ending September 30, 2010. A copy of the Form 10-K/ and 10-Q is enclosed herewith.  Upon written request to the Company’s U.S. counsel’s office at 17 State Street, Suite 2000, New York, NY 10004, the exhibits set forth on the exhibit index of the Form 10-K/A and Form 10-Q may be made available at reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

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INFORMATION ON RPC’S WEB SITE

Information on any RPC website or the website of any subsidiary or affiliate of RPC is not a part of this document and you should not rely on that information in deciding whether to approve the proposals described in the Proxy Statement, unless that information is also in this document or in a document that is incorporated by reference in this document.

By order of the Board of Directors,

/s/ Douglas C. MacLellan

President and Chief Executive Officer

Tustin, California
February __, 2011

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Exhibit A

 Articles of Amendment to Articles of Incorporation
for
RADIENT PHARMACEUTICALS CORPORATION

               Name of the Corporation is RADIENT PHARMACEUTICALS CORPORATION

               The articles have been amended as follows:

ARTICLE IV. Capitalization

          The Corporation shall have authority to issue an aggregate of 425,000,000 shares, of which 25,000,000 shares shall be preferred stock, $0.001 par value (hereinafter, “Preferred Stock ”) and 400,000,000 shares shall be common stock, par value $0.001 (hereinafter, “ Common Stock “). The powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of stock of each class and series which the Corporation shall be authorized to issue, is as follows:

(a)
Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional, and other rights of each such series and qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences, and relative participating, optional, and other rights and the qualifications, limitations, and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

(i)
The distinctive designation of, and the number of shares of Preferred Stock that shall constitute each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

(ii)
The rate and times at which and the terms and conditions on which dividends, if any, on the shares of the series shall be paid; the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation or on any series of Preferred Stock; any limitations, restrictions, or conditions on the payment of such dividends; and whether such dividends shall be cumulative or noncumulative;

(iii)
The right, if any, of the holders of the shares of the same series to convert the same into, or exchange the same for, any other class or classes of stock of this Corporation and the terms and conditions of such conversion or exchange;

(iv)
Whether shares of the series shall be subject to redemption and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of any other class or classes of stock of the Corporation, cash, or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

(v)
The rights, if any, of the holders of shares of the series on voluntary or involuntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution, or winding up of this Corporation;

(vi)	The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series;

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(vii)
The voting powers, if any, of the holders of shares of the series that may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted on by the stockholders, and (B) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances an d upon such conditions as the board of directors may determine;

(viii)	The restrictions, limitations, and conditions, if any, upon issuance of indebtedness of the Corporation, so long as any shares of such series are outstanding; and

(ix)
Any other preferences and relative, participating, optional, or other special rights and qualifications, limitations, and restrictions not inconsistent with law, the provisions of this article, or any resolution of the board of directors of the Corporation pursuant hereto.

(b)	Common Stock. The Common Stock shall have the following powers, preferences, rights, qualifications, limitations, and restrictions:

(i)
After the requirements with respect to preferential dividends of Preferred Stock, if any, shall have been met and after this Corporation shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to an other conditions which may be required by the General Corporation Law of Delaware, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors without distinction as to series;

(ii)
After distribution in full of any preferential amount to be distributed to the holders of Preferred Stock, if any, in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of this Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each without distinction as to series; and

(iii)
Except as may otherwise be required by law or this Certificate of Incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including, any vote to amend this Certificate of Incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences, or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters and shall not have the right to cumulate their votes for any purpose.

(c)
Consideration for Shares. The board of directors of the Corporation shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of the Corporation of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares so issued, for which the full consideration determined by the board of directors has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessments thereon.

(d)
No Preemptive Rights. Unless otherwise provided in the resolution of the board of directors providing for the issue of any series of Preferred Stock, no holder of shares of any class of the Corporation or of any security or obligation convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation, whether now or hereafter authorized.

29

(e)
Unclaimed Property. Anything herein contained to the contrary notwithstanding, any and all right, title, interest, and claim in and to any dividends declared or other distributions made by the Corporation, whether in cash, stock, or otherwise, that are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents, or other agents or depositories shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any person whatsoever.

(f)
Increase or Decrease in Authorized Shares. Except as otherwise provided in this article or resolutions of the board of directors providing for the issue of any series of Preferred Stock, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased (but not below the number of shares of such class or series then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting as a single class.

Signatures

Douglas MacLellan
Chief Executive Officer

30

U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-K/A
Amendment No. 2

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Fiscal year ended December 31, 2009

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 1-16695

RADIENT PHARMACEUTICALS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	33-0413161
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100 Tustin, California 92780-7039 (Address of principal executive offices)	(714) 505-4460 (Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Common Stock, $.001 par value	NYSE Amex

Securities registered pursuant to Section 12(g) of the Act:
Common Stock, $.001 par value
(Title of class)

     Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act Yes ☐ No ☑

     Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☑

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐

     Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files) . Yes ☐ No ☐

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K/A or any amendment to this Form 10-K/A. ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

     Indicate by check mark whether the registrant is a shell company (as defined in Exchange Act Rule 12b-2). Yes ☐ No ☑

     As of September 20, 2010, 31,383,649 shares of common stock were outstanding. The aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant as of the last business day of the registrant’s most recently completed second fiscal quarter, based upon the closing sale price of the registrant’s common stock on June 30, 2009 (the last trading day in the second calendar quarter of 2009) as reported by the NYSE Amex) $11,232,377 (based upon the closing price of the common stock on such date as reported. For purposes of this calculation, we have excluded the market value of all common stock beneficially owned by all executive officers and directors of the Company.

Documents Incorporated by Reference
     None.

EXPLANTORY NOTE

     On April 15, 2010, the undersigned registrant filed its Annual Report on Form 10-K for the year ended December 31, 2009. The registrant amended the original Annual Report on Form 10-K on May 3, 2010 (“Amendment No. 1”) to provide more accurate information related to the operations of registrant, primarily to update the state of its operations in China. The registrant hereby amended the Amendment No. 1 to conform this Form 10-K/A with its other periodic reports and to amend certain disclosures previously made. The registrant hereby amends the Annual Report on Form 10-K (“Amendment No. 2”) to disclose the comparable companies’ information and include quantitative and qualitative factors considered in the valuation of its investment in Jade Pharmaceuticals Inc. There have been no ch anges to the amounts reported in the consolidated financial statements, nor any significant changes to any related disclosures beyond those included in our originally issued Annual Report and Amendment No. 1.

     Except as described above, the Company has not modified or updated disclosures presented in the Original Report in this Amended Report. Accordingly, this Amended Report does not reflect events occurring after the filing of our Original Report or modify or update those disclosures, including the exhibits to the Original Report (except certifications filed as Exhibits 31.1 and 31.2), affected by subsequent events. As such, our Original Report continues to speak as of April 15, 2010 (the date it was filed with the SEC). Accordingly, this Amendment No. 2 Report should be read in conjunction with the Original Report and our other reports filed with the SEC subsequent to the filing of our Original Report, including any amendments to those filings.

     In addition, as required by Rule 12b-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), currently dated certifications by our principal executive officer and principal financial officer are filed as exhibits to this Amendment under Item 15 of Part IV hereof.

TABLE OF CONTENTS

		Page
	PART I
Item 1.	Business	4
Item 1A.	Risk Factors	16
Item 1B.	Unresolved Staff Comments	22
Item 2.	Properties	22
Item 3.	Legal Proceedings	22
Item 4.	(Removed and Reserved)	24
	PART II
Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities	24
Item 6.	Selected Financial Data	31
Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	31
Item 7A.	Quantitative and Qualitative Disclosures About Market Risk	46
Item 8.	Financial Statements and Supplementary Data	47
Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	89
Item 9A.	Controls and Procedures	89
Item 9B.	Other Information	91
	PART III
Item 10.	Directors, Executive Officers and Corporate Governance	92
Item 11.	Executive Compensation	95
Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters	100
Item 13.	Certain Relationships and Related Transactions and Director Independence	103
Item 14.	Principal Accountant Fees and Services	104
	PART IV
Item 15.	Exhibits, Financial Statement Schedules	104
SIGNATURES		109
EX-23.1
EX-31.1
EX-31.2
EX-32.1
EX-32.2

Cautionary Statement under the Private Securities Litigation Reform Act of 1995:

     This Annual Report on Form 10-K/A and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. From time to time, we also provide forward-looking statements in other materials we release to the public as well as verbal forward-looking statements. These forward-looking statements include, without limitation, statements regarding: regulatory approval for our products; market demand for our products and competition; our dependence on licensees, distributors and management; impact of techn ological changes on our products; results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans, 221; “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

     We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. Many events beyond our control may determine whether results we anticipate will be achieved. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements.

     We undertake no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-Q and 8-K reports to the SEC. Also note that we provide the following cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our business. These factors individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results. You should understand that it is not possible to predict or identify all such factors. Our actual results may differ materially from those currently anticipated and expressed in such forwar d-looking statements as a result of a number of factors, including those we discuss under “Risk Factors” and elsewhere in this Annual Report on Form 10-K/A.

PART I

Item 1.	Business

     We recently refocused our business on the development, manufacture and marketing of advanced, pioneering medical diagnostic products, including our ONKO-SUREtm, a proprietary In-Vitro Diagnostic (“IVD”) Cancer Test. During the third and fourth quarter of 2009, we repositioned various business segments that we believe will enable us to monetize the value of some of our assets through either new partnerships, separate potential IPO’s or possible sales. These special assets include: (i) our 98% ownership in a China-based pharmaceuticals business, Jade Pharmaceuticals Inc. (JPI); (ii) our 100% ownership of a proprietary cancer vaccine therapy technology: Combined Immunogene Therapy (“CIT”); and (iii) 100% ownership of the Elleuxe brand of advanced skin care produces wi th proprietary formulations that include human placenta extract ingredients sourced from the China operations of JPI.

     Until September 2009, we operated in China through our wholly owned subsidiary, JPI. JPI engages in the manufacture and distribution of generic and homeopathic pharmaceutical products and supplements, as well as cosmetic products. JPI originally manufactured and distributed its products through two wholly-owned Chinese subsidiaries, Jiangxi Jiezhong Bio-Chemical Pharmacy Company Limited (“JJB”) and Yangbian Yiqiao Bio-Chemical Pharmacy Company Limited (“YYB”). However, JPI sold its interest in YYB on June 26, 2009 and on September 29, 2009, we deconsolidated JPI due to the inability to exercise significant influence of its operations (See “Discontinued Operations” and “Deconsolidation” below). In connection with the deconsolidation, we reclassified our China pharmaceutical manufacturing and distribution business (conducted through our JPI subsidiary) as a business investment, rather than a consolidated operating subsidiary.

     On September 25, 2009, we changed our corporate name from “AMDL, Inc.” to “Radient Pharmaceuticals Corporation,” because we believe Radient Pharmaceuticals as a brand name has considerable market appeal and reflects our new corporate direction and branding statements.

     We are now actively engaged in the research, development, manufacturing, sale and marketing of our ONKO-SURE tm, a proprietary IVD Cancer Test in the United States, Canada, Chile, Europe, India, Korea, Taiwan, Vietnam and other markets throughout the world. Virtually all of our sales are to distributors.

     We manufacture and distribute our proprietary ONKO-SUREtm cancer test kits at our licensed manufacturing facility located at 2492 Walnut Avenue, Suite 100, in Tustin, California. We are a United States Food and Drug Administration (“USFDA”), GMP approved manufacturing facility. We maintain a current Device Manufacturing License issued by the State of California, Department of Health Services, Food and Drug Branch.

Discontinued Operations and Dispositions

     On January 22, 2009, our board of directors authorized management to sell the operations of YYB and it was sold on June 26, 2009. Proceeds from the sale of YYB consisted of a note receivable in the amount of 16 million Yuan Renminbi (“RMB”) (approximately U.S. $2,337,541), which is to be paid directly to a bank that JPI owed approximately 18,250,000 RMB (approximately U.S. $2,668,000) at the date of sale. In connection with the sale, JPI transferred rights to certain land and land use rights upon sale. JPI remains liable on the debt obligation to the bank for any amounts not paid by the buyer of YYB, as such obligation did not pass directly to the buyer.

Deconsolidation

     During the third quarter of 2009, it became apparent to our management that our working relationship with management of our operations in China was becoming increasingly strained. Accordingly, we deemed it appropriate to seek alternative means of monetizing our investment. There were several issues that caused us to conclude accordingly, including, but not limited to:

•	Lack of timely responses from the management in China to our requests for financial information;

•	Lack of responsiveness by management in China to our requests to transfer our funds to bank accounts under corporate control;

•	Lack of timely communication with their corporate management concerning significant decisions made by management in China concerning the disposal of the YYB subsidiary; and

•	Lack of timely communication with corporate officers concerning operations in China.

     Effective September 29, 2009, based on unanimous consent of our board of directors and an executed binding agreement (the “Agreement”) between us and certain individual stockholders in China, we deconsolidated all activity of JPI.

     Based on the Agreement and in accordance with current accounting guidelines, we deconsolidated JPI as of the date we ceased to have a controlling financial interest, which was effective September 29, 2009. In accordance with the Agreement, we agreed to exchange our shares of JPI for 28,000,000 non-voting shares of preferred stock, which represents all outstanding shares of preferred stock, relinquished all rights to past and future profits, surrendered our management positions and agreed to a non-authoritative minority role on the board of directors.

     Despite the deconsolidation of JPI on September 29, 2009, we still believe JPI has a promising future. We hope that we will be able to sell off a portion or all of our ownership in JPI during the next 24 months. Alternatively, we will seek an exit from our investment at or after any public listing in China. We may also retain all or a portion of our remaining equity stake in JPI, if ownership continues to look promising.

Elleuxe Brand of Premium Anti-Aging Skin Care Products

     We now intend to license or sell off our Elleuxe brand of cosmetic products that were originally developed by Jade Pharmaceuticals Inc in 2008, based upon their HPE anti-aging therapeutic products. We have reformulated these products for international markets under the brand name Elleuxe. The Elleuxe family of products is a therapeutic, high-end skin care product line based on the active ingredient ‘Elleuxe Protein” — our proprietary active ingredient that offers cell renewing properties designed to minimize the appearance of aging.

     The initial Elleuxe product line includes:

•	Hydrating Firming Cream

•	Renergie Hydrating Cleanser

•	Intense Hydrating Cleanser

•	Visable Renewing Hydrating Softener

•	Smoothing Renewing Eye Moisturizer

     The Elleuxe brand was based on cosmetic products originally developed by JPI. However, we commissioned a laboratory in the United States to assist in the reformulation of the product to enhance the product for use in both China and other Asian markets. As such, the products and formula noted in the above disclosure is owned by Radient Pharmaceuticals.

IVD DIAGNOSTICS DIVISION

IVD Industry and Market

     The receipt of USFDA approval for marketing our proprietary ONKO-SUREtm cancer test kit in July 2008, has given us significant visibility in the in-vitro diagnostics (“IVD”) industry. The growth of the IVD marketplace has been driven by an increase in the incidence of cancer, other chronic and infectious diseases, emerging technologies and increasing patient awareness. The world market for IVD tests for cancer is expected to grow at nearly 11% annually and could reach nearly $8 billion by the end of 2012. (Kalorama Research Group: 2008)

ONKO-SUREtm

     We are the developer and worldwide marketer of ONKO-SUREtm , non-invasive cancer blood test kit. On July 8, 2009, we changed the brand name of our in-vitro diagnostic cancer test from DR-70tm to the more consumer friendly, trademarked brand name “ONKO-SUREtm ,” which we believe communicates it as a high quality, innovative consumer cancer test. We also installed a new tag line — “The Power of Knowing” — which communicates to cancer patients and their physicians that the test is effective in assessing whether a patient’s cancer is progressing during treatment or is in remission. In clinical trials, the ONKO-SUREtm test kit has demonstrated its ability to detect the presence of certain cancers in humans 84 percent of the time overall. ONKO-SUREtm is a simple, non-invasive blood test used for the detection and/or monitoring of 14 different types of cancer including: lung, breast, stomach, liver, colon, rectal, ovarian, esophageal, cervical, trophoblastic, thyroid, malignant lymphoma, and pancreatic. ONKO-SUREtm can be a valuable diagnostic tool in the worldwide battle against cancer, the second leading cause of death worldwide. ONKO-SUREtm serves the IVD cancer/oncology market which, according to Bio-Medicine.org, is growing at an 11% compounded annual growth rate.

     The ONKO-SUREtm test kit is a tumor-marker, which is a biochemical substance indicative of neoplasia, potentially specific, sensitive, and proportional to tumor load, used to screen, diagnose, assess prognosis, follow response to treatment, and monitor for recurrence. As ONKO-SUREtm test kit is a non-invasive blood test, there are no side effects of the administration of the test. As with other cancer diagnostic products, false positive and false negative test results could pose a small risk to patient health if their physician is not vigilant in following up on the ONKO-SUREtm test kit results with other clinically relevant diagnostic modalities. While the ONKO-SUREtm test kit is helpful in diagnosing whether a patient has cancer, the attending physician needs to use other testing methods to determine and co nfirm the type and kind of cancer involved.

     The ONKO-SUREtm test kit can be added easily and inexpensively to the pre-existing line of ELISA-based diagnostics performed routinely by clinical laboratories throughout the world. Furthermore, the ONKO-SUREtm test kit can be used in place of more costly and time consuming diagnostic tests. In clinical trialsin China, Germany, Taiwan and Turkey, ONKO-SUREtm has been used as a screen for multiple cancers while only needing a single blood sample. A positive ONKO-SUREtm value is then followed with other diagnostic tests to determine the specific type of cancer.

     We developed the next generation version of the ONKO-SUREtm test kit, and in 2009, we entered into a collaborative agreement with the Mayo Clinic to conduct a clinical study to determine whether the new version of the kit can lead to improved accuracy in the detection of early-stage cancer.

     The Company’s ONKO-SUREtm cancer test kits are currently sold in the form of a 96 well test plate, which, after standards are applied, 43 individual tests can be run in duplicate. These tests are typically run in a reference laboratory with test results determined by using a micro-titer reading analyzer. Results are sent to the attending physician who then relays those results to the patient. Typically, a patient can receive results within 3-5 days from the blood draw date.

     Because the ONKO-SUREtm test kit is a non-invasive blood test, there are no side effects of the administration of the test. As with other cancer diagnostic products, false positive and false negative test results could pose a small risk to patient health if the physician is not vigilant in following up on the ONKO-SUREtm test kit results with other clinically relevant diagnostic modalities. While the ONKO-SUREtm test kit can be helpful in diagnosing whether a patient has cancer, the attending physician needs to use other testing methods to determine and confirm the type and kind of cancer involved.

  ONKO-SUREtm Test Kit Sales and Licensing Strategy

     We are seeking to engage additional distributors who will sell to reference and clinical laboratories in the U.S. and other countries to make the ONKO-SUREtm test kit available to physicians and patients. Our objectives regarding the development, marketing and distribution of our ONKO-SUREtm test kit are to:

•	obtain international approvals;

•	develop new distribution channels in new markets;

•	distribute greater quantities of kits in approved markets;

•	fully utilize our GMP manufacturing facilities in the U.S. to foster worldwide sales;

•	automate the ONKO-SUREtm test kit; and

•	eventually create a “rapid test” format of ONKO-SUREtm test kit to extend sales into rural areas and POL (physician owned labs).

     We adopted a licensing strategy for the commercialization of ONKO-SUREtm test kit. Our licensing strategy is common in the diagnostics industry as it maximizes market penetration on the installed base of instruments of one or more partners and facilitates quick market uptake and higher peak sales due to potential joint marketing efforts.

     During 2009, we entered into the following distribution agreements:

•
Exclusive five-year distribution agreement with Grifols USA, LLC. This distribution agreement allows Grifols USA, LLC to market and sell ONKO-SUREtm for the monitoring of colorectal cancer to hospitals, clinical laboratories, clinics and other health care organizations.

•	Exclusive two-year distribution agreement with Tarom Applied Technologies Ltd for the marketing and sales of ONKO-SUREtm in Israel.

•
Two distinct exclusive five year distribution agreement with GenWay Biotech, Inc. This distribution agreement allows Genway Biotech, Inc, to market and sell ONKO-SUREtm for uses other than colorectal cancer to CLIA-certified laboratories in the US and as a lung cancer screen to laboratories in Canada.

     Our five year distribution agreement with Grifols is for the United States for the indicated use as identified and registered with the United States Food and Drug Administration. The agreement requires Grifols to purchase a minimum amount of DR-70 Kits during each quarter of the agreement; starting with 50 kits in September 2009 and at least 280 for the quarter ending May 31, 2014 for a total of at least 2,640 kits during the term. Pursuant to the Agreement, we are to meet with Grifols 30 days before the end of the 5 year term to establish the minimum purchase requirements for the next 5 years; if we cannot agree, the agreement shall automatically terminate. In addition, pursuant to the agreement, we and Grifols may terminate the Agreement without cause and at any time after September 20, 2011 upon serving on e (1) calendar year’s prior written notice to the other party.

     Pursuant to our two year distribution agreement with Tarom, Tarom has exclusive rights to market ONKO-SURETM (formerly known as DR-70), in Israel. As this is a new market, minimum purchase requirements have not yet been determined.

     The Company is not reliant on the above distribution agreements as the monetary value of the minimum purchase requirement is currently immaterial to the Company. One of our objectives in entering into these respective agreements is to utilize the marketing and sales resources of the respective distributor to gain market penetration and brand recognition within the specified region.

     In addition, ONKO-SUREtm test kits are currently being sold to one diagnostic reference laboratory in the U.S. Foreign distributors have the potential for transferring the tests onto their respective diagnostics platform(s), develop test kits that can be shipped to diagnostics laboratories to perform the test, run any additional clinical trials and seek additional regulatory approval for the new combination of the test kits and the instrument. At this time, through our distributors we have had only limited sales of these test kits outside the United States.

     There may be factors that prevent us from further developing and marketing the ONKO-SUREtm test kit. We cannot guarantee that the ONKO-SUREtm test kit will be commercially successful in either the U.S. or internationally. Clinical trials results are frequently susceptible to varying interpretations by scientists, medical personnel, regulatory personnel, statisticians and others, which may delay, limit or prevent further clinical development or regulatory approvals of a product candidate. Also, the length of time that it would take for us to complete clinical trials and obtain regulatory approval for product marketing may vary by product and by the intended use of a product. We cannot predict the length of time it would take to complete necessary clinical trials and obtain regulatory approval in any other coun try.

  ONKO-SUREtm Test Kit Competition

     We have only had limited sales of ONKO-SUREtm test kit to our distributors outside the United States. We are dependent on our distributors’ financial ability to advertise and market the ONKO-SUREtm test kit in those countries where we have distributors. A number of domestic and international companies are in indirect competition with us in all of these markets. Most of these companies are larger, more firmly established, have significant marketing and development budgets and have greater capital resources than us or our distributors. Therefore, there can be no assurance that we will be able to achieve and maintain a competitive position in the diagnostic test industry.

     Many major medical device manufacturers, including Abbott Diagnostics, Baxter Healthcare Corp., Beckman Diagnostics, Boehringer Mannheim, Centocor, Diagnostic Products Corporation, Bio-Rad Laboratories, Roche Diagnostic Systems, Sigma Diagnostics and others, are manufacturers or marketers of other diagnostic products. We are not aware of any efforts currently being devoted to development of products such as ONKO-SUREtm test kit; however, there can be no assurance that such efforts are not being undertaken without our knowledge. We believe that most of the diagnostic products currently manufactured by other companies are complementary to ONKO-SUREtm test kit. Moreover, such companies could develop products similar to our products and they may be more successful than we may be in marketing and manufacturing the ir products. In addition, there are a number of new technologies in various stages of development at the National Institute of Health, university research centers and at other companies for the detection of various types of cancers, e.g., identification of proteomic patterns in blood serum that distinguishes benign from cancerous conditions, which may compete with our product.

  U.S. based ONKO-SUREtm Test Kit Manufacturing

     We manufacture our ONKO-SUREtm test kit at our licensed manufacturing facility located at 2492 Walnut Avenue, Suite 100, in Tustin, California.

     In December 2003, our facilities in Tustin, California became CE compliant. Our ONKO-SUREtm test kit conforms to the essential requirements of the CE Mark, which is required to sell our product in the European Union (“EU”). The CE Mark is recognized around the world as an indication of quality practices and is referred to as the “Trade Passport to Europe” for non-EU products. As of January 2004 we became EN ISO 1345 compliant, which is important for sales internationally.

     In July 2008, the USFDA inspected our facilities and found no deficiencies. We were found to be compliant with USFDA Regulations. All of our OEM products are Class I (GMP not required) or Class II (GMP required, as defined by the USFDA guidelines) devices and our facilities meet the GMP requirements for each of our OEM products. We are also licensed to manufacture our proprietary products and to repackage our OEM products at our Tustin location.

  Regulatory Approval and Clinical Trials of the ONKO-SUREtm Test Kit

     The ONKO-SUREtm test kit is subject to specific USFDA rules applicable to IVD products. Prior to marketing ONKO-SUREtm test kit in the U.S., we were required to make a pre-market application to prove the safety and efficacy of the products and to comply with specified labeling requirements for IVD products for human use. We received a determination letter on July 3, 2008 from the USFDA approving our application to market ONKO-SUREtm test kit as an immunology and microbiology device to monitor colorectal cancer under the category “Tumor Associated Antigens Immunological Test System” as a Class II IVD device. USFDA clearance to market was based upon data showing that the ONKO-SUREtm test kit has the ability to monitor the progression of colorectal cancer post-surgery in patients who are bi opsy confirmed with this disease. This announcement marks the first clearance to market a colorectal monitoring product that the USFDA has granted since January 14, 1982 when Carcinoembryonic Antigen (CEA) was approved. Until now, the CEA test has been the only accepted method cleared in the U.S. Thus, ONKO-SUREtm test kit offers a new test that can monitor colorectal tumors post-surgery.

     We must abide by the listing rules of the USFDA. We have established our Quality System Regulation in accordance with applicable regulations and were most recently inspected in July 2008. Our Quality System Regulation program contains applicable complaint provisions that we believe meet the USFDA’s requirements for Medical Device Reporting, and we have experienced no incidents or complaints to date. We also have implemented procedures for preventive and corrective action and changed our packing and shipping method once in 2002 to improve protection of our product.

     Although we received USFDA approval to market ONKO-SUREtm test kit in the U.S., we have a limited supply of the horseradish peroxidase (“HRP”)-conjugated anti-fibrin and fibrinogen degradation (“FDP”) antibody component currently used for the approved ONKO-SUREtm test kit. Because of the limited supply of the current antibody, we have determined it is in our best interest to change to a HRP-conjugated anti-FDP antibody. We are currently screening six commercially available conjugated antibodies to substitute into the current ONKO-SUREtm test kit and one that we have produced and conjugated ourselves. The anti-FDP antibody that we produced ourselves has performed well in pilot studies and will likely be used in our next generation ONKO-SUREtm test kit. In addition, our next generation O NKO-SUREtm  test kit will be automated using the Dynex DS2 open platform ELISA system for ease of commercialization. If the antibody substitution significantly improves ONKO-SUREtm test kit performance, we will be required to change the reported sensitivity and specificity of the ONKO-SUREtm   test kit. Because of these changes and modifications, we will likely have to submit a new 510(k) premarket notification application, but can continue to sell the existing kit until our current antibody supply is exhausted. If the new antibody does not significantly affect the clinical performance of the test, we can likely substitute it into the currently approved kit without filing a new 510k.

     In addition to the USFDA regulation and approval process, each foreign jurisdiction may have separate and different approval requirements and processes. We previously applied for approval of the ONKO-SUREtm test kit in China, however, in June 2007, the Chinese approval process fundamentally changed. Under the new guidelines, the SFDA is unlikely to approve the marketing of the ONKO-SUREtm test kit without the following: approval by the USFDA (obtained July 2008) and sufficient clinical trial data in China. We engaged Jyton & Emergo Medical Technology, Inc. (Beijing, China), an international regulatory affairs and clinical research consulting group, to assist with the ONKO-SUREtm test kit clinical trials in China and with filing the SFDA application for the ONKO-SUREtm test kit. Along with Jyton & Emergo, we completed a Chinese-language application to support the ONKO-SUREtm test kit, and we met with the Director of Medical Device Evaluation for the SFDA to define our clinical trial requirements. In order to obtain SFDA approval, we would need to perform clinical testing of the ONKO-SUREtm test kit test for 1,000 patients in China at SFDA approved hospitals. We have terminated the services of a local Chinese company that was engaged to facilitate SFDA approval and we do not intend to undertake any clinical trials in China in 2010. Therefore, we cannot accurately predict when clinical trials will be completed or when SFDA approval might be obtained.

     Our distribution agreements require our distributors to obtain the requisite approval and clearance in each jurisdiction in which they sell products. In our experience, once a foreign approval is obtained, it is generally renewed on a periodic basis, annually or otherwise. In certain territories, distributors can sell under limited circumstances prior to approval and in other territories no formal approval is required. On December 20, 2000, the Medical Devices Agency of United Kingdom Department of Health issued a letter of no objection to the exportation of our ONKO-SUREtm test kit from the U.S. to the United Kingdom, allowing ONKO-SUREtm test kit to be sold in the United Kingdom. In late 2006, Mercy Bio Technology Co., Ltd., our distributor in Taiwan, received Department of Health approval to market th e ONKO-SUREtm test kit in Taiwan. We have also received regulatory approval to market the ONKO-SUREtm test kit in South Korea and import and market the ONKO-SUREtm test kit in Australia. In Canada, ONKO-SUREtm test kit is approved as a screening device for lung cancer only. ONKO-SUREtm test kit also has the CE mark from the European Union for sale in Europe as a general cancer screen.

     Obtaining regulatory approval in the U.S. for our ONKO-SUREtm test kit was costly, and it remains costly to maintain. The USFDA and foreign regulatory agencies have substantial discretion to terminate clinical trials, require additional testing, delay or withhold registration and marketing approval and mandate product withdrawals. In addition, later discovery of unknown problems with our products or manufacturing processes could result in restrictions on such products and manufacturing processes, including potential withdrawal of the products from the market. If regulatory authorities determine that we have violated regulations or if they restrict, suspend or revoke our prior approvals, they could prohibit us from manufacturing or selling our products until we comply, or indefinitely.

  Collaboration with Mayo Clinic

     We entered into a Collaboration Agreement on December 12, 2008 with the Mayo Clinic to conduct a clinical study for the validation of our next generation version of its USFDA-approved ONKO-SUREtm test kit. Through the validation study, the Mayo Clinic in conjunction with us will perform clinical diagnostic testing to compare our USFDA-approved ONKO-SUREtm test kit with a newly developed, next generation test. The Mayo Clinic is providing the bio-specimens to perform the study of approximately 1,000 subjects. The primary goal of the study to be undertaken in collaboration with Mayo Clinic is to determine whether our next generation ONKO-SUREtm test kit serves as a higher-performing test to its existing predicate test and can lead to improved accuracy in the detection of early-stage cancers. The total cost s of the study and related project fees are $312,072 under the contract. Before any trials can be undertaken, the next generation test kit must be designed, validated and tested by us. The next generation version of ONKO-SURE is currently under product development in collaboration with the Mayo Clinic. The Mayo Clinic has provided clinical samples for a research project to address the effectiveness of the next generation ONKO-SURE test relative to the current ONKO-SURE test at early-stage colorectal cancer detection. We anticipate completion of this trial within a year after the trial is designed and validated. The results of this study would contribute to, but are not solely sufficient for a new 510k filing for USFDA clearance of the next generation test. We need to obtain and test serial, monitoring samples from colorectal cancer patients in order to file a 510k as a colorectal cancer monitoring test.

     The Mayo Clinic upon completion of specific milestones as set forth under the Agreement, shall be compensated approximately $312,000. As of April 2010, milestones have been met and payments made. Although the prestige that comes along with the Mayo Clinic completing this study would enhance our reputation, alternative service providers exist with which we can conduct the same studies and accomplish the same product development. Therefore, our business and operations are not dependent upon our agreement with the Mayo Clinic. Pursuant to the Agreement, we may terminate the agreement upon thirty days written notice to the Mayo Clinic, although we will have to pay any fees owed to Mayo up the effective date of termination. Additionally, the Mayo Clinic may terminate the Agreement for reasonable cause upon thirty days written notice to us.

ONKO-SUREtm Test Kit Research and Development

     During the years ended December 31, 2009 and 2008, we incurred expenses of $563,690 and $194,693, respectively, in research and development costs related to the USFDA and SFDA applications for approval of our ONKO-SUREtm test kit.

Reimbursability of Our IVD Products

     We recognize that health care cost reimbursement under private and government medical insurance programs is critical to gaining market share in any of the markets where we intend to sell our IVD products. Thus, we are currently seeking approval for reimbursement in the U.S., Korea and Taiwan for our ONKO-SUREtm test kit. In the future, we plan to also seek reimbursement approval in other countries for our ONKO-SUREtm test kit and any other products we may acquire or develop in the future.

CHINA-BASED INTEGRATED PHARMACEUTICALS

     Through JPI, we formally manufactured and distributed generic and homeopathic pharmaceutical products and supplements as well as cosmetic products. JPI acquired the businesses currently conducted by JJB and YYB in 2005 along with certain assets and liabilities of a predecessor to JJB (Jiangxi Shangrao KangDa Biochemical Pharmacy Co. Ltd).

     We sold YYB on June 26, 2009. The decision was based on a variety of factors, including the expiration of YYB’s GMP certification in March 2009, our estimates of the capital investment required to obtain recertification of the facility, our desire to redeploy amounts invested in the YYB facility into higher growth and/or potentially more profitable opportunities, and our desire to consolidate JPI’s manufacturing in Jiangxi province, China.

     JJB is wholly-foreign owned enterprise (“WFOE”). WFOEs are limited liability companies established under Chinese Company Law that are exclusively owned by foreign investors. WFOEs are used to, among other things: enable local China based entities to carry on business in China, rather than operate in a representative capacity; acquire land use certificates to own and operate facilities in China; employ persons in China; hold intellectual property rights; protect intellectual property and proprietary technology; and issue invoices to their customers in RMB and record revenues in RMB, but convert the profits into U.S. dollars for distribution to their parent company outside China. There are also potential disadvantages of operating as a WFOE, including, but not limited to, unlimited liability claims arising from the operations in China and potentially less favorable treatment from governmental agencies than would be afforded to those entities operating with a Chinese partner.

Effective September 29, 2009 (the “Effective Date”), based on unanimous consent of the Company’s board of directors and an executed binding agreement (the “Agreement”) between the Company and Henry Jia, Frank Zheng and Yuan Da Xia (collectively, the “JPI Shareholders”), the Company deconsolidated all activity of JPI.

Based on the Agreement and in accordance with current accounting guidelines, the Company deconsolidated JPI as of the date the Company ceased to have a controlling financial interest, which was effective September 29, 2009. In accordance with the Agreement, the Company relinquished all rights to past and future profits, surrendered its management positions and agreed to non-authoritative minority role on its board of directors. Accordingly, it was determined that we did not maintain significant influence over the investee and, accordingly, have recorded such investment in accordance with the cost method. Although, we maintain significant economic ownership in JPI, based on our evaluation of our lack of ability to influence, lack of a role in policy and decision making, no significant planned intercompany activity, among other things, we concluded that it would not be appropriate to account for such investment in consolidation or under the equity method of accounting.

Overview of JPI’s Business

     Historically, JJB has primarily been a manufacturer and distributor of large and small volume injectible fluids as well as other products for external use. YYB, on the other hand, used to manufacture tablets, capsules and other over-the-counter pharmaceutical products, but is no longer manufacturing any of these products.

     During 2008, we conducted a significant marketing campaign for our Goodnak/Nalefen Skin Care Human Placental Extract (“HPE”) products. HPE Solution was our largest selling product in 2008. We are now preparing to market HPE-based cosmetics in various formulations under the product name “ELLEUXE”. We hired a US-based cosmetics laboratory to adapt the Chinese cosmetic formulations for the US-market. Safety and effectiveness testing will be performed by a US-based laboratory with GMP and Good Laboratory Practice approvals, such that all required regulatory approvals can be obtained. We believe these products offer a significant opportunity both in China and the United States, as well as other markets. We now anticipate licensing or selling off the Elleuxe brand of skin care products.

JPI’s Product Lines

     JJB currently manufactures ten unique therapeutic and cosmetic HPE-based anti-aging products in China including:

•	HPE Solutions

•	Domperidone Tablets

•	Compound Benzoic Acid and Camphor Solution

•	Diavitamin, Calcium and Lysine Tablets

•	Levofloxacin Lactate Injection

•	Guyanling Tablets

•	GS Solution

•	GNS Solution

•	NaCL Solution

JPI’s China Business Strategy

General

     JPI is attempting to establish distribution agreements with large pharmaceutical distributors in the larger cities and provinces in China. JPI is also developing new products for distribution in China. JPI sells Goodnak and other anti-aging and skin care products through JJB’s existing distribution channels in China.

     JPI sells in approximately 36 markets, utilizing approximately 50 third-party distributors. In those 36 markets, each had approximately 1.5 distributors per market on average. In those markets, distributors have preferred and/or exclusive distribution relationships for select products that JPI provides.

     Currently, distributors are distributed geographically as follows:

Geographic
Location— China
Southeastern	38%
Northeastern	31%
Central	14%
Southwestern	13%
North	4%

Marketing and Sales of JPI’s Products

     JJB and YYB together had established a marketing program consisting of approximately forty sales managers and a network of distributors who market JJB’s and YYB’s products.

     JPI’s subsidiary, JJB, sells directly to hospitals and retail stores and indirectly to other customers through distributors.

     Most of JPI’s revenues were derived from JJB’s products. For the period January 1, 2009 through September 29, 2009 and the year ended December 31, 2008, sales to one customer comprised approximately 20% of JJB’s net revenues, respectively.

Manufacturing of JPI Products

     JPI utilizes the services of more than 200 small suppliers. No raw materials are imported for their pharmaceutical manufacturing operations and no finished products are currently exported out of China. All raw materials are stored at the facilities and JPI has not experienced any difficulty in obtaining raw materials for their manufacturing operations. The average cost to manufacture JPI’s products in 2009 was approximately 48%, but the gross margins vary slightly from product to product.

JPI’s Competition

     JPI competes with different companies in different therapeutic categories. For example, with regard to large and small volume injection fluids, JJB primarily competes with Jiangxi Zhuhu Pharmaceutical Company and Jiangxi Pharmaceutical Company, which are both located in the Jiangxi Province. They manufacture large and small volume injection fluids, tablets and tinctures and related product include generics, over-the-counter and supplement pharmacy products. There are at least 70 companies in China approved by the SFDA to manufacture large and small volume injection fluids. JJB competes with numerous companies with respect to its tablet products, as these are common over the counter pharmaceuticals. Most of these companies are larger, more established and have significant marketing and development budgets and have greater capital resources than JJB. Therefore, there can be no assurance that JJB will be able to achieve and maintain a competitive position in this market.

JPI’s Research and Development

     In the past, JJB and YYB entered into joint research and development agreements with outside research institutes, but all of the prior joint research agreements have expired. Also, JJB and YYB generally required the licensor of new products provide all of the research and development for new products that they licensed.

     JJB has historically introduced new products by acquiring generic drug production technical information to be used in JJB’s SFDA generic drug applications to manufacture the new products. This information is acquired from third party specialty pharmaceutical product development companies, such as Jiangxi YiBo Medicine Technology Development, Ltd. (“YiBo”). In the past, JJB has purchased technical specifications from YiBo for approximately 10 new products through installment purchase transfer contracts (“New Medicine Transfer Contracts” or “MTCs”). In exchange for specified payments, these MTCs typically provide for one or more of the following: (a) transfer of any technical information related to the production of a new product, (b) product formulations, (c)  a products manufacturing process, and (d) clinical data collection. In the event that JJB is unable to obtain SFDA approval to manufacture the product, YiBo will provide an alternate product formulation such that JJB can again apply for manufacturing rights with the SFDA.

     JJB records payments made on MTCs as “Deposits” until a permit is issued by the SFDA to manufacture the new product. Once the permit to manufacture is issued, the amounts paid are then reclassified as intangible assets with defined lives subject to amortization. For intangible assets with definite lives, tests for impairment are performed if conditions exist that indicate the carrying value may not be recoverable or if no production of the product has taken place after a reasonable period of time.

     JJB believes that it had no significant impairments of the amounts included in intangible assets for new products, individually or in the aggregate. However, it is possible that JJB may experience impairments of some of its intangible assets in the future, which would require JJB to recognize impairment charges and ultimately impair our investment in JPI.

JPI’s Product Development

     JPI currently has applied with the SFDA for manufacturing rights to produce a number of generic drug products. JPI continues to search for new products to ensure a pipeline of products for future growth.

•	Pidotimod Tablets (an anti-aging product)

•	Epinastine Tablets (allergy product)

•	Paclitaxel (a cancer medication)

•	Creatine Phosphate Sodium Injections (a heart medicine)

•	Drotaverrine Hydrochloric (a chemotherapy therapeutic product)

•	Diammonium Glycyrrhizinate (a chemotherapy therapeutic product)

     Additionally, YiBo is developing an HPE Capsule (anti-aging product) on JJB’s behalf. JJB has not yet applied to the SFDA or other regulatory agencies for required approvals or licenses to manufacture this product.

Chinese Pharmaceutical Regulations

     Pursuant to Article 9 of the Law of China on Pharmaceutical Administration (“China Law”), pharmaceutical manufacturing enterprises must organize production according to the statutory administrative criteria on quality of pharmaceuticals formulated by the supervisory and administrative departments in charge of pharmaceuticals of the State Council. The SFDA requires that all facilities engaged in the manufacture of pharmaceutical products obtain the Good Manufacturing Practice (“GMP”) certification that meet the requirements of the China Law. JJB’s facility was renovated in 2009 and was issued GMP certificates necessary to conduct current operations.

     In addition, under Article 31 of China Law, each entity manufacturing pharmaceuticals must receive the approval of the supervisory and administrative departments in charge of pharmaceuticals of the State Council and receive a serial approval number to manufacture a specific pharmaceutical. JJB has product licenses to manufacture all of the products they currently manufacture. JJB is also subject to the Food Sanitation Law providing standards in sanitation for the consumption or injection of foods.

     JJB operates in two locations, which together total approximately 200,000 square feet of manufacturing facilities in Shangrao, Jiangxi Province, China.

     JJB was notified by the Chinese Military Department of its intent to annex one of JJB’s plants that is located near a military installation. The proposed area to be annexed contains the facilities that are used to manufacture large and small volume parenteral solutions. Discussions regarding annexation are proceeding and we expect that JJB will be compensated fairly for the facility upon annexation. JJB intends to find a new single center site in Jiangxi Province, China to relocate its operations and combine them with any operations related to any product lines retained from YYB’s manufacturing, sales and distribution operations after the sale of YYB. We may have to spend significant time and resources finding, building and equipping the new location and restarting those operations. In addition, s uch new facilities will need to obtain GMP certification for all manufacturing operations.

CANCER THERAPEUTICS

Combination Immunogene Therapy

     In August 2001, we acquired a combination immunogene therapy technology (“CIT”) that may be effective in building a cancer patient’s immune system and could eventually lead to a vaccine to protect patients known to be at risk because of a family history for certain types of cancer. CIT is intended to build the body’s immune system and destroy cancer cells. This technology involves injecting the cancer patient’s tumor with a vector carrying both a granulocyte-macrophage colony stimulating factor and a t-cell co-stimulating factor, thereby activating an immune response against the cancer cells. We are actively seeking additional pharmaceutical or biotechnology strategic partners with whom to form a joint venture or otherwise license our CIT technology.

     Preliminary tests in Canada conducted on mice injected with human skin and brain cancers indicated that the CIT technology can be effective. Additionally, Phase 1 clinical trials have been completed in Canada. We funded a study conducted by Dr. Lung-Ji Chang at the University of Florida to target breast cancer with a goal of ultimately developing a vaccine using the CIT technology. We believe the technology may have potential for fighting several types of cancer by enhancing one’s immune system, thereby increasing the number of cells that naturally destroy cancer. We also acquired from Dr. Chang other technology relating to a humanized mouse model for the evaluation of anti-human tumor immunity and the identification of immuno-modulating genes. We are not currently conducting any trials using our CIT technology. No assurances can be given that any of these activities will lead to the development of any commercial products or vaccines or that USFDA approval will be obtained for any use of CIT technology.

     On February 22, 2002, AcuVector Group, Inc. (“AcuVector”) filed a Statement of Claim in the Court of Queen’s Bench of Alberta, Judicial District of Edmonton, Canada relating to our CIT technology acquired from Dr. Chang in August 2001. AcuVector, a former licensee of Dr. Chang, claims that the terminated license agreement is still in effect. AcuVector is seeking substantial damages and injunctive relief against Dr. Chang and CDN$20,000,000 in damages against us for alleged interference with the relationship between Dr. Chang and AcuVector. The claim for injunctive relief seeks to establish that the AcuVector license agreement with Dr. Chang is still in effect. We performed sufficient due diligence at the time we acquired the technology to permit us to concl ude that AcuVector had no interest in the technology when we acquired it. Although the case is still in the early stages of discovery, we believe that AcuVector’s claims are without merit and that we will receive a favorable judgment.

     We are also defending a companion case filed in the same court by the Governors of the University of Alberta against us and Dr. Chang. The University of Alberta claims, among other things, that Dr. Chang failed to remit the payment of the University’s portion of the monies we paid to Dr. Chang for the CIT technology we purchased from Dr. Chang in 2001. In addition to other claims against Dr. Chang relating to other technologies developed by him while at the University, the University also claims that we conspired with Dr. Chang and interfered with the University’s contractual relations under certain agreements with Dr. Chang, thereby damaging the University in an amount which is unknown to the University at this time. The University has not claimed that we are no t the owner of the CIT technology, just that the University has an equitable interest therein or the revenues there from.

     Accordingly, if either AcuVector or the University is successful in their claims, we may be liable for substantial damages, our rights to the technology will be adversely affected, and our future prospects for exploiting or licensing the CIT technology will be significantly impaired.

     In February 2009, we submitted a Response to Final Office Action in support of USPTO Application number 10/785,577 entitled “Combination Immunogene Therapy” that was filed February 23, 2004. We have not received any further indication, or comments, from the USPTO as to the outcome of our application, but remain optimistic about the likelihood of patent approval.

     On April 1, 2010 we entered into an exclusive 5-year collaboration agreement with Jaiva Technologies, Inc. (“JTI”). Under the terms of the agreement, JTI will collaborate with clinical laboratories, hospitals and physicians in India to conduct clinical trials for RPC’s CIT technology. Additionally, JTI will support RPC in securing Indian government approval for the use of the CIT technology as a cancer therapy and vaccine throughout the country. JTI is a US-based multinational biotechnology company focused on the research and development, distribution, marketing and sales of promising third-party healthcare technology products, including RPC’s CIT cancer therapy and vaccine. JTI has agreed to underwrite any and all costs associated with its undertakings in India to commercialize o ur CIT technology. These cost could well exceed US$1.4 million. Both parties understand that JTI may raise additional capital from third parties to underwrite a portion or all of these costs. Although JTI anticipates being able to underwrite any and all costs directly or by raising capital from various third parties, no guarantee to this provision is provided by JTI. Both parties agree that any net profits derived by JTI or any of its partners or affiliates, as a result of any commercialization of our CIT technology, will be equally split between the parties.

OUR ONKO-SUREtm AND CIT PATENTS

     Success in our business divisions depends, in part, on our ability to obtain U.S. and foreign patent protection for our products, preserve our trade secrets, and operate without infringing upon the proprietary rights of third parties.

     The U.S. Patent and Trademark Office has issued to us two patents which describe methods for measuring ring-shaped particles in extra-cellular fluid as a means for detecting cancer. Our patent for a method of detecting the tumors using ring shaped particles as a tumor marker was issued on October 17, 1995 and expires on October 17, 2012. Our patent for a method for detecting the presence of ring shaped particles as tumor markers was issued on June 3, 1997 and expires on June 3, 2014. We have three additional patent applications pending in the U.S. with respect to our methodology for the ONKO-SUREtm tumor-markers as reliable indicators of the presence of cancer. In addition, we have one patent based on our methodology for the ONKO-SUREtm tumor marker pending in Europe.

     In August 2001, we acquired intellectual property rights and an assignment of a U.S. patent application covering CIT technology for $2,000,000. The technology was purchased from Dr. Lung-Ji Chang, who developed it while at the University of Alberta, Edmonton, Canada. A U.S. patent was issued on May 4, 2004, expires on April 9, 2017, and claims a vector composition comprising a gene encoding the B7-2 protein in combination with an additional modulating protein, GMCSF. In 2004, we also filed a continuation patent application on the CIT methodology. In February 2009, we submitted a Response to Final Office Action in support of USPTO application number 10/785,577 entitled “Combination Immunogene Therapy” that was filed February 23, 2004. We abandoned this continuation pat ent application in early 2009.

     On November 21, 2001, Singapore granted our patent containing claims to the CIT technology. Singapore is a “registration only” jurisdiction, which means that patent applications are not substantively reviewed prior to grant. However, the patent is enforceable in Singapore, but the validity of such patents is determined by their courts. In November 2006, we were issued a patent in Australia on our CIT technology claims covering the gene therapy method for treating cancer using an expression vector comprising a gene encoding the B7-2 protein in combination with an additional modulating protein.

     In early 2003, Australia granted us a patent for our humanized mouse model technology acquired from Dr. Chang. This technology is a research tool suitable for the evaluation of anti-human tumor immunity and the identification of immuno-modulating genes. In March 2007, Israel granted us a patent for our humanized mouse model. Patents that are based on the humanized mouse model are pending in the following countries: Canada, Europe, Japan, and Singapore.

     On June 19, 2001, a U.S. patent was issued on a technology for evaluation of vaccines in animals which was also acquired from Dr. Chang. This patent expires on December 25, 2017.

     There can be no assurance however, that any additional patents will be issued to us, or that, if issued, the breadth or degree of protection of these patents will be adequate to protect our interests. In addition, there can be no assurance that others will not independently develop substantially equivalent proprietary information or obtain access to our know-how. Further, there can be no assurance that others will not be issued patents which may prevent the sale of our test kits or require licensing and the payment of significant fees or royalties by us in order for us to be able to carry on our business. Finally, there can be no guarantee that any patents issued to or licensed by us will not be infringed by the products of others. Defense and prosecution of patent claims can be expensive and time consuming, even in those instances in which the outcome is favorable to us. If the outcome is adverse, it could subject us to significant liabilities to third parties, require us to obtain licenses from third parties or require us to cease research and development activities or sales.

EMPLOYEES

     As of April 10, 2009, we had 7 full-time employees in the U.S. We supplement our permanent staff with temporary personnel. Our employees are neither represented by a union nor subject to a collective bargaining agreement, and we consider our relations with our employees to be favorable. We have entered into certain agreements with our employees regarding their services. We utilize the services of consultants for safety testing, regulatory and legal compliance, and other services.

EXECUTIVE OFFICES

     Our executive offices are located at 2492 Walnut Avenue, Suite 100, Tustin, California 92780, telephone number (714) 505-4460. In September 2001, we registered our common stock under the Securities Exchange Act of 1934 and listed on the NYSE Amex exchange under the symbol RPC. You may review any of our public reports or information on file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Room 1580, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or review our reports at http://www.sec.gov. Information located on, or accessible through, our website is not incorporated into this filing unless this filing specificall y indicates otherwise.

Item 1A. Risk Factors

     Our business involves significant risks which are described below.

Limited product development activities; our product development efforts may not result in commercial products.

     We intend to continue to pursue SFDA approval of the ONKO-SUREtm test kit and licensing of our CIT technology. We are limited in the number of additional products we can develop at this time. Successful cancer detection and treatment product development is highly uncertain, and very few research and development projects produce a commercial product. Product candidates like the ONKO-SUREtm test kit or the CIT technology that appear promising in the early phases of development, such as in early animal or human clinical trials, may fail to reach the market for a number of reasons, such as:

•	the product candidate did not demonstrate acceptable clinical trial results even though it demonstrated positive preclinical trial results;

•	the product candidate was not effective in treating a specified condition or illness;

•	the product candidate had harmful side effects on humans;

•	the necessary regulatory bodies, such as the SFDA, did not approve our product candidate for an intended use;

•	the product candidate was not economical for us to manufacture and commercialize; and

•	the product candidate is not cost effective in light of existing therapeutics.

     Of course, there may be other factors that prevent us from marketing a product such as the availability of sufficient cash to develop and market the product. We cannot guarantee we will be able to produce commercially successful products. Further, clinical trial results are frequently susceptible to varying interpretations by scientists, medical personnel, regulatory personnel, statisticians and others, which may delay, limit or prevent further clinical development or regulatory approvals of a product candidate. Also, the length of time that it takes for us to complete clinical trials and obtain regulatory approval in multiple jurisdictions for a product varies by jurisdiction and by product. We cannot predict the length of time to complete necessary clinical trials and obtain regulatory approval.

JPI’s operations in China involve significant risk.

     JPI’s operations in China are conducted as WFOEs in China. Risks associated with operating as a WFOE include unlimited liability for claims arising from operations in China and potentially less favorable treatment from governmental agencies in China than if operated through a joint venture with a Chinese partner.

     JPI’s Chinese operations are subject to the Pharmaceutical Administrative Law, which governs the licensing, manufacture, marketing and distribution of pharmaceutical products in China and sets penalty provisions for violations of provisions of the Pharmaceutical Administrative Law. Compliance with changes in law may require JPI to incur additional expenditures or could impose additional regulation on the prices charged for its pharmaceutical products, which could have a material impact on JPI’s financial position, results of operations and cash flows and ultimately impair our investment in JPI.

     The Chinese government has the right to annex or take facilities it deems necessary. Currently, a portion of JJB’s facility that produces large and small volume parenteral solutions has been identified for annexation by the Chinese Military Department. The outcome of this event cannot be predicted at this time, but if the Chinese government takes this facility, although JPI expects that JJB will be compensated fairly for the facility, JJB will have to spend significant time and resources finding another location and restarting those operations in another area. JPI intends to consolidate JJB and any operations related to product lines retained after the sale of YYB in a single facility in a new location. This may in turn negatively affect the ability to monetize our investment in JPI. Any such new locati on will need to obtain GMP certification. Such annexation, or the threat of such annexation, may also negatively impact our ability to monetize our investment in JPI, affect the timing of any public listing in China, and negatively impact JPI’s results of operation and financial condition, and ultimately impair our investment in JPI.

     The value of the RMB fluctuates and is subject to changes in China’s political and economic conditions. Historically, the Chinese government has benchmarked the RMB exchange ratio against the U.S. dollar, thereby mitigating the associated foreign currency exchange rate fluctuation risk; however, no assurances can be given that the risks related to currency deviations of the RMB will not increase in the future. Additionally, the RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.

Our business is capital intensive and we may need additional operating capital.

     Our business and operations are substantially dependent on the availability of enough cash to: (i) finance the costs of sales and marketing of our ONKO-SUREtm cancer test kits; and (ii) fund ongoing selling, general and administrative expenses of our business. Our existing cash resources may be insufficient to meet our long term needs.

     At April 14, 2010, we had cash on hand in the U.S. of approximately $6.4 million. We require approximately $300,000 per month to fund the costs associated with our financing activities; SEC and NYSE reporting; legal and accounting expenses of being a public company; other general administrative expenses; research and development, regulatory compliance, and distribution activities related to ONKO-SUREtm test kit; the operation of a USFDA approved pharmaceutical manufacturing facility; the development of international distribution of the Company’s planned HPE-based cosmetics product line; and compensation of executive management. Accordingly, in the future we may require additional operating capital to meet these needs. No assurances can be given that we will be able to obtain additional financi ng in the future, if needed for our operations.

Our independent registered public accounting firm has included a going concern paragraph in their report on our financial statements.

     While our independent registered public accounting firm expressed an unqualified opinion on our consolidated financial statements, our independent registered public accounting firm did include an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to our significant operating loss in 2009, our negative cash flows from operations through December 31, 2009 and our accumulated deficit at December 31, 2009. Our ability to continue as an operating entity currently depends, in large measure, upon our ability to generate additional capital resources. In light of this situation, it is not likely that we will be able to raise equity. While we seek ways to continue to operate by securing additional financing resources or alliances or other part nership agreements, other than the exercise of outstanding warrants, we do not at this time have any other commitments or agreements which provide for additional capital resources. Our financial condition and the going concern emphasis paragraph may also make it more difficult for us to maintain existing customer relationships and to initiate and secure new customer relationships.

Our current products cannot be sold in certain countries if we do not obtain and maintain regulatory approval.

     We manufacture, distribute and market our products for their approved indications. These activities are subject to extensive regulation by numerous state and federal governmental authorities in the U.S., such as the USFDA and the Centers for Medicare and Medicaid Services (formerly Health Care Financing Administration) and the SFDA in China as well as by certain foreign countries, including some in the European Union. Currently, we (or our distributors) are required in the U.S. and in foreign countries to obtain approval from those countries’ regulatory authorities before we can market and sell our products in those countries. Obtaining regulatory approval is costly and may take many years, and after it is obtained, it remains costly to maintain. The USFDA and foreign regulatory agencies have substantia l discretion to terminate any clinical trials, require additional testing, delay or withhold registration and marketing approval and mandate product withdrawals. In addition, later discovery of unknown problems with our products or manufacturing processes could result in restrictions on such products and manufacturing processes, including potential withdrawal of the products from the market. If regulatory authorities determine that we have violated regulations or if they restrict, suspend or revoke our prior approvals, they could prohibit us from manufacturing or selling our products until we comply, or indefinitely.

Our future prospects will be negatively impacted if we are unsuccessful in pending litigation over the CIT technology.

     As noted above, we are engaged in litigation with AcuVector and with the Governors of the University of Alberta over our CIT technology. We believe they both actions are without merit. We believe that we will be able to settle this case during the second quarter of 2010. Yet, if either AcuVector or the University is successful in their claims, we may be liable for substantial damages, our rights to the technology will be adversely affected, and our future prospects for exploiting or licensing the CIT technology will be significantly impaired.

The value of intangible assets may not be equal to their carrying values.

     Our intangible asset is the CIT technology, which we acquired from Dr. Chang in August 2001. Whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, we are required to evaluate the carrying value of this asset, including the related amortization periods. Whenever events or changes in circumstances indicate that the carrying value of an intangible asset may not be recoverable, we determine whether there has been an impairment by comparing the anticipated undiscounted cash flows from the operation and eventual disposition of the product line with its carrying value. If the undiscounted cash flows are less than the carrying value, the amount of the impairment, if any, will be determined by comparing the carrying value of this intangible asset with its fair value. Fair value is generally based on either a discounted cash flows analysis or market analysis. Future operating income is based on various assumptions, including regulatory approvals, patents being granted, and the type and nature of competing products.

     Patent approval for eight original claims related to the CIT technology was obtained in May 2004 and a continuation patent application was filed in 2004 for a number of additional claims. No regulatory approval has been requested for our CIT technology and we may not have the funds to conduct the clinical trials which would be required to obtain regulatory approval for our CIT technology. Accordingly, we entered into a five year collaboration agreement to create one or more clinical trials that would lead to gaining governmental approval in the country of India. If our CIT technology is unable to pass the clinical trials required to obtain regulatory approval, or if regulatory approvals or patents are not obtained or are substantially delayed, or other competing technologies are developed and obtain general m arket acceptance, or market conditions otherwise change, our CIT technology and other intangible technology may have a substantially reduced value, which could be material. As intangible assets represent a substantial portion of assets in our consolidated balance sheet, any substantial deterioration of value would significantly impact our reported consolidated financial position and our reported consolidated operating results.

If our intellectual property positions are challenged, invalidated or circumvented, or if we fail to prevail in future intellectual property litigation, our business could be adversely affected.

     The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and often involve complex legal, scientific and factual questions. To date, there has emerged no consistent policy regarding breadth of claims allowed in such companies’ patents. Third parties may challenge, invalidate or circumvent our patents and patent applications relating to our products, product candidates and technologies. In addition, our patent positions might not protect us against competitors with similar products or technologies because competing products or technologies may not infringe our patents.

We face substantial competition, and others may discover, develop, acquire or commercialize products before or more successfully than we do.

     We operate in a highly competitive environment. Our products compete with other products or treatments for diseases for which our products may be indicated. Additionally, some of our competitors market products or are actively engaged in research and development in areas where we are developing product candidates. Large pharmaceutical corporations have greater clinical, research, regulatory and marketing resources than we do. In addition, some of our competitors may have technical or competitive advantages over us for the development of technologies and processes. These resources may make it difficult for us to compete with them to successfully discover, develop and market new products.

We have limited sales of the ONKO-SUREtm test kit and are reliant on our distributors for sales of our products.

     Virtually all of our operating revenues in the U.S, came from the sale of ONKO-Sure™ to distributor research users in foreign markets or from sales to a few domestic customers of certain OEM products. Historically, we have not received any substantial orders from any of our customers or distributors of ONKO-SUREtm test kits. For the year ended December 31, 2009, virtually all of our U.S. revenues were derived from sales of ONKO-SUREtm test kits to our distributors. However, in 2009 our U.S. sales substantially increased in comparison to prior years. To maintain exclusive rights in assigned territories, distribution partners must provide product marketing, sales management, logistics support and meet contractual product minimums. Failing that, it is the Company’s prerogative to downgrade distr ibution partners to non-exclusive status or terminate agreements. Although our distributor network is increasing, any projection of future orders or sales of ONKO-SUREtm test kits is unreliable. In addition, the amount of ONKO-SUREtm test kits purchased by our distributors can be adversely affected by a number of factors, including market challenges of commercializing a recently approved biotech product, budget cycles and the amount of resources available for marketing programs, demand creation activities, and outreach to appropriate healthcare professionals and targeted markets.

We have a significant amount of relatively short term indebtedness that is in default and we may be unable to satisfy our obligations to pay interest and principal thereon when due.

     As of April 14, 2010, we have the following approximate amounts of outstanding short term indebtedness:

     (i) Accounts payable of approximately $2 million;

     (ii) An $85,000 unsecured bridge loan bearing interest at 12% per annum which was due October 9, 2009 and obligations under a consulting agreement aggregating $144,000 due to Cantone Research, Inc. and Cantone Asset Management, LLC under a consulting agreement.

     (iii) Approximately $2.5 million in unsecured convertible notes bearing interest at 10% per annum due September 15, 2010;

     (iv) Approximately $3.6 million senior unsecured promissory notes bearing interest at 18% per annum, payable quarterly in cash, portions of which principal are due in December 2010 and the balance of the principal is due at varying dates through 2012;

     (v) Approximately $11 million represented by a series of 12% Convertible Notes which are due at various dates in March and April 2012;

     We are attempting to obtain stockholder approval to restructure and convert a significant portion of the indebtedness referred to in (ii), (iii) and (iv) above; however, there can be no assurance that such indebtedness will be restructured, converted into equity or that the requisite approvals therefor can be obtained. Absent approval of our stockholders and the NYSE Amex to restructure these obligations or the receipt of a new financing or series of financings, our current operations do not generate sufficient cash to pay the interest and principal on these obligations when they become due. Accordingly, there can be no assurance that we will be able to pay these or other obligations which we may incur in the future.

We are subject to risks associated with our foreign distributors.

     Our business strategy includes the continued dependence on foreign distributors for our ONKO-SUREtm test kits. To date, we have not been successful in generating a significant increase in sales for ONKO-SUREtm test kits through distribution channels in existing markets or in developing distribution channels in new markets. We are also subject to the risks associated with our distributor’s operations, including: (i) fluctuations in currency exchange rates; (ii) compliance with local laws and other regulatory requirements; (iii) restrictions on the repatriation of funds; (iv) inflationary conditions; (v) political and economic instability; (vi) war or other hostilities; (vii) overlap of tax structures; and (viii) expropriation or nationalization of assets. The inability to manage these and other risks effectively could adversely affect our business.

We do not intend to pay dividends on our common stock in the foreseeable future.

     We currently intend to retain any earnings to support our growth strategy and do not anticipate paying dividends in the foreseeable future.

If we fail to comply with the rules under the Sarbanes-Oxley Act related to accounting controls and procedures or if the material weaknesses or other deficiencies in our internal accounting procedures are not remediated, our stock price could decline significantly.

     Section 404 of the Sarbanes-Oxley Act required annual management assessments of the effectiveness of our internal controls over financial reporting commencing December 31, 2007.

     Our management has concluded that the consolidated financial statements included in our Annual Report on Form 10-K as of December 31, 2009 and 2008 and for the two years ended December 31, 2009, fairly present in all material respects our consolidated financial condition, results of operations and cash flows in conformity with accounting principles generally accepted in the U.S.

     Our management has evaluated the effectiveness of our internal control over financial reporting as of December 31, 2009 and 2008 based on the control criteria established in a report entitled Internal Control — Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, our management has concluded that our internal control over financial reporting was not effective as of December 31, 2009 and 2008. During its evaluation, as of December 31, 2009 our management identified material weaknesses in our internal control over financial reporting and other deficiencies as described in Item 9A. As a result, our investors could lose confidence in us, which could result in a decline in our stock price.

     We are taking steps to remediate our material weaknesses, as described in Item 9A. If we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude in the future that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our stock could decline significantly. In additi on, we cannot be certain that additional material weaknesses or other significant deficiencies in our internal controls will not be discovered in the future.

Our stock price is volatile, which could adversely affect your investment.

     Our stock price, like that of other international bio-pharma and/or cancer diagnostic and treatment companies, is highly volatile. Our stock price may be affected by such factors as:

•	clinical trial results;

•	product development announcements by us or our competitors;

•	regulatory matters;

•	announcements in the scientific and research community;

•	intellectual property and legal matters;

•	broader industry and market trends unrelated to our performance;

•	economic markets in Asia; and

•	competition in local Chinese markets where JPI sells it’s product.

     In addition, if our revenues or operating results in any period fail to meet the investment community’s expectations, there could be an immediate adverse impact on our stock price.

Our stock price and financing may be adversely affected by outstanding warrants and convertible securities.

     We have a significant number of warrants outstanding and a large amount of convertible notes which “over hang” the market for the Company’s common stock. As of April 29, 2010, we had warrants outstanding that are currently exercisable for up to an aggregate of approximately 22,268,929 shares of common stock at a weighted average exercise price of $1.03 per share; approximately 46,016,626 shares of common stock potentially issuable on conversion of our 10% convertible notes at $1.20 per share and our various issues of 12% convertible notes exercisable and varying fixed prices and formula prices. The existence of, and/or potential exercise of all or a portion of these securities, create a negative and potentially depressive effect on our stock price because investors recognize that they & #8220;over hang” the market at this time.

We have limited product liability insurance.

     We currently produce products for clinical studies and for investigational purposes. We are producing our products in commercial sale quantities, which will increase as we receive various regulatory approvals in the future. There can be no assurance, however, that users will not claim that effects other than those intended may result from our products, including, but not limited to claims alleged to be related to incorrect diagnoses leading to improper or lack of treatment in reliance on test results. In the event that liability claims arise out of allegations of defects in the design or manufacture of our products, one or more claims for damages may require the expenditure of funds in defense of such claims or one or more substantial awards of damages against us, and may have a material adverse effect on us by reason of our inability to defend against or pay such claims. We carry product liability insurance for any such claims, but only in an amount equal to $2,000,000 per occurrence, and $2,000,000 aggregate liability, which may be insufficient to cover all claims that may be made against us.

Item 1B. Unresolved Staff Comments

     Although we are a smaller reporting company, we are voluntarily disclosing that we received SEC comments regarding the preliminary proxy statement we filed on February 1, 2010. Although we are compiling our responses thereto, we cannot file and clear the definitive proxy statement until we file this Form 10-K and the SEC confirms that they will not submit any comments to us regarding this Form 10-K; we anticipate filing our response as soon as possible thereafter.

Item 2. Properties

     Our office in the U.S. consists of research laboratory and manufacturing facilities which occupy 4,395 square feet and are located at 2492 Walnut Avenue, Suite 100, Tustin, California. We are renting these facilities at a monthly rate of $6,900 per month, including property taxes, insurance and maintenance through December 1, 2010. Relations with the landlord are good and we do not expect to have to relocate our executive offices.

Item 3. Legal Proceedings

     On February 22, 2002, AcuVector Group, Inc. (“AcuVector”) filed a Statement of Claim in the Court of Queen’s Bench of Alberta, Judicial District of Edmonton relating to the Company’s CIT technology acquired from Dr. Chang in August 2001. The claim alleges damages of $CDN 20 million and seeks injunctive relief against Dr. Chang for, among other things, breach of contract and breach of fiduciary duty, and against the Company for interference with the alleged relationship between Dr. Chang and AcuVector. The claim for injunctive relief seeks to establish that the AcuVector license agreement with Dr. Chang is still in effect. The Company has performed extensive due diligence to determine that AcuVector had no interest in the technology when the Company acquire d it. The Company has recently initiated action to commence discovery in this case, and AcuVector has taken no action to advance the proceedings since filing the complaint in 2002. The Company is confident that AcuVector’s claims are without merit and that the Company will receive a favorable judgment. As the final outcome is not determinable, no accrual or loss relating to this action is reflected in the accompanying consolidated financial statements.

     We are also defending a companion case filed in the same court by the Governors of the University of Alberta against us and Dr. Chang. The University of Alberta claims, among other things, that Dr. Chang failed to remit the payment of the University’s portion of the monies paid by us to Dr. Chang for the CIT technology purchased by us from Dr. Chang in 2001. In addition to other claims against Dr. Chang relating to other technologies developed by him while at the University, the University also claims that the Company conspired with Dr. Chang and interfered with the University’s contractual relations under certain agreements with Dr. Chang, thereby damaging the University in an amount which is unknown to the University at this time. The University has not claimed that we are not the owner of the CIT technology, just that the University has an equitable interest therein for the revenues there from. As the final outcome is not determinable, no accrual or loss relating to this action is reflected in the accompanying consolidated financial statements. No significant discovery has as yet been conducted in the case.

     Accordingly, if either AcuVector and/or the University is successful in their claims, we may be liable for substantial damages, our rights to the technology will be adversely affected, and our future prospects for exploiting or licensing the CIT technology will be significantly impaired.

     Other than the above mentioned litigation matters, neither we nor any of our direct or indirect subsidiaries is a party to, nor is any of our property the subject of, any legal proceedings other than ordinary routine litigation incidental to their respective businesses. There are no proceedings pending in which any of our officers, directors or 5% shareholders are adverse to us or any of our subsidiaries or in which they are taking a position or have a material interest that is adverse to us or any of our subsidiaries.

     Neither we nor any of our subsidiaries is a party to any administrative or judicial proceeding arising under federal, state or local environmental laws or their Chinese counterparts.

     From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.

Item 4. (Removed and Reserved)
PART II

Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

     Our common stock is listed on the NYSE Amex under the symbol “RPC”

     Our stock price, like that of some other cancer diagnostic and pharmaceutical companies, is highly volatile. Our stock price may be affected by such factors as:

•	clinical trial results;

•	product development announcements by us or our competitors;

•	regulatory matters;

•	announcements in the scientific and research community;

•	intellectual property and legal matters;

•	broader industry and market trends unrelated to our performance; and

•	economic markets in Asia.

     In addition, if our revenues or earnings in any period fail to meet the investment community’s expectations, there could be an immediate adverse impact on our stock price.

     Market Information — Our common shares are currently listed on the NYSE Amex under the symbol “RPC”. On April 29, 2010, the closing price of our common shares on NYSE Amex was $1.30.

          Set forth in the following table are the high and low closing prices for the years ended December 31, 2008 and 2009 and for the quarter ended March 31, 2010 for our common stock

Quarter Ended	High	Low
March 31, 2008	$4.18	$2.93
June 30, 2008	$3.89	$2.78
September 30, 2008	$3.05	$1.26
December 31, 2008	$2.00	$0.69

Quarter Ended	High	Low
March 31, 2009	$1.38	$0.70
June 30, 2009	$1.35	$0.75
September 30, 2009	$1.01	$0.55
December 31, 2009	$0.60	$0.22
March 31, 2010	$0.38	$0.22

     Record Holders. As of April 29, 2010, there were approximately 843 record holders of our common stock.

     Dividend Policy. We have not paid any cash dividends since our inception and do not contemplate paying dividends in the foreseeable future. We anticipate that earnings, if any, will be retained for the operation of our business.

     Securities Authorized for Issuance Under Equity Compensation Plans. This information is included under Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Purchases of Securities by the Company

     None.

Recent Sales of Unregistered Securities

     During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act as amended. Unless stated otherwise; (i) that each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (ii) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions; (iii) the transactions did not involve a public offerings; and (iv) each certificate issued for these unregistered securities contained a legend stating that the securities have not been regi stered under the Act and setting forth the restrictions on the transferability and the sale of the securities.

     The Company has funded its operations primarily through a series of Regulation S and Regulation D companion offerings (the “Offerings”), as described below. The Offerings have consisted of units of one share of common stock and warrants to purchase a number of shares of common stock equal to one-half the number of shares of common stock included in the units (“Units”) and units of one share of common stock and a warrant to purchase one share of common stock (“Full Units”). The Units and Full Units are priced at a discount of 25% from the average closing prices of the Company’s common stock for the five consecutive trading days prior to the close of the offering, as quoted on the NYSE Amex exchange, and the exercise price of the warrants is set at 115% of the average closing price. Unless otherwise noted below, the warrants issued in the Offerings are exercisable at the date of issuance and expire three years from issuance.

     For all of the Offerings, the Company utilized the placement agent services of Galileo Asset Management, S.A. (“Galileo”), a Swiss corporation for sales to non-U.S. persons. In the United States, the Company has utilized the placement agent services of FINRA (formerly NASD) member broker-dealers Havkit Corporation (“Havkit”), Securities Network, LLC (“Network”) and Spencer Clarke, LLC (“Spencer Clarke”), and licensed sub agents working under Spencer Clarke. In addition to commissions and expenses paid to the Company’s placement agents for each of the Offerings, as described below, the Company has agreed to pay cash commission of 6% upon exercise of the warrants by the purchasers.

April 2007 Offering

     In April through June of 2007, the Company conducted two closings of a private placement (the “April 2007 Offering”) of Units. The Company received $5,330,378 in aggregate gross proceeds from the sale of 2,030,620 Units in the April 2007 Offering. The Units were sold at $2.625 per Unit and the warrants are exercisable at $3.68 per share. Each warrant became exercisable on October 31, 2007 and remains exercisable until October 31, 2010.

     In connection with the April 2007 Offering, the Company utilized the services of Galileo and Network. For their services, Galileo and Network received commissions in an aggregate of $553,539 and warrants to purchase an aggregate of 203,062 shares of the Company’s stock. The Company also paid Galileo a non-accountable expense allowance of $160,000. In addition, the Company incurred legal and other costs totaling $44,333 in connection with the April 2007 Offering. Total costs associated with the April 2007 Offering were $757,872, which costs have been netted against the proceeds received.

     After the closing of the April 2007 Offering, the Company filed a registration statement with the Securities and Exchange Commission to register the shares of the Company’s common stock, shares issuable upon exercise of the related investor warrants, and shares issuable upon exercise of the warrants issued to the placement agents. The registration statement was declared effective on June 29, 2007.

December 2007 Offering

     In December, 2007, the Company conducted the closing of a private placement (“December 2007 Offering”) of Units. The Company received approximately $6,203,200 in aggregate gross proceeds from the sale of 2,007,508 Units in the December 2007 Offering. The Units were sold at $3.09 per Unit. The exercise price of the four-year warrants issued as part of the December 2007 Offering was $4.74 per share.

     In connection with the December 2007 Offering, we utilized the placement services of Galileo and Spencer Clarke. For their services, Galileo and Spencer Clarke received commissions and due diligence fees of an aggregate of $619,158 and warrants to purchase 200,751 shares of our common stock. The Company also paid the placement agents a non-accountable expense allowance of $150,000 and incurred $16,750 in other costs in connection with the December 2007 Offering. Total costs associated with the December 2007 Offering were $785,908, which costs have been netted against the proceeds received.

     On March 5, 2008 the Company conducted the second closing of the December 2007 Offering. In the second closing the Company received $1,000,000 in aggregate gross proceeds from the sale of a total of 323,813 Units at $3.09 per Unit and issued warrants to purchase 161,813 shares at an exercise price of $4.74 per share. The Company did not utilize the services of a placement agent, however, in connection with the second closing of the December 2007 Offering, the Company paid a finder’s fee of $100,000, and incurred $39,584 in other costs. Total costs associated with the second closing of the December 2007 Offering were $139,584, which costs have been netted against the proceeds received.

     After the closing of the December 2007 Offering, the Company filed a registration statement with the Securities and Exchange Commission to register the shares of the Company’s common stock, shares issuable upon exercise of the related investor warrants, and shares issuable upon exercise of the warrants issued to the placement agents. The registration statement was declared effective on April 22, 2008.

10% Convertible Note Financing

     On September 15, 2008, we conducted the closing of a combined private offering of 10% Convertible Notes (the “10% Convertible Note Offering”) under Regulation D and Regulation S of $2,510,000 of 10% Convertible Promissory Notes (the “10% Convertible Notes”), maturing at the earlier of (i) upon the closing of a Qualified Public Offering of our common stock (as defined below), if not mandatorily converted at the closing, or (ii) September 15, 2010 (the “Maturity Date”). For purposes thereof, “Qualified Public Offering” shall mean an equity offering of not less than $25 million in gross proceeds. The 10% Convertible Notes bear interest at the annual rate of ten percent (10%) which shall accrue and be payable on the Maturity Date. If all of the principal amount of a 10% Convertible Note has not been voluntarily converted by the holder or a Qualified Public Offering causing a mandatory conversion shall not have occurred prior to the Maturity Date, the note holder shall receive additional interest (“Bonus Interest”) equal to fifty percent (50%) of the remaining principal amount of the 10% Convertible Note on the Maturity Date. Any unpaid Bonus Interest shall accrue interest thereafter at the rate of ten percent (10%) per annum thereon until paid.

     The holders of the 10% Convertible Notes have the right to convert the entire principal and accrued interest of the 10% Convertible Notes into the common stock of the company at any time prior to the Maturity Date at $1.20 per share. Upon conversion of the 10% Convertible Notes into common stock of the Company, the Company shall issue warrants to purchase common stock (“Investor Warrants”) to the converting investors in the amount equal to fifty percent (50%) of the number of shares of common stock into which the 10% Convertible Notes were converted. The Investor Warrants have a term of five (5) years from the date of issuance and shall be exercisable at a price equal to 120% of the Company’s stock price on the date of conversion; however, in no case will the exercise price be less than $2.80.

     The shares of common stock issuable upon a voluntary conversion of the 10% Convertible Notes carry so-called “piggy-back” registration rights should the Company file a registration statement in the future. In the event of a forced conversion into common shares in the event of a Public Offering, holders of the 10% Convertible Notes will be subject to a lock-up on any remaining shares not sold in the offering for ninety (90) days after the Public Offering.

     In connection with the offer and sale of the Notes in the 10% Convertible Note Offering, we relied on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation S and Regulation D, Rule 506 promulgated thereunder. We believe that all of the purchasers of Convertible Notes are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act.

     In connection with the sale of 10% Convertible Notes, we utilized the services of Jesup & Lamont Securities Corporation and Dawson James Securities, Inc., FINRA (NASD) member broker-dealers (the “Placement Agents”). For their services, the Placement Agents received commissions of 10% of the amount of the notes sold and the Placement Agents received an aggregate of $313,750 (2.5%) as due diligence and non-accountable expenses. We incurred an additional $111,849 in legal and other expenses related to the issuance of the Convertible Notes. The Placement Agents and their assigns also received five year warrants (“Placement Agent Warrants”) to purchase up to 209,166 shares of the Company’s common stock exercisable at $2.69, representing 115% of the five day volume-weighted av erage price of the Company’s common stock up through and including September 12, 2008. The terms of these warrants require that we issue additional warrants in the case of certain dilutive issuances of our common stock through the first quarter of 2009. The number of additional warrants to be issued is based on the percentage decrease in share price of the dilutive issuance compared to the exercise price of the warrants.

12% Convertible Note Financing March and April 2010

     On March 22, 2010, we entered into a Note and Warrant Purchase Agreement with one accredited investor. Pursuant to the Agreement, we issued the Lender a 12% Convertible Promissory Note (“Note”) in the principal amount of $925,000 and a five year warrant (“Warrant”) to purchase up to 1,100,000 shares of our Common Stock. The Warrant is initially exercisable at the higher of: (i) 105% of the average VWAP for the five trading days immediately preceding the date we issued the Warrant; and (ii) the Floor Price (the same as in the Note) in effect on the date the Warrant is exercised. The Note carries a 20% original issue discount. In addition, we agreed to pay $200,000 to the Lender to cover their transaction costs incurred in connection with this transaction; such amount was withh eld from the loan at the closing of the transaction. As a result, the total net proceeds we received were $540,000. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. We believe that all of the purchasers are “accredited investors,” as such term is defined in Rule 501(a) promulgated under the Securities Act. The Conversion Price of the Convertible Promissory Note is equal to 80% of the volume-weighted average price for the 5 trading days ending on the business day immediately preceding the applicable date the conversion is sought but will be at least $0.28 per share, subject to adjustment upon the occurrence of certain events.

     The transaction with the Lender was the “First Closing” of a series of similar transactions in April 2010, which together are hereinafter referred to as “March-April 2010 12% Convertible Note Financing.” On April 8, 2010, the Board of Directors authorized the Company to enter into additional Purchase Agreements to issue up to an additional $7,500,000 of 12% Convertible notes and to issue warrants to issue up to an additional 15,000,000 shares of the Company’s Common Stock pursuant to the March-April 2010 12% Convertible Note Financing.

     On April 8, 2010, we entered into Note and Warrant Purchase Agreements (the “Agreements”) with 24 accredited investors (“Lenders”) in the “Second Closing” of the sale of 12% Convertible Notes (“Second Closing Notes”) and Warrants. Pursuant to the Agreements, we issued to the Lenders Convertible Promissory Notes in the aggregate principal amount of $5,490,165 and warrants to purchase up to 6,528,843 shares of our Common Stock (“Warrants”). The Second Closing Notes mature on April 7, 2011 (“Maturity Date”). The Second Closing Notes contain original issue discounts and fees payable by us aggregating $2,285,165. As a result, the total net proceeds we received were $3,225,000. The Agreements, Notes and Warrants, as well as the terms of this transaction, are substantially the same as those we issued to the investor in the First Closing on March 22, 2010, as disclosed in the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on March 26, 2010.

     As of the Second Closing, we had 26,851,069 shares of common stock issued and outstanding. The Agreements include an addendum that prohibits us from issuing more than 594,528 shares to the Lenders, unless we receive stockholder approval and NYSE Amex approval to list and issue all shares issuable: (i) upon exercise of all of the Warrants at $0.38 per share, (ii) all of the Notes are converted at that same price (which is the lowest price possible, although the initial conversion price is 80% of the five day volume weighted average closing price of our common stock preceding the date of conversion) and (iii) no shares are issued in payment of interest. We are required under the terms of the Notes to obtain stockholder approval, on or before July 15, 2010, of the issuance of all shares of ou r common stock issuable pursuant to the Notes and Warrants. If we fail to obtain such approval, an Event of Default under the Notes shall occur. We are also obligated to receive listing approval from NYSE Amex for the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant as soon as practicable after closing, but in no event later than May 1, 2010.

     On April 13, 2010, we entered into Additional Note and Warrant Purchase Agreements (“Additional Agreements”) with eleven accredited investors (“Lenders”) in a “Third Closing” of the March-April 2010 Convertible Note Financing. Pursuant to the Additional Agreements, we issued to the Lenders additional Convertible Promissory Notes in the aggregate principal amount of $3,957,030 (“Third Closing Notes”) and warrants to purchase up to 4,705,657 shares of our Common Stock (“Warrants”). The Third Closing Notes mature on April 12, 2011 (“Maturity Date”). The conversion price of the Third Closing Notes is the higher of (i) 80% of the five day volume weighted average closing price of our common stock preceding the date of conver sion, or (ii) $0.28 per share. We agreed to pay to the Lenders one-sixth of the principal amount of the Notes each month commencing on the six month anniversary of the Notes and the balance of the unpaid principal of the Notes on the one year anniversary date of the Notes. The Notes contain original issue discounts and fees payable by us aggregating $1,646,980. As a result, the total net proceeds we received in the Third Closing were $2,310,000. The exercise price of the Warrants issued in the third closing is $0.69 per share.

     The Agreements, Notes and Warrants, as well as the terms of this transaction (other than the exercise price of the warrants) in the Second Closing and Third Closing are substantially the same as those we issued to the investor in the First Closing pursuant to the Note and Warrant Purchase Agreements we entered into on March 22, 2010.

     We are required under the terms of the Notes to obtain stockholder approval, on or before August 31, 2010, of the issuance of all shares of our common stock issuable pursuant to the Notes and Warrants in this financing. If we fail to obtain such approval, an Event of Default under the Notes shall occur. We are also obligated to receive listing approval from NYSE Amex for the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant as soon as practicable after Closing, but in no event later than May 1, 2010. A listing application will be prepared and filed with the NYSE AMEX.

     Any shares of Common Stock issuable in any of the Closings in excess of NYSE Amex Rule 713 so-called “19.99% Cap” will require stockholder approval. No stockholder approval has been solicited or obtained as of the date hereof. The Company intends to file an additional listing application with the NYSE Amex to list all of the shares of the Company’s Common Stock issuable on conversion of the 12% Convertible Notes and on exercise of the warrants issued in the Second Closing and the Third Closing. The Company also intends to seek stockholder approval for a waiver of the 19.99% Cap on such shares.

Non-Cash Financing Activities

     On March 2, 2007, the Board of Directors authorized the issuance of 190,000 shares of common stock to Boston Financial Partners, Inc. pursuant to an amendment to the consulting agreement dated September 16, 2003, as consideration for financial advisory services to be provided from March 1, 2007 through September 1, 2007. The shares were valued at $558,600 based on the trading price of the common stock on the measurement date. During the year ended December 31, 2007, the Company recorded selling, general and administrative expense of $558,600 related to the agreement.

     Also on March 2, 2007, the Board of Directors authorized the issuance of 150,000 shares of common stock to First International pursuant to an amendment to the consulting agreement dated July 22, 2005, as consideration for financial advisory services to be provided from March 22, 2007 through September 22, 2007. The shares were valued at $517,500 based on the trading price of the common stock on the measurement date. During the year ended December, 2007, the Company recorded selling, general and administrative expense of $517,500.

     On April 24, 2007, the Board of Directors authorized the issuance of warrants to purchase 25,000 shares of common stock to Brook street Securities Corporation, a consultant, as consideration for financial advisory services. The common shares issuable on exercise of the warrants are exercisable at $3.68 per share. The warrants were valued at $35,000 using the Black-Scholes option pricing model with the following assumptions: (i) no dividend yield, (ii) weighted-average volatility of 123% (iii) weighted-average risk-free interest rate of 4.88%, and (iv) weighted-average expected life of 1 year. The amount was charged to general and administrative expense in the year ended December 31, 2007.

     On September 14, 2007, the Board of Directors authorized the issuance of 250,000 shares of common stock to First International pursuant to an amendment to the consulting agreement dated July 22, 2005, for financial advisory services to be provided from September 22, 2007 through September 22, 2008. The shares were valued at $817,500 based on the trading price of the common stock on the measurement date. The Shares were issued pursuant to an exemption under Section 4(2) of the Securities Act. No underwriter was involved in this issuance. During the years ended December 31, 2008 and 2007, the Company recorded selling, general and administrative expense of $592,687 and $224,813, respectively, related to the agreement.

     The Company issued 10,000 options to a consultant and an investor during the year ended December 31, 2007 which resulted in compensation expense of $35,300 which is included in selling, general and administrative expense. In pricing these options, the Company used the Black-Scholes pricing model with the following weighted-average assumptions: expected volatility of 353%; risk-free interest rate of 4.92%; expected term of five years; and dividend yield of 0%.

     On November 27, 2007, the Board of Directors authorized the issuance of 75,000 shares of common stock to Boston Financial Partners Inc. pursuant to an amendment to the consulting agreement dated September 16, 2003, for financial advisory services to be provided from November 1, 2007 through October 31, 2008. The shares were valued at $336,000 based on the trading price of the common stock on the measurement date. During the years ended December 31, 2008 and 2007, the Company recorded selling, general and administrative expense of $280,000 and $56,000, respectively, related to the agreement.

     On November 27, 2007, the Board of Directors authorized the issuance of up to 300,000 shares of common stock, to be earned at the rate of 25,000 shares per month to Madden Consulting, Inc. for financial advisory services to be provided from December 26, 2007 through December 26, 2008. The first 25,000 shares were valued at $104,250 based on the trading price of the common stock on the measurement date. During the year ended December 31, 2007, the Company recorded selling, general and administrative expense of $104,250 related to the agreement and the issuance of the first 25,000 shares. A second 25,000 shares was earned in 2008, resulting in expense of $104,250, and the agreement terminated on January 28, 2008.

     On February 5, 2008, the Board of Directors authorized the issuance of 300,000 shares of common stock to LWP1 pursuant to a consulting agreement dated February 3, 2008 for financial advisory services to be provided from February 3, 2008 through May 3, 2009. The shares are issuable in two increments of 150,000. The shares vest over a fifteen month period and are being valued monthly as the shares are earned based on the trading price of the common stock on the monthly anniversary date. In accordance with FASB ASC 505-50-30, Equity-Based Payments to Non-Employees, (“ASC 505-50-30”), the shares issued will be periodically valued through the vesting period. During the year ended December 31, 2008, the Company recorded general and administrative expense of $527,801 related to the agreement.

     On April 30, 2008, the Company extended the term of warrants to purchase 18,750 shares of common stock at $3.68 per share to October 31, 2009. The warrants were held by an investor/service provider. The Company recorded $18,375 in compensation expense related to the term extension, calculated using the Black-Scholes option valuation model with the following assumptions: expected volatility of 79%; risk-free interest rate of 2.37%; expected term of 1.5 years; and dividend yield of 0%.

     On May 16, 2008, the Company settled litigation related to the termination of an agreement regarding a proposed private placement. In connection with the settlement, the Company paid $12,500 in cash, and issued 25,000 shares of unregistered common stock with a deemed value of $75,000, based on the ten-day volume weighted-average price of the Company’s common stock through May 8, 2008. The value of the cash and shares issued in the settlement is included in general and administrative expense in the consolidated statement of operations for the year ended December 31, 2008.

     On June 17, 2008, the Company entered into an agreement for financial consulting services. In connection with the agreement, the Company granted warrants to purchase 150,000 shares of common stock at an exercise price of $3.50. The warrants, which were approved by the Company’s board of directors, were granted in partial consideration for financial consulting services, vest over a twelve month period, and expire in five years. The warrants were initially valued at $315,000, based on the application of the Black Scholes option valuation model with the following assumptions: expected volatility of 95%; average risk-free interest rate of 3.66%; expected term of 5 years; and dividend yield of 0%. In accordance with ASC 505-50-30, the warrants will be periodically revalued through the vesting perio d. The value of the warrants is being expensed over the 36 month term of the consulting contract. The Company recognized $19,478 of expense in the year ended December 31, 2008 with respect to the warrants. Additionally, $68,773 related to vested warrants which have not been expensed based on the 36 month term of the consulting agreement is included in prepaid consulting at December 31, 2008.

     On January 22, 2009, we entered into an agreement with B&D Consulting for investor relations services through July 7, 2010. We granted B&D Consulting 400,000 shares of our common stock in exchange for services, subject to the approval for listing of the shares by the NYSE Alternate US. NYSE Amex approval was received on March 26, 2009 and the shares were issued on March 31, 2009. The value of the shares will be expensed during the periods in which services are provided in exchange for the share-based compensation.

     On February 2, 2009, our Board of Directors authorized the issuance of 12,500 shares of our common stock to an investor relations consultant for services under a consulting agreement, subject to the approval for listing of the shares by the NYSE Amex. NYSE Amex approval was received on March 26, 2009 and the shares were issued on March 31, 2009. The value of the shares will be expensed during the periods in which services are provided in exchange for the share-based compensation.

     On September 10, 2009, we entered into a Consulting Agreement with Cantone Asset Management, LLC whereby the Consultant shall provide guidance and advice related to negotiating the terms of the Company’s outstanding Series 1 and Series 2 Senior Notes and continue services to assist the Company to coordinate with the holders of the Series 1 and Series 2 Senior Notes. In consideration of the Consultant’s service, we agreed to pay monthly consulting fees of $12,000 per month for a period of twelve (12) months and issue to the Consultant a five-year warrant to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.60 per share. The warrants were initially valued at $88,000, based on the application of the Black Scholes option valuation mode l with the following assumptions: expected volatility of 97.27%; average risk-free interest rate of 238%; expected term of 5 years; and dividend yield of 0. In accordance with ASC 505-50-30, the warrants will be periodically revalued through the vesting period. The value of the warrants is being expensed over the term of the consulting contract. The Company recognized $25,666 of expense in the year ended December 31, 2009 with respect to the warrants. Additionally, $62,334 related to vested warrants which have not been expensed based on the 12 month term of the consulting agreement is included in prepaid consulting at December 31, 2009.

     On February 9, 2010 we issued 1,100,000 shares of our common stock to two consultants under consulting services agreements. The value of these issuances will be recorded in first quarter 2010 at fair market value based upon the then current fair market value of the stock.

Item 6. Selected Financial Data

     Not applicable.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Company

     Radient Pharmaceuticals Corporation is a vertically integrated pharmaceutical company with the following distinct business divisions or units:

•	Manufacturer and Distributor of ONKO-SUREtm a Proprietary In-Vitro Diagnostic (“IVD”) Cancer Test;

•	Distribution of Elleuxe brand of Anti-Aging Skin Care Products;

•	A Cancer Therapeutics Technology.

The Company’s Revised Strategic Focus

     Until recently, the Company was focused on the production and distribution of pharmaceutical products through the Company’s subsidiaries located in the People’s Republic of China. The Company has recently refocused the Company’s core business strategy and market focus to the international commercialization of ONKO-SUREtm and Elleuxe products. On September 25, 2009, the Company changed the name from “AMDL, Inc.” to “Radient Pharmaceuticals Corporation.” The Company believe Radient Pharmaceuticals as a brand name has considerable market appeal and reflects the Company’s new corporate direction and branding statements.

     The Company is now actively engaged in the research, development, manufacturing, sale and marketing of in IVD and high-end skin care products. The Company has focused the business strategy on the international commercialization and next generation product development for both of these products. All of these business units focus on the development, manufacturing, distribution and sales of high-quality medical diagnostic products, generic pharmaceuticals, nutritional supplements, and cosmetics in the United States, Canada, China, Chile, Europe, India, Korea, Taiwan, Vietnam and other markets throughout the world.

     For 2009, the Company generated approximately $158,000 in the sales of the Company’s ONKO-SUREtm IVD cancer diagnostic test kits, which is an increase of approximately 98% in sales of this product over the same period for 2008. Depending on receiving additional funding, it is also anticipated that we will begin commercialized sales of the Company’s Elleuxe brand of skin care products by the end of the fourth quarter of 2010. These two business segments are anticipated to be the Company’s largest revenue producing products in the near future. The Company believes that revenues from these products will significantly increase in 2010 due to the creation of distribution agreements that are anticipated to move the IVD cancer diagnostic test kits and the Elleuxe brand of skin care products into br oad commercial channels in markets throughout the world.

     In connection with the deconsolidation, the Company has reclassified China pharmaceutical manufacturing and distribution business (conducted through JPI subsidiary) as a business investment, rather than a consolidated operating subsidiary of the Company.

IV Diagnostics

IVD Cancer Diagnostics

ONKO-SUREtm Kit

     The product is manufactured at the Company’s Tustin, California based facilities and is sold to third party distributors, who then sell directly to Clinical Laboratory Improvement Amendments certified reference laboratories in the United States as well as clinical reference labs, hospital laboratories and physician operated laboratories in the international market. The Company’s test kits are currently being sold to one diagnostic reference laboratory in the United States. During the 2009, the Company entered into the following distribution agreements:

•
Exclusive five year distribution agreement with Grifols USA, LLC. This distribution agreement allows Grifols USA, LLC to market and sell ONKO-SUREtm for the monitoring of colorectal cancer to hospitals, clinical laboratories, clinics and other health care organizations.

•	Exclusive two year distribution agreement with Tarom Applied Technologies Ltd for the marketing and sales of ONKO-SUREtm in Israel.

•
Two distinct exclusive five year distribution agreement with GenWay Biotech, Inc. This distribution agreement allows Genway Biotech, Inc, to market and see ONKO-SUREtm for uses other than colorectal cancer to CLIA-certified laboratories in the US and as a lung cancer screen to laboratories in Canada

     The majority of sales were outside of the U.S. with, limited sales of test kits within the U.S. The Company has developed the next generation version of theONKO-SUREtm test kit, and in 2009, the Company entered into a collaborative agreement with the Mayo Clinic to conduct a clinical study to determine whether the new version of the kit can lead to improved accuracy in the detection of early-stage cancer The Company’sONKO-SUREtm in- vitro diagnostic test enables physicians and their patients to effectively monitor and/or detect solid tumor cancers by measuring the accumulation of specific breakdown products in the blood called Fibrin and Fibrinogen Degradation Products (FDP). ONKO-SUREtm is a simple, non-invasive blood test used for the detection and/or monitoring of 14 different types of cancer including: lung, breast, stomach, liver, colon, rectal, ovarian, esophageal, cervical, trophoblastic, thyroid, malignant lymphoma, and pancreatic. ONKO-SUREtm can be a valuable diagnostic tool in the worldwide battle against cancer, the second leading cause of death worldwide. ONKO-SUREtm serves the IVD cancer/oncology market which, according to Bio-Medicine.org, is growing at an 11% compounded annual growth rate.

     ONKO-SUREtm is sold as a blood test for cancer in Europe (CE Mark certified), India, Taiwan, Korea, Vietnam, and in Chile (research use); approved in the U.S. for the monitoring of colorectal cancer (CRC); approved in Canada (by Health Canada) for lung cancer detection and lung cancer treatment monitoring; and in many key markets, has the significant potential to be used as a general cancer screening test.

     Because the ONKO-SUREtm test kit is a non-invasive blood test, there are no side effects of the administration of the test. As with other cancer diagnostic products, false positive and false negative test results could pose a small risk to patient health if the physician is not vigilant in following up on the ONKO-SUREtm test kit results with other clinically relevant diagnostic modalities. While the ONKO-SUREtm test kit is helpful in diagnosing whether a patient has cancer, the attending physician needs to use other testing methods to determine and confirm the type and kind of cancer involved.

     On July 8, 2009, the Company changed the brand name of their in-vitro diagnostic cancer test from DR-70 to the more consumer friendly, trademarked brand name “ONKO-SUREtm,” which we believe communicates it as a high quality, innovative consumer cancer test. The Company is also installing a new tag line — “The Power of Knowing” — which communicates to cancer patients and their physicians that the test is effective in assessing whether a patient’s cancer is progressing during treatment or is in remission.

Elleuxe Brand of Premium Anti-Aging Skin Care Products

     The Company intends to produce and market a variety of cosmetic products that were originally developed by JPI in 2008, based upon their HPE anti-aging therapeutic products. We have reformulated these products for international markets under the brand name Elleuxe. The Company currently anticipates the launch of sales of these U.S. manufactured skin care products during late 2010. Elleuxe, a therapeutic, high-end skin care product line based on the active ingredient “Elleuxe Protein” — the Company’s proprietary active ingredient that offers cell renewing properties designed to minimize the appearance of aging. The initial Elleuxe product line includes:

•	Hydrating Firming Cream

•	Renergie Hydrating Cleanser

•	Intense Hydrating Cleanser

•	Visable Renewing Hydrating Softener

•	Smoothing Renewing Eye Moisturizer

     The Company now expects to launch this product in late 2010. The Company also expect to offer a vegetable-based product line and a men’s product line by the end of 2010. In total there will be eight separate product formulations. Elleuxe is anticipated to be sold directly to high-end retail stores, high-end beauty spas and medical day spas. The Company anticipates that we will sell the product sets (grouped based on skin types) at prices ranging from $500 to $650 per set and the individual products in the set at $100-$350 per ounce in eight separate product formulations. According to Euromonitor, the global luxury skin care market is expected to reach $22.1 billion by 2013.

IVD Cancer Research and Development

     During the year ended December 31, 2009, we incurred expenses of $563,690 in research and development related to the ONKO-SUREtm, as compared to $194,693 for the same period in 2008. These expenditures were incurred as part of the Company’s efforts to improve the existing ONKO-SURE tm and develop the next generation ONKO-SUREtm.

     The Company expects expenditures for research and development to grow in the 2010 due to additional staff and consultants needed to support an agreement with Mayo Clinic to conduct a clinical study for the validation of the Company’s next generation version of its United States Food and Drug Administration(“USFDA”) approved ONKO-SUREtm test kit and additional development costs associated with entry into new markets. Through this validation study, the Company and Mayo Clinic will perform clinical diagnostic testing to compare to the Company’s ONKO-SUREtm test kit with a newly developed, next generation test. The primary goal of the study is to determine whether the Company’s next generation ONKO-SUREtm test kit serves as a higher-performing test to its existing predicate test and can lead to improved accuracy in the detection of early-stage cancers.

     In collaboration with the Mayo Clinic, the Company is designing and intends to perform an additional study to demonstrate the safety and effectiveness of the next generation test for monitoring colorectal cancer. In addition, additional expenses will be incurred for consultants and laboratories for the reformulation of the HPE-based cosmetics as well as laboratories involved in testing the safety and effectiveness of the product.

New Corporate Name

     On August 22, 2009, the Company, received shareholder approval in order to change its name to Radient Pharmaceuticals Corporation (“Radient Pharma”). the Company’s name was changed on September 25, 2009 and shortly thereafter the Company posted a new corporate website under the new name at www.radient-pharma.com

China-based Integrated Pharmaceuticals

China Pharmaceutical Manufacturing and Distribution; Discontinued Operations and Dispositions

     The Company’s previously operated China-based pharmaceutical manufacturing and distribution business is engaged in the manufacture and distribution of generic and homeopathic pharmaceutical products and supplements, as well as cosmetic products. RPC operated this business division through its wholly-owned subsidiary, JPI, which in turn, operates through a wholly-owned Chinese subsidiary, Jiangxi Jiezhong Bio-Chemical Pharmacy Company Limited (“JJB”). On January 22, 2009, the Company’s board of directors authorized management to sell the operations of Yangbian Yiqiao Bio-Chemical Pharmacy Company Limited (“YYB”). The Company classified the assets, liabilities, operations and cash flows of YYB as discontinued operations for all periods presented in the consolidated finan cial statements.

     The sale of YYB was completed on June 26, 2009. Shares in YYB, along with rights to certain land and land use rights, were transferred to the buyer (an individual) in consideration of:

•	The forgiveness of amounts owed to YYB from JJB;and

•	The buyer of YYB has contractually agreed to pay off the balance of the 16 million RMB (or $2,337.541 U.S. Dollars) obligation secured by a mortgage on certain land owned by JJB.

     YYB has been accounted for as discontinued operations and in connection with the sale of YYB, JPI transferred certain of JJB’s land use rights to the buyer of YYB, in which the bank has a secured interest. JPI originally acquired YYB and JJB in 2005 along with certain assets and liabilities of a predecessor to JJB (JiangXi Shangrao KangDa Biochemical Pharmacy Co. Ltd). YYB was sold to a Chinese national for 16 million RMB (or $2,337,541 U.S. Dollars) in the form of an agreement whereby the buyer of YYB will pay this amount to Chinese International Bank of Commerce in order to partially satisfy outstanding bank loans at JJB.

     During the second quarter of 2009, the Company’s management became aware of internal management disputes in China that resulted in a deterioration of both operational and financial controls by JPI’s management over the operating entity JJB. The management of both JPI and JJB have indicated that they believe the most prudent path to raising additional capital for the Company’s Chinese operating division is for JJB to complete one or more private placements of equity. They also indicated that they believe the best path for the Company to monetize the Company’s investments in JPI and JJB would be for JJB to seek a public listing on the Growth Enterprise Market (“GEM”) located in Hong Kong or a similar Asia based market by the third quarter of 2012. The Company’s executiv e management and board of directors are in agreement with JPI and JJB’s management on this strategy.

     During the third quarter of 2009, it became apparent to the Company’s management that the working relationship with management of its operations in China was becoming increasingly strained. Accordingly, the Company deemed it appropriate to seek alternative means of monetizing its investment. There were several issues that caused the Company to conclude accordingly, including, but not limited to:

•	Lack of timely responses from the management in China to requests by Company management for financial information;

•	Lack of responsiveness by management in China to requests for transfer of Company funds to bank accounts under corporate control;

•	Lack of timely communication with Corporate management concerning significant decisions made by management in China concerning the disposal of the YYB subsidiary; and

•	Lack of timely communication with corporate officers concerning operations in China.

     Effective September 29, 2009, based on unanimous consent of the Company’s board of directors and an executed binding agreement (the “Agreement”) between the Company and Henry Jia, Frank Zheng and Yuan Da Xia (collectively, the “JPI Shareholders”), the Company deconsolidated all activity of JPI.

     Based on the Agreement and in accordance with current accounting guidelines, the Company deconsolidated JPI as of the date the Company ceased to have a controlling financial interest, which was effective September 29, 2009. In accordance with the Agreement, the Company agreed to exchange its shares of JPI for 28,000,000 non-voting shares of preferred stock, which represents all outstanding shares of preferred stock, relinquished all rights to past and future profits, surrendered its management positions and agreed to non-authoritative minority role on its board of directors.

     Based on the Company’s evaluation of current accounting guidance, it was determined that the Company did not maintain significant influence over the investee and, accordingly, has recorded such investment in accordance with the cost method. Although, the Company maintains significant economic ownership in JPI, based on its evaluation of its lack of ability to influence, lack of a role in policy and decision making, no significant planned intercompany activity, among other things, the Company concluded that it would not be appropriate to account for such investment in consolidation or under the equity method of accounting.

     The deconsolidation process of JPI and JJB materially and adversely affected the Company’s 2009 earnings and sales. There can be no assurance that we will ever realize any significant value from the Company’s equity interest in JPI and JJB.

     On September 29, 2009, the Company entered into an agreement which outlines the Company’s limited role in JPI’s future operations. As such, the Company has classified JPI on the consolidated balance sheet as “Investment in JPI” and included results from JPI and JJB’s operations for the period ended September 29, 2009 on the consolidated statements of operations and comprehensive income (loss).

      Upon deconsolidation, the Company conducted a valuation of its investment. In determining the valuation of the Company’s interest in JPI at September 29, 2010, the most significant assumptions, include the following:

•	Sales growth — based on management’s expectations and historical analysis

•	Cost of sales/Gross Margin — Based on historical analysis and management expectations

•	Selling, General and Administrative Expenses — Based on historical analysis and management expectations

•	Comparable Public Companies — Based on same or similar line of business as the Company and those that possessed similar to those of the Company.

•	Discounts — The Company evaluated discounts related to the following:

• Lack of control

• Lack of marketability

     In addition to the above, the Company noted that JPI had a recent history of significant revenues and gross operating profits which the Company deemed particularly relevant. Furthermore, JPI realized an operating profit in the twelve month period ended September 30, 2009. The Company considered this performance indicative of future performance. The Company used a combination of the Income and Market Approaches to the Valuation. The Company utilized data obtained from comparable publicly traded companies operating in the same or similar line of business as a function of revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”). This was considered appropriate since the value of an asset is reasonably reflected by what an arms-length buyer is willing to pay for an as set possessing similar characteristics. Based on the combination of the Income and Market Approaches, the Company determined that a 100% controlling equity interest in JPI was valued at approximately $35,000,000. Accordingly, the Company’s 97.6% non-voting equity interest after application of a reasonable discount related to lack of control and lack of marketability was $20,500,000.

     The ownership interest is not adjusted to fair value on a recurring basis. Each reporting period we assess the fair value of our ownership interest in JPI in accordance with FASB ASC 325-20-35 paragraphs 1A and 2. Each year we conduct an impairment analysis in accordance with the provisions within FASB ASC 320-10-35 paragraphs 25 through 32.

     Despite the deconsolidation of JPI and its wholly-owned subsidiary, JJB, the Company still believes JPI and JJB have a promising future. The Company anticipates that they may be able to sell off a portion or all of their ownership in JPI and JJB within the next 24 months, although no buyers have as yet been identified. Alternatively, the Company would seek an exit from their investment at or after any public listing. The Company also could retain all or a portion of the Company’s remaining equity stake in JPI and JJB, if ownership continues to look promising. The goal is to gain the best valuation possible for this strategic asset. Additionally, the Company also believes that JPI/JJB’s business and brand recognition make it a potential buyout target.

Operations of JJB

     JJB manufactures and markets numerous diagnostic, pharmaceutical, nutritional supplement and cosmetic products. JJB is acquiring production rights for other pharmaceutical products which will require the approval of the SFDA. Historically, the top selling products in China are HPE-based Solutions (anti-aging cosmecutical), Domperidone (anti-emetic), Levofloxacin Lactate Injections (IV antibiotics) and Glucose solutions (pharmaceutical).

Facilities

     The SFDA requires that all facilities engaged in the manufacture of pharmaceutical products obtain GMP certification. In February 2008, JJB’s GMP certification expired for the small volume parenteral solutions injection plant lines that were engaged in manufacturing the Company’s HPE injectible product, Goodnak, and all other small volume parenteral solutions. JJB ceased small volume parenteral solutions operations at this facility while undertaking $1.5 million in modifications necessary to bring the facility and its operations into compliance. The renovations were completed and recertification was obtained in 2009.

     The Company was notified by the Chinese Military Department of its intent to annex one of JJB’s plants that is located near a military installation. The proposed area to be annexed contains the facilities that are used to manufacture large and small volume parenteral solutions. Discussions regarding annexation are proceeding and we expect that JJB will be compensated fairly for the transfer of the facility upon annexation. JJB intends to find a new single center site in Jiangxi Province, China to relocate its operations.

     For purposes of reporting the results of discontinued operations, the Company have assumed that all products previously manufactured and sold by YYB were sold with the business. The Company may have to spend significant time and resources finding, building and equipping the new location and restarting the relocated operations. In addition, such new facilities will need to obtain GMP certification for all manufacturing operations.

Marketing and Distribution

     JJB has established a marketing program consisting of approximately forty sales managers and a network of distributors who market JJB’s products.

     JJB sells directly to hospitals and retail stores and indirectly to other customers through distributors. One primary distributor has 29 retail outlets throughout China. JJB is developing educational programs for hospitals, doctors, clinics and distributors with respect to JJB’s product lines. These educational programs are intended to improve sales and promotion of JJB’s products.

New Beauty Formulations of the HPE-Based Anti-Aging Product

     During 2008, JJB finalized the formulations of the following HPE-based cosmetic products. These new products consist of capsules and an easy-to-apply lotion version and are marketed under the trade name “Nalefen Skin Care”. These new products complement JJB’s existing high quality injectible and extract formulations. Additionally, JJB has contracted with YiBo to develop a capsule version of the Goodnak product. JJB plans to sell both products through both new and existing distribution channels within the Henan, Sichuan, Guizhou, Shanxi, Xinjiang, Gansu, Hunan, Zhejiang, Fujian, Liaoning and Heilongjiang Provinces of China. Together these regions have a combined population of more than 376 million people.

Distribution Channels for Beauty Product Lines

     Distribution contracts which were in place during 2008 for the sale of HPE products have expired and JJB has not renewed the agreements. As a result, revenue in 2009 was adversely impacted. At this time, JJB does not anticipate the new lotion formulations will also be sold through these same distributors. JPI’s management has indicated that they have developed various new distribution relationships with more reliable distributors that will be selling their HPE solutions in the future.

     JJB also believes that some of the beauty products will be good candidates for export to the North American and South American markets. JJB has completed the reformulation of the China based formula and will submit to a US laboratory to be tested for safety and effectiveness. In conjunction with the testing, RPC is collaborating with an industry specialist to develop a unique packaging scheme for the market. It is estimated that this process will be completed in 2010.

The Current Chinese Economic and Market Environment

     The Company operates in a challenging economic and regulatory environment that has undergone significant changes in technology and in patterns of global trade. The current economic and market environment in China is uncertain. In addition, China’s health care spending is projected to increase by nearly 40% to $17.3 billion, with a government proposal to bring universal healthcare to 90% of its 1.3 billion citizens by 2011, as reported by the American Free Press. While this data appears promising, the proposal, however, could result in additional controls over the pricing of certain drugs which could, in turn, negatively impact JJB’s business prospects in China and the carrying amount of production rights acquired from YiBo.

Cancer Therapeutics

     In 2001, the Company acquired the CIT technology, which forms the basis for a proprietary cancer vaccine. The Company’s CIT technology is a U.S. patented technology (patent issued May 25, 2004). The Cancer Therapeutics division is engaged in commercializing the CIT technology.

Critical Accounting Policies

     Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and the differences could be material.< /font>

     We believe the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

     Inventories. Major components of inventories are raw materials, packaging materials, direct labor and production overhead. The Company’s inventories consist primarily of raw materials and related materials, and are stated at the lower of cost or market with cost determined on a first-in, first-out (“FIFO”) basis. The Company regularly monitors inventories for excess or obsolete items and makes any valuation corrections when such adjustments are needed. Once established, write-downs are considered permanent adjustments to the cost basis of the obsolete or excess inventories. The Company writes down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and the estimated m arket value based upon assumptions about future demand, future pricing and market conditions. If actual future demand, future pricing or market conditions are less favorable than those projected by management, additional write-downs may be required and the differences could be material. Such differences might significantly impact cash flows from operating activities.

     Sales Allowances. A portion of the Company’s business is to sell products to distributors who resell the products to end customers. In certain instances, these distributors obtain discounts based on the contractual terms of these arrangements. Sales discounts are usually based upon the volume of purchases or by reference to a specific price in the related distribution agreement. The Company recognizes the amount of these discounts at the time the sale is recognized. Additionally, sales returns allowances are estimated based on historical return data, and recorded at the time of sale. If the quality or efficacy of the Company’s products deteriorates or market conditions otherwise change, actual discounts and returns could be significantly hig her than estimated, resulting in potentially material differences in cash flows from operating activities.

     Allowance for Doubtful Accounts. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. The allowance for doubtful accounts is based on specific identification of customer accounts and our best estimate of the likelihood of potential loss, taking into account such factors as the financial condition and payment history of major customers. We evaluate the collectibility of our receivables at least quarterly. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The differences could be material and could significantly impact cash flows from operating activities.< /font>

     Valuation of Intangible Assets. The Company evaluates the carrying value of its long-lived assets for impairment whenever events or changes in circumstances indicate that such carrying values may not be recoverable. The Company uses its best judgment based on the current facts and circumstances relating to its business when determining whether any significant impairment factors exist. The Company considers the following factors or conditions, among others, that could indicate the need for an impairment review:

•	significant under performance relative to expected historical or projected future operating results;

•	market projections for cancer research technology;

•	its ability to obtain patents, including continuation patents, on technology;

•	significant changes in its strategic business objectives and utilization of the assets;

•	significant negative industry or economic trends, including legal factors;

•	potential for strategic partnerships for the development of its patented technology; and

•	changing or implementation of rules regarding sale of pharmaceuticals in China.

     If the Company determines that the carrying values of long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company’s management performs an undiscounted cash flow analysis to determine if impairment exists. If impairment exists, the Company measures the impairment based on the difference between the asset’s carrying amount and its fair value, and the impairment is charged to operations in the period in which the long-lived asset impairment is determined by management. Based on its analysis, the Company believes that no indicators of impairment of the carrying value of its long-lived assets existed at December 31, 2009. There can be no assurance, however, that market conditions will not change or demand for the Company̵ 7;s products will continue or allow the Company to realize the value of its technologies and prevent future long-lived asset impairment.

     Revenue Recognition. Revenues from the wholesale sales of over-the counter and prescription pharmaceuticals are recognized when persuasive evidence of an arrangement exists, title and risk of loss have passed to the buyer, the price is fixed or readily determinable and collection is reasonably assured.

     During the third and fourth quarters of 2009, the Company entered into several distribution agreements for various geographic locations with a third party. Under the terms of the agreements, the Company sells product to the distributor at a base price that is the greater of a fixed amount (as defined in each agreement) or 50% of the distributor’s invoiced Net Sales price (as defined) to its customers. The distributor is required to provide the Company quarterly reconciliations of the distributor’s actual invoiced prices at which time the price becomes fixed and determinable by the Company. Until the price is fixed and determinable, the Company defers the recognition of revenues under these arrangements.

     In conjunction with the launch of the Company’s Nalefen Skin Care HPE products, distributors of the products were offered limited-time discounts to allow for promotional expenses incurred in the distribution channel. Distributors are not required to submit proof of the promotional expenses incurred. These promotional discounts are netted against revenues in the condensed consolidated statements of operations and comprehensive income (loss). Accounts receivable presented in the accompanying condensed consolidated balance have been reduced by the promotional discounts, as customers are permitted by the terms of the distribution contracts to net the discounts against payments on the related invoices.

     Any provision for sales promotion discounts and estimated returns are accounted for in the period the related sales are recorded. Buyers generally have limited rights of return and the Company provides for estimated returns at the time of sale based on historical experience. Returns from customers historically have not been material. Actual returns and claims in any future period may differ from the Company’s estimates.

     Deferred Taxes. The Company records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized. The Company has considered estimated future taxable income and ongoing tax planning strategies in assessing the amount needed for the valuation allowance. Based on these estimates, all of the Company’s deferred tax assets have been reserved. If actual results differ favorably from those estimates used, the Company may be able to realize all or part of the Company’s net deferred tax assets. Such realization could positively impact the Company’s consolidated operating results and cash flows from operating activities.

     Litigation. The Company accounts for litigation losses in accordance with GAAP, loss contingency provisions are recorded for probable losses at management’s best estimate of a loss, or when a best estimate cannot be made, a minimum loss contingency amount is recorded. These estimates are often initially developed substantially earlier than when the ultimate loss is known, and the estimates are refined each accounting period, as additional information is known. Accordingly, the Company is often initially unable to develop a best estimate of loss; therefore, the minimum amount, which could be zero, is recorded. As information becomes known, either the minimum loss amount is increased or a best estimate can be made, resulting in additional loss provi sions. Occasionally, a best estimate amount is changed to a lower amount when events result in an expectation of a more favorable outcome than previously expected. Due to the nature of current litigation matters, the factors that could lead to changes in loss reserves might change quickly and the range of actual losses could be significant, which could materially impact the Company’s consolidated results of operations and comprehensive loss and cash flows from operating activities.

     Stock-Based Compensation Expense. All issuances of the Company’s common stock for non-cash consideration have been assigned a per share amount equaling either the market value of the shares issued or the value of consideration received, whichever is more readily determinable. The majority of non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares on the measurement date.

     The Company accounts for equity instruments issued to consultants and vendors in exchange for goods and services in accordance with GAAP. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

     The Company accounts for equity awards issued to employees as follows. GAAP requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize the portion expected to vest as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

     Derivative Financial Instruments. Derivatives are recorded on the balance sheet at fair value. The Company issued convertible debt in September 2008, and recorded a derivative asset related to the limitation on bonus interest rights held by convertible debt holders in the event of a change in control or bankruptcy.

     During the year ended December 31, 2009, we issued convertible debt and recorded derivative liabilities related to the conversion feature of debt and reset provision of the exercise price of the warrants. During the year ended December 31, 2009, the Company granted warrants in connection with the issuance of common stock and recorded a derivative liability related to the reset provision of the exercise price of the warrants.

     Wholesale Sales. Revenues from the wholesale sales of over-the counter and prescription pharmaceuticals are recognized when persuasive evidence of an arrangement exists, title and risk of loss have passed to the buyer, the price is fixed or readily determinable and collection is reasonably assured.

     In conjunction with the launch of the Company’s Goodnak/Nalefen cosmetic line, distributors of the products were offered limited-time discounts to allow for promotional expenses incurred in the distribution channel. Distributors are not required to submit proof of the promotional expenses incurred. The Company accounts for the promotional expenses in accordance with ASC 605-50-25 Vendor’s Accounting for Consideration Given to a Customer. Accordingly, the promotional discounts have been netted against revenue in the accompanying consolidated statements of operations. Accounts receivable have also been reduced by the promotional discounts, as customers are permitted by the terms of the distribution contracts to net the discounts against paymen ts on the related invoices.

     Any provision for sales promotion discounts and estimated returns are accounted for in the period the related sales are recorded. Buyers generally have limited rights of return, and the Company provides for estimated returns at the time of sale based on historical experience. Returns from customers historically have not been material. Actual returns and claims in any future period may differ from the Company’s estimates. In accordance with FASB ASC 605-45-50, Taxes Collected from Customers and Remitted to Governmental Authorities, JPI’s revenues are reported net of value added taxes (“VAT”) collected.

Results of Operations

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

     Net Revenues. During the year ended December 31, 2009, the Company’s aggregate net revenues from product sales decreased 63% to $8,627,669 from $23,774,900 for the same period in 2008.

Corporate

     Net revenues for the year ended December 31, 2009 for the Company was $158,017 compared to $80,222 for the same period in 2008. This increase is due to increased orders for the ONKO-SUREtm test kits.

     With USFDA approval of ONKO-SUREtm test kit, the Company’s goal is to enter into additional exclusive or non-exclusive distribution agreements for various regions, and due to the Company’s overall commercialization efforts, we expect sales to increase in 2010.

     The Company presently has in place exclusive distribution agreements for the ONKO-SURE™ test kits in the USA, Canada, Korea, India, Russia, Greece, and Israel along with an exclusive distribution partner assigned inVietnam. The Company has an agreement in negotiation which would grant exclusive rights to distribute the ONKO-SUREtm test kits in South America and Latin America. It is anticipated that this agreement will be in place by the end of the second quarter of 2010.

     The statement concerning future sales is a forward-looking statement that involves certain risks and uncertainties which could result in sales below those achieved for the year ended December 31, 2009. Sales of ONKO-SUREtm test kits in 2010 could be negatively impacted by potential competing products, lack of adequate supply and overall market acceptance of the Company’s products.

     The Company has a limited supply of one of the key components of the ONKO-SUREtm test kit. The anti-fibrinogen-HRP is limited in supply and additional quantities cannot be purchased. The Company currently has two lots remaining which are estimated to produce approximately 31,000 kits. Based on the Company’s current and anticipated orders, this supply is adequate to fill all orders. Although the Company is working on replacing this component so that they are in a position to have an unlimited supply of ONKO-SURE in the future, the Company cannot assure that this anti-fibrinogen-HRP replacement will be completed.

     An integral part of the Company’s research and development through 2010 is the testing and development of an improved version of the ONKO-SUREtm test kit. The Company is reviewing various alternatives and believes that a replacement anti-fibrinogen-HRP will be identified, tested and USFDA approved before the current supply is exhausted.

     Pilot studies show that the new version could be superior to the current version. It is anticipated that this version will be submitted to the USFDA in the latter half of 2010.

China-Wholesale

     China net revenues were $8,469,652 for the period January 1, 2009 through September 29, 2009 as compared to $23,694,678 for the year ended December 31, 2008. This decrease was primarily due to:

•	Management conflicts between JPI and its subsidiary JJB;

•	The sale of YYB; and

•
The lack of sales of HPE solutions due to the mandatory 5-year GMP recertification by the SFDA of JJB’s small injectible line and the expiration of contracts with beauty distributors that sell topical HPE solution.

     Gross Profit. The Company’s gross profit for the year ended December 31, 2009 was $3,267,456 as compared to $12,244,509 for the year ended December 31, 2008.

Corporate

     Gross profit increased approximately 102% to $120,345 for the year ended December 31, 2009 from $59,605 for the year ended December 31, 2008 due to increased sales volume of the ONKO-SUREtm test kit.

China

     China gross profit was $3,147,110 for the period January 1, 2009 through September 29, 2009, a 74% decrease over the year ended December 31, 2008 where gross profit was $12,184,904. Gross profit as compared to sales decreased from 52% for the year ended December 31, 2008 to 37% for the period January 1, 2009 through September 29, 2009. This decrease can be attributed to a change in the product mix as products shifted away from products reliant on the small injectible manufacturing line to other less profitable products as well as an increase in the cost of raw materials and an increase in manufacturing overhead.

     The major components of cost of sales include raw materials, wages and salary and production overhead. Production overhead is comprised of depreciation of building, land use rights, and manufacturing equipment, amortization of production rights, utilities and repairs and maintenance.

     Research and Development. In the past, JJB and YYB entered into joint research and development agreements with outside research institutes, but all of the prior joint research agreements have expired.

     All research and development costs incurred during the year ended December 31, 2009 were incurred by Radient in the U.S. These costs comprised of funding the necessary research and development of the ONKO-SUREtm test kit for the USFDA, and preparing for submission of ONKO-SUREtm test kit to the SFDA. During the year ended December 31, 2009, we incurred $563,690 in research and development expenses related to the ONKO-SUREtm test kit, compared to $194,693 for the same period in 2008.

     We expect research and development expenditures to increase during of 2010 due to:

•	Additional expenditures for research and development is needed in China for SFDA approval of ONKO-SUREtm test kit and the need for clinical trials in China for SFDA approval of ONKO-SUREtm test kit;

•	The need for research and development for an updated version of the ONKO-SUREtm test kit in the US, clinical trials for such tests and funds for ultimate USFDA approval; and

•	Research and development for the HPE-based cosmetic product.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for the Company were $10,936,789 for the year ended December 31, 2009 as compared to $10,962,058 for the year ended December 31, 2008.

  Corporate

     We incurred selling, general and administrative expenses of $7,311,242 in 2009 as compared to $9,674,934 in 2008. Corporate selling, general and administrative expenses consist primarily of consulting (including financial consulting) and legal expenses, director and commitment fees, regulatory compliance, professional fees related to patent protection, payroll, payroll taxes, investor and public relations, professional fees, and stock exchange and shareholder services expenses. Also included in selling, general and administrative expenses were non-cash expenses incurred during the year ended December 31, 2009 of approximately $520,000 for common stock, options and warrants issued to consultants for services and approximately $822,000 for options issued to employees and directors and approximately $1,900, 000 in bad debt expense. The decrease in selling, general and administrative expense incurred is primarily a result of a reduction in professional fees and payroll related costs of approximately $1,300,000 and $1,100,000, respectively.

     The table below details the major components of selling, general and administrative expenses incurred at Corporate:

	Year Ended December 31,
	2009	2008
Investor relations (including value of warrants/options)	$864,905	$1,851,033
Salary and wages (including value of options)	$2,701,530	$3,859,506
Directors fees (including value of options)	$378,521	$721,874
Consulting fees	$192,692	$104,040
Accounting and other professional fees	$735,618	$972,141
Legal	$825,727	$630,939

  China-Wholesale

     China-Wholesale incurred selling, general and administrative expenses of $3,625,547 for the period January 1, 2009 through September 29, 2009 as compared to $1,287,124 for the year ended December 31, 2008. Major components were advertising, amortization, payroll and related taxes, transportation charges, meals and entertainment and insurance. Selling, general and administrative expenses increased 182% in 2009 when compared to 2008 expenses. The increase is primarily due to expenses for advertising of approximately $1,098,000 incurred during the third quarter of 2009. Advertising expense are for the promotion and advertising of the HPE based products which were in prior periods assumed by the distributors.

     Additionally, JPI’s executive salaries were paid by Corporate in 2008.

     Interest Expense. Interest expense for the years ended December 31, 2009 and 2008 was $2,596,606 and $468,531, respectively.

  Corporate

     Interest expense increased to $2,568,155 for the year ended December 31, 2009 from $100,561 for the year ended December 31, 2008 as a result of the issuance of debt instruments and the amortization of the related debt discounts, debt issuance costs, and derivative liabilities in 2008 and 2009.

  China-Wholesale

     JPI incurred interest expense of $28,451 and $367,970 for the period January 1, 2009 through September 29, 2009 and the year ended December 31, 2008, respectively. These expenses represent interest paid to financial institutions in connection with debt obligations.

  Results of Discontinued Operations

     Summarized operating results of discontinued operations for the period January 1, 2009 through June 26, 2009 (date of sale) and the year ended December 31, 2008 are as follows:

	Periods Ended
	December 31
	2009	2008
Revenue	$594,839	$3,967,643
Income (loss) before income taxes	$277,743	$1,081,021

     Included in income (loss) from discontinued operations, net are income tax expenses of $30,717 and $5,213 for the period January 1, 2009 through June 26, 2009 (date of sale) and the year ended December 31, 2008, respectively. YYB’s tax rate is 15% through 2010 in accordance with the “Western Region Development Concession Policy” of the PRC government.

     Income (loss) before discontinued operations. As a result of the factors described above, for the year ended December 31, 2009 the Company’s loss before discontinued operations was $12,482,018 or ($0.75) per share compared to the year ended December 31, 2008 when the Company’s loss before discontinued operations was $712,948, or ($0.05) per share.

Liquidity and Capital Resources

     For the year ended December 31, 2009, the Company’s cash and cash equivalents decreased by $2,275,138, compared to a net decrease in cash and cash equivalents of $3,870,210 for the same period in 2008. We lost approximately $900,000 of cash due to the disposition of YYB and deconsolidation of JPI. In addition, we continue to attempt to raise additional debt or equity financing as the Company’s operations historically have not produced sufficient cash to offset the cash drain of growth in the Company’s pharmaceutical business and general operating and administrative expenses. The Company’s operations require approximately $300,000 per month, including interest. To the extent that funds are not available to meet the Company’s operating needs, the Company’s will have to r estrict or discontinue operations.

     Operating activities. The Company used $3,204,985 from continuing operating activities in the year ended December 31, 2009, compared with cash used in continuing operating activities of $6,230,880 for the same period in 2008. This decrease was due in part to the collection of accounts receivable offset by an increase in prepaid advertising, consulting and other expenses.

     The Company generated $101,457 in cash from discontinued operating activities from changes in operating assets and liabilities in the year ended December 31, 2009, as compared to generating $1,559,721 for the same period in 2008.

     Investing activities. We used $1,797,723 in investing activities in the year ended December 31, 2009 compared with $1,310,280 for the same period in 2008. The primary reason for the change was that the Company purchased more equipment in 2009 compared to 2008. For the years ended December 31, 2009 and 2008, JJB made capital improvements to their facilities and purchased equipment in an effort to regain JJB’s GMP certification for JJB’s small injectible manufacturing lines. Renovations necessary for GMP recertification of the facility at JJB were completed and recertification was received in the second quarter of 2009. In 2009, we also acquired lab and office equipment for the Company’s U.S. facility to support the CompanyR 17;s ONKO-SUREtm test kit initiatives.

     Net cash provided by financing activities was $3,464,468 for the year ended December 31, 2009, primarily consisting of the net proceeds of $520,556 from the issuance of convertible debt, net proceeds of $2,088,592 from the issuance of senior debt, and net proceeds of $812,320 from the issuance of common stock. Net cash provided by financing activities of continuing operations was $2,162,272 for the year ended December 31, 2008 represented net proceeds of $2,084,401, $856,714, $857,271 and $559,530 from the issuance of convertible debt, senior debt, common stock and exercise of warrants and options, respectively, which were partially offset by payments of $2,195,644 on notes payable.

     Our cash position was significantly improved by the March-April 2010 12% Convertible Note Financing. As of April 14, 2010 we had $6.4 million of cash on hand.

Future Capital Needs

     The Company expects to incur additional capital expenditures at the Company’s U.S. facilities in 2010 in the form of upgrading the Company’s information technology systems, collaboration with the Mayo Clinic, further development of the ONKO-SUREtm product and upgrading manufacturing lines in Tustin. It is anticipated that these projects will be funded primarily through the additional debt or equity financing obtained in March and April 2010.

  China Credit Facilities

     When JPI acquired JJB and YYB, KangDa Pharmaceutical Company, a predecessor of JJB, had a credit facility and bank loan from Industrial and Commercial Bank of China (“ICBC”) of approximately 38 million RMB, or $4.7 million, (the “KangDa Credit Facility”), which was assumed by JPI through agreement with KangDa. The assumption of the loan was not formalized with the bank, however, the bank made a verbal agreement to allow the JPI to continue under the original terms of the credit agreement. The loan from ICBC is secured by a pledge of the real property on which the JJB’s Chinese manufacturing facilities are located. Currently, approximately $3.1 million is due and payable on the KangDa Credit Facility. JPI is currently in default, but the bank is cooperating with JPI ’s management to resolve this issue. Approximately $2.3 million from the sale of YYB is to be remitted by the buyer of YYB to pay down principal and interest on this loan.

Issuance of Securities for Services

     Due to our limited cash resources, we have in the past and recently issues securities for services in lieu of cash to consultants and other providers.

     On January 22, 2009, we entered into an agreement with B&D Consulting for investor relations services through July 7, 2010. We granted B&D Consulting 400,000 shares of our common stock in exchange for services, subject to the approval for listing of the shares by the NYSE Alternate US. NYSE Alternext US approval was received on March 26, 2009 and the shares were issued on March 31, 2009. The value of the shares will be expensed during the periods in which services are provided in exchange for the share-based compensation.

     On February 2, 2009, our Board of Directors authorized the issuance of 12,500 shares of our common stock to an investor relations consultant for services under a consulting agreement, subject to the approval for listing of the shares by the NYSE Alternext US. NYSE Alternext US approval was received on March 26, 2009 and the shares were issued on March 31, 2009. The value of the shares will be expensed during the periods in which services are provided in exchange for the share-based compensation.

     On July 31, 2009, the Company issued 37,500 shares of common stock to Strategic Growth International, Inc. as settlement for the 150,000 warrants owned them. The stock was valued at $0.63 per share. As the common stock value is below the original warrant value, the Company did not recognize incremental costs associated with the settlement.

     On September 22, 2009, we entered into an agreement with Lyons Capital, LLC for investor relations services for a twelve month period. We granted 200,000 shares, in exchange for services. The value of the shares will be expensed during the periods in which service are provided in exchange for the share-based compensation.

     On September 29, 2009 the Company issued 67,800 shares of common stock to a vendor as settlement for the amount owed them. The shares were valued at $0.29 per share and as a result of the settlement the Company recorded the gain of $26,442.

     On November 24, 2009, we entered into an agreement with First International Capital Group, Ltd, for investor relations services for a six month period. We granted 900,000 shares, which will be expensed during the periods in which service are provided in exchange for the share-based compensation.

     On February 9, 2010, we issued 1,100,000 shares of our common stock to two consultants under consulting services agreements. The value of these issuances will be recorded in first quarter 2010 at fair market value based upon the then current fair market value of the stock.

Off-Balance Sheet Arrangements

     We are not party to any off-balance sheet arrangements, however, we have executed certain contractual indemnities and guarantees, under which we may be required to make payments to a guaranteed or indemnified party. We have agreed to indemnify our directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Delaware. In connection with a certain facility lease, we have indemnified our lessor for certain claims arising from the use of the facilities. Pursuant to the Sale and Purchase Agreement, we have indemnified the holders of registrable securities for any claims or losses resulting from any untrue, allegedly untrue or misleading statement made in a registration statement, prospectus or similar document. Additionally, we have agreed to indemnify the former owners of JPI against losses up to a maximum of $2,500,000 for damages resulting from breach of representations or warranties in connection with the JPI acquisition. The duration of the guarantees and indemnities varies, and in many cases is indefinite. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments we could be obligated to make. Historically, we have not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

  Going Concern

     The consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates, the realization of assets and satisfaction of liabilities in the normal course of business. We incurred losses before discontinued operations of $12,482,018 and $712,948 for the years ended December 31, 2009 and 2008, respectively, and had an accumulated deficit of $52,438,553 at December 31, 2009. In addition, we used cash from operating activities of continuing operations of $3,204,985 for the year ended December 31, 2009.

     During the second quarter 2009 the Company’s corporate management became aware of certain internal disputes in China between the management of JJB and JPI. These disputes have effectively resulted in difficulties in managing the operations of JJB and also receiving financial information from them. As a result of this loss of control, the Company deconsolidated JJB effective September 29, 2009.

     On April 14, 2010, the Company had cash on hand of approximately $6.4 million. The Company’s U.S. operations currently require approximately $300,000 per month exclusive of interest payments on outstanding note obligations to fund the cost associated with the Company’s general U.S. corporate operations, and the expenses related to the further development of the ONKO-SUREtm kit.

     The monthly cash requirement of $300,000 does not include any extraordinary items or expenditures, including payments to the Mayo Clinic on clinical trials for the Company’s ONKO-SUREtm kit or expenditures related to further development of the Company’s CIT technology, as no significant expenditures are anticipated other than recurring legal fees incurred in furtherance of patent protection for the CIT technology.

     The Company’s near and long-term operating strategies focus on (i) obtaining SFDA approval for the ONKO-SUREtm kit, (ii) further developing and marketing of ONKO-SUREtm, (iii) seeking a large pharmaceutical partner for the Company’s CIT technology, (iv) selling different formulations of HPE-based products in the U.S. and internationally and (v) introduction of new products. Management recognizes that ability to achieve any of these objectives is dependent upon obtaining significant additional financing to sustain operations to enable it to continue as a going concern. Management’s plans include seeking financing, alliances or other partnership agreements with entities interested in the Company’s technologies, or other business transactions that would generate s ufficient resources to assure continuation of the Company’s operations and research and development programs.

     There are significant risks and uncertainties which could negatively affect the Company’s operations. These are principally related to (i) the absence of substantive distribution network for the Company’s ONKO-SUREtm kits, (ii) the early stage of development of the Company’s CIT technology and the need to enter into a strategic relationship with a larger company capable of completing the development of any ultimate product line including the subsequent marketing of such product, (iii) the absence of any commitments or firm orders from the Company’s distributors, (iv) possible defaults in existing indebtedness and (v) failure to meet operational covenants in existing financing agreements which would trigger additional defaults or penalties. The Company’s l imited sales to date for the ONKO-SUREtm kit and the lack of any purchase requirements in the existing distribution agreements make it impossible to identify any trends in the Company’s business prospects. Moreover, if either AcuVector and/or the University of Alberta is successful in their claims, we may be liable for substantial damages, the Company’s rights to the CIT technology will be adversely affected, and the Company’s future prospects for licensing the CIT technology will be significantly impaired.

     The Company’s only sources of additional funds to meet continuing operating expenses, fund additional research and development and fund additional working capital are through the sale of securities, and/or debt instruments. The Company is actively seeking additional debt or equity financing, but no assurances can be given that such financing will be obtained or what the terms thereof will be. The Company may need to discontinue a portion or all of its operations if we are unsuccessful in generating positive cash flow or financing for the Company’s operations through the issuance of securities.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk

Foreign Currency Exchange Risk

     Prior to the deconsolidation of JPI on September 29, 2009, our primary customers were located in the People’s Republic of China. As such, all of our transactions with our customers and vendors were denominated in RMB. Since July 2005, the Chinese central bank has benchmarked the RMB against a basket of currencies.

     In the past, the value of the RMB fluctuates and is subject to changes in China’s political and economic conditions. Historically, the Chinese government benchmarked the RMB exchange ratio against the United States dollar, thereby mitigating the associated foreign currency exchange rate fluctuation risk.

Item 8. Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Radient Pharmaceuticals Corporation

     We have audited the accompanying consolidated balance sheets of Radient Pharmaceuticals Corporation and subsidiaries (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Radient Pharmaceuticals Corporation and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

     The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 1 to the consolidated financial statements, the Company has incurred a significant operating loss in 2009 and negative cash flows from operations in 2009 and has a working capital deficit of approximately $4.2 million at December 31, 2009. These items, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Compan y be unable to continue as a going concern.

/s/ KMJ Corbin & Company LLP
KMJ Corbin & Company LLP

Costa Mesa, California
April 15, 2010

RADIENT PHARMACEUTICALS CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$12,145	$2,287,283
Accounts receivable, net	—	13,575,534
Inventories	79,255	1,563,991
Prepaid expenses and other current assets	57,778	1,006,960
Prepaid consulting	358,667	1,435,021
Total current assets	507,845	19,868,789
Property and equipment, net	83,547	11,709,508
Intangible assets, net	1,158,333	5,311,568
Receivable from JPI, net	2,675,000	—
Investment in JPI	20,500,000	—
Other assets	1,394,361	4,072,432
Noncurrent assets of discontinued operations	—	1,789,934
Total assets	$26,319,086	$42,752,231
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,975,311	$1,675,539
Accrued salaries and wages	738,331	822,201
Derivative liabilities	354,758	—
Income taxes payable	—	472,860
Deferred revenue	103,128	87,538
Convertible note, net of discount of $2,000,649	240,482	—
Current portion of notes payable	1,316,667	2,662,610
Current liabilities of discontinued operations	—	1,151,515
Total current liabilities	4,728,677	6,872,263
Other long-term liabilities	295,830	353,811
Notes payable, net of current portion and debt discount of $1,701,402	601,819	581,305
Total liabilities	5,626,326	7,807,379
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 25,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 22,682,116 and 16,006,074 shares issued at December 31, 2009 and 2008, respectively; 22,265,441 and 15,826,074 shares outstanding at December 31, 2009 and 2008, respectively	22,265	15,826
Additional paid-in capital	73,109,048	68,192,411
Accumulated other comprehensive income	—	2,443,452
Accumulated deficit	(52,438,553)	(35,706,837)
Total stockholders’ equity	20,692,760	34,944,852
Total liabilities and stockholders’ equity	$26,319,086	$42,752,231

See accompanying notes to consolidated financial statements.

RADIENT PHARMACEUTICALS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Year Ended December 31,
	2009	2008
Net revenues	$8,627,669	$23,774,900
Cost of sales	5,360,213	11,530,391
Gross profit	3,267,456	12,244,509
Operating expenses:
Research and development	563,690	194,693
Selling, general and administrative	10,936,789	10,962,058
	11,500,479	11,156,751
Income (loss) from continuing operations	(8,233,023)	1,087,758
Other income (expense):
Interest and other income (expense), net	(328,071)	(24,210)
Change in fair value of derivative liabilities	648,313	—
Loss on deconsolidation	(1,953,516)	—
Interest expense	(2,596,606)	(468,531)
Total other expense, net	(4,229,880)	(492,741)
Income (loss) from continuing operations before provision for income taxes	(12,462,903)	595,017
Provision for income taxes	19,115	1,307,965
Loss from continuing operations	(12,482,018)	(712,948)
Income (loss) from discontinued operations, net	(4,139,037)	1,893,008
Net income (loss)	(16,621,055)	1,180,060
Other comprehensive gain:
Foreign currency translation gain	—	1,375,023
Comprehensive income (loss)	$(16,621,055)	$2,555,083
Basic income (loss) per common share
Loss from continuing operations	$(0.75)	$(0.05)
Income (loss) from discontinued operations	$(0.25)	$0.12
Net income (loss)	$(1.00)	$0.08
Diluted income (loss) per common share
Loss from continuing operations	$(0.75)	$(0.04)
Income (loss) from discontinued operations	$(0.25)	$0.10
Net income (loss)	$(1.00)	$0.07
Weighted average common shares outstanding — basic	16,680,946	15,608,697
Weighted average common shares outstanding — diluted	16,680,946	18,337,162

See accompanying notes to consolidated financial statements.

RADIENT PHARMACEUTICALS CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For The Years Ended December 31, 2009 and 2008

						Accumulated
					Additional	Other		Total
	Common Stock		Preferred Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit	Equity
Balance, January 1, 2008	14,979,528	$14,980	—	$—	$61,525,001	$1,068,429	$(36,886,897)	$25,721,513
Beneficial conversion feature related to Convertible Debt	—	—	—	—	2,635,000	—	—	2,635,000
Common stock issued for cash, net of issuance costs of $142,410	323,626	323	—	—	856,948	—	—	857,271
Exercise of warrants	252,733	253	—	—	559,277	—	—	559,530
Common stock issued for consulting services	270,187	270	—	—	706,780	—	—	707,050
Stock-based employee and director compensation	—	—	—	—	1,034,175	—	—	1,034,175
Estimated fair value of warrants issued to brokers for debt issuances	—	—	—	—	768,604	—	—	768,604
Estimated fair value of warrants and options issued to third parties for services	—	—	—	—	106,626	—	—	106,626
Translation gain	—	—	—	—	—	1,375,023	—	1,375,023
Net income	—	—	—	—	—	—	1,180,060	1,180,060
Balance, December 31, 2008	15,826,074	15,826	—	—	68,192,411	2,443,452	(35,706,837)	34,944,852
Common stock issued for consulting services	1,437,126	1,438	—	—	650,390	—	—	651,828
Stock-based employee and director compensation	—	—	—	—	666,623	—	—	666,623
Estimated fair value of warrants issued to brokers for debt issuances	—	—	—	—	1,975,920	—	—	1,975,920
Estimated fair value of warrants and options issued to third parties for services	—	—	—	—	35,625	—	—	35,625
Common stock granted as compensation to members of the Company’s Board of Directors	120,000	120	—	—	71,880	—	—	72,000
Stock option modification	—	—	—	—	129,360	—	—	129,360
Voluntary conversion of debt	1,342,956	1,342	—	—	1,090,447	—	—	1,091,789
Common stock sold for cash	3,289,285	3,289	—	—	809,031	—	—	812,320
Derivative liability in connection with stock offering	—	—	—	—	(509,839)	—	—	(509,839)
Common stock issued to note holder due to default	250,000	250	—	—	72,500	—	—	72,750
Adoption of change in accounting principal related to derivatives	—	—	—	—	(209,166)	—	(110,661)	(319,827)
Reclassification of derivative liability upon expiration of share adjustment terms	—	—	—	—	133,866	—		133,866
Reclassification adjustment of accumulated translation gains in connection with deconsolidation and sale of YYB	—	—	—	—	—	(2,443,452)	—	(2,443,452)
Net loss	—	—	—	—	—	—	(16,621,055)	(16,621,055)
Balance, December 31, 2009	22,265,441	$22,265	—	$—	$73,109,048	$—	$(52,438,553)	$20,692,760

See accompanying notes to consolidated financial statements.

RADIENT PHARMACEUTICALS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$(16,621,055)	$1,180,060
Less: (loss) income from discontinued operations	(4,139,037)	1,893,008
	(12,482,018)	(712,948)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	1,095,771	1,343,677
Amortization of debt issuance costs	1,770,377	12,386
Fair market value of common stock options granted to employees and directors for services	795,983	1,034,175
Fair market value of common stock, warrants and options granted for services	593,279	1,617,592
Fair market value of warrants accounted for as derivative liabilities	35,558	—
Change in fair value of derivative liabilities	(648,313)	—
Penalties on Cantone Debt	192,131	—
Provision for bad debts	1,890,762	—
Loss on deconsolidation	1,953,516	—
Gain on the settlement of accounts payable	(47,251)	—
Changes in operating assets and liabilities:
Accounts receivable	4,489,789	(11,656,294)
Related party account with Jade Capital	—	880,927
Inventories	122,670	(1,313,331)
Prepaid consulting, expenses and other assets	(3,890,720)	261,059
Accounts payable, accrued expenses, accrued salaries and wages and other long-term liabilities	1,228,486	1,679,871
Income taxes payable	(320,398)	794,411
Deferred revenue	15,393	(172,405)
Net cash used in operating activities of continuing operations	(3,204,985)	(6,230,880)
Net cash provided by operating activities of discontinued operations	101,457	1,559,721
Net cash used in operating activities	(3,103,528)	(4,671,159)
Cash flows from investing activities:
Purchase of property and equipment	(1,744,065)	(1,490,224)
Cash balance divested from deconsolidation of subsidiary	(53,658)	—
Funds advanced to KangDa	—	(635,386)
Repayment of funds from KangDa	—	655,471
Payments received from notes receivable	—	159,859
Net cash used in investing activities	(1,797,723)	(1,310,280)
Net cash used in investing activities of discontinued operations	(852,955)	(17,252)
Net cash used in investing activities	(2,650,678)	(1,327,532)
Cash flows from financing activities:
Proceeds from issuance of bridgenote, net of issuance costs	43,000	—
Payments on notes payable	—	(2,195,644)
Proceeds from issuance of convertible debt, net of cash offering costs	520,556	2,084,401
Proceeds from issuance of senior notes, net of cash offering costs	2,088,592	856,714
Proceeds from issuance of common stock, net of cash offering costs	812,320	857,271
Proceeds from the exercise of warrants and options, net of commission and expenses	—	559,530
Net cash provided by financing activities of continuing operations	3,464,468	2,162,272
Net cash used in financing activities of discontinued operations	—	(86,758)
Net cash provided by financing activities	3,464,468	2,075,514
Effect of exchange rates on cash and cash equivalents	14,600	52,967
Net change in cash and cash equivalents	(2,275,138)	(3,870,210)
Cash and cash equivalents, beginning of year	2,287,283	6,157,493
Cash and cash equivalents, end of year	$12,145	$2,287,283

     See Note 1 to consolidated financial statements for supplemental cash flow information and non-cash investing and financing activities.

See accompanying notes to consolidated financial statements.

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Nature of Business

     Since inception, Radient Pharmaceuticals Corporation (the “Company”, or “Radient”, “We”, or “Our”) has been engaged in:

•
commercial development of, and obtaining various governmental regulatory approvals for its proprietary diagnostic tumor-marker test kit, ONKO-SUREtm (formally ONKO-SUREtm®), which detects the presence of multiple types of cancer, and

•	the international commercialization of its Elleuxetm branded Skin Care products.

     Prior to September 2009, the Company manufactured and distributed generic and homeopathic pharmaceutical products and supplements as well as cosmetic products in China through a wholly owned subsidiary Jade Pharmaceutical Inc., (“JPI”) and JPI’s two wholly owned subsidiaries, Jiangxi Jiezhong Bio-Chemical Pharmacy Company Limited (“JJB”) and Yangbian Yiqiao Bio-Chemical Pharmacy Company Limited (“YYB”). YYB was sold by JPI on June 26, 2009.

     Due to several factors including deterioration in its relationship with local management of JPI, the Company relinquished control over JPI and converted its interest in JPI to that of an investment to be accounted for under the cost method, effective September 29, 2009. Accordingly, since September 29, 2009, the accounts and transactions of JPI have been deconsolidated from the financial statements of Radient.

   Deconsolidation

     During the third quarter of 2009, it became apparent to the Company’s management that the working relationship with management of its operations in China was becoming increasingly strained. Accordingly, the Company deemed it appropriate to seek alternative means of monetizing its investment. There were several issues that caused the Company to conclude accordingly, including, but not limited to:

•	Lack of timely responses by the management in China to requests by Company management for financial information;

•	Lack of responsiveness by management in China to requests for transfer of Company funds to bank accounts under corporate control;

•	Lack of timely communication with Corporate management concerning significant decisions made by management in China concerning the disposal of the YYB subsidiary; and

•	Lack of timely communication with corporate officers concerning operations in China.

     Effective September 29, 2009 (the “Effective Date”), based on unanimous consent of the Company’s board of directors and an executed binding agreement (the “Agreement”) between the Company and Henry Jia, Frank Zheng and Yuan Da Xia (collectively, the “JPI Shareholders”), the Company deconsolidated all activity of JPI.

     Based on the Agreement and in accordance with current accounting guidelines, the Company deconsolidated JPI as of the date the Company ceased to have a controlling financial interest, which was effective September 29, 2009. In accordance with the Agreement, the Company agreed to exchange its shares of JPI for 28,000,000 non-voting shares of preferred stock, which represents 100% of the outstanding preferred shares, relinquished all rights to past and future profits, surrendered our management positions and agreed to non-authoritative minority role on its board of directors.

     Based on the Company’s evaluation of current accounting guidance, it was determined that the Company did not maintain significant influence over the investee and, accordingly, has recorded such investment in accordance with the cost method. Although, the Company maintains significant economic ownership in JPI, based on its evaluation of its lack of ability to influence, lack of a role in policy and decision making, no significant planned intercompany activity, among other things, the Company concluded that it would not be appropriate to account for such investment in consolidation or under the equity method of accounting.

     In accordance with current accounting guidance, the Company has recorded the investment in JPI at its fair value as of the date of deconsolidation and recorded a loss in the statement of operations based on the difference between the fair value of the consideration received, the fair value of the retained noncontrolling interest and the carrying amount of JPI’s assets and liabilities at such date (as detailed below):

Consideration Received	$3,405,946	(1)
Fair value of non-controlling interest	20,500,000	(2)
	23,905,946
Net assets of JPI	(25,859,462	)(3)
Loss on deconsolidation	$(1,953,516)

(1)	Consideration consisted of the following:

a.
As part of the Agreement, the Company agreed to exchange loans and advances to JPI totalling $5,350,000 for a 6% convertible promissory note from JPI. These amounts were previously classified as inter company balances and eliminated in consolidation. The exchange, including final payment terms of the convertible promissory note, are expected to be finalized in fiscal 2010. Due to the Company’s evaluation of the collectibility of these amounts. The Company has recorded a reverse of $2,675,000 against the amount due from JPI.

b.	$730,946 of salaries and related interest which were accrued by the Company and will be exchanged for 730,946 shares of JPI common stock.

(2)
Upon deconsolidation, the Company conducted a valuation of its investment. In determining the valuation of the Company’s interest in JPI at September 29, 2010, the most significant assumptions, include the following:

•
Sales growth — based on management’s expectations and historical analysis, which included 2010 sales of approximately $25M and growth at a rate of 12.5% for 2011 and 2012 and 10% for 2013 and 2014. The estimated sales volumes were based on JPI’s currently manufactured products and also its human placenta extract (“HPE”) products with an early 2011 launch date. The timeline for the launch of our HPE products was determined by our internal personnel and consultants hired specifically to assist with the development at such products

•	Cost of sales/Gross Margin — Based on historical analysis and management expectations

•	Selling, General and Administrative Expenses — Based on historical analysis and management expectations

•	Comparable Public Companies — Based on the same or similar line of business and various other quantitative and qualitative characteristics, as discussed herein.

•	Risk adjusted weighted average cost of capital (“WACC”) — A WACC of 17.7% was utilized.

•	Long term growth rate: we assumed a long term growth rate of 6%

•	Terminal value: Determined to be $57M which was based on a forecasted EBITDA in 2014 multiplied by a market based valuation multiple.

•	Product revenue: The analysis included JPI’s currently manufactured products and also human placenta extract products with an early 2011 launch date.

•
Cost of Debt — An examination of the industry’s cost of debt as reflected by an examination of similar sized companies indicated that an appropriate rate on long-term debt was best provided for by examining the Moody’s Ba1 (speculative grade) rate as of the Valuation Date, which was found to be an after tax cost of debt of 5.82%.

•	Cost of Equity — The cost of equity was determined to be 22.58% and included the following variables:

	•	Risk free rate: 4.02%

	•	Equity risk premium: 6.47%

	•	Small stock risk premium: 5.82%

	•	Beta: 1.66x (which was based on an analysis utilized an industry beta derived from a selection of comparable companies as well as by sector)

	•	Subject Company Risk Premium: 2%

•	Discounts — The Company evaluated discounts related to the following:

•	Lack of control

•	Lack of marketability

Since JPI has historically had relatively stable, positive cash flows and there was good comparable company data, equal weight to both the income and market approaches to determine the fair value of JPI’s equity were used. The income approach included a multi-period discounted cash flow (“DCF”) model that utilized a five year forecast (2010 through 2014) based on JPI’s expected organizational structure beyond September 30, 2009 and derived net cash flows from that forecast, and then applied a risk-adjusted discount rate based on the weighted average cost of capital to arrive at an indication of fair value. The market approach included an examination of comparable public companies from which market-based valuation multiples were derived and then applied to the JPI’s 2009 latest twelve month’s (ended Sep tember 30, 2009) revenue, gross profit, and earnings before interest, taxes, depreciation and amortization to arrive at an indication of fair value. First, we identified publicly traded companies that operated in the same or similar line of business as JPI. Specifically, those comparable publicly traded companies within SIC Code 2834 (Pharmaceutical Preparations). In addition to those companies with the appropriate primary SIC Code; the Company compared the description of business, growth rates, liquidity, and profitability. Based on the history of operating cash flow, we elected to apply an average EBITDA multiple of the comparable companies, as we considered this measure to be the most reliable indicator of what an arms-length buyer would be willing to pay for the business. The EBITDA multiple was then applied to the normalized latest twelve month EBITDA of JPI to generate an indication of value.

The total valuation discount applied to the minority interest consists of the combined effects of lack of control and lack of marketability. It was determined that the aggregate discount for lack of control and lack of marketability for the Company’s interest in JPI was 40.0%. The discount for lack of control reflects the difference in benefits of control ascribed to a closely held controlling interest versus a closely held minority interest. The discount for lack of marketability reflects the lack of liquidity or ready marketplace in which to sell the interest.

The ownership interest is not adjusted to fair value on a recurring basis. Each reporting period we assess the fair value of our ownership interest in JPI in accordance with FASB ASC 325-20-35 paragraphs 1A and 2. Each year we conduct an impairment analysis in accordance with the provisions within FASB ASC 320-10-35 paragraphs 25 through 32.

(3)	The net assets of JPI consisted of the following:

Cash	$53,658
Other current assets	18,920,177
Property and equipment	9,381,118
Other long term assets	3,464,715
Total assets	$31,819,668

Current portion of notes payable	$(2,673,154)
Other current liabilities	(1,122,936)
Other comprehensive income	(2,164,116)
Total liabilities	$(5,960,206)

Net Assets	$25,859,462

The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2009 has been presented as if the deconsolidation had occurred on January 1, 2009:

	Year Ended	Pro Forma	Pro forma
	December 31, 2009 [1]	Adjustments [2]	Results[3]
Net revenues	$8,627,669	$(8,469,652)	$158,017
Cost of sales	5,360,213	(5,322,542)	37,671
Gross profit	3,267,456	(3,147,110)	120,346

Operating expenses:
Research and development	563,690		563,690
Selling, general and administrative	10,936,789	(4,371,596)	6,565,193
	11,500,479	(4,371,596)	7,128,883

Income (loss) from operations	(8,233,023)	1,224,486	(7,008,537)

Other income (expense):
Interest and other income (expense), net	(328,071)	(310)	(328,381)
Change in fair value of derivative liabilities	648,313		648,313
Loss on deconsolidation (4)	(1,953,516)		(1,953,516)
Interest expense	(2,596,606)	173,335	(2,423,271)
Total other income (expense), net	(4,229,880)	173,025	(4,056,855)

Income (loss) from continuing operations before provision for income taxes	(12,462,903)	1,397,511	(11,065,392)
Provision for income taxes	19,115		19,115
Income (loss) from continuing operations	$(12,482,018)	$1,397,511	$(11,084,507)

[1]	Represents the Company’s actual (as reported) consolidated results of operations for the year ended December 31, 2009.

[2]
“Pro Forma Adjustments” represents JPI’s results of operations for the period January 1, 2009 through September 29, 2009. See Note 13 for additional information related to JPI’s operations. This information is presented to show the effect of the elimination of JPI’s operations from the Company’s business. In accordance with the deconsolidation agreement, the Company agreed to exchange its shares of JPI for non-voting shares of preferred stock in the deconsolidated entity. Accordingly, there are no adjustments related to revised debt structures and there were no significant expenses incurred on JPI’s behalf.

[3]
Pro forma results are equal to the historical condensed results of operations of the surviving Company for the year ended December 31, 2009. The pro forma results do not necessarily represent the actual results that would have been achieved had the companies been deconsolidated at the beginning of the year, nor may they be indicative of future operations.

[4]
As noted above, this table assumes an effective date of January 1, 2009. Accordingly, while the activity for the year ended December 31, 2009 would be eliminated, the recording of the deconsolidation would result in a loss on January 1, 2009 and result in a loss being recorded for the year ended December 31, 2009.

   Discontinued Operations and Dispositions

     On January 22, 2009, the Company’s board of directors authorized management to sell the operations of YYB. The Company has classified the assets, liabilities, operations and cash flows of YYB as discontinued operations for all periods presented prior to the sale. The Company sold YYB in June 2009.

     Proceeds from the sale of YYB consist of a note receivable in the amount of 16 million RMB (approximately U.S. $2,337,541), which is to be paid directly to a bank. JPI owed this bank approximately 18,250,000 RMB (approximately U.S. $2,668,000) at the date of sale. In connection with that sale, JPI transferred rights to certain land and land use rights upon sale. JPI remains liable under the debt obligation with the bank, as such obligation did not pass to the buyer JPI is unaware of any default in obligation to the bank being paid by the buyer. Accordingly, JPI recorded a note receivable of $2,337.541 on its books, which is due through 2010. The loss on the sale of YYB is summarized as follows (in U.S. dollars):

Sales price	$2,337,541
Carrying value of net assets	6,723,605
Loss on sale	$(4,386,064)

     Summarized operating results of discontinued operations through June 26, 2009 (the date of sale) and for the year ended December 31, 2008 are as follows:

	Year Ended December 31,
	2009	2008
Revenue	$594,839	$3,967,643
Income before income taxes	$277,743	$1,081,021

     Included in income (loss) from discontinued operations, net are income tax expenses of $30,717 and $5,213 for the years ended December 31, 2009 and 2008, respectively. YYB’s tax rate is 15% through 2010 in accordance with the “Western Region Development Concession Policy” of the PRC government. The following table summarizes the carrying amounts at June 26, 2009 (the date of sale) and December 31, 2008 of the major classes of assets and liabilities of the Company’s business classified as discontinued operations:

	As of	As of
	June 26, 2009	December 31,
	(Date of Sale)	2008
Current assets:
Cash	$1,044,550	$—
Accounts receivable, net	1,094,399	930,769
Inventories	584,886	423,842
Other current assets	3,975	80,410
	$2,727,810	$1,435,021
Long-lived assets:
Property and equipment	2,097,076	$1,742,739
Other	3,040,406	47,195
	$5,137,482	$1,789,934
Current liabilities:
Accounts payable and accrued liabilities	569,188	685,360
Debt	572,500	466,155
	$1,141,688	$1,151,515

   Going Concern

     The consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, the realization of assets and satisfaction of liabilities in the normal course of business. The Company incurred losses before discontinued operations of $12,482,018 and $712,948 for the years ended December 31, 2009 and 2008, respectively, and had an accumulated deficit of $52,438,553 at December 31, 2009. In addition, the Company used cash from operating activities of continuing operations of $3,204,985.

     During the second quarter 2009 the Company’s corporate management became aware of certain internal disputes in China between the management of JJB and JPI. These disputes have effectively resulted in difficulties in managing the operations of JJB and also receiving financial information from them. As a result of this loss of control, the Company entered into the Agreement to deconsolidate JPI (see above).

     On April 14, 2010 the Company had cash on hand of approximately $6.4 million. The Company’s operations currently require approximately $300,000 per month exclusive of interest payments.

     The monthly cash requirement of $300,000 does not include any extraordinary items or expenditures, including payments to the Mayo Clinic on clinical trials for the Company’s ONKO-SUREtm kit or expenditures related to further development of the CIT technology, as no significant expenditures are anticipated other than recurring legal fees incurred in furtherance to of patent protection for the CIT technology.

     From January 1, 2010 through April 13, 2010, the Company raised gross proceeds of approximately $6,000,000 from the issuance of additional 12% convertible promissory notes payable and $512,000 from the exercise of warrants to purchase 400,000 shares. Additionally, in 2010, the Company entered into a 5-year collaboration agreement with a third party to commercialize the Company’s CIT technology in India, resulting in a potential revenue sharing arrangement. The Company is actively securing additional distribution agreements that include potential revenue sharing arrangements in 2010.

     The Company’s near and long-term operating strategies focus on (i) obtaining SFDA approval for the ONKO-SUREtm kit, (ii) further developing and marketing of ONKO-SUREtm, (iii) seeking a large pharmaceutical partner for the Company’s CIT technology in other locations, (iv) selling different formulations of HPE-based products in the U.S. and internationally and (v) introduction of new products. Management recognizes that ability to achieve any of these objectives is dependent upon obtaining significant additional financing to sustain operations to enable it to continue as a going concern. Management’s plans include seeking financing, alliances or other partnership agreements with entities interested in the Company’s technologies, or other business transactions th at would generate sufficient resources to assure continuation of the Company’s operations and research and development programs.

     There are significant risks and uncertainties which could negatively affect the Company operations. These are principally related to (i) the absence of substantive distribution network for the Company’s ONKO-SUREtm kits, (ii) the early stage of development of the Company’s CIT technology and the need to enter into additional strategic relationships with larger companies capable of completing the development of any ultimate product line including the subsequent marketing of such product, (iii) the absence of any commitments or firm orders from the Company’s distributors, (iv) possible defaults in existing indebtedness and (v) failure to meet operational covenants in existing financing agreements which would trigger additional defaults or penalties. The Company’s limited sales to date for the ONKO-SUREtm kit and the lack of any purchase requirements in the existing distribution agreements make it impossible to identify any trends in the Company’s business prospects. Moreover, if either AcuVector and/or the University of Alberta is successful in their claims, we may be liable for substantial damages, the Company’s rights to the CIT technology will be adversely affected, and the Company’s future prospects for licensing the CIT technology will be significantly impaired.

     The Company’s only sources of additional funds to meet continuing operating expenses, fund additional research and development and fund additional working capital are through the sale of securities, and/or debt instruments. We are actively seeking additional debt or equity financing, but no assurances can be given that such financing will be obtained or what the terms thereof will be. We may need to discontinue a portion or all of its operations if the Company is unsuccessful in generating positive cash flow or financing for the Company’s operations through the issuance of securities.

   Principles of Consolidation

     As of September 29, 2009, the Company deconsolidated JPI, but for the period of January 1, 2009 through September 29, 2009 the operations of JPI have been consolidated in the statements of operations and comprehensive income (loss) and statement of cash flows. Intercompany transactions for the period ended September 29, 2009 have been eliminated in consolidation. In addition, the Company consolidated the operations of YYB through June 26, 2009 (the date of sale), which have been classified as discontinued operations at December 31, 2008 and for the years ended December 31, 2009.

   Reclassifications

     Reclassifications have been made to prior year consolidated financial statements in order to conform the presentation to the statements as of and for the year ended December 31, 2009.

   Revenue Recognition

     In China, in 2009, through the date of the deconsolidation on September 29, 2009, the Company generated revenues of approximately $8,469,000 primarily from wholesale sales of over-the-counter and prescription pharmaceuticals and cosmetic products. The Company’s revenues outside of China total approximately $158,000 for the year ended December 31, 2009. See Note 13 for segment reporting.

   Wholesale Sales

     Revenues from the wholesale sales of over-the counter and prescription pharmaceuticals are recognized when persuasive evidence of an arrangement exists, title and risk of loss have passed to the buyer, the price is fixed or readily determinable and collection is reasonably assured, as noted in the appropriate accounting guidance.

     During the third and fourth quarters of 2009, the Company entered into several distribution agreements for various geographic locations with a third party. Under the terms of the agreements, the Company sells product to the distributor at a base price that is the greater of a fixed amount (as defined in each agreement) or 50% of the distributor’s invoiced Net Sales price (as defined) to its customers. The distributor is required to provide the Company quarterly reconciliations of the distributor’s actual invoiced prices at which time the price becomes fixed and determinable by the Company. Until the price is fixed and determinable, the Company defers the recognition of revenues under these arrangements. As of December 31, 2009, the Company had $103,128 of deferred revenue related to these arr angements recorded in the accompanying consolidated balance sheet.

     In conjunction with the launch of the Company’s Goodnak facial creams, distributors of the products were offered limited-time discounts to allow for promotional expenses incurred in the distribution channel. Distributors are not required to submit proof of the promotional expenses incurred. The Company accounts for the promotional expenses in accordance with FASB ASC 815-30-35 Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products), (“ASC 815-30-35”). Accordingly, the promotional discounts have been netted against revenue in the accompanying consolidated statements of operations and comprehensive income (loss). Accounts receivable have also been reduced by the promotional disco unts, as customers are permitted by the terms of the distribution contracts to net the discounts against payments on the related invoices.

     Any provision for sales promotion discounts and estimated returns are accounted for in the period the related sales are recorded. Buyers generally have limited rights of return, and the Company provides for estimated returns at the time of sale based on historical experience. Returns from customers historically have not been material. Actual returns and claims in any future period may differ from the Company’s estimates.

     In accordance with FASB ASC 605-45-50-3, Taxes Collected from Customers and Remitted to Governmental Authorities, (“ASC 605-45-50-3”), JPI’s revenues are reported net of value added taxes (“VAT”) collected.

   Accounting for Shipping and Handling Revenue, Fees and Costs

     The Company classifies amounts billed for shipping and handling as revenue in accordance with FASB ASC 605-45-50-2, Shipping and Handling Fees and Costs (“ASC 605-45-50-2”). Shipping and handling fees and costs are included in cost of sales.

   Other Comprehensive Income and Foreign Currency Translation

     FASB ASC 220-10-05, Comprehensive Income, establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.

     The accompanying consolidated financial statements are presented in United States dollars. The functional currency of JPI is the Yuan Renminbi (“RMB”). For 2008, the balance sheet accounts of JPI were translated into United States dollars from RMB at year end exchange rates and for the year ended December 31, 2008 and the period ended September 29, 2009, all revenues and expenses are translated into United States dollars at average exchange rates prevailing during the periods in which these items arise. For 2008, capital accounts were translated at their historical exchange rates when the capital transactions occurred. Translation gain of $1,375,023 for 2008 was recorded as accumulated other comprehensive income (loss), a component of stockholders’ equity.

     The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into United States dollars at the rates used in translation.

   Research and Development

     Internal research and development costs are expensed as incurred. Non-refundable third party research and development costs are expensed when the contracted work has been performed.

   Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

   Inventories

     JPI recorded inventories at the lower of weighted-average cost (which approximates cost on a first-in, first-out basis) or net realizable value. Major components of inventories were raw materials, packaging materials, direct labor and production overhead. Radient’s inventories consist primarily of raw materials and related materials, are stated at the lower of cost or market with cost determined on a first-in, first-out (“FIFO”) basis. The Company regularly monitors inventories for excess or obsolete items and makes any valuation corrections when such adjustments are needed. From time to time, provisions are made to reduce excess or obsolete inventories to their estimated net realizable value. Once established, write-downs are considered permanent adjustments to the cost basis of the obsolet e or excess inventories.

   Property and Equipment

     Property and equipment is stated at cost. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Machinery and equipment, including lab equipment	5 to 15 years
Office equipment	3 to 5 years

     Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in the consolidated statement of operations.

   Intangible Assets

     The Company owns intellectual property rights and an assignment of a US patent application for its CIT technology. The technology was purchased from Dr. Lung-Ji Chang, who developed it while at the University of Alberta, Edmonton, Canada. The purchase price is being amortized over the expected useful life of the technology, which the Company determined to be 20 years, based upon an estimate of three years to perfect the patent plus 17 years of patent life.

   Impairment of Long-Lived Assets

     In accordance with FASB ASC 360-10-5, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates the carrying value of its long-lived assets for impairment whenever events or changes in circumstances indicate that such carrying values may not be recoverable. The Company uses its best judgment based on the current facts and circumstances relating to its business when determining whether any significant impairment factors exist. The Company considers the following factors or conditions, among others, that could indicate the need for an impairment review:

•	significant under performance relative to expected historical or projected future operating results;

•	market projections for cancer research technology;

•	its ability to obtain patents, including continuation patents, on technology;

•	significant changes in its strategic business objectives and utilization of the assets;

•	significant negative industry or economic trends, including legal factors;

•	potential for strategic partnerships for the development of its patented technology;

•	changing or implementation of rules regarding manufacture or sale of pharmaceuticals in China; and

•	ability to maintain Good Manufacturing Process (“GMP”) certifications.

     If the Company determines that the carrying values of long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company’s management performs an undiscounted cash flow analysis to determine if impairment exists. If impairment exists, the Company measures the impairment based on the difference between the asset’s carrying amount and its fair value, and the impairment is charged to operations in the period in which the long-lived asset impairment is determined by management. During the quarter ended September 30, 2009, the Company recorded an entry of $161,057 to remove capitalized accounting software associated with the deconsolidation of JPI on September 29, 2009. Based on its analysis, the Company believes that no further indicators of impairment of the carrying value of its long-lived assets existed at December 31, 2009. There can be no assurance, however, that market conditions will not change or demand for the Company’s products will continue or allow the Company to realize the value of its long-lived assets and prevent future impairment.

   Risks and Uncertainties

     The Company’s proprietary test kit is deemed a medical device or biologic, and as such is governed by the Federal Food and Drug and Cosmetics Act and by the regulations of state agencies and various foreign government agencies. Prior to July 3, 2008, the Company was not permitted to sell the ONKO-SUREtm test kit in the U.S. except on a “research use only” basis, as regulated by the U.S. Food and Drug Administration (“USFDA”). The Company has received regulatory approval from various foreign governments to sell its products and is in the process of obtaining regulatory approval in other foreign markets. There can be no assurance that the Company will maintain the regulatory approvals required to market its ONKO-SUREtm test kit or that they will not be withdrawn.

     Prior to May 2002, the Company’s focus was on obtaining foreign distributors for its ONKO-SUREtm test kit. In May 2002, the Company decided to begin the USFDA process under Section 510(k) of the Food, Drug and Cosmetic Act for approval of its intent to market the ONKO-SUREtm test kit as an aid in monitoring patients with colorectal cancer. On July 3, 2008, the Company received a letter of determination from the USFDA that the ONKO-SUREtm test kit was “substantially equivalent” to the existing predicate device being marketed. The letter grants the Company the right to market the ONKO-SUREtm test kit as a device to monitor patients who have been previously diagnosed with colorectal cancer.

     Although the Company had obtained approval from the USFDA to market the then current formulation of the ONKO-SUREtm test kit, it had been determined that one of the key components of the ONKO-SUREtm test kit, the anti-fibrinogen-HRP was limited in supply and additional quantities could not be purchased. Subsequently, the Company has identified and tested a substitute antibody that performs as well as the previously limiting antibody which we are currently evaluating. The Company now anticipates that it will complete the validation of the substitute anti-fibrinogen-HRP by the end of 2010, which creates a significant supply of the current version (300 to 500 times more than previous levels) of the ONKO-SUREtm test kit. Based on current and anticipated orders, this supply is adequate to fill all orders.

     Part of the Company’s research and development efforts through 2010 will include the testing and development of an enhanced and improved version of the ONKO-SUREtm test kit. Pilot studies show that the new version could be superior to the current version. The Company is currently working with a third party to take the lead on necessary clinical studies. It is anticipated that this version will be submitted to the USFDA in the latter half of 2010.

     In June 2007, the Chinese approval process fundamentally changed. Under the new SFDA guidelines, the SFDA is unlikely to approve the marketing of the ONKO-SUREtm test kit without one of the following: approval by the USFDA, sufficient clinical trials in China, or product approval from a country where the ONKO-SUREtm test kit is registered and approved for marketing and export. We are not currently pursuing SFDA approval for ONKO-SUREtm in China.

     The Company is subject to the risk of failure in maintaining its existing regulatory approvals, in obtaining other regulatory approval, as well as the delays until receipt of such approval, if obtained. Therefore, the Company is subject to substantial business risks and uncertainties inherent in such an entity, including the potential of business failure.

   Risks and Uncertainties

     There are significant risks and uncertainties which could negatively affect the Company’s operations. These are principally related to (i) the absence of substantive distribution network for the Company’s ONKO-SUREtm kits, (ii) the early stage of development of the Company’s CIT technology and the need yet to be developed to enter into a strategic relationship with a larger company capable of completing the development of any ultimate product line including the subsequent marketing of such product and (iii) the absence of any commitments or firm orders from the Company’s distributors. The Company’s limited sales to date for the ONKO-SUREtm kit and the lack of any purchase requirements in the existing distribution agreements make it impossible to identify any trends in the Company’s business prospects. Moreover, if either AcuVector and/or the University of Alberta is successful in their claims, the Company may be liable for substantial damages, the Company’s rights to the CIT technology will be adversely affected, and the Company’s future prospects for licensing the CIT technology will be significantly impaired.

   Share-Based Compensation

     All issuances of the Company’s common stock for non-cash consideration have been assigned a per share amount equaling either the market value of the shares issued or the value of consideration received, whichever is more readily determinable. The majority of non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares on the measurement date.

     The Company accounts for equity instruments issued to consultants and vendors in exchange for goods and services in accordance with the provisions of FASB ASC 505-50-30, Equity-Based Payments to Non-Employees, (“ASC 505-50-30”) the measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

     Under the relevant accounting guidance, assets acquired in exchange for the issuance of fully vested, non-forfeitable equity instruments should not be presented or classified as an offset to equity on the grantor’s balance sheet once the equity instrument is granted for accounting purposes. Accordingly, the Company records the fair value of the fully vested, non-forfeitable common stock issued for future consulting services as prepaid expense in its consolidated balance sheet.

     We have employee compensation plans under which various types of stock-based instruments are granted. We account for our share-based payments in accordance with FASB ASC 718-10, “Stock Compensation” (“ASC 718-10”). This statement requires all share-based payments to employees, including grants of employee stock options, to be measured based upon their grant date fair value, and be recognized in the statements of operations as compensation expense (based on their estimated fair values) generally over the vesting period of the awards.

   Basic and Diluted Income (Loss) Per Share

     The following table sets for the calculation of basic and diluted earnings per share for the years ended December 31, 2009 and 2008:

	2009	2008
Numerator:
Net income (loss)	$(16,621,055)	$1,180,060
Numerator for basic per share amounts — income available (loss attributable) to common stockholders	$(16,621,055)	$1,180,060
Interest on convertible debt	—	73,581
Numerator for diluted per share amounts	$(16,621,055)	$1,253,641
Denominator:
Denominator for basic per share amounts — weighted-average shares	16,608,946	15,608,697
Effect of dilutive securities:
Options and warrants — dilutive potential common shares calculated using the treasury stock method	—	573,593
Incremental shares from assumed conversion — convertible debt	—	2,154,872
Denominator for diluted per share amounts	16,680,946	18,337,162
Basic income (loss) per common share	$(1.00)	$0.08
Diluted income (loss) per common share	$(1.00)	$0.07

     Basic income (loss) per common share is computed based on the weighted-average number of shares outstanding for the period. Diluted income (loss) per share includes the effect of potential shares outstanding, including dilutive stock options and warrants, using the treasury stock method, and shares issuable upon conversion of debt. In periods of losses, basic and diluted loss per share are the same as the effect of stock options, warrants and shares issuable upon conversion of debt on loss per share is anti-dilutive. However, the impact under the treasury stock method of dilutive stock options and warrants would have increased diluted weighted — average shares by 246,190 shares for the year ended December 31, 2009. The conversion price of the Company’s debt assumed in the calculatio n of diluted earnings per share for the years ended December 31, 2009 and 2008 is $1.20 per share, based on the conversion price that would have been in effect and the interest accrued through the year then ended. The potentially dilutive effect of 201,103 options and warrants issuable upon conversion of the debt was not considered in the calculation of earnings per share as the effect would be anti-dilutive on December 31, 2009.

     Diluted income per share for the year ended December 31, 2008 excludes the impact of 7,436,107 options and warrants because the exercise price per share for those options and warrants exceeds the average market price of the Company’s common stock during the year ended December 31, 2008. The potentially dilutive effect of 1,077,436 options and warrants issuable upon conversion of the debt is considered in the calculation of earnings per share using the treasury stock method, based on the exercise price that would have been in effect had the warrants been issued on December 31, 2008. All such warrants have been excluded from the calculation because the minimum exercise price of such warrants exceeds the average market price of the Company’s common stock during the years ended December  31, 2008.

   Income Taxes

     The Company accounts for income taxes under FASB ASC 740-10, “Income Taxes” (“ASC 740-10”). Under ASC 740-10, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

     When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely o f being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

     At December 31, 2009 and 2008, the Company has accrued zero for the payment of tax related interest and there was no tax interest or penalties recognized in the consolidated statements of operations.

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, among others, realizability of inventories, recoverability of long-lived assets, valuation and useful lives of intangible assets, note receivable from JPI, valuation of derivative liabilities, valuation of investment in JPI, and valuation of common stock options, warrants and deferred tax assets. Actual results could differ from those estimates.

Fair Value of Financial Instruments

     The carrying amounts of the Company’s cash and cash equivalents, accounts payable and accrued expenses approximate their estimated fair values due to the short-term maturities of those financial instruments. The Company believes the carrying amount of its notes payable approximates its fair value based on rates and other terms currently available to the Company for similar debt instruments.

Derivative Financial Instruments

     The Company applies the provisions of FASB ASC 815-10, Derivatives and Hedging (“ASC 815-10”). Derivatives within the scope of ASC 815-10 must be recorded on the balance sheet at fair value. The Company issued convertible debt in September 2008, and recorded a derivative asset related to the limitation on bonus interest rights held by convertible debt holders in the event of a change in control or bankruptcy. The fair value of the derivative asset was $125,000 at December 31, 2008. During 2009, certain convertible debt holders converted the principal and accrued interest which resulted in a decrease of the derivative asset to $80,913 at December 31, 2009.

     In connection with the convertible debt issued in September 2008, the Company was required to issue additional warrants as a result of the reset provision of the exercise price. The convertible debt warrant agreements provided for additional warrants to be issued within six months after the final close date of the convertible debt or March 15, 2009, if the Company issued or sold any shares of common stock (other than exercise of outstanding options or warrants) for consideration less than the exercise price of the warrants issued to the convertible debt holders. In 2008, the initial warrant value of $209,166 was originally recorded to additional paid in capital. Upon the adoption of ASC 815-10 at January 1, 2009, the Company removed from additional paid in capital $209,166 and recorded the deri vative liability at its then fair value of $98,308 with the offset of $110,858 to retained earnings. The derivative liability was increased to $133,866 at March 15, 2009 (its then fair value), resulting in a charge to other expense of $35,558 and then the derivative liability was reclassified back to additional paid in capital as the six months term had expired.

     During 2009, the Company issued convertible debt with warrants and recorded derivative liabilities related to the beneficial conversion feature of the convertible debt and a reset provision associated with the exercise price of the warrants. The fair value on the grant date was $510,417 as computed using the Black-Scholes option pricing model. In accordance with the accounting guidance associated with derivative instruments, the Company re-measured their values as of the end of the quarter. During 2009, the Company recorded a decrease of $450,956 to the derivative liabilities related to the decrease in fair value during the period ended December 31, 2009.

     On November 30, 2009, the Company entered into a securities purchase agreement with Alpha Capital Group and Whalehaven Capital funds. The Company issued 1,860,714 and 1,428,571 shares of the Company’s common stock to Alpha Capital Group and Whalehaven Capital Funds, respectively. The stock price of the common shares issued was valued at $0.28 per share with aggregate proceeds of $812,320, which is net of direct offering costs of $108,680. In connection with the securities purchase agreement, the Company also issued 6.5 year warrants, which represents 50% of the common stock issuances. As a result, the Company issued warrants to purchase 930,357 and 714,286 of the Company’s common stock, $0.001 par value per share, at an exercise price of $1.25 per share to Alpha Capital Group and Whaleha ven Capital Funds, respectively, subject to certain anti-dilution adjustments. The terms associated with the reset of the exercise price of the warrants resulted in classifying these warrants as derivative liabilities. On the date of issuance, the Company recorded a derivative liability of $509,839. The derivative was revalued at December 31, 2009, which resulted in a change in fair value of the derivative liability. In connection with the revaluation, the Company recorded a gain of $197,357 in the change in fair value of derivative liabilities of the accompanying statement of operations and comprehensive income (loss).

Fair Value Measurements

     The Company determines the fair value of its derivative instruments using a three-level hierarchy for fair value measurements which these assets and liabilities must be grouped, based on significant levels of observable or unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. This hierarchy requires the use of observable market data when available. These two types of inputs have created the following fair-value hierarchy:

     Level 1 — Valuation based on unadjusted quoted market prices in active markets for identical securities. Currently, the Company does not have any items as Level 1.

     Level 2 — Valuations based on observable inputs (other than Level 1 prices), such as quoted prices for similar assets at the measurement date; quoted prices in markets that are not active; or other inputs that are observable, either directly or indirectly. Currently, the Company does not have any items classified as Level 2.

     Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgment. The Company used a Black-Scholes option pricing model to determine the fair value of the instruments.

     If the inputs used to measure fair value fall in different levels of the fair value hierarchy, a financial security’s hierarchy level is based upon the lowest level of input that is significant to the fair value measurement.

     The following table presents the Company’s warrants and embedded conversion features measured at fair value on a recurring basis as of December 31, 2009 classified using the valuation hierarchy:

Level 3
Carrying
Value
December 31, 2009
Embedded conversion options	$269,758
Warrants	85,000
$354,758
Decrease in fair value included in other income (expense)	$648,313

     The following table provides a reconciliation of the beginning and ending balances for the Company’s derivative liabilities measured at fair value using Level 3 inputs:

Balance at January 1, 2009	$—
Derivative liabilities added — warrants	250,000
Derivative liabilities added — conversion options	770,256
Amount converted to additional paid-in capital for the conversion of debt	(17,185)
Change in fair value	(648,313)
Balance at December 31, 2009	$354,758

Advertising Costs

     Advertising costs are expensed as incurred. Advertising costs were approximately $14,000 and $27,900 for the years ended December 31, 2009 and 2008, respectively.

Concentrations of Credit Risk

Cash

     From time to time, the Company maintains cash balances at certain institutions in excess of the FDIC limit. As of December 31, 2009, the Company had no cash balances in excess of this limit.

Customers

     In the United States, the Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and the industry served by the Company. A reserve for uncollectible amounts and estimated sales returns is provided based on historical experience and a specific analysis of the accounts which management believes is sufficient. Accounts receivable is net of a reserve for doubtful accounts and sales returns of $73,446 at December 31, 2008. There are no accounts receivable balances as of December 31, 2009.

     As of December 31, 2008, amounts due from six customers, each with receivables in excess of 10% of accounts receivable, comprised 19%, 14%, 13%, 13%, 12% and 12% of outstanding accounts receivable. For the year ended December 31, 2009, one customer comprised 11% of net revenues. For the year ended December 31, 2008, one customer comprised more than 17% of net revenues. All of the related concentrations were in the Company’s JPI subsidiary, which was deconsolidated in September 2009 (see above).

Supplemental Cash Flow Information

	2009	2008
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$323,201	$332,233
Cash paid during the period for taxes	$695,322	$2,562,485
Supplemental disclosure of non-cash activities:
Warrants issued to brokers, included in prepaid consulting	$88,000	$—
Warrants issued in connection with senior notes and bridge loan included in debt discount	$1,887,920	$—
Reclassification of amounts recorded to additional paid-in capital to warrant liability, including $110,858 recorded to retained earnings, representing the change in value of the warrants from date of issuance to January 1, 2009	$209,166	$—
Reclassification of derivative liability related to warrants to additional paid-in capital upon expiration of share adjustment terms	$133,866	$—
Conversion of warrants to common stock	$38	$—
Voluntary conversion of convertible debt and accrued interest	$1,074,605	$—
Conversion of accounts payable to stock	$75,751	$—
Broker warrants issued in connection with convertible debt	$—	$209,166
Broker warrants issued in connection with senior debt	$—	$559,438
Receipt of machines as partial settlement of note receivable	$—	$472,451
Derivative asset recorded in issuance of convertible debt	$—	$125,000
Fair value of common stock recorded as prepaid consulting	$—	$527,801
Fair value of warrants issued for services, included in prepaid expense	$283,951	$83,875
Carrying value of net assets of JPI before deconsolidation	$25,698,405	$—
Fair value of derivative liabilities	$1,020,256	$—
Conversion of accrued salaries to ownership of JPI	$730,496	$—

Recent Accounting Pronouncements

     In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, an entity may use, the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quot ed prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements. This ASU is effective October 1, 2009. During 2009, the Company adopted this standard, but it did not have a material impact on the consolidated financial statements.

     In October 2009, the FASB issued ASU No. 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance, to provide guidance on share-lending arrangements entered into on an entities own shares. The Company does not expect it to have a material impact on the consolidated financial statements.

     Other new pronouncements issued but not effective until after December 31, 2009, are not expected to have a significant effect on our consolidated financial statements.

     We have evaluated subsequent events through the filing date of this Form 10-K/A, and determined that no subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes thereto other than as disclosed in the accompanying notes.

NOTE 2 — INVENTORIES

     Inventories consist of the following:

	December 31,
	2009	2008
Raw materials	48,852	$719,389
Work-in-process	3,265	11,808
Finished goods	27,138	832,794
	$79,255	$1,563,991

NOTE 3 — PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

	December 31,
	2009	2008
Building and improvements	$—	$7,774,591
Machinery and equipment	—	4,233,129
Office equipment	120,019	431,049
Lab equipment	71,755	12,372
Construction in progress	—	1,229,319
	191,774	13,680,460
Less accumulated depreciation	(108,227)	(1,970,872)
	$83,547	$11,709,588

     Depreciation expense was $686,197 and $962,075 for the years ended December 31, 2009 and 2008, respectively.

NOTE 4 — INTANGIBLE ASSETS

     Intangible assets consist of the following at December 31, 2009:

	Gross	Accumulated		Amortization
	Value	Amortization	Net	(in years)
Assets subject to amortization:
Intellectual property	$2,000,000	$(841,667)	$1,158,333	20

     Intangible assets consist of the following at December 31, 2008:

			Effect of
			Foreign
	Gross	Accumulated	Currency		Amortization
	Value	Amortization	Translation	Net	(in years)
Assets subject to amortization:
Intellectual property	$2,000,000	$(741,667)	—	$1,258,333	20
Production rights	1,916,622	(318,986)	154,007	1,751,643	10
Land use rights	1,354,765	(99,094)	209,839	1,465,510	33
Non-compete agreements	324,415	(163,652)	32,483	193,246	5
Customer relationships	214,328	(77,904)	26,569	162,993	7
Trade name and logo	530,829	(129,041)	78,055	479,843	10
	$6,340,959	$(1,530,344)	$500,953	$5,311,568

     During the year ended December 31, 2009, gross intangible assets of approximately $4,330,000 and related accumulated amortization related to JPI and subsidiary were removed from the Company’s books as a result of the deconsolidation of JPI.

     In August 2001, the Company acquired intellectual property rights and an assignment of a US patent application for combination immunogene therapy (“CIT”) technology for $2,000,000. The technology was purchased from Dr. Lung-Ji Chang, who developed it while at the University of Alberta, Edmonton, Canada. During 2003, two lawsuits were filed challenging the Company’s ownership of this intellectual property. The value of the intellectual property will be diminished if either of the lawsuits is successful (see Note 9).

     As part of the acquisition of the CIT technology, the Company agreed to pay Dr. Chang a 5% royalty on net sales of combination gene therapy products. The Company has not paid any royalties to Dr. Chang to date as there have been no sales of combination gene therapy products.

     During the years ended December 31, 2009 and 2008, amortization expense totaled $409,574 and $528,340 respectively. Assuming (1) no future impairment to the Company’s intellectual property and (2) no future acquisitions of intangible assets, amortization expense is expected to be $100,000 per year or the next five years.

NOTE 5 — PREPAID EXPENSES, OTHER CURRENT ASSETS, AND OTHER ASSETS

     Prepaid expenses and other current assets consist of the following:

	December 31,
	2009	2008
Material deposits	$—	$627,390
Due from officers and directors	—	9,693
Current deferred tax asset	—	92,798
Prepaid Insurance	52,703	143,566
Other	5,075	133,513
	$57,778	$1,006,960

     Other assets consist of the following:

	December 31,
	2009	2008
Deposits, primarily product licenses	$—	$3,000,354
Debt issuance costs (Note 7)	1,288,910	906,408
Convertible Debt derivative (Note 7)	80,913	125,000
Refundable deposits	24,538	40,670
	$1,394,361	$4,072,432

     Related to the $3,000,354 deposit for product licenses noted above in 2008 for JPI, revenues had not yet been generated from the product licenses included in other assets. At the time commercial sales of the product were to begin, the product licenses were to be reclassified to intangible assets and amortized to cost of goods sold using the straight-line method over the estimated useful life of the related product.

NOTE 6 — INCOME TAXES

     Radient Pharmaceuticals Corporation and subsidiaries are included in a consolidated Federal income tax return. The Company’s international subsidiaries file various income tax returns in their tax jurisdictions. The provision for income taxes is as follows:

	2009	2008
Current:
Federal	$(2,000)	$—
State	1,000	1,000
Foreign	—	1,815,000
Total current	(1,000)	1,816,000
Deferred:
Foreign	—	(92,000)
Provision for income taxes	$(1,000)	$1,724,000

     The Company’s income (loss) before income tax provision was subject to taxes in the following jurisdictions for the following periods:

	2009	2008
United States	$(11,748,766)	$(9,794,491)
Foreign	(5,225,636)	12,698,064
	$(16,974,202)	$2,903,573

     The income tax expense for 2008 relates to payments made to foreign tax jurisdictions and state minimum fees. The Company’s Chinese operations were deconsolidated in the third quarter of the year. See Note 1 for details.

     The provision (benefit) for income taxes differs from the amount computed by applying the U.S. Federal income tax rate of 34% to loss before income taxes as a result of the following for the years ended December 31:

	2009	2008
Computed tax benefit at federal statutory rate	$(5,772,000)	$987,000
State income tax benefit, net of federal benefit	1,000	1,000
Nondeductible Interest Expense	731,000	—
Deferred Gain on JPI	5,518,000	—
Foreign earnings taxed at different rates	1,776,000	(2,609,000)
Stock issuances	481,000	640,000
Expired Net Operating Losses	546,000	—
Valuation allowance on federal tax benefit	(3,285,000)	2,685,000
Other	3,000	20,000
	$(1,000)	$1,724,000

     The components of the Company’s deferred tax assets and liabilities are as follows:

	December 31,
	2009	2008
Deferred tax asset:
Net operating loss carryforwards	$15,529,000	$13,288,000
Expenses recognized for granting of options and warrants	1,727,000	2,036,000
Tax credit carryforwards	245,000	216,000
Depreciation	3,000	—
Other temporary differences	309,000	408,000
Total gross deferred tax asset	17,813,000	15,948,000
Valuation allowance	(11,698,000)	(15,663,000)
Net deferred tax asset	6,115,000	285,000
Deferred tax liabilities:
Deferred Gain on JPI	(6,115,000)	—
Depreciation	—	(193,000)
Total deferred tax liabilities	(6,115,000)	(193,000)
Net deferred tax asset	$—	$92,000

     The Company records a valuation allowance to reduce the carrying value of the net deferred tax assets to an amount that is more likely than not to be realized. The valuation allowance decreased by approximately $2,027,000 during the year ended December 31, 2009.

     At December 31, 2008, the Company had net operating loss carryforwards of approximately $38.1 million and $29.1 million available to reduce federal and state taxable income, respectively. Approximately $1.6 million of federal net operating losses expired during the year. The federal and state net operating loss carryforward expire on various dates through 2023, unless previously utilized. The Company does not have any net operating losses that are attributable to excess stock option deductions which would be recorded as an increase in additional paid in-capital. The Company has research and development tax credit carryforwards of approximately $113,000 and $132,000 to reduce federal and state income tax, respectively. The federal research and development tax credits will begin to expire in 2022, unless previously utilized. The Company’s California research and development tax credit carryforwards do not expire and will carryforward indefinitely until utilized. Any net operating loss or credit carryforwards that will expire prior to utilization will be removed from deferred tax assets with a corresponding reduction of the valuation allowance.

     Utilization of the net operating loss and research and development credit carryforwards may be subject to a substantial annual limitation due to ownership change limitations that have occurred previously or that could occur in the future as provided by Sections 382 and 383 of the Internal Revenue Code of 1986, as well as similar state and foreign provisions. These ownership changes may limit the amount of net operating loss and research and development credit carryforwards than can be utilized annually to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than 50 percentage points over a three-year period. Since the Company’s formation, the Company has raised capital through the issuance of capital stock on several occasions which, combined with dispositions of shares, may have resulted in a change of control, or could result in a change of control when combined with future transactions. The Company has not currently completed a study to assess whether a change or changes in control have occurred due to the significant complexity and cost associated with such a study. Any limitation may result in expiration of a portion of the net operating loss or research and development credit carryforwards before utilization.

     On January 1, 2007 the Company adopted the provisions of FIN 48. As a result of applying the provisions of FIN 48, the Company increased its liability for unrecognized tax benefits by approximately $123,000, offsetting the valuation allowance on net deferred tax assets. Interest or penalties have not been accrued at December 31, 2009 or 2008. If tax benefits are ultimately recognized, there will be no impact to the Company’s effective tax rate as a result of the Company’s valuation allowance. The Company does not anticipate any significant increases or decreases to its liability for unrecognized tax benefits within the next 12 month period.

     A reconciliation of the beginning and ending amount of unrecognized tax benefits (which are not recorded as a liability because they are offset by net operating loss carryforwards) follows:

	2009	2008
Unrecognized Tax Benefits:
Balance at beginning of year	$52,000	$123,000
Increase/(Decrease) for tax positions taken during the current period	—	10,000
Increase/(Decrease) for tax positions taken in prior years, net	1,000	(81,000)
Balance at end of year	$53,000	$52,000

     The Company is no longer subject to U.S. federal and state income tax examinations for years before 2005 and 2004, respectively. However, to the extent allowed by law, the tax authorities may have the right to examine prior periods where net operating losses or tax credits were generated and carried forward, and make adjustments up to the amount of the net operating loss or credit carryforward amount. The Company is not currently under Internal Revenue Service or state tax examinations.

NOTE 7 — NOTES PAYABLE

     Notes payable consists of the following:

	December 31,
	2009	2008
Convertible Debt, net of unamortized discount, inclusive of bonus interest, of $2,000,649 and $3,765,000 at December 31, 2009 and 2008, respectively	$240,482	$—
Senior Notes payable, net of unamortized discount of $1,701,398 and $496,195 at December 31, 2009 and 2008, respectively	1,918,486	581,305
Bank debt	—	3,128,765
	2,158,968	3,710,070
Less: Bank debt associated with discontinued operations of YYB	—	(466,155)
Less: Current portion of long-term debt	(1,316,667)	(2,662,610)
Less: Current portion of convertible note	(240,482)	—
	$601,819	$581,305

Convertible Debt

     In September 2008, the Company issued $2,510,000 of Convertible Debt securities (the “Convertible Debt”). The Convertible Debt bears interest at a coupon rate of 10%, and is due in September 2010 or upon a change in control of the Company or certain other events of default, as defined. However, if the Convertible Debt has not been converted to common stock at the maturity date, the holder will be entitled to receive bonus interest equal to 50% of the face value of the note, in addition to the coupon rate of interest. In the event of a change of control or bankruptcy, interest due is limited to the 10% coupon rate. Interest is payable at maturity. The Convertible Debt is unsecured and is junior in priority to the Senior Notes.

     The terms of conversion allow that if the Company completes a registered public offering of at least $25 million (a “Qualified Financing”), all principal and accrued interest will automatically be converted into the Company’s common stock at a conversion price of $1.20, provided that the conversion shares to which the Convertible Debt holders shall be entitled to receive shall either have been registered for sale or salable under provisions of the Securities Act. If the Convertible Debt is not mandatorily converted upon a Qualified Financing, the maturity date of the notes will be accelerated to the closing date of the Qualified Financing. In the event of a forced conversion into common shares resulting from a Qualified Financing, holders of the Convertible Debt will be subject to a loc k-up on any remaining shares not sold in the offering for ninety (90) days after the public offering. Upon conversion, the holders will be entitled to receive five year warrants to purchase a number of common shares equal to 50% of the shares issued upon conversion, with an exercise price of 120% of Company’s common share price on the conversion date, however, in no case will the exercise price be less than $2.80. Holders of Convertible Debt may voluntarily convert any or all of the principal and interest due under the same terms noted above, with the exception that the shares may have resale restrictions. The shares of common stock issuable upon a voluntary conversion of the Convertible Debt carry so-called “piggy-back” registration rights should the Company file a registration statement in the future.

     The Company has the right to call the Convertible Debt if the market value of the Company’s common stock exceeds $6.18 for five consecutive days, provided that the note holders have the right to convert the debt to common shares within a stated period after notice of the Company’s intent to repay the debt has been delivered.

     In accordance with FASB ASC 815-10, the Company established a debt premium and derivative asset relative to the limitations on bonus interest that will occur upon a change in control or bankruptcy. The initial fair value of the derivative asset of $125,000 was based on a probability assessment of the payment alternatives. During 2009 approximately 35% of the principal balance was converted to equity (see below). Related to that transaction, the Company reduced its derivative asset by 35%, leaving a balance of $80,913 as of December 31, 2009. The derivative asset is included in other assets in the consolidated balance sheets at December 31, 2009 and 2008.

     In accordance with FASB ASC 320-10, Investments-Debt and Equity Securities (“ASC 320-10”) and ASC 470-20, Debt with Conversion and Other Options, the Company also established a debt discount and a related credit to additional paid-in capital in the amount of $2,635,000, representing the value of the beneficial conversion feature inherent in the Convertible Debt, as limited to the face amount of the debt and the premium related to the derivative asset. Accordingly, the carrying value of the Convertible Debt, after allocation of the beneficial conversion feature to additional paid in capital, was $0. The net debt discount is being accreted over the life of the debt using the effective-in terest method, such that the carrying value of the debt at maturity will include bonus interest payable. The accretion was immaterial for the year ended December 31, 2008. For the year ended December 31, 2009, the Company recorded accretion of the debt discount of approximately $17,000.

     The Company also incurred debt issuance costs of $634,765 in association with the Convertible Debt, including $209,167 related to the issuance of 209,167 warrants issued to brokers. These warrants were valued using the Black-Scholes option pricing model, using the following assumptions: (i) no dividend yield, (ii) weighted-average volatility of 95% (iii) weighted-average risk-free interest rate of 2.59%, and (iv) weighted-average expected life of 5 years. Those costs are included in other assets in the consolidated balance sheet at December 31, 2009 and 2008, and are being amortized over the life of the debt using the effective interest method.

     In September 2009 approximately 35% of the principal balance of this Convertible Debt was converted to equity at the option of the holders. The total amount converted was $924,605, which included $885,259 of principal and $39,346 of accrued interest. These amounts were converted to 807,243 shares of common stock and additionally the Company issued 403,621 warrants, due to the 50% warrant coverage feature, with an exercise price of $0.66 per share. Due to this conversion of debt in August 2009, the Company removed approximately $83,000 of accrued bonus interest and debt discount with no impact to the consolidated statement of operations for the year ended December 31, 2009. Post conversion, the remaining principal amount and bonus interest amount was approximately $2,437,000, which will be amort ized to interest expense over the remaining term of the Convertible Debt using the effective interest rate method. As of December 31, 2009 and if there are no further conversions prior to the maturity date of September 15, 2010, the Company anticipates recording approximately $2,423,000 of amortization expense in 2010 related to the debt discount.

Additionally due to the conversion of debt in August 2009, the Company reduced the carrying amount of debt issuance costs by approximately $224,000 by recording a charge to interest expense. As of December 31, 2009, the balance of the debt issuance costs related to this Convertible Debt is approximately $410,000 which will be amortized to interest expense in 2010.

The Convertible Note and Warrant Purchase Agreement

     On September 15, 2009, the Company entered into a Note and Warrant Purchase Agreement with St. George Investments, LLC, (the “Investor”; collectively with registered assigns, the “Holder”) (the “Purchase Agreement”). The Company issued and sold to the Investor (1) a 12% promissory note in the principal amount of five hundred fifty-five thousand five hundred fifty-five and 56/100 dollars ($555,556) (the “Note”) which is convertible into the Company’s common stock at 80% of the five day volume weighted average of the closing price of the Company’s common stock, subject to a floor price of no less than $0.64 and on the terms and the conditions specified in the Note; and (2) a warrant to purchase 500,000 shares of the Company’s commo n stock, $0.001 par value per share, at a exercise price of $0.65 per share , subject to certain anti-dilution adjustments. The note matures on September 15, 2010. The terms associated with the conversion feature and the reset of the exercise price of the warrants resulted in classifying these instruments as derivative liabilities (see Note 1). The Company also entered into a Registration Rights Agreement with the Investor pursuant to which the Company filed a registration statement for the sale of the common stock issuable to the Investor under the Note and the Warrant on October 5, 2009 which was declared effective on October 6, 2009.

     In connection with the issuance of this note, the Company incurred approximately $35,000 in debt issuance costs, including a $25,000 commission to a third party. These costs were recorded as debt issuance costs are being amortized over the term of the debt on a straight-line basis (which approximates the effective interest rate method) During the year ended December 31, 2009, the Company amortized an immaterial amount to interest expense related to debt issuance costs.

     During 2009, the Company failed to perform under the agreement which resulted in the occurrence of triggering events (as defined) and default. Under the provision of the agreement, the Company was required to increase the principal amount of the note by a total of 35% and some additional amounts (totaling $210,834), accelerate the due date of the note, and increase the interest rate from 12% to 18%. In December 2009, the Company obtained a waiver from the note holder stating that the note holder will not accelerate the due date of the note, but rather will keep the maturity date as of September 15, 2010. The Company recorded this increase in principal as additional interest expense during the year ended December 31, 2009.

     In December 2009, the holder of this note converted $150,000 of principal to 535,714 shares of common stock.

The Bridge Loan Agreement

     On September 10, 2009, the Company entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) with Cantone Research, Inc. (the “Lender”) whereby the Lender agreed to provide a Bridge Loan for $58,000 (the “Bridge Loan”) and the Company agreed that the proceeds of the Bridge Loan would be used exclusively to pay interest due on currently outstanding “12% Senior Notes”. Interest under the Bridge Loan was set at 12% per annum. However, because the Company did not repay the Bridge Loan as scheduled on or before October 9, 2009, the interest rate was increased to 18% per annum, retroactive to September 10, 2009. The additional amounts due under this arrangement, including accrued interest (the “the Cantone Penalty”) were $86,032 as of December 31, 2009. Pursuant to the Bridge Loan Agreement, against receipt of the Bridge Loan, the Company issued to the Lender a two-year warrant to purchase 116,000 shares of the Company’s common stock exercisable at $0.60 per share (the “Two-Year Warrant”). This warrant was valued at $34,800 using the Black-Scholes model with a discount rate of 0.93% and a volatility of 0.9308% on the date of the Bridge Loan Agreement. Under the appropriate accounting guidance, the Company recorded the value of the warrant at its relative fair value and recorded the relative fair value of the warrants as a debt discount which was amortized to interest expense over the term of the bridge loan. The Company paid cash fees associated with this debt of $15,000, which was recorded as debt issuance costs. For the year ended December 31, 2009 the Company recorded interest expense of approximately $49,800 related to the debt discount and debt issuance costs.

Consulting Agreement

     On September 10, 2009, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Cantone Asset Management, LLC (the “Consultant”) whereby the Consultant shall provide guidance and advice related to negotiating the terms of the Company’s outstanding Series 1 and Series 2 Senior Notes and continued services to assist the Company to coordinate with the holders of the Series 1 and Series 2 Senior Notes. In consideration of the Consultant’s service, the Company agreed to pay monthly consulting fees of $12,000 per month for a period of twelve (12) months and issue to the Consultant a five-year warrant to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.60 per share (the “Five-Year Wa rrant”). This warrant was valued at $88,000 using the black-scholes model with a discount rate of 2.38% and a volatility of 0.9727% and recorded as a prepaid asset. During the year ended December 31, 2009 the Company recorded amortization expense of $29,333 related to this agreement, which has been included in selling, general and administrative expenses in the accompanying consolidated statements of operations and comprehensive income (loss). At December 31, 2009 the unamortized balance of $58,667 is included in prepaid consulting.

See also Note 15 — “Subsequent Events” for further information regarding settlement of certain obligations under consulting arrangements.

Senior Notes Payable

     In December 2008, in the first closing of the 12% Senior Note offering, the Company issued units consisting of $1,077,500 principal amount of 12% Senior Promissory Notes (“Senior Notes”) and five year warrants to purchase a total of 862,000 shares of the Company’s common stock at $1.00 per share. The Senior Notes bear interest at a rate of 12% per annum, payable semi-annually on June 1st and December 1st of each year after issuance. The Senior Notes mature on the earlier of December 8, 2010 or upon the completion of the closing of a credit facility or loans by the Company or its subsidiaries with a financial institution or bank of not less than $8 million in a transaction or series of transactions. Certain events accelerate the maturity of the Senior Notes, including a change in control, bankruptcy or legal judgment. The Senior Notes are unsecured, and are senior to the Convertible Debt. The Company is not permitted to issue additional notes or evidence of indebtedness that are senior in priority to the Senior Notes, however, the Company was permitted to issue notes up to an aggregate principal amount of $2,500,000 which are of equal priority with the Senior Notes.

     The Company incurred debt issuance costs of $271,644 and debt discounts of $508,580 in association with the Senior Notes, including $50,858 and $508,580, respectively, related to the issuance of 948,200 warrants for the purchase of the Company’s common stock at $1 per share, issued to Senior Note holders and to brokers. These warrants were valued using the Black-Scholes option pricing model, using the following assumptions: (i) no dividend yield, (ii) weighted-average volatility of 97% (iii) weighted-average risk-free interest rate of 2.10%, and (iv) weighted-average expected life of 5 years. Those debt issuance costs are included in other assets in the consolidated balance sheet at December 31, 2008. Debt issuance costs and debt discount are being amortized over the life o f the debt using the effective interest method. Amortization of debt discount was $178,015 and $12,385 for the years ended December 31, 2009 and 2008, respectively. Amortization of debt issuance costs was $101,698 and $0 for the years ended December 31, 2009 and 2008, respectively.

     On January 30, 2009, the Company conducted the second and final closing (the “Final Closing”) of the 12% Series 1 Senior Note offering whereby the Company sold an additional $680,000 principal amount of 12% Senior Notes and five year warrants to purchase a total of 544,000 shares of common stock at $1.13 per share. Accordingly, a total of $1,757,500 in 12% Senior Notes and Warrants to purchase 1,406,000 shares of common stock in the 12% Senior Note Offering were sold in 2008 and 2009. The Senior Notes issued in January 2009 mature on the earlier of the second anniversary of the closing date or upon the completion of the closing of a credit facility or loans by the Company or its subsidiaries with a financial institution or bank of not less than $8 million in a transaction or se ries of transactions.

     In connection with the 12% Series 1 Senior Note offering, the Company agreed to file a registration statement with the SEC on Form S-3 by July 31, 2009 (which was filed on July 2, 2009), covering the secondary offering and resale of the Warrant Shares sold in the 12% Senior Note offering.

     The Company incurred debt issuance costs of $156,376 and debt discounts of $429,760 in association with the Final Closing of the Series 1 Senior Note including $42,976 and $429,760, respectively, related to the issuance of 54,400 and 544,000 warrants for the purchase of the Company’s common stock at $1.13 per share, issued to brokers and Series 1 Senior Note holders, respectively. These warrants were valued using the Black-Scholes option pricing model, using the following assumptions: (i) no dividend yield, (ii) weighted-average volatility of 120% (iii) weighted-average risk-free interest rate of 1.85%, and (iv) weighted-average expected life of 5 years. The debt issuance costs are included in other assets in the consolidated balance sheet at December 31, 2009. Debt issuanc e costs and debt discount are being amortized over the life of the debt using the effective interest method. For the year ended December 31, 2009 the Company recorded interest expense of $101,951 and $37,097 related to the debt discount and debt issuance costs, respectively.

     On May 4, 2009, the Company conducted a first closing (“First Closing”) of a private offering under Regulation D for the sale to accredited investors of units consisting of $1,327,250 principal amount of 12% Series 2 Senior Notes and five-year warrants to purchase a total of 2,123,600 shares of the Company’s common stock at $0.98 per share (the “Warrant Shares”). Under the terms of the offering, the exercise price of the Warrant Shares was 115% of the five (5) day volume weighted average closing price of the Company’s common stock on NYSE Amex US for the five (5) trading days prior to the date of the First Closing.

     In connection with the offer and sale of securities to the purchasers in the First Closing of the offering, the Company’s exclusive placement agent and all participating brokers received aggregate cash sales commissions of $132,725 and $39,817 in non-accountable expenses for services in connection with the First Closing. In addition, in the First Closing the Company issued placement agent warrants to the Company’s exclusive placement agent to purchase a total of 212,360 shares, of which, 54,472 shares and warrants to purchase 6,000 shares were assigned to other individuals.

     The Company incurred debt issuance costs of $373,564 and debt discounts of $838,826 in association with the First Closing in May 2009, including $172,012 and $838,826, respectively, related to the issuance of 212,360 and 2,123,600 warrants for the purchase of the Company’s common stock at $0.98 per share, issued to brokers and Senior Note holders, respectively. These warrants were valued using the Black-Scholes option pricing model, using the following assumptions: (i) no dividend yield, (ii) weighted-average volatility of 120% (iii) weighted-average risk-free interest rate of 2.03%, and (iv) weighted-average expected life of 5 years. Those debt issuance costs are included in other assets in the consolidated balance sheet at December 31, 2009. Debt issuance costs and d ebt discount are being amortized over the life of the debt using the effective interest method. For the year ended December 31, 2009 the Company recorded interest expense of $56,782 and $25,288 related to the amortization of the debt discount and debt issuance costs, respectively.

     On June 12, 2009, the Company conducted the second closing (the “Second Closing”) of a private offering under Regulation D for the sale to accredited investors of units consisting of $468,500 principal amount of 12% Series 2 Senior Notes (“Notes”) and five year warrants to purchase a total of 749,600 shares of the Company’s common stock at $1.11 per share (the “Warrant Shares”). Under the terms of the offering, the exercise price of the Warrant Shares was to be greater of 115% of the five day weighted average closing prices of the Company’s common stock as reported by NYSE Amex US for the five trading days ended on June 11, 2009.

     In connection with the offer and sale of securities to the purchasers in the offering, the Company’s exclusive placement agent received sales commissions of $46,850 and $14,055 of non-accountable expenses for services in connection with the Second Closing. In addition, in the Second Closing, the Company issued to the placement agent, warrants to purchase a total of 74,960 shares, of which the Company’s exclusive placement agent received placement agent warrants to purchase 58,360 shares, and two other brokers received warrants to purchase 14,992 shares and 1,600 shares, respectively.

     The Company incurred debt issuance costs of $141,168 and debt discounts of $300,583 in association with the Second Closing in June 2009, including $68,963 and $300,583, respectively, related to the issuance of 74,960 and 749,600 warrants for the purchase of the Company’s common stock at $1.11 per share, issued to brokers and Senior Note holders, respectively . These warrants were valued using the Black-Scholes option pricing model, using the following assumptions: (i) no dividend yield, (ii) weighted-average volatility of 120% (iii) weighted-average risk-free interest rate of 2.03%, and (iv) weighted-average expected life of 5 years. Those debt issuance costs are included in other assets in the consolidated balance sheet at December 31, 2009. Debt issuance costs and de bt discount are being amortized over the life of the debt using the effective interest method. For the period ended December 31, 2009 the Company recorded interest expense of $27,215 and $12,782 related to the amortization of the debt discount and debt issuance costs, respectively.

The Company did not pay the interest due on the Series 1 Senior Notes or the Series 2 Senior Notes due on December 1, 2009 or March 1, 2010. As a result, the interest rate on the Series 1 Senior Notes and Series 2 Senior Notes is now accruing at 18% per annum. As of April 14, 2010 none of the noteholders has declared any of the Series 1 Senior Notes or the Series 2 Senior Notes in default and no Notices of Default have been received. The Company intends to seek stockholder approval to exchange the Series 1 and Series 2 Senior Notes for shares of common stock at the next annual meeting of stockholders.

  Debt Repayment Obligations

     The following table sets forth the contractual repayment obligations under the Company’s notes payable. The table assumes that Convertible Debt will be repaid at maturity, and excludes interest payments, except for bonus interest payable under the terms of the Convertible Debt instruments.

2010	$3,557,798
2011	888,224
2012	1,414,997
$5,861,019

     See also Note 15 — “Subsequent Events” for further information regarding certain debt obligations.

NOTE 8 — EMPLOYMENT CONTRACT TERMINATION LIABILITY

     In October 2008, the Company’s former chief executive officer agreed to retire from his employment with the Company. The Company negotiated a settlement of its employment contract with the former chief executive officer under which he received $150,000 upon the effective date of the agreement, including $25,000 for reimbursement of his legal expenses. In addition the Company agreed to pay $540,000 in monthly installments of $18,000, commencing January 31, 2009, to continue certain insurance coverages, and to extend the term of options previously granted which would have expired shortly after termination of employment. Pursuant to FASB ASC 420-10, the Company recorded a liability of approximately $517,000 for the present value of the monthly installments and insurance coverage’s due under the settlement agreement. Approximately $229,000 and $237,000 are included in accrued salaries and wages and $86,000 and $280,000 are included in other long-term liabilities in the accompanying consolidated balance sheets at December 31, 2009 and 2008, respectively. The Company has not made the monthly $18,000 payments due, nor paid the premiums on a life insurance policy on the former officer since October 2009 and as of December 31, 2009 was in default under this obligation. As of April 14, 2010, the former officer has taken no action against the Company to enforce this obligation.

NOTE 9 — COMMITMENTS AND CONTINGENCIES

   Operating Leases

     The Company leases its laboratory and manufacturing space under a non-cancelable two year operating lease agreement that expires on December 1, 2010. The lease requires monthly lease payments of $6,944. As of December 31, 2009, the Company is required to make future minimum rental payments required under non-cancelable operating leases of approximately $83,000 in 2010.

     Rent expense under non-cancelable leases was approximately $83,000 and $80,000 for the years ended December 31, 2009 and 2008, respectively.

  Litigation

     On February 22, 2002, AcuVector Group, Inc. (“AcuVector”) filed a Statement of Claim in the Court of Queen’s Bench of Alberta, Judicial District of Edmonton relating to the Company’s CIT technology acquired from Dr. Chang in August 2001. The claim alleges damages of $CDN 20 million and seeks injunctive relief against Dr. Chang for, among other things, breach of contract and breach of fiduciary duty, and against us for interference with the alleged relationship between Dr. Chang and AcuVector. The claim for injunctive relief seeks to establish that the AcuVector license agreement with Dr. Chang is still in effect. The Company performed extensive due diligence to determine that AcuVector had no interest in the technology when the Company acquired it. Th e Company is confident that AcuVector’s claims are without merit and that the Company will receive a favorable result in the case. As the final outcome is not determinable, no accrual or loss relating to this action is reflected in the accompanying consolidated financial statements.

     The Company is also defending a companion case filed in the same court by the Governors of the University of Alberta filed against the Company and Dr. Chang in August 2003. The University of Alberta claims, among other things, that Dr. Chang failed to remit the payment of the University’s portion of the monies paid by the Company to Dr. Chang for the CIT technology purchased by us from Dr. Chang in 2001. In addition to other claims against Dr. Chang relating to other technologies developed by him while at the University, the University also claims that the Company conspired with Dr. Chang and interfered with the University’s contractual relations under certain agreements with Dr. Chang, thereby damaging the University in an amount which is unknown to the Uni versity at this time. The University has not claimed that the Company is not the owner of the CIT technology, just that the University has an equitable interest therein or the revenues there from.

     If either AcuVector or the University is successful in their claims, the Company may be liable for substantial damages, its rights to the technology will be adversely affected and its future prospects for exploiting or licensing the CIT technology will be significantly impaired.

     In the ordinary course of business, there are other potential claims and lawsuits brought by or against the Company. In the opinion of management, the ultimate outcome of these matters will not materially affect the Company’s operations or financial position or are covered by insurance.

  Licensing Agreements

     The Company has agreed to pay a 5% royalty on net sales of products developed from the Company’s CIT technology. The Company has not paid any royalties to date as there have been no sales of such products.

  Contingent Issuance of Shares — Acquisition of JPI

     In 2006, pursuant to the Stock Purchase and Sale Agreement (the “Purchase Agreement”), the Company acquired 100% of the outstanding shares of JPI from Jade Capital Group Limited (“Jade”). The terms of the Purchase Agreement provided that additional purchase consideration of 100,000 shares of the Company’s common stock (the “Escrow Shares”) was deposited in an escrow account held by a third party escrow agent and administered pursuant to an Escrow Agreement. The Escrow Agreement provided that if, within one year from and after the closing of the Purchase Agreement, Jade or its shareholders demonstrated that the SFDA had issued a permit or the equivalent regulatory approval for the Company to sell and distribute the ONKO-SUREtm test kit in the PRC without qualification, in form and substance satisfactory to the Company, then the escrow agent would promptly disburse the Escrow Shares to Jade or its shareholders.

     As part of the Agreement (see Note 1), shares held in escrow will be cancelled and returned to the Company.

   Indemnities and Guarantees

     The Company has executed certain contractual indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party. The Company has agreed to indemnify its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Delaware. In connection with a certain facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facilities. Pursuant to the Sale and Purchase Agreement, the Company has indemnified the holders of registrable securities for any claims or losses resulting from any untrue, allegedly untrue or misleading statement made in a registration statement, prospectus or similar document. Additionally, the Company has agreed to indemnify the former owners of JPI against losses up to a maximum of $2,500,000 for damages resulting from breach of representations or warranties in connection with the JPI acquisition. The duration of the guarantees and indemnities varies, and in many cases is indefinite. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

   Tax Matters

     The Company is required to file federal and state income tax returns in the United States and various other income tax returns in foreign jurisdictions. The preparation of these income tax returns requires the Company to interpret the applicable tax laws and regulations in effect in such jurisdictions, which could affect the amount of tax paid by the Company. The Company, in consultation with its tax advisors, bases its income tax returns on interpretations that are believed to be reasonable under the circumstances. The income tax returns, however, are subject to routine reviews by the various taxing authorities in the jurisdictions in which the Company files its income tax returns. As part of these reviews, a taxing authority may disagree with respect to the interpretations the Company used to calculate its tax liability and therefore require the Company to pay additional taxes.

   Change in Control Severance Plan

     On November 15, 2001, the board of directors adopted an Executive Management Change in Control Severance Pay Plan. The plan covered the persons who at any time during the 90-day period ending on the date of a change in control (as defined in the plan), were employed by the Company as Chief Executive Officer and/or president and provided for cash payments upon a change in control. The Change in Control Severance Pay Plan was terminated in April 2009.

NOTE 10 — SHARE-BASED COMPENSATION

     The Company has six share-based compensation plans under which it may grant common stock or incentive and non-qualified stock options to officers, employees, directors and independent contractors. The exercise price per share under the incentive stock option plan shall not be less than 100% of the fair market value per share on the date of grant. The exercise price per share under the non-qualified stock option plan shall not be less than 85% — 100% of the fair market value per share on the date of grant. All options granted under the plans through December 31, 2009 have an exercise price equal to the fair market value at the date of grant. The expiration date of options granted under any of the plans may not exceed 10 years from the date of grant.

     Effective June 30, 1999, the Company adopted the 1999 Stock Option Plan (the “1999 Plan”). The Company can grant options for the purchase of up to 400,000 shares of the Company’s common stock under the 1999 Plan. The 1999 Plan terminated on June 30, 2009, after which grants cannot be made from the 1999 Plan. All options vest upon grant and expire five years from the date of grant. As of December 31, 2009, 60,001 options at a weighted average exercise price of $2.85 per share were outstanding under the 1999 Plan.

     On January 25, 2002, the board of directors adopted the 2002 Stock Option Plan (the “2002 Plan”). The Company can grant options for the purchase of up to 200,000 shares of the Company’s common stock under the 2002 Plan. All options granted vest upon grant and expire five years from the date of grant. As of December 31, 2009, there were no options outstanding under the 2002 Plan. The Company had 39,237 options available for grant under the 2002 Plan at December 31, 2009.

     On February 23, 2004, the board of directors adopted the 2004 Stock Option Plan (the “2004 Plan”). The Company can grant options for the purchase of up to 480,000 shares of the Company’s common stock under the 2004 Plan. Under the terms of the 2004 Plan, 50,260 options were granted under incentive stock option agreements to employees, and 228,740 options were granted under non-qualified stock option agreements to employees, directors and a consultant; these options vested immediately and expire in five years. As of December 31, 2009, 106,000 options at a weighted average exercise price of $2.85 per share were outstanding under the 2004 Plan. The Company had 359,000 options available for grant under the 2004 Plan at December 31, 2009.

     On March 14, 2006, the Board of Directors adopted the 2006 Equity Incentive Plan (the “2006 Plan”). The Company can grant options for the purchase of up to 1,000,000 shares of the Company’s common stock under the 2006 Plan. Vesting of grants under the 2006 Plan is determined at the discretion of the Compensation Committee of the Board of Directors. Options granted under the 2006 Plan have generally vested upon grant. As of December 31, 2009, 857,000 options at a weighted average exercise price of $3.87 per share were outstanding under the 2006 Plan. The Company had 143,000 options available for grant under the 2006 Plan at December 31, 2009.

     On September 7, 2006, the Company’s shareholders approved the 2007 Equity Incentive Plan (the “2007 Plan”). The Company can grant options for the purchase of up to 1,500,000 shares of the Company’s common stock under the 2007 Plan. Vesting of grants under the 2007 Plan is determined at the discretion of the Compensation Committee of the Board of Directors. Options granted under the 2007 Plan generally vest ratably over 24 months. As of December 31, 2009, 835,000 options at a weighted average exercise price of $3.45 per share were outstanding under the 2007 Plan. The Company had 665,000 options available for grant under the 2007 Plan at December 31, 2009.

     On January 7, 2009, the Company adopted the 2008-2009 Performance and Equity Incentive Plan (“Performance Plan”) whereby up to 1,000,000 shares of the Company’s common stock may be issued under the Performance Plan. The Board of Directors approved the grant of 870,000 shares of the Company’s common stock under the Performance Plan, subject to stockholder approval of the Performance Plan. Subsequently, this plan was not approved by the shareholders and all shares issued under or options granted under the Performance Plan were cancelled.

   Summary of Assumptions and Activity

     The fair value of option awards to employees and directors is calculated using the Black-Scholes option pricing model, even though the model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company’s stock options. The Black-Scholes model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The expected volatility is based on the historical volatility of the Company’s stock price. The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior. The risk-free rate selected to value any particular grant is based on the U.S. Treasury rate that corresponds to the pricing term of the grant effective as of the date of the grant. The Company does not expect to pay dividends in the foreseeable future, thus the dividend yield is zero. These factors could change in the future, affecting the determination of stock-based compensation expense in future periods. No options were granted during the year ended December 31, 2009. The Company used the following weighted-average assumptions in determining fair value of its employee and director stock options:

Expected volatility	111%
Expected term	5 years
Risk-free interest rate	2.48%
Dividend yield	—%

     The weighted-average grant date fair value of employee and director stock options granted during the year ended December 31, 2008 was $2.35.

     Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. ASC 718-10 requires estimates of forfeitures of unvested options at the time of grant. Estimated forfeitures are revised in subsequent periods if actual forfeitures differ form those estimates. The estimated average forfeiture rate for 2009 and 2008 was 0%, as options generally vest upon grant.

     Upon the retirement of the Company’s former chief executive officer in October 2008, the Company agreed to extend the expiration date of the 982,000 options previously granted. Without such a modification, the options would have expired within 90 days of the termination of services. As a result of the modification, the options retained the expiration dates that would have been in effect, had the former chief executive officer remained in the Company’s employment. The modification effectively accelerated the vesting of 200,000 options granted in 2008, as the chief executive officer was not required to provide further services in order to earn the unvested options at the date of retirement. The Company recorded $265,420 in stock option expense in connection with the modifications. The expe nse was calculated using the Black-Scholes option pricing model, using weighted-average volatility, term and risk-free interest rate of 93%, 2.9 years, and 1.88%, respectively.

     Employee and director stock-based compensation expense for the years ended December 31, 2009 and 2008, including expense related to the modification of options upon the retirement of our former Chief Executive Officer, as described above, was $795,983 and $1,034,175, respectively. Stock-based compensation related to employee and director stock options under ASC 718-10 was primarily included in selling, general and administrative expense; with the exception that approximately $15,000 was charged to research and development in 2008. Unrecognized compensation expense at December 31, 2009 related to employee and director stock options amounted to approximately $107,641. The expense is expected to be recognized over a period of 0.17 years.

     Substantially all of such compensation expense is reflected in the accompanying consolidated statements of operations and comprehensive income (loss) within the selling, general and administrative line item. Share-based compensation expense recognized in the periods presented is based on awards that have vested or are ultimately expected to vest. Historically, options have vested upon grant, thus it was not necessary for management to estimate forfeitures. Options granted in 2008 vest ratably over 24 months. Based on historical turnover rates and the vesting pattern of the options, the Company’s management has assumed that there will be no forfeitures of unvested options.

     During September 2009, the Company modified the various employee stock options to change the exercise price to $0.75. For the fully vested options, this modification resulted in $129,360 of expense recorded in September 2009. For those modified options that were not fully vesting on the modification date a total of $368,916 will be expensed in the remaining requisite service period.

     The following is a status of all stock options outstanding at December 31, 2009 and 2008 and the changes during the years then ended:

	2009		2008
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Options	Price	Options	Price
Outstanding and exercisable, beginning of year	2,757,001	$2.56	2,093,239	$3.97
Granted	—	—	850,000	3.45
Expired/forfeited	(899,000)	3.88	(186,238)	4.81
Outstanding and expected to vest, end of year (1)	1,858,001	$1.90	2,757,001	$3.75
Vested and exercisable, end of year	1,753,626	$1.91	2,444,918	$3.79

(1)	Includes the repricing of 1,129,000 options from exercise prices ranging from $2.85 - $4.65 to a modified exercise price of $0.75.

     There were no options exercised in 2009 or 2008. The aggregate intrinsic value of options outstanding at December 31, 2009, considering only options with positive intrinsic values and based on the closing stock price, was $0. The weighted-average remaining contractual term of outstanding and exercisable options at December 31, 2009 was 2.49 and 2.45 years, respectively.

NOTE 11 — STOCK WARRANTS

     From time to time, the Company issues warrants pursuant to various consulting agreements and other compensatory arrangements.

     On February 5, 2008, the Board of Directors authorized the issuance of 300,000 shares of common stock to LWP1 pursuant to a consulting agreement dated February 3, 2008 for financial advisory services to be provided from February 3, 2008 through June 4, 2009. The shares are issuable in two increments of 150,000 and were valued at $1,011,000 based on the trading price of the common stock on the date that the shares were issued. The shares vest over a fifteen month period. In accordance with ASC 505-50-30, the shares issued will be periodically revalued through the vesting period, and amount recorded as prepaid consulting will be expensed based on the value of the shares earned at each measurement date. During the year ended December 31, 2008, the Company recorded general and administrat ive expense of $527,801 related to the agreement and the balance of $483,200 is included in prepaid consulting at December 31, 2008. The difference between the amount recorded to additional paid-in capital upon issuance of the shares and the amounts ultimately expensed at the measurement dates pursuant to ASC 505-50-30 will be recorded as an adjustment to additional paid-in capital after all shares granted under the agreement have been earned.

     In March 2008, the Company issued warrants to purchase a total of 161,813 shares of the Company’s common stock at an exercise price of $4.74 in connection with the second closing of the December 2007 private placement offering (see Note 12).

     On April 30, 2008, the Company extended the term of warrants to purchase 18,750 shares of common stock at $3.68 per share to October 31, 2009. The warrants were held by an investor/service provider. The Company recorded $18,375 in compensation expense related to the term extension, calculated using the Black-Scholes option valuation model with the following assumptions: expected volatility of 79%; risk-free interest rate of 2.37%; expected term of 1.5 years; and dividend yield of 0%.

     On June 17, 2008, the Company entered into an agreement for financial consulting services. In connection with the agreement, the Company granted warrants to purchase 150,000 shares of common stock at an exercise price of $3.50. The warrants, which were approved by the Company’s board of directors, were granted in partial consideration for financial consulting services, vests over a twelve month period, and expire in five years. The warrants were initially valued at $315,000, based on the application of the Black Scholes option valuation model with the following assumptions: expected volatility of 95%; average risk-free interest rate of 3.66%; expected term of 5 years; and dividend yield of 0%. In accordance with FASB ASC 505-50, the warrants will be periodically revalued through the vesting pe riod. As of December 31, 2009, the estimated cumulative value of the vested and unvested warrants, based on the periodic revaluation, is $116,000. The value of the vested portion of the warrants is recorded to additional paid in capital and prepaid expense in the month that vesting occurs. The Company recorded general and administrative expense of $35,625 for the year ended December 31, 2009.

     In September 2008, the Company issued warrants to purchase a total of 209,167 shares of the Company’s common stock at an exercise price of $2.69 per share in connection with the Convertible Debt financing. These warrants became exercisable on March 15, 2009 (see Note 7). The terms of these warrants require that the Company issue additional warrants in the case of certain dilutive issuances of the Company’s common stock through the first quarter of 2009. The number of additional warrants to be issued is based on the percentage decrease in share price of the dilutive issuance compared to the exercise price of the warrants.

     In December 2008, the Company issued warrants to purchase a total of 948,200 shares of the Company’s common stock at an exercise price of $1.00 per share in connection with the Senior Note financing (see Note 7).

     During the year ended December 31, 2008, 252,733 warrants were exercised at a weighted average exercise price of $2.34, resulting in aggregate net proceeds of approximately $560,000, after expenses and commissions of approximately $31,000.

     In January 2009, the Company issued 598,400 warrants, exercisable at $1.13 per share, in connection with the second closing of the Senior Note financing (see Note 7).

     On May 4, 2009, the Company issued five-year warrants to purchase 2,123,600 shares of the Company’s common stock at $0.98 per share in connection with the “First Closing” of a private offering of the Company’s common stock. Warrants to purchase an additional the 212,360 shares of the Company’s stock were issued to the private placement agent (see Note 7).

     On June 12, 2009, the Company issued five-year warrants to purchase 749,600 shares of the Company’s common stock at $1.11 per share in connection with the “Second Closing” of a private offering of the Company’s common stock. Warrants to purchase an additional the 74,960 shares of the Company’s stock were issued to the private placement agent (see Note 7).

     On August 24, 2009, the Company issued five year warrants to purchase 403,621 shares of the Company’s common stock at $0.66 per share in connection with the issue of convertible debt which were valued and accounted for upon the issuance of the related convertible debt in 2008 (see Note 7).

     On September 10, 2009, the Company issued a two-year warrant to purchase 116,000 shares of the Company’s common stock, exercisable at $0.60 per share, pursuant to the Bridge Loan Agreement, against receipt of the Bridge Loan, to the Lender (see Note 7).

     On September 15, 2009, the Company issued a warrant to purchase 500,000 shares of the Company’s common stock, $0.001 par value per share, at a exercise price of $0.65 per share, subject to certain anti-dilution adjustments, in connection with a promissory note (see Note 7). The warrants expire five years from the date of grant.

     On November 30, 2009, in connection with the closing of the 2009 Registered Direct Offering of shares of common stock and warrants, the Company issued warrants to purchase 1,644,736 shares of its common stock to the purchasers in that offering at an initial exercise price of $1.25 per share, subject to adjustment as provided in the warrant. See also Notes 12 and 15 for additional information.

     The following represents a summary of the warrants outstanding at December 31, 2009 and 2008 and changes during the years then ended:

	2009		2008
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Warrants	Price	Warrants	Price
Outstanding and exercisable, beginning of year	5,252,699	$3.38	4,528,668	$3.98
Granted	6,688,970	1.02	1,469,180	1.91
Expired/forfeited	(1,548,382)	2.85	(492,416)	5.00
Exercised	—	—	(252,733)	2.34
Outstanding and exercisable, end of year	10,393,287	$1.84	5,252,699	$3.38

     The following table summarizes information about warrants outstanding at December 31, 2009:

		Weighted
		Average
	Number of	Remaining
	Warrant	Contractual
Exercise Price	Shares	Life (Years)
$3.68	1,180,632	0.83
$4.74	1,366,319	2.00
$0.60	116,000	1.69
$2.69	209,166	3.71
$1.00	948,200	3.94
$1.13	598,400	4.08
$0.98	2,335,960	4.34
$1.11	824,560	4.44
$0.66	403,621	4.65
$0.60	200,000	4.69
$0.65	500,000	4.71
$1.25	1,710,429	0.42
	10,393,287

     The outstanding warrants at December 31, 2009 are held by consultants and other service providers, stockholders, and current and former note-holders and are immediately exercisable.

NOTE 12 — STOCKHOLDERS’ EQUITY

   Preferred Stock

     The Company’s Certificate of Incorporation authorizes the Company to issue up to 25,000,000 shares of $0.001 par value preferred stock. Shares of preferred stock may be issued in one or more classes or series at such time and in such quantities as the board of directors may determine. During the periods presented, the Company had no shares of preferred stock outstanding.

   Common Stock

     The Company’s Certificate of Incorporation authorizes the Company to issue up to 100,000,000 shares of common stock, $0.001 par value.

     The Company has funded its operations primarily through a series of Regulation S and Regulation D companion offerings (the “Offerings”), described below. The Offerings have consisted of units of one share of common stock and warrants to purchase a number of shares of common stock equal to one-half the number of shares of common stock included in the units (“Units”) and units of one share of common stock and a warrant to purchase one share of common stock (“Full Units”). The Units and Full Units are priced at a discount of 25% from the average closing prices of the Company’s common stock for the five consecutive trading days prior to the close of the offering, as quoted on the American Stock Exchange, and the exercise price of the warrants is set at 115% of t he average closing price. Unless otherwise noted below, the warrants issued in the Offerings are exercisable at the date of issuance and expire three years from issuance.

     For all of the Offerings, the Company utilized the placement agent services of Galileo Asset Management, S.A. (“Galileo”), a Swiss corporation for sales to non-U.S. persons. In United States, the Company has utilized the placement agent services of FINRA (formerly NASD) member broker-dealers Havkit Corporation (“Havkit”), Securities Network, LLC (“Network”) and Spencer Clarke, LLC (“Spencer Clarke”), and licensed sub agents working under Spencer Clarke. In addition to commissions and expenses paid to the Company’s placement agents for each of the Offerings, as described below, the Company has agreed to pay cash commissions of 6% of the gross amount received upon exercise of the warrants by the purchasers.

   December 2007 Offering

     In December, 2007, the Company conducted the closing of a private placement (“December 2007 Offering”) of Units. On March 5, 2008 the Company conducted the second closing of the December 2007 Offering. In the second closing the Company received $1,000,000 in aggregate gross proceeds from the sale of a total of 323,626 units at $3.09 per unit and issued warrants to purchase 161,813 shares at an exercise price of $4.74 per share. In connection with the second closing of the December 2007 Offering, the Company paid a finder’s fee of $100,000 and other expenses and fees of $42,729, including $18,854 that were paid subsequent to the first quarter of 2008.

     After the closing of the December 2007 Offering, the Company filed a registration statement with the Securities and Exchange Commission to register the shares of the Company’s common stock, shares issuable upon exercise of the related investor warrants, and shares issuable upon exercise of the warrants issued to the placement agents. The registration statement was declared effective on April 22, 2008.

   November 2007 Offering

     On May 16, 2008, the Company settled litigation related to the termination of an agreement regarding a proposed private placement. In connection with the settlement, the Company paid $12,500 in cash, and issued 25,000 shares of unregistered common stock with a deemed value of $75,000, based on the ten-day volume weighted-average price of the Company’s common stock through May 8, 2008. The value of the cash and shares issued in the settlement is included in general and administrative expense in the consolidated statement of operations for the year ended December 31, 2008.

   Common Stock Issued for Services

     On September 14, 2007, the Board of Directors authorized the issuance of 250,000 shares of common stock to First International pursuant to an amendment to the consulting agreement dated July 22, 2005, for financial advisory services to be provided from September 22, 2007 through September 22, 2008. The shares were valued at $817,500 based on the trading price of the common stock on the measurement date. The Shares were issued pursuant to an exemption under Section 4(2) of the Securities Act. No underwriter was involved in this issuance. During 2008, the Company recorded selling, general and administrative expense of $592,687 related to the agreement.

     On November 27, 2007, the Board of Directors authorized the issuance of 75,000 shares of common stock to Boston Financial Partners Inc. pursuant to an amendment to the consulting agreement dated September 16, 2003, for financial advisory services to be provided from November 1, 2007 through October 31, 2008. The shares were valued at $336,000 based on the trading price of the common stock on the measurement date. During 2008, the Company recorded general and administrative expense of $280,000 related to the agreement.

     On November 27, 2007, the Board of Directors authorized the issuance of up to 300,000 shares of common stock, to be earned at the rate of 25,000 shares per month to Madden Consulting, Inc. for financial advisory services to be provided from December 26, 2007 through December 26, 2008. The Company issued 25,000 shares in the January 2008 that were valued at $104,250 based on the trading price of the common stock on the measurement date. During the nine months ended September 30, 2008, the Company recorded general and administrative expense of $104,250 related to 25,000 shares. This agreement was terminated on January 29, 2008 and the remaining obligation to issue 250,000 shares was cancelled.

     On February 5, 2008, the Board of Directors authorized the issuance of 300,000 shares of common stock to LWP1 pursuant to a consulting agreement dated February 3, 2008 for financial advisory services to be provided from February 3, 2008 through June 4, 2009. The shares are issuable in two increments of 150,000. The shares vest over a fifteen month period and are being valued monthly as the shares are earned based on the trading price of the common stock on the monthly anniversary date. In accordance with FASB ASC 505-50 , the shares issued will be periodically valued through the vesting period. Shares vested under the agreement were 80,000 and 220,000 during the years ended December 31, 2009 and 2008, respectively. The Company recorded general and administrative expense of $71,600 and $527,801 related to the agreement during the same years then ended.

     On January 7, 2009, the Company granted 120,000 shares of common stock to the Company’s independent directors, subject to stockholder approval. The grant of the 120,000 shares is based on performance through 2008. During the quarter ended September 30, 2009 the Company’s stockholders approved this grant of common stock to the Company’s independent directors and approximately $72,000 in expense has been recorded based on the stock price at August 21, 2009 (date in which approval was obtained) in the accompanying consolidated statements of operations and comprehensive income (loss) for the year ended December 31, 2009.

     On January 22, 2009, the Company entered into an agreement with B&D Consulting for investor relations services through July 7, 2010. The Company granted B&D Consulting 400,000 shares of the Company’s common stock in exchange for services, in which 183,326 shares were earned during the year ended December 31, 2009. In accordance with FASB ASC 505-50, the shares issued will be periodically valued, as earned, through the vesting period. During the year ended December 31, 2009, the Company recorded general and administrative expense of $128,162 related to the agreement.

     On March 31, 2009, the Company issued 12,500 shares of the Company’s common stock to a consultant for investor relations services. The Company recorded $10,125 of expense during the year ended December 31, 2009 with respect to the shares issued, based on the value of the stock at the date the shares were earned.

     On May 28, 2009, the Company entered into a Settlement Agreement and Release with Strategic Growth International Inc. (“SGI”), a consultant who provided investor relations services. Under the SGI Settlement Agreement and Release, the Company agreed to issue 56,000 shares of the Company’s common stock to SGI, which shares are subject to listing approval by the NYSE Amex US. These shares were approved on August 27, 2009. In lieu of cash payment for amount due of $56,089 for services rendered, the Company issued these shares based on the approval date valued at $35,280 and recorded a gain in the amount of $20,809 in the accompanying consolidated statements of operations and comprehensive income (loss) as of December 31, 2009.

     On June 23, 2009, the Company entered into a Settlement Agreement dated May 29, 2009 with Strategic Growth International. Strategic Growth International agreed to accept 37,500 shares of the Company’s common stock in exchange for warrants originally issued in accordance with the Financial Consulting Agreement. These shares were approved and issued on August 27, 2009. No additional cost was recognized as the original warrant value was greater than the value of the shares on the date the approval was obtained.

     In September 2009 some holders of the convertible debt issued in September 2008 elected to convert debt under the terms of the agreement into stock and warrants. This conversion resulted in the issuance of 807,243 shares and 403,621 warrants with an exercise price of $0.66 (see Note 7.)

     On September 22, 2009, the Company entered into an agreement with Lyon Consulting for investor relation services through September 2010. The Company granted Lyons Consulting 200,000 restricted shares of the Company’s common stock in exchange for services. In accordance with FASB ASC 505-50, the shares issued will be periodically valued through the vesting period. The shares were approved by the NYSE AMEX US on December 10, 2009. The Company recorded $27,000 related to the vested shares during the year ended December 31, 2009.

     On September 29, 2009, the Company entered into an agreement regarding the Cancellation of Indebtedness with SOX Solutions. The Company agreed to issue 67,800 shares of the Company’s common stock to SOX Solutions, which shares are subject to listing approval by the NYSE Amex US. The shares were issued on December 10, 2009 and valued at $0.29 per share. As a result of the reclass, the Company recorded a gain on settlement of $26,442 which is included in interest and income (expense), net in the accompanying consolidated statements of operations and comprehensive income (loss) for the year ended December 31, 2009.

     On October 23, 2009, the Company entered into a Trigger Event Agreement with St. George Investments, LLC. Under the Trigger Event Agreement, the Company agreed to issue 250,000 shares of common stock to St. George Investments, LLC. The shares are subject to listing approval by the NYSE Amex US. The shares were issued on December 12, 2009 and valued at $0.29 per share. The Company recorded the issuance as interest expense in the accompanying consolidated statements of operations and comprehensive income (loss) for the year ended December 31, 2009.

     On November 11, 2009, the Company entered into an agreement with First International Capital Group, Ltd., to provide investor relations services. In connection with the agreement, the Company issued a total of 900,000 shares of the Company’s common stock, par value $0.001. The service term is six months (commencing November 24, 2009 and ending May 25, 2010). The value of the common shares using the stock price on date of commencement is $0.24 per share. The total value of $360,000 was recorded as prepaid consulting expense and will be amortized over the service period of six months. As of December 31, 2009, the Company amortized $60,000 as general administrative expenses in the accompanying statement of operations and comprehensive income (loss).

     On November 30, 2009, the Company entered into a securities purchase agreement with Alpha Capital Group and Whalehaven Capital Funds. The Company issued 1,860,714 and 1,428,571 shares of the Company’s common stock to Alpha Capital Group and Whalehaven Capital Funds, respectively. The stock price of the common shares issued was valued at $0.28 per share with aggregate proceeds of $812,320, which is net of direct offering costs of $108,680. In connection with the securities purchase agreement, the Company also issued 6.5 year warrants, which represents 50% of the common stock issuances. As a result, the Company issued warrants to purchase 930,357 and 714,286 of the Company’s common stock, $0.001 par value per share, at an exercise price of $1.25 per share to Alpha Capital Group and Whaleha ven Capital Funds, respectively, subject to certain anti-dilution adjustments. The terms associated with the conversion feature and the reset of the exercise price of the warrants resulted in classifying these instruments as derivative liabilities (see Note 1). On the date of issuance, the Company recorded a derivative liability of $509,839. The derivative was revalued at December 31, 2009, which resulted in a change in fair value of the derivative liability. In connection with the revaluation, the Company recorded a gain of $197,357 in the interest income (expense), net of the accompanying statement of operations and comprehensive income (loss).

NOTE 13 — SEGMENT REPORTING

     Prior to the deconsolidation, the Company had two reportable segments: (i) China, which consists of manufacturing and wholesale distribution of pharmaceutical and cosmetic products to distributors, hospitals, clinics and similar institutional entities in China, and (ii) Corporate, which comprises the development of in-vitro diagnostics and the Company’s CIT technology, as well as the development of the Company’s HPE-based products for markets outside of China. The 2008 segment information has been restated to reclassifly the operating activities of YYB to discontinued operations. The results previously reported for China-Direct have been combined with China.

     The following is information for the Company’s reportable segments for the year ended December 31, 2009:

	China	Corporate	Total
Net revenue	$8,469,652	$158,017	$8,627,669
Gross profit	$3,147,110	$120,346	$3,267,456
Depreciation and amortization	$888,589	$207,182	$1,095,771
Interest expense	$81,834	$2,423,271	$2,596,606
Loss before discontinued operations	$(1,397,511)	$(11,084,507)	$(12,482,018)
Capital expenditures	$1,447,356	$296,709	$1,744,065

     The following is information for the Company’s reportable segments for the year ended December 31, 2008 after removing the discontinued operations of YYB:

	China	Corporate	Total
Net revenue	$23,694,678	$80,222	$23,774,900
Gross profit	$12,184,904	$59,605	$12,244,509
Depreciation and amortization	$1,219,487	$124,190	$1,343,677
Interest expense	$367,970	$100,561	$468,531
Income (loss) before discontinued operations	$10,508,239	$(9,795,291)	$712,948
Capital expenditures	$1,302,038	$205,438	$1,507,476

NOTE 14 — RELATED PARTY TRANSACTIONS

     In October 2008, the Company’s former chief executive officer agreed to retire from his employment with the Company. The Company negotiated a settlement of its employment contract with the former chief executive officer under which he received $150,000 upon the effective date of the agreement, including $25,000 for reimbursement of his legal expenses. In addition the Company agreed to pay $540,000 in monthly installments of $18,000, commencing January 31, 2009, to continue certain insurance coverages, and to extend the term of options previously granted which would have expired shortly after termination of employment. Pursuant to FASB ASC 420-10, the Company recorded a liability of approximately $517,000 for the present value of the monthly installments and insurance coverage’s due under the settlement agreement. Approximately $229,000 and $237,000 are included in accrued salaries and wages and $86,000 and $280,000 are included in other long-term liabilities in the accompanying consolidated balance sheets at December 31, 2009 and 2008, respectively. The Company has not made the monthly $18,000 payments due, nor paid the premiums on a life insurance policy on the former officer since October 2009 and as of December 31, 2009 was in default under this obligation.

     As part of the deconsolidation of JPI as of September 29, 2009, the Company agreed to exchange loans and advances to JPI totaling $5,350,000 for a 6% convertible promissory note from JPI. These amounts were previously classified as intercompany balances and eliminated in consolidation. The note will bear interest at 6% annually. The exchange, including final payment, terms of the convertible note are expected to be finalized in fiscal 2010.

     During the year ended December 31, 2009, the Company received services from Tripoint Capital Advisors, LLC, which was co-founded by the Company’s audit committee chairman. During the year ended December 31, 2009, the Company incurred $27,000 related to services from this related party and this amount is included in accounts payable as of December 31, 2009.

NOTE 15 — SUBSEQUENT EVENTS

     On February 9, 2010, we issued 1,100,000 shares of our common stock to two consultants under consulting services agreements. The value of these issuances will be recorded in first quarter 2010 at fair market value based upon the then current fair market value of the stock.

   NYSE Amex Listing

     On December 23, 2009, the Company received a letter from NYSE Amex (the “Exchange”), indicating that the Company was below certain of the Exchange’s continued listing standards. Specifically, the Company was not in compliance with Section 1003(a)(iv) of the Exchange’s Company Guide (the “Company Guide”) in that the Company had sustained losses which were so substantial in relation to our overall operations or our existing financial resources, or our financial condition had become so impaired that it appeared questionable, in the opinion of the Exchange, as to whether the Company could continue operations and/or meet our obligations as they matured. The letter from the Exchange also indicated that, due to its low selling price, the Company’s Common stock may not be suitable for auction market trading. The Exchange afforded us an opportunity to submit a plan of compliance to the Exchange by January 22, 2010, demonstrating our ability to regain compliance with the Exchange’s continued listing standards. Management submitted such a plan to the Exchange by the deadline, and, in a letter dated January 6, 2010, and supplemented it thereafter. The Exchange notified us on March 24, 2010 that it accepted our plan of compliance and granted us an extension until June 15, 2010 to regain compliance with the continued listing standards. Failure to regain compliance within the given timeframe may result in the Exchange initiating delisting proceedings against us. As of the date hereof , the Company have not received any updates from the Exchange regarding compliance with the continued listing standards.

   Defaults on Prior Note Financings: Proposed Debt Exchanges

     In December 2008 and January 2009, the Company completed two closings with note holders of 12% Senior Notes (the “Series 1 Note Holders”), pursuant to which we issued an aggregate of $1,757,500 in 12% Series 1 Senior Notes (“Series 1 Notes”); in consideration thereof, we issued the Series 1 Note holders warrants to purchase up to 1,492,000 shares of common stock of which 948,200 are exercisable at $1.00 per share and the remaining 544,000 are exercisable at $1.13 per share. In May and June 2009, we completed two closings with note holders of the 12% Series 2 Senior Promissory Notes (the “Series 2 Note Holders,” together with the Series 1 Note Holders, the “Note Holders”), pursuant to which we issued an aggregate of approximately $1,796,000 in 12% Series 2 Senior Notes (“Series 2 Notes,” together with the Series 1 Notes, the “Notes”); in consideration thereof, we issued the Series 2 Note Holders warrants to purchase up to 2,335,960 shares of common stock of which 2,123,600 are exercisable at $0.98 per share and the remaining 749,600 are exercisable at $1.11 per share. The terms of the Series 2 Notes provided that if the stockholders of the Company do not approve of the Series 2 Note Offering by September 1, 2009 and the Company did not redeem the 12% Series 2 Notes by November 30, 2009, then the holders of such 12% Series 2 Notes shall be entitled to declare such notes in default and declare the entire principal and unpaid accrued interest thereon immediately due and payable. The Company did not pay the interest due on the Series 1 Senior Notes or the Series 2 Senior Notes due on December 1, 2009 or March 1, 2010. As a resul t, the interest rate on the Series 1 Senior Notes and Series 2 Senior Notes is now accruing at 18% per annum. As of April 14, 2010, none of the noteholders has declared any of the Series 1 Senior Notes or the Series 2 Senior Notes in default and no Notices of Default have been received. The Company intends to seek stockholder approval to exchange the Series 1 and Series 2 Senior Notes for shares of common stock at the next annual meeting of stockholders.

          The Company failed to pay the interest due on the Series 1 and Series 2 Notes due on December 1, 2009 and March 1, 2010; however none of the holders have declared default, or is due on outstanding notes and other contractual obligations which are past due or soon to be due. Management is concerned that we may not have sufficient cash to satisfy these debts and carry on our current operations. Therefore, Management believes it is prudent to reserve as much cash as possible for our operations.

          To that end, in March 2010, Management put together various exchange agreements (the “Debt Exchanges”) to enter into with a majority, and potentially all, of our debt holders subject to shareholder approval (“Shareholder Approval”) of such share issuances, pursuant to which the debt holders would exchange their outstanding notes or other debt obligations for shares of our Common Stock. Although the exchange terms vary slightly between the debt holders — based upon the terms of each of the particular notes, a few provisions are consistent in all of the exchange agreements: First, all of the issuances pursuant to the proposed Debt Exchanges are subject to Shareholder Approval. To that end, we filed a Preliminary Proxy Statement on Schedule 14 A on February 1, 2010 and are in the process of responding to SEC comments regarding the same so that we can finalize the proxy and send it out to our shareholders. We have the right to seek Shareholder Approval two times; if we do not receive Shareholder Approval at the second meeting, we shall fall back into default on all of the notes for which shareholders did not approve the issuance of shares pursuant to the related exchange agreement. Once we obtain Shareholder Approval to issue the shares pursuant to a particular Debt Exchange, upon such issuance, the debt related to such exchange agreement will be exchanged for shares of common stock and the holders thereof shall waive all current and future defaults under the debt. Second, we agreed to use our best efforts to register the shares issuable pursuant to the exchange agreements in the next registration statement we file under the Securities Act of 1933, as amended. And third, the issuance of all of the shares of Common Stock to be issued under thes e Debt Exchanges are subject to NYSE Amex listing approval. Therefore, although some debt holders have signed an exchange agreement, they are not enforceable by us until we receive Shareholder Approval and approval of the NYSE Amex to list the shares, which we cannot guarantee and therefore the exchange may never occur.

     At this time, based on the recent rise in the price of our shares of Common Stock and the closing of the “March-April 2010 12% Convertible Note Financing” discussed below, it is unclear whether we will proceed with the proposed Debt Exchange . If and when we do receive Shareholder Approval, we shall disclose the final amount of debt that shall be exchanged and the total number of shares issued in exchange therefor. Any shares of Common Stock to be issued pursuant to the debt exchange will be issued pursuant to Section 4(2) of the Securities Act for issuances not involving a public offering and Regulation D promulgated thereunder.

     In March 2010, we also entered into an Exchange Fee Agreement with Cantone Research Inc., who was the placement agent for the original issuance of the Notes. Pursuant to the Exchange Fee Agreement, Cantone Research agreed to negotiate the exchange with the Note Holders described above and obtain the Note Holders agreement and signature to the exchange agreement. Under the Exchange Fee Agreement, we agreed to pay Cantone Research a fee of 2% of the total principal and interest that is due, up through March 1, 2010, which, as of such date is $79,049 or 2% of $3,952,403. We agreed to pay Cantone Research the number of shares of our Common Stock that is equal to the quotient of $79,048 divided by $0.28, or 282,314 shares. We also agreed to reduce the exercise price of the placement agent warrants issued to Cantone Research to $0.28 per share upon completion of the Debt Exchange. The issuance of shares to Cantone Research under the Exchange Fee Agreement is subject to NYSE Amex and Shareholder Approval. If we do not receive Shareholder Approval, we will have to pay the exchange fee in cash. Further, if we do not proceed with the Debt Exchanges, none of the other agreements with Cantone Research Inc. will be consummated.

     Also in March 2010, in an effort to further reduce our cash expenditures, we also amended a consulting agreement with one of our corporate consultants — Cantone Asset Management LLC (“Cantone Asset”). Under the original consulting agreement, we were to pay Cantone Asset an aggregate cash consulting fee of $144,000 and issued them warrants to purchase 200,000 shares of our common stock at $0.60 per share. Pursuant to the amendment, (i) Cantone Asset shall instead be paid with an aggregate of 514,285 shares of our common stock, (ii) we will use our best efforts to register those shares in the next registration statement we file; and, (iii) we will engage counsel to issue a blanket opinion to our transfer agent regarding the amendment shares once the related registration sta tement is declared effective. In consideration for Cantone Asset agreeing to the amendment, we agreed to adjust the exercise price of their warrant to $0.28 per share. The issuance of shares pursuant to the amendment is subject to our receipt of NYSE AMEX approval and Shareholder Approval. If we do not receive Shareholder Approval, the exercise price of the warrants will still be effective, but we will have to pay the consulting fee in cash.

St. George Convertible Note and Warrant Purchase Agreement Defaults and Waivers; Note Conversions and Warrant Exercises After January 1, 2010

     On September 15, 2009, we issued a 12% Convertible Promissory Note (the “St. George Note”). to St. George Investments, LLC (“St. George”). On December 11, 2009 we entered into a Waiver of Default with St. George pursuant to which we agreed to repay the entire balance of the St. George Note and any adjustments thereto pursuant to the terms of the initial Waiver by February 1, 2010. Since we failed to pay the entire balance of the note by February 1, 2010, we were in default on the St. George Note. On February 16, 2010, we entered into a Waiver of Default agreement (“February 16 Waiver”) with St. George pursuant to which: (i) St. George waived all defaults through May 15, 2010 and agreed not to accelerate the amounts due under the Note befor e May 15, 2010 and (ii) St. George shall exercise their Warrant to purchase 140,000 shares of our common stock at $0.65 per share. In consideration for this waiver, we agreed to pay St. George a default fee equal to 50,000, which shall be added to the balance of the Note effective as of the February 16, 2010. The February 16 Waiver included a provision that would reinstate the default if the company failed to comply with the terms of the February 16 Waiver.

     At various times during the period January 1, 2010 through April 8, 2010, St. George converted portions of the remaining principal and interest due on the St. George Note and in consideration thereof, the Company issued to St. George an aggregate of 2,568,951 shares of our Common Stock. In addition during the same period, St. George exercised warrants to purchase an aggregate of 400,000 Shares of our Common Stock. All of such note conversions and warrant exercises during 2010 were at $0.28 per share, the adjusted warrant exercise price pursuant to the terms of the warrant. The total net proceeds from the exercise of warrants by St. George during such period was $112,000. There were no net proceeds from the various note conversions.

   Note and Warrant Purchase Agreements- March and April 2010

     After the year ended December 31, 2009, the Company sought additional financing for its continuing operations. On March 22, 2010, the Board of Directors authorized the Company to enter into a Note and Warrant Purchase Agreement (“Purchase Agreement”) with one accredited investor (“Lender”) pursuant which the Company issued the Lender a Convertible Promissory Note in the principal amount of $925,000 bearing interest at a rate of 12%, increasing to 18% upon the occurrence of an event of certain triggering events. The Purchase Agreement includes a warrant to purchase up to 1,100,000 shares of the Company’s Common Stock at an exercise price of $0.28. The Note carries a 20% original issue discount and matures on March 22, 2011. In addition, the Company agreed to pay $20 0,000 to the Lender to cover their transaction costs incurred in connection with this transaction; such amount was withheld from the loan at the closing of the transaction. As a result, the total net proceeds the Company received were $540,000, exclusive of finder’s fees paid in connection with the transaction. The Lender may convert the Note, in whole or in part into shares of the Company’s Common Stock. The Conversion Price is equal to 80% of the volume-weighted average price for the 5 trading days ending on the business day immediately preceding the applicable date the conversion is sought but will be at least $0.28 per share, subject to adjustment upon the occurrence of certain events.

     The transaction with the Lender was the “First Closing” of a series of similar transactions, which together are hereinafter referred to as “March-April 2010 12% Convertible Note Financing.” On April 8, 2010, the Board of Directors authorized the Company to enter into additional Purchase Agreements to issue up to an additional $7,500,000 of 12% Convertible notes and to issue warrants to issue up to an additional 15,000,000 shares of the Company’s Common Stock pursuant to the March-April 2010 12% Convertible Note Financing.

     On April 8, 2010, in the “Second Closing,” the Lender and other accredited investors purchased an aggregate of $5,490,165 principal amount of additional 12% Convertible Notes and the Company issued additional warrants to purchase 6,528,843 shares of the Company’s Common Stock at an exercise price of $0.38 per share on terms substantially the same as described above in the First Closing with the Lender. The net proceeds from the Second Closing were $3,205,000, exclusive of any finder’s fees paid in the Second Closing.

     On April 13, 2010, in the “Third Closing” of the March-April 2010 12% Convertible Note Financing, Lender and other accredited investors, purchased an aggregate of $3,957,030 principal amount of additional 12% Convertible Notes and the Company issued additional warrants to purchase 4,705,657 shares of the Company’s Common Stock exercisable at $0.69 per share on terms substantially the same as described above in the First Closing and Second Closing.. The net proceeds from the Third Closing were $2,310,000, exclusive of any finder’s fees paid in the Second Closing.

Item 9. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

     None.

Item 9A. Controls and Procedures

Disclosure Controls and Procedures

     Our management, with the participation of our Principal Executive Officer and Principal Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as of December 31, 2009. Based on this evaluation, our Principal Executive Officer and our Principal Financial Officer concluded that our disclosure controls and procedures, subject to the limitations as noted below, were effective during the period and as of the end of the period covered by this annual report to ensure that information required to be disclosed by us in reports that we file or submit under the 1934 act is recorded, processed, summarized and reported within the ti me periods specified in the SEC rules and forms and that such information is accumulated and communicated to our management as appropriate to allow timely decisions regarding required disclosures.

     Because of inherent limitations, our disclosure controls and procedures may not prevent or detect misstatements. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the controls system are met. Because of the inherent limitations in all controls systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected.

Management’s Report on Internal Control Over Financial Reporting

     Our internal controls over financial reporting are designed by, or under the supervision of our Principal Executive Officer and Principal Financial Officer or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

•	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

•
Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

•	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition or disposition of our assets that could have a material effect on the financial statements.

     Our management has evaluated the effectiveness of our internal control over financial reporting (ICFR) as of December 31, 2009 based on the control criteria established in a report entitled Internal Control — Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, our management concluded that our internal control over financial reporting was not effective as of December 31, 2009. Based on its evaluation, our management concluded that our internal control over financial reporting has the following deficiencies as of December 31, 2009:

     1. We did not maintain effective controls to ensure there is adequate analysis, documentation, reconciliation, and review of accounting records and supporting data, especially as it relates to subsidiary accounting records and complex transactions. These control deficiencies contributed to the individual material weaknesses described below:

     a) Shortage of qualified financial reporting personnel with sufficient depth, skills and experience to apply accounting principles generally accepted in the United States of America (“GAAP”).

     b) We did not maintain effective controls to ensure there is adequate analysis, documentation, reconciliation, and review of accounting records and supporting data.

     c) We do not have adequate controls in place to identify and approve non-recurring transactions such that the validity and proper accounting can be determined on a timely basis.

     d) We do not have adequate procedures in place to detect related party transactions which give rise to potential conflicts of interest.

     In summary, the control deficiencies and material weaknesses noted above could result in a material misstatement of the aforementioned accounts or disclosures that would result in a material misstatement to the Company’s interim or annual consolidated financial statements that would not be prevented or detected. Accordingly, management has determined that each of the control deficiencies described above constitutes a material weakness.

Remediation of Material Weakness

     As of December 31, 2009, there were control deficiencies which constitute as a material weakness in our internal control over financial reporting. To the extent reasonably possible in our current financial condition, we have:

     1. authorized the addition of staff members and outside consultants with appropriate levels of experience and accounting expertise to the finance department and information technology department to ensure that there is sufficient depth and experience to implement and monitor the appropriate level of control procedures.

     2. issued policies and procedures regarding the delegation of authority.

     Through these steps, we believe we are addressing the deficiencies that affected our internal control over financial reporting as of December 31, 2009. Because the remedial actions require hiring of additional personnel, upgrading certain of our information technology systems, and relying extensively on manual review and approval, the successful operation of these controls for at least several quarters may be required before management may be able to conclude that the material weakness has been remediated. We intend to continue to evaluate and strengthen our ICFR systems. These efforts require significant time and resources.

Inherent Limitations Over Internal Controls

     Because of its inherent limitations, internal control over financial reporting may not prevent or detect all errors or misstatements and all fraud. Therefore, even those systems determined to be effective can provide only reasonable, not absolute, assurance that the objectives of the policies and procedures are met. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

     Our Audit Committee, Board of Directors and management and KMJ Corbin and Company LLP discussed these weaknesses and we have assigned the highest priority to their correction. In 2010, we plan to continue to add financial resources and expertise, both through internal hiring and using outside consultants that will provide hands-on oversight of the monthly financial closing, data analysis, and account reconciliation.

     This annual report does not include an attestation report of our independent registered public accounting independent firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our independent registered public accounting firm pursuant to temporary rules of the SEC that permit us to provide only management’s report in this annual report.

Changes in Internal Control Over Financial Reporting

     There have not been any changes in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fourth quarter of 2009 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 9B. Other Information

     There is no information that was required to be disclosed, but was not disclosed in a report on a Form 8-K during the fourth quarter of our fiscal year ending December 31, 2009.

PART III

Item 10. Directors, Executive Officers and Corporate Governance

     The following table and text set forth the names and ages of all directors and executive officers as of April 20, 2010. The size of our board is currently set at five and is divided into three classes. The terms of two directors will expire at this year’s Annual Meeting; the term of one director shall expire at the Annual Meeting of Stockholders to be held in 2011 (Class II); and the terms of the two remaining directors shall expire at the Annual Meeting of Stockholders to be held in 2012 (Class I). Currently, Douglas MacLellan and Minghui Jia serve as the Class I directors, Michael Boswell serves as the Class II director, and William Thompson and Edward Arquilla serve as the Class III directors. Commencing with this year’s Annual Meeting, one class of directors will be elected for a three-year term at each Annual Meeting of Stockholders. There are no family relationships among our directors and executive officers. Also provided herein are brief descriptions of the business experience of each director, executive officer and advisor during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws. None of our officers or directors is a party adverse to us or has a material interest adverse to us.

		Year First
Name	Age	Elected	Position(s)
Douglas C. MacLellan	54	1991	Executive Chairman and Chief Executive Officer

Akio Ariura	52	2006	Chief Financial Officer and Secretary

Michael Boswell	40	2008	Director

William M. Thompson III, M.D.	82	1989	Director

Edward R. Arquilla, M.D., Ph.D.	87	1997	Director

Minghui Jia	49	2006	Director

     Mr. MacLellan transitioned into his new role after nearly 17 years on Radient’s Board. He was appointed to the Board in 1992 and became Chairman of the Audit and Governance committees in 2001. In 2008 he assumed the role of non-executive Chairman serving as an advisor and lead Company spokesperson for Radient. Mr. MacLellan has been a member of our Board since 1992 and is Chairman of the Board’s Audit and Governance Committees. Mr. MacLellan is currently President and CEO of MacLellan Group, Inc., a privately held business incubator and financial advisory firm since May 1992. From August 2005 to the present, Mr. MacLellan has been a member of the Board of Directors of Edgewater Foods, International, Inc. Mr. 0;MacLellan was, until September 2005, formally vice-chairman of the Board of Directors of AXM Pharma, Inc. (AXMP.PK) and its predecessors. AXM is a China based bio-pharmaceutical company. From January 1996 through August 1996, Mr. MacLellan was also the Vice-Chairman of Asia American Telecommunications (now Metromedia China Corporation), a majority owned subsidiary of Metromedia International Group, Inc. From November 1996 until March 1998, Mr. MacLellan was co-Chairman and investment committee member of the Strategic East European Fund. From November 1995 until March 1998, Mr. MacLellan was President, Chief Executive Officer and a director of PortaCom Wireless, Inc., a company engaged as a developer and operator of cellular and wireless telecommunications ventures in selected developing world markets. Mr. MacLellan is a former member of the Board of Directors and co-founder of FirstCom Corporation, an international telecommunications company that operates a competitive access fiber and satellite network in Latin America, which became AT&T Latin America, Inc. in August 2000. From 1993 to 1995, Mr. MacLellan was a principal and co-founder of Maroon Bells Capital Partners, Inc., a U.S. based merchant bank, which specializes in providing corporate finance services to companies in the international and domestic telecommunications and media industries. His 18 years of experience with us, coupled with his pharmaceutical industry and international experience, led us to the conclusion that he should serve as one of our directors. Mr. MacLellan was educated at the University of Southern California in economics and finance, with advanced training in classical economic theory.

     Mr. Ariura was appointed as our Chief Financial Officer as of August 21, 2006. Mr. Ariura is a Certified Public Accountant. From September 2004 until joining the Company, Mr. Ariura was employed by Resources Global Professionals, providing both public and private companies with consulting services on Sarbanes-Oxley compliance, SEC filings and special project financial and management services in connection with preparation of financial statements, tax reporting and mergers and acquisitions. From January 2001 to December 2003, Mr. Ariura was Vice President of Sunvest Industries, LLC in charge of preparation of financial statements, budgets and other financial reports. In light of Mr. Ariura’s financial and reg ulatory experience, we determined that he should serve as the company’s Chief Financial Officer. Mr. Ariura received a B.S. in Business Administration from University of Southern California in 1980. Mr. Ariura has had no prior affiliation or relationship with the Company.

     Mr. Boswell was elected to the Board in 2008. He is co-founder of the TriPoint family of companies and co-founder and member in TriPoint Capital Advisors, LLC — a boutique merchant bank focused on small and mid-sized growth companies. He has been active in the Chinese market since 2000 providing high-level financial guidance and services to start-up, small and mid-sized companies. Mr. Boswell also holds executive and CFO positions with client companies that include Acting CFO and Director of Edgewater Foods International Inc. (OTCBB: EDWT), and Financial Advisor and Consultant to Tianyin Pharmaceutical Co, Inc. (NYSE AMEX: TPI) and JPAK Group Inc. (OTCBB: JPAK). With TriPoint, Mr. Boswell has assisted numerous companies, providing high-level advice related corporate finance, corporate structure, corporate governance, and mergers and acquisitions. Prior to the founding of TriPoint, he held senior-level executive positions focused on business development and management consulting. Mr. Boswell holds the Series 24, 82 and 63 licenses and is COO of TriPoint Global Equities, a FINRA member firm. He also spent eight years as a senior analyst and engineer in various branches of the United States Government. His experience with small and mid-size growth companies and his financial expertise led us to the conclusion that he should serve as one of our directors. Mr. Boswell earned his MBA from John Hopkins University and a BS degree in Mechanical Engineering from University of Maryland.

     Dr. Thompson has served as one of our directors since June 1989 and stepped down as our Chairman in 2008, and was our CEO during the years 1992-1994. He is currently Medical Director of PPO Next and a member of the clinical surgical faculty of U. C. Irvine School of Medicine. Dr. Thompson has practiced medicine for over 40 years in general practice, general surgery and trauma surgery. Previously, he practiced patent law and worked in the pharmaceutical industry in the areas of research, law and senior management for 13 years. During his medical career, he was founding Medical Director of Beach Street and August Healthcare Companies during a 25-year association with the managed care PPO industry. Dr. Thompson has also served on t he OSCAP Board of SCPIE, a malpractice carrier, for 20 years and chaired its Claims Committee. His 21 years of experience with us, coupled with his pharmaceutical expertise, led us to the conclusion that he should serve as one of our directors. He has been heavily involved with organized medicine and hospital staff management for many years and was a principal architect of the paramedic and emergency systems of Orange County, CA.

     Dr. Arquilla has been one of our directors since February 1997. Dr. Arquilla received his M.D. and PhD from Case Western University in 1955 and 1957, respectively. He was board certified in anatomic pathology in 1963. In 1959, he was appointed assistant professor of pathology at the University of Southern California. In 1961, he was appointed assistant professor of pathology at UCLA and promoted to full professor of pathology in 1967. He was appointed as the founding chair of Pathology at UCI in 1968. He continued in this capacity until July 1, 1994. He is presently an active professor emeritus of pathology at UCI. He has more that 80 peer reviewed published articles. His current interests are focused on immuno-pathological testing o f biologically important materials.

     Mr. Minghui Jia was elected to our Board in 2006 and is currently the Managing Director of Jade Pharmaceutical, Inc. Mr. Jia has over 10 years experience in investment banking, venture capital, marketing institutional trading and senior corporate management experience. Mr. Jia is familiar with all procedures for manufacturing and marketing with respect to the Asian Pharmaceutical market and has an in-depth understanding of the industry. Prior to founding Jade Capital Group, Ltd. and Jade Pharmaceutical Inc., Mr. Jia served as marketing director for China Real Estate Corporation, one of the largest Chinese property corporations between 1999 and 2003. Between 1989 and 1998, Mr. Jia served as General Manager of several branche s of China Resources Co. Ltd., the largest China export corporation. From 1987 to 1989, Mr. Jia worked for the China National Machinery import and export corporation where he served as Manager of the Import Department for Medical Instruments. His experience with financial matters, as well as his experience in the Chinese business community, led us to the conclusion that he should serve as one of our directors. Mr. Jia received his bachelors degree from the University of International Business and Economics in Beijing.

Communications with Directors

     Stockholders may communicate with the Chairman of the Board, the directors as a group, the non-employee directors or an individual director directly by submitting a letter in a sealed envelope labeled accordingly and with instruction to forward the communication to the appropriate party. Such letter should be placed in a larger envelope and mailed to the attention of our Secretary at Radient Pharmaceuticals Corporation, 2492 Walnut Avenue, Suite 100, Tustin, California 92780. Shareholders and other persons may also send communications to members of our Board who serve on the Audit Committee by utilizing the webpage on our website, http://www.radient-pharma.com, designated for that purpose. Communications received through the webpage are reviewed by a member of our internal audit staff and the chairperson of the Audit Committee. Communications that relate to functions of our Board or its committees, or that either of them believes requires the attention of members of our Board, are provided to the entire Audit Committee and reported to our Board by a member of the Audit Committee. Directors may review a log of these communications, and request copies of any of the communications.

Board of Directors Meetings

     During the fiscal year ended December 31, 2009, there were six meetings of the Board as well as numerous actions taken with the unanimous written consent of the directors.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our officers and directors and those persons who beneficially own more than 10% of our outstanding shares of common stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to us, we believe that during 2009 all Section 16(a) filing requirements applicable to our officers, directors and persons who own more than 10% of our outstanding shares of common stock were complied with.

Code of Ethics for Financial Professionals

     The Company has adopted a Code of Ethics for Financial Professionals. The Code of Ethics has been posted and may be viewed on our website at: www.radient-pharma.com.

Audit Committee and Financial Expert

     Our Board has established an Audit Committee consisting of Mr. Boswell, Dr. Thompson and Dr. Arquilla, each of whom is independent within the meaning of the rules of the NYSE Amex and the enhanced independence requirements for audit committee members under Exchange Act Rule 10A-3. The Audit Committee met four times in 2009. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities and Exchange Act of 1934. The primary functions of this Committee are to: appoint (subject to shareholder approval), and be directly responsible for the compensation, retention and oversight of, the firm that will serve as the Company’s independent accountants to audit our financial statements and to perform services related to the audit (including the resolution of d isagreements between management and the independent accountants regarding financial reporting); review the scope and results of the audit with the independent accountants; review with management and the independent accountants, prior to the filing thereof, the annual and interim financial results (including Management’s Discussion and Analysis) to be included in Forms 10-K and 10-Q, respectively; consider the adequacy and effectiveness of our internal accounting controls and auditing procedures; review, approve and thereby establish procedures for the receipt, retention and treatment of complaints received by Radient regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; review and approve related person transactions in accordance with the policies and procedures of the Company; and consider the accountants’ independence and establish policies and procedur es for pre-approval of all audit and non-audit services provided to Radient by the independent accountants who audit its financial statements. At each meeting, Committee members may meet privately with representatives of our independent accountants and with Radient’s Chief Financial Officer.

     The Board has determined that Mr. Boswell, an independent director, satisfies the “financially sophisticated” requirements set forth in the NYSE Amex Company Guide, and has designated Mr. Boswell as the “audit committee financial expert,” as such term is defined by the Amex. Mr. Boswell’s qualifications as an audit committee financial expert are described in his biography above.
     A current copy of our Audit Committee’s amended and restated charter is available upon request.

Item 11. Executive Compensation

     The following table sets forth all compensation received during the two years ended December 31, 2009 by our Chief Executive Officer, Chief Financial Officer and each of the other two most highly compensated individuals whose total compensation exceeded $100,000 in such fiscal year. These officers and individuals are referred to as the Named Executive Officers in this Report. As of October 31, 2008, Mr. Dreher resigned as our President and CEO and Douglas MacLellan was appointed to fill those positions; however, we are required to provide executive compensation information for the last two completed fiscal years. Upon Mr. MacLellan’s appointment, we agreed to pay him an annual base salary of $360,000, to be paid in equal monthly installments, and he is also entitled to certain bonuses, th e latter of which he has deferred until the Company’s cash position improves.

SUMMARY COMPENSATION TABLE

						Non-
						Equity	Non-
						Incentive	qualified
						Plan	Deferred
						Compens	Compens	All Other
Name and				Stock	Option	ation	ation	Compens
Principal		Salary	Bonus	Awards	Awards	Earnings	Earnings	ation	Total
Position	Year	($)	($)	($)	($)(8)	($)	($)	($)	($)
Gary L. Dreher(1)	2009	$—	$—	$—	$—	$—	$—	$—	$—
Gary L. Dreher President & CEO(1)	2008	$541,667	$100,000	$—	$500,420 (2)	$—	$—	$164,815 (3) (4)	$1,306,902
Douglas MacLellan,	2009	$360,000	$30,000	$—	$127,940	$—	$—	$—	$517,940
President, CEO & Chairman	2008	$—	$60,000 (6)	$—	$—	$—	$—	$180,000 (5)	$240,000
Douglas MacLellan, President, CEO & Chairman(1)
Akio Ariura, CFO	2009	$300,000	$20,000	$—	$40,900	$—	$—	$—	$360,900
Akio Ariura	2008	$218,749	$20,000	$—	$—	$—	$—	$—	$238,749
Frank Zheng(7)	2009	$186,667	$—	$—	$20,000	$—	$—	$—	$206,667
Frank Zheng	2008	$360,000	$85,000	$—	$48,958	$—	$—	$—	$493,958
Minghui Jia(7)	2009	$186,667	$—	$—	$20,000	$—	$—	$—	$206,667
Minghui Jia	2008	$240,000	$85,000	$—	$48,958	$—	$—	$—	$373,958

(1)	Effective as of October 31, 2008, Mr. Dreher resigned from all of his positions; Mr. MacLellan replaced Mr. Dreher as our President, Chief Executive Officer and Chairman in November 2008.

(2)
The value of option awards included in this column represents the compensation costs recognized by the Company in fiscal year 2008 for option awards made or modified in 2008 calculated pursuant to ASC 718. The values included within this column have not been, and may never be realized. The options might never be exercised and the value received by Mr. Dreher, if any, will depend on the share price on the exercise date. The assumptions we used with respect to the valuation of the option awards are set forth in the Notes to our Consolidated Financial Statements, which are included in our Form 10-K for the year ending December 31, 2009. There were no forfeitures during the year.

(3)	Mr. Dreher’s perquisites and other personal benefits include certain amounts for life insurance, car allowance and membership dues aggregate $14,815.

(4)
Effective as of October 31, 2008, Mr. Dreher resigned and his compensation as an executive officer ceased as of such date. He received $125,000 upon the effective date of his Severance Agreement, and we paid $25,000 of his legal expenses. In addition, we agreed to pay Mr. Dreher $540,000 in monthly installments of $18,000, commencing January 31, 2009 for consulting services, as well as continuation of certain insurance coverages.

(5)	As Chairman of our Compensation Committee and as Chairman of our Governance and Audit Committees, Douglas MacLellan received an additional $15,000 per month.

(6)	Pursuant to Mr. MacLellan’s appointment as our President and CEO in November 2008, he earned a bonus of $60,000 for the quarter ended December 31, 2008.

(7)
Due to the compensation received, we are including Mr. Zheng (a former director of the Company and current director of JPI) and Mr. Jia (one of our directors) in this table since disclosure would be required but for the fact that they were not serving as an executive officer at the end of the last completed fiscal year.

(8)	Represents the fair vale of the repriced options during 2009.

Employment Agreements

     On March 31, 2008, we entered into a three-year employment agreement with Gary L. Dreher, our the Chief Executive Officer, President and a member of the Board of Directors. The agreement was effective as of January 31, 2008, at a base $650,000 plus certain other benefits and participation in our various Equity Incentive Plans. The employment agreement also contained standard provisions concerning confidentiality, non-competition and non-solicitation.

     Effective October 31, 2008, Mr. Dreher resigned and we agreed to enter into certain mutual general releases and related covenants, and to tender to him certain payments as described below. In connection with Mr. Dreher’s retirement, we entered into a Severance Agreement with him, which provides that his compensation as an executive ceased as of the effective date of his retirement. In lieu of the compensation and other terms and benefits provided by his then current employment agreement, the Company agreed to pay him $125,000 and pay $25,000 in legal expenses on his behalf, following the expiration of a seven-day statutory period. Further, Mr. Dreher agreed to consult for us on an as-requested, mutually agreed basis (not to exceed four hours per month). Thereafter, Mr. Dreher is enti tled to receive $540,000 in consulting fees consisting of 30 monthly payments of $18,000, commencing January 31, 2009. Mr. Dreher is also entitled to continuation of certain insurance coverage. We also agreed to allow Mr. Dreher to continue to vest in stock options granted to him and to disregard the expiration of options that would have occurred upon termination of employment. The Severance Agreement contains other terms and conditions standard and customary for the retirement of executive officers.

     On November 4, 2008 Douglas C. MacLellan was appointed as our President and Chief Executive Officer. Mr. MacLellan does not have any employment agreement and is compensated at a base salary of $30,000 per month and he participates in the Company’s health insurance and other benefits available to executive officers. Additionally, Mr. MacLellan earned a bonus of $60,000 for the quarter ended December 31, 2008.

     On September 28, 2006, we entered into three-year employment agreements with Minghui Jia, one of our directors and Executive Vice-President of JPI, providing for a base salary of $156,000 per annum and a signing bonus of $50,000. Also on that date, we entered into a three-year employment agreement with Fang Zheng, President of JPI, providing for a base salary of $204,000 per annum and a signing bonus of $50,000.

     Effective January 1, 2008, Mr. Zheng’s base compensation was increased to $30,000 per month and Mr. Jia’s base compensation was increased to $20,000 per month. In February 2008, Messrs. Jia and Zheng each received an additional bonus of $25,000 each.

     Each of these agreements with Radient Pharmaceuticals Corporation expired in August 2009.

Outstanding Equity Awards at Fiscal Year End

			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options (#)	Price ($/Sh)	Date
(a)	(b)	(c)	(d)	(e)	(f)
Gary Dreher	60,001	—	—	2.85	2/27/2011
	200,000	—	—	3.70	10/8/2011
	172,000	—	—	4.06	5/31/2012
	262,500	37,500	—	3.45	3/3/2013
Douglas MacLellan	36,000	—	—	0.75	2/27/2011
	120,000	—	—	0.75	10/8/2011
	90,000	—	—	0.75	5/31/2012
	175,000	25,000	—	0.75	3/3/2013
Akio Ariura	40,000		—	0.75	10/8/2011
	50,000		—	0.75	5/31/2012
	43,750	6,250	—	0.75	3/3/2013
Frank Zheng	43,750	6,250	—	0.75	3/3/2013
Minghui Jia	43,750	6,250	—	0.75	3/3/2013

		Market Value of	Equity Incentive Plan	Equity Incentive
	Number of Shares	Shares of	Awards: Number of	Plan Awards: Market
	or Units of Stock	Units of	Unearned Shares, Units or	or Payout Value of
	That Have	Stock That Have	Other Rights That Have	Unearned Shares,
	Not Vested	Not Vested	Not Vested	Units or Other Rights
Name	(#)	($)	(#)	That Have Not Vested
(a)	(g)	(h)	(i)	(j)

Gary Dreher	0	0	0	0

Douglas MacLellan	0	0	0	0

Akio Ariura	0	0	0	0

Frnak Zheng	0	0	0	0

Minghui Jia	0	0	0	0

2008-2009 Performance and Equity Incentive Plan

     On January 7, 2009, we adopted a new performance based incentive plan, entitled the 2008-2009 Performance and Equity Incentive Plan ( “Performance Plan”) for key executives that is based on meeting specific comprehensive net income targets established by the Board of Directors. The Performance Plan authorizes us to issue up to 1,000,000 shares of our common stock. The Performance Plan was not approved by our stockholders and all shares issued or options granted under the Performance Plan were cancelled.

Change in Control Severance Pay Plan

     On March 31, 2008, the board of directors adopted an Executive Management Change in Control Severance Pay Plan. The director, who is also the Company’s Chief Executive Officer, who may become entitled to benefits under the plan did not participate in the deliberations or vote to approve the plan.

     The plan covers the persons who at any time during the 90-day period ending on the date of a change in control (as defined in the plan),are employed by the Company as Chief Executive Officer and/or president and are not party to a separate agreement which makes such person ineligible to participate in the plan. These persons become eligible for benefits under the plan if (1) (a) the Company terminates his or her employment for any reason other than his or her death or cause (as defined in the plan) or (b) the person terminates his or her employment with the Company for good reason (as defined in the plan) and (2) the termination occurs within the period beginning on the date of a change in control and ending on the last day of the twelfth month that begins after the month in which the change in control occurs or prior to a change in control if the termination was either a condition of the change in control or at the request or insistence of a person related to the change in control.

     The plan requires the Company to make a cash payment in an amount equal to three hundred percent (300%) of the participant’s average total compensation of the prior three years preceding the change in control or notice of termination.

     If the total payments made to a person result in an excise tax imposed by Internal Revenue Code § 4999, the Company will make an additional cash payment to the person equal to an amount such that after payment by the person of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax, imposed upon the additional payment, the person would retain an amount of the additional payment equal to the excise tax imposed upon the total payments.

     Immediately following a change in control, the Company is required to establish a trust and fund the trust with the amount of any payments which may become owing to persons entitled to receive benefits under the plan but only to the extent that the funding of the trust would not impair the working capital of the Company.

     The Change in Control Severance Pay Plan was terminated in April 2009.

Director Compensation

     The following table contains information regarding the compensation of our directors for the fiscal year ending December 31, 2009:

					Nonqualified
				Non-equity	Deferred
		Stock	Option	Incentive Plan	Compensation	All other
	Fees Earned or	Awards	Awards	Compensation	Earnings	Compensation on	Total
Name	Paid in Cash ($)	($)(1)	($)	($)	($)	($)	($)
William M. Thompson, III, MD	$1,000	$24,000	$—	$—	$—	$—	$25,000
Michael Boswell	$37,500	$24,000	$—	$—	$—	$—	$61,500
Edward R Arquilla, MD, PhD	$15,500	$24,000	$—	$—	$—	$—	$39,500

(1)
On January 7, 2009, the Company granted 40,000 shares of common stock to each of the Company’s three independent directors, subject to stockholder approval. The grant was based on performance through 2008. On August 21, 2009, the Company’s stockholders approved the total grant of 120,000 shares of common stock and approximately $72,000 in expense has been recorded based on the stock price at August 21, 2009.

     Effective June 1, 2009, in connection with across-the-board comprehensive cost containment measures, our Board of Directors voted to reduce fees paid to independent directors to $1,500 for in-person attendance and $500 for telephonic attendance at Board meetings. As Chairman of our Compensation Committee and of our Audit Committee, Mr. Boswell will receive an additional $10,000 per year and, as Chairman of our Governance Committee, Dr. Thompson will receive an additional $1,000 per year.

     We indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to us. This is permitted by our Certificate of Incorporation and our Bylaws.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Equity Compensation Plan Information

     The following provides information concerning compensation plans under which equity securities of the Company were authorized for issuance as of December 31, 2009:

Number of Securities
Remaining Available
for Future Issuance
	Number of		Under Equity
	Securities to be		Compensation
	Issued Upon	Weighted-Average	Plans (Excluding
	Exercise of	Exercise Price of	Securities
	Outstanding Options,	Outstanding Options,	Reflected in Column
Plan Category	Warrants and Rights	Warrants and Rights	(a))
	(a)	(b)	(c)
Equity Compensation plans approved by security holders	1,858,001	1.92	1,206,237
Equity compensations plans not approved by security holders	—	—	—
Total	1,858,001	1.92	1,206,237

Stock Ownership of Certain Beneficial Owners and Management

     The following table shows the beneficial ownership of our shares of common stock as of April 29, 2010 by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) each of our directors and executive officers and (iii) all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers of their shares.

	Number of	Percentage
Name and Address(1)	Shares	Owned
Douglas C. MacLellan	446,000(2)	1.5%
Akio Ariura	140,000(3)	*
William M. Thompson III, M.D.	220,000(4)	*
408 Town Square Lane
Huntington Beach, CA 92648
Edward R. Arquilla, M.D., Ph.D	136,494(5)	*
Department of Pathology
University of California — Irvine
Irvine, CA 92697
Minghui Jia	1,622,672(6)	5.5%
Room 2502 Shun Hing Square
5002 Shennan Ave LuoHu
Shenzhen China 518008
Fang Zheng	1,622,672(7)	5.5%
Room 2502 Shun Hing Square
5002 Shennan Ave LuoHu
Shenzhen China 518008
Jade Capital Group	972,672(8)	3.2%
Room 2502 Shun Hing Square
5002 Shennan Ave LuoHu
Shenzhen China 518008
Mike Boswell	40,000	*
400 Professional Drive
Suite 310
Gaithersburg, MD 20879
All Directors and Officers as a group (6 persons)	3,255,172(9)	10.8%

(1)	Unless otherwise indicated, address is 2492 Walnut Avenue, Suite 100, Tustin, California, 92780.

(2)	Includes, 446,000 shares of common stock issuable upon the exercise of options at $0.75 per share.

(3)	Includes 140,000 shares of common stock issuable on exercise of options at $0.75 per share.

(4)	Includes, 180,000 shares of common stock issuable upon the exercise of options at $0.75 per share.

(5)	Includes, 80,000 shares of common stock issuable upon the exercise of options at $0.75 per share.

(6)
Includes 972,672 shares held in the name of Jade Capital Group Limited of which Mr. Jia is a director and principal stockholder and 50,000 shares of common stock issuable upon the exercise of options at $0.75 per share.

(7)
Includes 972,672 shares held in the name of Jade Capital Group Limited of which Mr. Zheng is a director and principal stockholder, options to purchase 50,000 shares of common stock issuable upon the exercise of options at $0.75 per share.

(8)
Includes 100,000 shares held in escrow held by a third party for the issuance by the SFDA of a permit or the equivalent regulatory approval for the Company to sell and distribute ONKO-SUREtm in the PRC. Amendment No. 3 to the Escrow agreement was executed on March 24 2009 extending the required approval date to March 28, 2010.

Item 13. Certain Relationships and Related Transactions, and Director Independence

     During 2008, the Company advanced approximately $650,000 to KangDa in the form of a note receivable. One of the shareholders of KangDa is a current key employee of the Company. The note relates to taxes resulting from the Company’s 2006 acquisition of JPI that were the responsibility of the seller. JJB made the payment on behalf of KangDa. The note bore interest at the rate of 6% per annum, and provided for the repayment of amounts due in three equal monthly installments, starting in September 2008, with interest payable in the last installment. The note was guaranteed by three employee/shareholders and collateralized by 220,000 shares of the Company’s common stock that they own or control, and was repaid in full at December 31, 2008.

Review, Approval and Ratification of Related Party Transactions

     Given our small size and limited financial resources, we do not have formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant shareholders. However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

Promoters and Certain Control Persons

     None of our management or other control persons were “promoters” (within the meaning of Rule 405 under the Securities Act), and none of such persons took the initiative in the formation of our business or received any of our debt or equity securities or any of the proceeds from the sale of such securities in exchange for the contribution of property or services, during the last five years.

     Non-management members of the Board of Directors conduct at least one regularly scheduled meeting per year without members of management being present. Mr. Boswell serves as the presiding director of such meetings. Following an executive session of non-employee directors, the presiding director may act as a liaison between the non-employee directors and the Chairman, provide the Chairman with input regarding agenda items for Board and Committee meetings, and coordinate with the Chairman regarding information to be provided to the non-employee directors in performing their duties.

Director Independence

     Under the Company’s corporate governance principles (the “Corporate Governance Principles”), a majority of the Board will consist of independent directors. An “independent” director is a director who meets the NYSE Amex definition of independence and other applicable independence standards under SEC guidelines, as determined by the Board. The Corporate Governance and Nominating Committee conducts an annual review of the independence of the members of the Board and its Committees and reports its findings to the full Board. Based on the report and recommendation of the Corporate Governance Committee, the Board has determined that each of the non-employee directors — Dr. Arquilla, Mr. Boswell, and Dr. Thompson — satisfies the independence criteria (includi ng the enhanced criteria with respect to members of the Audit Committee) set forth in the applicable NYSE Amex listing standards and SEC rules. Each Board Committee consists entirely of independent, non-employee directors.

     For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationships (including vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships) with Radient, other than as a director and shareholder. NYSE Amex listing standards also impose certain per se bars to independence, which are based upon a director’s relationships with Radient currently and during the three years preceding the Board’s determination of independence.

     The Board considered all relevant facts and circumstances in making its determinations, including the following:

•	No non-employee director receives any direct compensation from Radient other than under the director compensation program described in this proxy statement.

•	No immediate family member (within the meaning of the NYSE Amex listing standards) of any non-employee director is an employee of Radient or otherwise receives direct compensation from Radient.

•	No non-employee director (or any of their respective immediate family members) is affiliated with or employed in a professional capacity by Radient’s independent accountants.

•	No non-employee director is a member, partner, or principal of any law firm, accounting firm or investment banking firm that receives any consulting, advisory or other fees from Radient.

•
No Radient executive officer is on the compensation committee of the board of directors of a company that employs any of our non-employee directors (or any of their respective immediate family members) as an executive officer.

•
No non-employee director (or any of their respective immediate family members) is indebted to Radient, nor is Radient indebted to any non-employee director (or any of their respective immediate family members).

•	No non-employee director serves as an executive officer of a charitable or other tax-exempt organization that received contributions from Radient.

     Non-management members of the Board of Directors conduct at leastone regularly-scheduled meetings per year without members of management being present. Mr. Boswell serves as the presiding director of such meetings. Following an executive session of non-employee directors, the presiding director may act as a liaison between the non-employee directors and the Chairman, provide the Chairman with input regarding agenda items for Board and Committee meetings, and coordinate with the Chairman regarding information to be provided to the non-employee directors in performing their duties.

Item 14. Principal Accountant Fees and Services

     Aggregate fees for professional services rendered to the Company by KMJ Corbin & Company LLP for the years ended December 31, 2009 and 2008 were as follows:

Services Provided	2009	2008
Audit Fees	$297,000	$430,000
Audit Related Fees	—	41,000
Tax Fees	—	—
All Other Fees	—	—
Total	$297,000	$471,000

     Audit Fees. The aggregate fees billed for the years ended December 31, 2009 and 2008 were for the audits of our financial statements and reviews of our interim financial statements included in our annual and quarterly reports.

     Audit Related Fees. There were no fees billed for the years ended December 31, 2009 and 2008 for the audit or review of our financial statements that are not reported under Audit Fees.

     Tax Fees. There were no fees billed for the years ended December 31, 2009 and 2008 for professional services related to tax compliance, tax advice and tax planning.

     All Other Fees. The aggregate fees billed for the years ended December 31, 2009 and 2008 were for services other than the services described above. These services include attendance and preparation for shareholder and Audit Committee meetings, consultation on accounting, on internal control matters and review of and consultation on our registration statements and issuance of related consents (Forms S-3).

Audit Committee Pre-Approval Policies and Procedures

     The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by KMJ Corbin & Company LLP and the estimated fees related to these services.

PART IV

Item 15. Exhibits, Financial Statement Schedules

     (a) Documents filed as part of this Annual Report on Form 10-K/A:

(1)	The financial statements required to be included in this Annual Report on Form 10-K/A are included in Item 8 of this Report.

(2)	All other schedules have been omitted because they are not required.

(3)	Exhibits:

Exhibit
Number	Description:
3.1	Certificate of Incorporation of Registrant. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1989.)

3.2	Bylaws of the Company. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1991.)

3.3	Certificate of Amendment of Certificate of Incorporation. (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended September 30, 1998.)

3.4
Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on September 8, 2006. (Incorporated by reference to the Company’s definitive Proxy Statement dated July 14, 2006.)

3.5	Specimen of Common Stock Certificate. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1999.)

3.6	Certificate of Designations. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1999.)

9.1
Voting Trust Agreement by and between Jeanne Lai and Gary L. Dreher, as Co-Trustees, and Chinese Universal Technologies Co., Ltd. (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)

10.1
Amendments to License Agreement between the Company and AMDL Canada, Inc., dated September 20, 1989, June 16, 1990 and July 5, 1990. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1990.)

10.2	The Company’s 1992 Stock Option Plan. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1991.)

10.3	Operating Agreement of ICD, L.L.C. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1993.)

10.4
Letter Agreement between the Company and BrianaBio-Tech, Inc. and AMDL Canada, Inc., dated February 7, 1995 (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1993.)

10.5	The Company’s Stock Bonus Plan (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1995.)

10.6	Employment Agreement between the Company and Gary L. Dreher dated January 15, 1998 (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1997.)

10.7	Salary Continuation Agreement between the Company and That T. Ngo, Ph.D., dated May 21, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.8	Salary Continuation Agreement between the Company and Thomas V. Tilton dated May 21, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.9	Salary Continuation Agreement between the Company and Harry Berk dated May 21, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.1	Salary Continuation Agreement between the Company and Gary L. Dreher dated May 21, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.11	Agreement between the Company and William M. Thompson, M.D., dated May 21, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.12	Amendment No. 1 to Employment Agreement with That T. Ngo, Ph.D., dated July 1, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.13	Agreement Relating to Salary deferral between the Company and Thomas V. Tilton dated July 1, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

Exhibit
Number	Description:
10.14	Agreement Relating to Salary deferral between the Company and Harry Berk dated July 1, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.15
Securities Purchase Agreement between the Company and the Purchasers listed on the Purchaser Signature Pages attached thereto, dated February 17, 1999. (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.16	The Company’s 1999 Stock Option Plan (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.17
Agreement Regarding Cancellation of Indebtedness between the Company and William M. Thompson, III, M.D., dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.18
Agreement Regarding Cancellation of Indebtedness between the Company and Harry Berk dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.19
Agreement Regarding Cancellation of Indebtedness between the Company and Edward Arquilla, M.D., dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.20
Agreement Regarding Cancellation of Indebtedness between the Company and Thomas V. Tilton dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.21
Agreement Regarding Cancellation of Indebtedness between the Company and Donald Rounds, dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.22
Agreement Regarding Cancellation of Indebtedness between the Company and That T. Ngo, Ph.D., dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.23
Agreement Regarding Cancellation of Indebtedness between the Company and Gary L. Dreher dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.24
Agreement Regarding Cancellation of Indebtedness between the Company and Douglas C. MacLellan dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.25	Employment Agreement of Gary L. Dreher dated November 23, 1999 (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1999.)

10.26	Consulting Agreement with That T. Ngo dated October 1, 1999 (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1999.)

10.27
Securities Purchase Agreement between the Company and the Purchasers listed on the Purchaser Signature Pages attached thereto dated February 9, 2000 (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1999.)

10.28	Securities Purchase Agreement dated as of December 14, 2000 executed December 19, 2000 (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)

10.29	Secured Promissory Note dated December 14, 2000, effective December 19, 2000 (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)

10.30	Security and Pledge Agreement dated as of December 14, 2000, executed December 19, 2000 (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)

10.31	Voting Trust Agreement dated as of December 14, 2000, executed December 19, 2000. (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)

10.32	Exclusive Distribution Agreement dated December 14, 2000, effective December 19, 2000. (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)

10.33	Technology Transfer Agreement effective July 30, 2001 between the Company and Lung-Ji Chang, Ph.D. (Incorporated by reference from the Company’s Report on Form 8-K dated August 31, 2001.)

Exhibit
Number	Description:
10.34	Executive Management Change in Control Severance Plan. (Incorporated by reference from the Company’s Report on Form 10-KSB for the year ended December 31, 2001.)

10.35	The Company’s 2002 Stock Option Plan. (Incorporated by reference from the Company’s Report on Form 10-KSB for the year ended December 31, 2002.)

10.36	The Company’s 2004 Stock Option Plan. (Incorporated by reference from the Company’s Report on Form 10-KSB for the year ended December 31, 2004.)

10.37	Employment Agreement of Gary L. Dreher dated January 31, 2005. (Incorporated by reference from the Company’s Form 8-K filed February 1, 2005.)

10.38	Letter of Intent with Jade Capital Group Ltd. dated November 21, 2005. (Incorporated by reference from the Company’s Form 8-K filed November 22, 2005.)

10.39
Stock Purchase and Sale Agreement between the Company and Jade Capital Group Limited dated May 12, 2006 and First Amendment to Purchase and Sale Agreement dated June 30, 2006. (Incorporated by reference from the Company’s definitive Proxy Statement dated July 14, 2006.)

10.40	2006 Equity Incentive Plan. (Incorporated by reference from the Company’s definitive Proxy Statement dated July 14, 2006.)

10.41
Escrow Agreement between the Company and Jade Capital Group Limited (dated as of the closing on September 28, 2006. (Incorporated by reference from the Company’s definitive Proxy Statement dated July 14, 2006.)

10.42	Opinion of Amaroq Capital, LLC dated May 9, 2006. (Incorporated by reference from the Company’s definitive Proxy Statement dated July 14, 2006.)

10.43	Amendment No. 1 to Escrow Agreement dated August 10, 2007. (Incorporated by reference from the Company’s Form 10-K filed March 31, 2008)

10.44	Amendment No 2 to Escrow Agreement dated March 11, 2007 (Incorporated by reference from the Form 10-K filed April 15, 2009).

10.45	Employment Agreement of Gary L. Dreher dated March 31, 2008. (Incorporated by reference from the Form 10-K filed March 31, 2008)

10.46	Change in Control Severance Pay Plan. (Incorporated by reference from the Form 10-K filed March 31, 2008)

10.47	Product License, Distribution and Manufacturing Agreement with MGI dated March 28, 2008. (Incorporated by reference from the Company’s Form 8-K filed April 2, 2008.)

10.48	2008-2009 Performance Incentive Plan (Incorporated from the Company’s Form 8-K filed January 9, 2009)

10.49	Amendment No. 3 to Escrow Agreement dated March 24, 2008 (Incorporated by reference from the Form 10-K filed April 15, 2009.)

10.50	Note and Warrant Purchase Agreement dated March 22, 2010 (Incorporated by reference from the Form 8-K filed March 26, 2010.)

10.51	Form of Note (Incorporated by reference from the Form 8-K filed March 26, 2010.)

10.52	Form of Warrant (Incorporated by reference from the Form 8-K filed March 26, 2010.)

10.53	Form of Registration Rights Agreement dated March 22, 2010 (Incorporated by reference from the Form 8-K filed March 26, 2010.)

10.54	Commercial Lease dated August 30, 2008 for the premises at 2492 Walnut Avenue, Suite 100, Tustin, California 92780 (Incorporated by reference from the Form 10-K/A filed May 3, 2010)

10.55	Collaboration Agreement with Mayo Validation Support Services dated December 12, 2008 (Incorporated by reference from the Form 10-K/A filed May 3, 2010)

10.56	Exclusive Distribution Agreement between the Company and Grifols USA, LLC dated September 20, 2009 (Incorporated by reference from the Form 10-K/A filed May 3, 2010)

10.57	Distribution Agreement between the Company and Tarom Applied Technologies dated September 30, 2009 (Incorporated by reference from the Form 10-K/A filed May 3, 2010)

10.58	Form of Note and Warrant Purchase Agreement (Incorporated by reference from the Form 8-K filed April 13, 2010.)

Exhibit
Number	Description:
10.59	Form of Note (Incorporated by reference from the Form 8-K filed April 13, 2010.)

10.60	Form of Warrant (Incorporated by reference from the Form 8-K filed April 13, 2010.)

10.61	Form of Addendum to Note and Warrant Purchase Agreement (Incorporated by reference from the Form 8-K filed April 13, 2010.)

10.62	Form of Exchange Agreement (Incorporated by reference from the Form 8-K filed March 16, 2010.)

10.63	Form of Waiver of Default dated February 16, 2010 (Incorporated by reference from the Form 8-K filed March 16, 2010.)

21.1
Subsidiaries of AMDL, Inc. include Jade Pharmaceutical Inc., a British Virgin Islands corporation, Jiangxi Jiezhong Bio-Chemical Pharmacy Company Limited, a China WFOE, Yangbian Yiqiao Bio-Chemical Pharmacy Company Limited, a China WFOE, and AMDL Diagnostics, Inc, a United States corporation.

23.1	Consent of KMJ Corbin & Company LLP. (Filed herewith.)

24.1	Power of Attorney. (Included on signature page.)

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)

32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)

32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California on September 24, 2010.

RADIENT PHARMACEUTICALS CORPORATION
By:	/s/ Douglas C. MacLellan
Douglas C. MacLellan
Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas C. MacClellan and Akio Ariura, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K and any documents related to this report and filed pursuant to the Securities Exchange Act of 1934, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS C. MACLELLAN	President, Chief Executive Officer, and Director
DOUGLAS C. MACLELLAN	(Principal Executive Officer)	September 24, 2010

/s/ AKIO ARIURA	Chief Operating Officer, Chief Financial Officer and secretary
AKIO ARIURA	(Principal Financial Officer and Principal Accounting Officer)	September 24, 2010

EDWARD R. ARQUILLA	Director	Now Deceased

/s/ MICHAEL BOSWELL
MICHAEL BOSWELL	Director	September 24, 2010

MINGHUI JIA	Director	September , 2010

/s/ WILLIAM M. THOMPSON III
WILLIAM M. THOMPSON III	Director	September 24, 2010

DR. ROBERT BEART	Director	September , 2010

EXHIBIT INDEX

Exhibit
Number	Description:
3.1	Certificate of Incorporation of Registrant. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1989.)

3.2	Bylaws of the Company. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1991.)

3.3	Certificate of Amendment of Certificate of Incorporation. (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended September 30, 1998.)

3.4
Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on September 8, 2006. (Incorporated by reference to the Company’s definitive Proxy Statement dated July 14, 2006.)

3.5	Specimen of Common Stock Certificate. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1999.)

3.6	Certificate of Designations. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1999.)

9.1
Voting Trust Agreement by and between Jeanne Lai and Gary L. Dreher, as Co-Trustees, and Chinese Universal Technologies Co., Ltd. (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)

10.1
Amendments to License Agreement between the Company and AMDL Canada, Inc., dated September 20, 1989, June 16, 1990 and July 5, 1990. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1990.)

10.2	The Company’s 1992 Stock Option Plan. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1991.)

10.3	Operating Agreement of ICD, L.L.C. (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1993.)

10.4
Letter Agreement between the Company and BrianaBio-Tech, Inc. and AMDL Canada, Inc., dated February 7, 1995 (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1993.)

10.5	The Company’s Stock Bonus Plan (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1995.)

10.6	Employment Agreement between the Company and Gary L. Dreher dated January 15, 1998 (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1997.)

10.7	Salary Continuation Agreement between the Company and That T. Ngo, Ph.D., dated May 21, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.8	Salary Continuation Agreement between the Company and Thomas V. Tilton dated May 21, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.9	Salary Continuation Agreement between the Company and Harry Berk dated May 21, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.1	Salary Continuation Agreement between the Company and Gary L. Dreher dated May 21, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.11	Agreement between the Company and William M. Thompson, M.D., dated May 21, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.12	Amendment No. 1 to Employment Agreement with That T. Ngo, Ph.D., dated July 1, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.13	Agreement Relating to Salary deferral between the Company and Thomas V. Tilton dated July 1, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

Exhibit
Number	Description:
10.14	Agreement Relating to Salary deferral between the Company and Harry Berk dated July 1, 1998 (Incorporated by reference to the Company’s Report on Form 10-QSB for the period ended June 30, 1998.)

10.15
Securities Purchase Agreement between the Company and the Purchasers listed on the Purchaser Signature Pages attached thereto, dated February 17, 1999. (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.16	The Company’s 1999 Stock Option Plan (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.17
Agreement Regarding Cancellation of Indebtedness between the Company and William M. Thompson, III, M.D., dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.18
Agreement Regarding Cancellation of Indebtedness between the Company and Harry Berk dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.19
Agreement Regarding Cancellation of Indebtedness between the Company and Edward Arquilla, M.D., dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.20
Agreement Regarding Cancellation of Indebtedness between the Company and Thomas V. Tilton dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.21
Agreement Regarding Cancellation of Indebtedness between the Company and Donald Rounds, dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.22
Agreement Regarding Cancellation of Indebtedness between the Company and That T. Ngo, Ph.D., dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.23
Agreement Regarding Cancellation of Indebtedness between the Company and Gary L. Dreher dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.24
Agreement Regarding Cancellation of Indebtedness between the Company and Douglas C. MacLellan dated July 1, 1999 (Incorporated by reference to the Company’s Registration Statement on Form 10-SB dated October 15, 1999.)

10.25	Employment Agreement of Gary L. Dreher dated November 23, 1999 (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1999.)

10.26	Consulting Agreement with That T. Ngo dated October 1, 1999 (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1999.)

10.27
Securities Purchase Agreement between the Company and the Purchasers listed on the Purchaser Signature Pages attached thereto dated February 9, 2000 (Incorporated by reference to the Company’s Report on Form 10-KSB for the year ended December 31, 1999.)

10.28	Securities Purchase Agreement dated as of December 14, 2000 executed December 19, 2000 (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)

10.29	Secured Promissory Note dated December 14, 2000, effective December 19, 2000 (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)

10.30	Security and Pledge Agreement dated as of December 14, 2000, executed December 19, 2000 (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)

10.31	Voting Trust Agreement dated as of December 14, 2000, executed December 19, 2000. (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)

10.32	Exclusive Distribution Agreement dated December 14, 2000, effective December 19, 2000. (Incorporated by reference to the Company’s Report on Form 8-K dated December 26, 2000.)

10.33	Technology Transfer Agreement effective July 30, 2001 between the Company and Lung-Ji Chang, Ph.D. (Incorporated by reference from the Company’s Report on Form 8-K dated August 31, 2001.)

Exhibit
Number	Description:
10.34	Executive Management Change in Control Severance Plan. (Incorporated by reference from the Company’s Report on Form 10-KSB for the year ended December 31, 2001.)

10.35	The Company’s 2002 Stock Option Plan. (Incorporated by reference from the Company’s Report on Form 10-KSB for the year ended December 31, 2002.)

10.36	The Company’s 2004 Stock Option Plan. (Incorporated by reference from the Company’s Report on Form 10-KSB for the year ended December 31, 2004.)

10.37	Employment Agreement of Gary L. Dreher dated January 31, 2005. (Incorporated by reference from the Company’s Form 8-K filed February 1, 2005.)

10.38	Letter of Intent with Jade Capital Group Ltd. dated November 21, 2005. (Incorporated by reference from the Company’s Form 8-K filed November 22, 2005.)

10.39
Stock Purchase and Sale Agreement between the Company and Jade Capital Group Limited dated May 12, 2006 and First Amendment to Purchase and Sale Agreement dated June 30, 2006. (Incorporated by reference from the Company’s definitive Proxy Statement dated July 14, 2006.)

10.40	2006 Equity Incentive Plan. (Incorporated by reference from the Company’s definitive Proxy Statement dated July 14, 2006.)

10.41
Escrow Agreement between the Company and Jade Capital Group Limited (dated as of the closing on September 28, 2006. (Incorporated by reference from the Company’s definitive Proxy Statement dated July 14, 2006.)

10.42	Opinion of Amaroq Capital, LLC dated May 9, 2006. (Incorporated by reference from the Company’s definitive Proxy Statement dated July 14, 2006.)

10.43	Amendment No. 1 to Escrow Agreement dated August 10, 2007. (Incorporated by reference from the Company’s Form 10-K filed March 31, 2008)

10.44	Amendment No 2 to Escrow Agreement dated March 11, 2007 (Incorporated by reference from the Form 10-K filed April 15, 2009).

10.45	Employment Agreement of Gary L. Dreher dated March 31, 2008. (Incorporated by reference from the Form 10-K filed March 31, 2008)

10.46	Change in Control Severance Pay Plan. (Incorporated by reference from the Form 10-K filed March 31, 2008)

10.47	Product License, Distribution and Manufacturing Agreement with MGI dated March 28, 2008. (Incorporated by reference from the Company’s Form 8-K filed April 2, 2008.)

10.48	2008-2009 Performance Incentive Plan (Incorporated from the Company’s Form 8-K filed January 9, 2009)

10.49	Amendment No. 3 to Escrow Agreement dated March 24, 2008 (Incorporated by reference from the Form 10-K filed April 15, 2009.)

10.50	Note and Warrant Purchase Agreement dated March 22, 2010 (Incorporated by reference from the Form 8-K filed March 26, 2010.)

10.51	Form of Note (Incorporated by reference from the Form 8-K filed March 26, 2010.)

10.52	Form of Warrant (Incorporated by reference from the Form 8-K filed March 26, 2010.)

10.53	Form of Registration Rights Agreement dated March 22, 2010 (Incorporated by reference from the Form 8-K filed March 26, 2010.)

10.54	Commercial Lease dated August 30, 2008 for the premises at 2492 Walnut Avenue, Suite 100, Tustin, California 92780 (Incorporated by reference from the Form 10-K/A filed May 3, 2010)

10.55	Collaboration Agreement with Mayo Validation Support Services dated December 12, 2008 (Incorporated by reference from the Form 10-K/A filed May 3, 2010)

10.56	Exclusive Distribution Agreement between the Company and Grifols USA, LLC dated September 20, 2009 (Incorporated by reference from the Form 10-K/A filed May 3, 2010)

10.57	Distribution Agreement between the Company and Tarom Applied Technologies dated September 30, 2009 (Incorporated by reference from the Form 10-K/A filed May 3, 2010)

10.58	Form of Note and Warrant Purchase Agreement (Incorporated by reference from the Form 8-K filed April 13, 2010.)

Exhibit
Number	Description:
10.59	Form of Note (Incorporated by reference from the Form 8-K filed April 13, 2010.)

10.60	Form of Warrant (Incorporated by reference from the Form 8-K filed April 13, 2010.)

10.61	Form of Addendum to Note and Warrant Purchase Agreement (Incorporated by reference from the Form 8-K filed April 13, 2010.)

10.62	Form of Exchange Agreement (Incorporated by reference from the Form 8-K filed March 16, 2010.)

10.63	Form of Waiver of Default dated February 16, 2010 (Incorporated by reference from the Form 8-K filed March 16, 2010.)

21.1
Subsidiaries of AMDL, Inc. include Jade Pharmaceutical Inc., a British Virgin Islands corporation, Jiangxi Jiezhong Bio-Chemical Pharmacy Company Limited, a China WFOE, Yangbian Yiqiao Bio-Chemical Pharmacy Company Limited, a China WFOE, and AMDL Diagnostics, Inc, a United States corporation.

23.1	Consent of KMJ Corbin & Company LLP. (Filed herewith.)

24.1	Power of Attorney. (Included on signature page.)

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)

32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)

32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (Filed herewith.)

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2010

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from                     to

001-16695
Commission File Number
Radient Pharmaceuticals Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0413161 (IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100
Tustin, California 92780-7039
(714) 505-4460
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Indicate by check mark whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (Sec. 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☑ No ☐

Indicate by check mark whether the registrant is a larger accelerated filer, an accelerated filer or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☑

As of November 17, 2010, the Company had 36,760,506 of common shares outstanding.

Radient Pharmaceuticals Corporation

FORM 10-Q
FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2010
INDEX

PART I — FINANCIAL INFORMATION	3

Item 1. Financial Statements	3

Condensed Consolidated Balance Sheets at September 30, 2010 (Unaudited) and December 31, 2009	3

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the three and nine months ended September 30, 2010 and 2009	4

Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2010 and 2009	5

Notes to Unaudited Condensed Consolidated Financial Statements	6

Item 2. Management’s Discussion and Analysis of Financial Condition & Results of Operation	31

Item 3. Quantitative and Qualitative Disclosure About Market Risks	47

Item 4. Controls and Procedures	47

PART II — OTHER INFORMATION	49

Item 1. Legal Proceedings	49

Item 2. Unregistered Sales of Equity Securities And Use Of Proceeds	49

Item 3. Defaults Upon Senior Securities	49

Item 4. Removed and Reserved	49

Item 5. Other Information	49

Item 6. Exhibits	50

Signatures:	51
EX-31.1
EX-31.2
EX-32.1
EX-32.2

2

PART I — FINANCIAL INFORMATION
Item 1. Financial Statements
Radient Pharmaceuticals Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(Unaudited)

ASSETS
Current assets:
Cash	$916,513	$12,145
Inventories	73,409	79,255
Debt issuance costs	482,406	692,969
Prepaid expenses and other current assets	42,479	57,778
Prepaid consulting	333,332	358,667
Note receivable	126,937	−
Total current assets	1,975,076	1,200,814
Property and equipment, net	80,849	83,547
Intangible assets, net	1,083,333	1,158,333
Receivable from JPI, net of allowance	2,675,000	2,675,000
Investment in JPI	17,738,007	20,500,000
Debt issuance cost, net of current portion	–	595,941
Other assets	11,127	105,451
Total assets	$23,563,392	$26,319,086

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$970,170	$1,542,974
Accrued salaries and wages	359,988	738,331
Accrued interest expense	1,090,738	432,337
Derivative liabilities	14,165,687	354,758
Deferred revenue	103,128	103,128
Convertible notes, net of discount	13,055,301	240,482
Current portion of notes payable, net of discount	4,477,596	1,316,667
Total current liabilities	34,222,608	4,728,677
Other long-term liabilities	—	295,830
Notes payable, net of current portion and debt discount	—	601,819

Total liabilities	34,222,608	5,626,326

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 25,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 32,283,649 and 22,682,116 shares issued at September 30, 2010 and December 31, 2009, respectively; 31,650,509 and 22,265,441 shares outstanding at September 30, 2010 and December 31, 2009, respectively	31,650	22,265
Additional paid-in-capital	80,168,375	73,109,048
Accumulated deficit	(90,859,241)	(52,438,553)
Total stockholders’ equity (deficit)	(10,659,216)	20,692,760
Total liabilities and stockholders’ equity	$23,563,392	$26,319,086

See Accompanying Notes to Condensed Consolidated Financial Statements

3

Radient Pharmaceuticals Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net revenues	$34,446	$2,714,735	$116,840	$8,607,515
Cost of sales	6,697	1,627,943	36,810	5,363,921
Gross profit	27,749	1,086,792	80,030	3,243,594
Operating expenses:
Research and development	45,874	91,213	340,689	516,676
Selling, general and administrative	2,320,540	3,330,304	6,444,700	9,542,507
	2,366,414	3,421,517	6,785,389	10,059,183
Loss from operations	(2,338,665)	(2,334,725)	(6,705,359)	(6,815,589)
Other income (expense):
Interest expense	(11,560,549)	(1,492,625)	(33,662,478)	(2,058,876)
Gain on change in fair value of derivative instruments	2,922,826	87,083	5,681,415	87,083
Loss on extinguishment of debt	(1,002,270)	-	(1,002,270)	-
Loss on deconsolidation	-	(1,953,516)	-	(1,953,516)
Impairment on investment in JPI	-	-	(2,761,993)	-
Other income (expense)	31,874	35,791	29,997	(37,039)
Total other expense, net	(9,608,119)	(3,323,267)	(31,715,329)	(3,962,348)
Loss before provision for income taxes and discontinued operations	(11,946,784)	(5,657,992)	(38,420,688)	(10,779,937)
Provision for income taxes	-	(527,667)	-	-
Loss from continuing operations	(11,946,784)	(5,130,325)	(38,420,688)	(10,779,937)
Loss from discontinued operations, net	-	-	-	(4,139,037)
Net loss	(11,946,784)	(5,130,325)	(38,420,688)	(14,916,974)
Other comprehensive income:
Foreign currency translation gain	-	88,056	-	130,359
Comprehensive loss	$(11,946,784)	$(5,042,267)	$(38,420,688)	$(14,780,431)
Basic and diluted loss per common share:
Loss from continuing operations	$(0.39)	$(0.31)	$(1.38)	$(0.67)
Loss from discontinued operations	$-	$(0.00)	$-	$(0.26)
Net loss	$(0.39)	$(0.31)	$(1.38)	$(0.93)
Weighted average common shares outstanding — basic and diluted	30,809,860	16,407,021	27,836,210	16,081,560

See Accompanying Notes to Condensed Consolidated Financial Statements

4

Radient Pharmaceuticals Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(38,420,688)	$(14,916,974)
Less: income from discontinued operations	-	(4,139,037)
	(38,420,688)	(10,777,937)
Adjustments to reconcile net loss before discontinued operations to net cash provided by (used in) operating activities:
Depreciation and amortization	102,180	1,059,466
Amortization of debt discount and accretion of debt issuance costs	10,762,676	1,494,247
Impairment on investment in JPI	2,761,993	-
Interest expense related to fair value of derivative instruments granted	13,830,523	-
Interest income from note receivable	(26,937)	-
Incremental value of shares and warrants issued to former note holders	81,780	-
Additional principal added for penalties and triggering events	7,978,167	-
Loss on extinguishment of debt	1,002,270	-
Shares-based compensation related to options granted to employees and directors for services	173,758	600,825
Shares-based compensation related to common stock and warrants expensed for services	2,355,289	373,953
Gain on settlement of account payable	-	(20,809)
Loss on deconsolidation	-	1,953,516
Provision for bad debts	-	1,890,762
Change in fair value of derivative instruments	(5,681,415)	(51,525)
Changes in operating assets and liabilities:
Accounts receivable	-	4,489,789
Inventories	5,846	143,208
Prepaid expenses and other assets	109,623	(4,010,517)
Accounts payable and accrueds	(1,132,703)	876,277
Income taxes payable	-	(320,398)
Deferred revenue	-	(87,735)
Net cash used in operating activities of continuing operations	(6,097,638)	(2,386,878)
Net cash provided by operating activities of discontinued operations	-	101,457
Net cash used in operating activities	(6,097,638)	(2,285,421)
Cash flows from investing activities:
Purchase of property and equipment	(24,482)	(1,744,065)
Advances for note receivable	(100,000)	-
Cash balance divested from deconsolidation of subsidiary	-	(53,658)
Net cash used in investing activities of continuing operations	(124,482)	(1,797,723)
Net cash used in investing activities of discontinued operations	-	(852,955)
Net cash used in investing activities	(124,482)	(2,650,678)
Cash flows from financing activities:
Proceeds from issuance of Senior Notes, net of cash issuance costs	-	2,088,593
Proceeds from issuance of bridge note, net of cash issuance costs	-	43,000
Proceeds from issuance of convertible debt, net of cash offering costs	6,308,000	520,556
Proceeds from the exercise of warrants	818,488	-
Net cash provided by financing activities	7,126,488	2,652,149
Effect of exchange rates on cash and cash equivalents	-	14,600
Net change in cash and cash equivalents	904,368	(2,269,350)
Cash and cash equivalents, beginning of period	12,145	2,287,283
Cash and cash equivalents, end of period	$916,513	$17,933

See Accompanying Notes to Condensed Consolidated Financial Statements

5

Radient Pharmaceuticals Corporation
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Nine Months Ended September 30, 2010 and 2009

NOTE 1 — MANAGEMENT’S REPRESENTATION

     The accompanying condensed consolidated financial statements of Radient Pharmaceuticals Corporation (the “Company”, “Radient”, “We”, or “Our”), (formerly AMDL, Inc.), have been prepared in accordance with accounting principles generally accepted in the United States, or (“GAAP”). In the opinion of the Company’s management, the unaudited condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements in the Annual Report on Form 10-K/A for the year ended December 31, 2009 and include all normal recurring adjustments necessary for the fair presentation of the Company’s statement of financial position as of September 30, 2010, and its results of operations for the three and nine months ended September 30, 2010 and 2009 and cash flows for the nine months ended September 30, 2010 and 2009. The condensed consolidated balance sheet as of December 31, 2009 has been derived from the December 31, 2009 audited consolidated financial statements. The interim financial information contained in this quarterly report is not necessarily indicative of the results to be expected for any other interim period or for the entire year.

     It is suggested that these condensed consolidated financial statements be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K/A. The report of the Company’s independent registered public accounting firm on the consolidated financial statements included in Form 10-K/A contains a qualification regarding the substantial doubt about the Company’s ability to continue as a going concern.

     The Company evaluated subsequent events through the filing date of this Form 10-Q, and determined no subsequent events have occurred which would require recognition in the condensed consolidated financial statements or disclosure in the notes thereto, other than as disclosed in the accompanying notes.

NOTE 2 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

     On September 25, 2009, the Company changed its name from “AMDL, Inc.” to “Radient Pharmaceuticals Corporation.” The Company believes “Radient Pharmaceuticals” as a brand name has considerable market appeal and reflects our new corporate direction and branding statements.

     Until September 2009, the Company was focused on the production and distribution of pharmaceutical products through our subsidiaries located in the People’s Republic of China. The Company recently refocused it’s business on the development, manufacture and marketing of advanced, pioneering medical diagnostic products, including Onko-Sure™, a proprietary In-Vitro Diagnostic (“IVD”) Cancer Test. During the third and fourth quarter of 2009, the Company repositioned various business segments in order to monetize the value of certain assets through either new partnership, separate IPO’s or that could be positioned to be sold. These special assets include: (i) our 98% ownership in China-based pharmaceuticals business, Jade Pharmaceuticals Inc. (“JPI”); (ii) ou r 100% Ownership of a proprietary cancer vaccine therapy technology, Combined Immunogene Therapy (“CIT”); and (iii) 100% ownership of the Elleuxe brand of advanced skin care products with proprietary formulations that include human placenta extract ingredients sourced from our deconsolidated Chinese subsidiary’s operations of JPI. The Company currently employs approximately 9 people, all located in California at our corporate headquarters.

     The Company is now actively engaged in the research, development, manufacturing, sale and marketing of Onko-Sure™, a proprietary IVD Cancer Test in the United States, Canada, China, Chile, Europe, India, Korea, Taiwan, Vietnam and other markets throughout the world. The Company manufactures and distributes Onko-Sure™  at our licensed manufacturing facility located at 2492 Walnut Avenue, Suite 100, in Tustin, California. The Company is a United States Food and Drug Administration (“USFDA”), GMP approved manufacturing facility. The Company maintains a current Device Manufacturing License issued by the State of California, Department of Health Services, Food and Drug Branch.

6

Discontinued Operations

JPI’s subsidiary YYB was sold by JPI on June 26, 2009. Accordingly, the results of YYB are presented as discontinued operations in our results of operations for nine months ended September 30, 2009, and a loss of $4,139,037 was recorded from the sale of YYB. For the three months ended June 30, 2009, there were no activity at YYB. The Company’s results of operations for the three and nine months ended September 30, 2010 do not include any participation in the results of JPI.

Deconsolidation and Accounting of JPI

     Prior to September 2009, the Company manufactured and distributed generic and homeopathic pharmaceutical products and supplements as well as cosmetic products in China through a wholly owned subsidiary, JPI and JPI’s two wholly owned subsidiaries, Jiangxi Jiezhong Bio-Chemical Pharmacy Company Limited (“JJB”) and Yangbian Yiqiao Bio-Chemical Pharmacy Company Limited (“YYB”).

    Due to several factors, including deterioration in its relationship with local management of JPI, the Company relinquished control over JPI. Effective September 29, 2009, the Company agreed to exchange its shares of JPI for 28,000,000 non-voting shares of preferred stock, which represents 100% of the outstanding preferred shares, exchanged $730,946 in salaries and related interest, accrued by the Company as of September 29, 2009, into 730,946 shares of JPI’s preferred stock, relinquished all rights to past and future profits, surrendered our management positions and agreed to a non-authoritative minority role on its board of directors. Because of loss in control in JPI, effective September 29, 2009, the Company changed its accounting for its investment in JPI from consolidation to the cost method of a ccounting. The Company recorded a loss on deconsolidation of $1,953,516 in connection with the transaction.

     Because the deconsolidation did not occur until September 29, 2009, the Company’s results of operations included in the accompanying statements of operations and comprehensive loss for the three and nine months ended September 30, 2009 included the operations of JPI. For the nine months ended September 30, 2009, the net revenues, gross profit, operating expenses and net loss before discontinued operations of JPI were $8,469,652, $3,426,772, $4,610,153 and $1,356,302, respectively.

     Based on management’s evaluation of the current and projected operations of JPI as of June 30, 2010, the Company determined that an impairment charge of approximately $2,800,000 was necessary. The valuation of JPI was based upon unobservable inputs (Level 3 inputs).

     In  June 2010, JPI’s management decided to shift their product base to concentrate on the manufacture and distribution of cancer centric products, specifically JPI’s Domperidone tables. As a result, revenues from JPI’s HPE based products (GoodNak), which were originally forecasted to contribute substantively to top line revenue, were eliminated in the current forecast. Revenues from this shift in product mix will not immediately be realized because cancer centric products require more time to produce revenues due to the difficulty in penetrating a market space with competing products. The primary factors the Company considered to determine the impairment include, but are not limited to:

•	Sales growth: based on JPI management’s expectations and historical analysis, the Company expects growth of 150% in 2011, 20% in 2012 and 2013 and 10% in 2014.

•	Risk adjusted weighted average cost of capital (“WACC”) — a WACC of 17.7% was utilized.

•	Long term growth rate: we assumed a long term growth rate of 5%

•	Cost of debt: assumed an after tax rate of 4.46%

•	Cost of equity

•	Risk free rate: 2.93%

7

•	Equity risk premium: 11.15%

•	Small stock risk premium: 3.99%

•	Beta: .86x

•	Subject company risk: 0%

•	Discounts: combined discount for lack of marketability and lack of control of 35%

  The significant terms of the deconsolidation of the Company’s operations in China are described in the notes to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2009.

Going Concern

     The condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, the realization of assets and satisfaction of liabilities in the normal course of business. The Company incurred losses from continuing operations of $38,420,688 and $10,779,937 for the nine months ended September 30, 2010 and 2009, respectively, and had an accumulated deficit of $90,859,241 at September 30, 2010. In addition, the Company used cash in operating activities of continuing operations of $6,097,638 and had a working capital deficit of approximately $38 million, based on the face amount of the current portion of debt. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

     The Company’s monthly cash requirement of $480,000 for operating expenses does not include any extraordinary items or expenditures, including payments to the Mayo Clinic on clinical trials for our Onko-Sure tm kit, research conducted through CLIA Laboratories or expenditures related to further development of the CIT technology, as no significant expenditures are anticipated other than recurring legal fees incurred in furtherance of patent protection for the CIT technology.

     The Company raised gross proceeds of approximately $6.5 million in a series of four closings of convertible note and warrant purchase agreements during the nine months ended September 30, 2010 (see Note 6).

     Management’s plans include seeking financing, conversion of certain existing notes payable to common stock, alliances or other partnership agreements with entities interested in the Company’s technologies, or other business transactions that would generate sufficient resources to assure continuation of the Company’s operations and research and development programs.

     There are significant risks and uncertainties which could negatively affect our operations. These are principally related to (i) the absence of substantive distribution network for our Onko-Sure tm kits, (ii) the early stage of development of our CIT technology and the need to enter into additional strategic relationships with larger companies capable of completing the development of any ultimate product line including the subsequent marketing of such product, (iii) the absence of any commitments or firm orders from our distributors, (iv) current defaults in existing indebtedness and (v) failure to meet operational covenants in existing financing agreements which have triggered addit ional defaults or penalties. Our limited sales to date of the Onko-Sure tm kit and the lack of any purchase requirements in the existing distribution agreements make it impossible to identify any trends in our business prospects. Moreover, if either AcuVector and/or the University of Alberta is successful in their outstanding claims against us, the Company may be liable for substantial damages, our rights to the CIT technology will be adversely affected, and our future prospects for licensing the CIT technology will be significantly impaired.

8

Principles of Consolidation

     As of September 29, 2009 the Company deconsolidated JPI, but the operations of JPI have been consolidated in the accompanying unaudited condensed consolidated statements of operations and comprehensive loss for the three and nine months ended September 30, 2009 and for the unaudited condensed consolidated statements of cash flows for the nine months ended September 30, 2009. Intercompany transactions for the three and nine months ended September 30, 2009 have been eliminated in consolidation. In addition, the Company consolidated the operations of YYB through June 26, 2009 (the date of sale) which have been included as discontinued operations.

Reclassification

     Certain amounts in the 2009 financial statements have been reclassified to conform with the current period presentation.

Use of Estimates

     The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, realizability of inventories, recoverability of long-lived assets, valuation and useful lives of intangible assets, valuation of derivative liabilities, valuation of investment in JPI, receivable from JPI and valuation of common stock, options, warrants and deferred tax assets. Actual results could differ from those estimates.

Revenue Recognition

     Revenues from the wholesale sales of over-the counter and prescription pharmaceuticals are recognized when persuasive evidence of an arrangement exists, title and risk of loss have passed to the buyer, the price is fixed or readily determinable and collection is reasonably assured, as noted in the appropriate accounting guidance.

     The Company has entered into several distribution agreements for various geographic locations with third party distributors. Under the terms of one agreement, the Company sell product to the distributor at a base price that is the greater of a fixed amount (as defined in each agreement) or 50% of the distributor’s invoiced Net Sales price (as defined) to its customers. The distributor is required to provide quarterly reconciliations of the distributor’s actual invoiced prices at which time the price becomes fixed and determinable by the Company. Until the price is fixed and determinable, the Company defers the recognition of revenues under this arrangement. As of September 30, 2010, the Company had $103,128 of deferred revenue related to this arrangement recorded in its accompanying consolidated balance sheet.

     Any provision for sales promotion discounts and estimated returns are accrued for as a reduction to receivables in the period the related sales are recorded. Buyers generally have limited rights of return, and the Company provides for estimated returns at the time of sale based on historical experience. Returns from customers historically have not been material. Actual returns and claims in any future period may differ from the Company’s estimates. In accordance with FASB ASC 605-45-50, Taxes Collected from Customers and Remitted to Governmental Authorities, prior to September 29, 2009, JPI’s revenues were reported net of value added taxes (“VAT”) collected.

Accounting for Shipping and Handling Revenue, Fees and Costs

     The Company classifies amounts billed for shipping and handling as revenue in accordance with FASB ASC 605-45-50-2, Shipping and Handling Fees and Costs. Shipping and handling fees and costs are included in cost of sales.

Research and Development

     Internal research and development costs are expensed as incurred. Non-refundable third party research and development costs are expensed when the contracted work has been performed.

9

Inventories

     Inventories are valued at the lower of cost or net realizable value. Cost is determined on an average cost basis which approximates actual cost on a first-in, first-out basis and includes raw materials, labor and manufacturing overhead. At each balance sheet date, the Company evaluates its ending inventories for excess quantities and obsolescence. The Company considers historical demand and forecast in relation to the inventory on hand, market conditions and product life cycles when determining obsolescence and net realizable value. Provisions are made to reduce excess or obsolete inventories to their estimated net realizable values. Once established, write-downs are considered permanent adjustments to the cost basis of the excess or obsolete inventories.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over estimated useful lives as follows:

Machinery and equipment, including lab equipment	5 to 15 years
Office equipment	3 to 5 years

     Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in the consolidated statement of operations and comprehensive loss.

Intangible Assets

     The Company owns intellectual property rights and an assignment of a United States (“U.S.”) patent application for its CIT technology. The technology was purchased from Dr. Lung-Ji Chang, who developed it while at the University of Alberta, Edmonton, Canada. The purchase price is being amortized over the expected useful life of the technology, which the Company determined to be 20 years, based upon an estimate of three years to perfect the patent plus 17 years of patent life.

Impairment of Long-Lived Assets

     In accordance with FASB ASC 360-10-5, Accounting for the Impairment or Disposal of Long-Lived Assets , the Company evaluates the carrying value of its long-lived assets for impairment whenever events or changes in circumstances indicate that such carrying values may not be recoverable. The Company uses its best judgment based on the current facts and circumstances relating to its business when determining whether any significant impairment factors exist. The Company considers the following factors or conditions, among others, that could indicate the need for an impairment review:

10

•	significant under performance relative to expected historical or projected future operating results;

•	market projections for cancer research technology;

•	its ability to obtain patents, including continuation patents, on technology;

•	significant changes in its strategic business objectives and utilization of the assets;

•	significant negative industry or economic trends, including legal factors;

•	potential for strategic partnerships for the development of its patented technology;

•	changing or implementation of rules regarding manufacture or sale of pharmaceuticals in China; and

•	ability to maintain Good Manufacturing Process (“GMP”) certifications.

     If the Company determines that the carrying values of long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company’s management performs an undiscounted cash flow analysis to determine if impairment exists. If impairment exists, the Company measures the impairment based on the difference between the asset’s carrying amount and its fair value, and the impairment is charged to operations in the period in which the long-lived asset impairment is determined by management. Based on its analysis, the Company believes that no indicators of impairment of the carrying value of its long-lived assets existed at September 30, 2010 except the impairment of the investment in JPI as noted above for the quarter ended June 30, 2010. There can be no as surance, however, that market conditions will not change or demand for the Company’s products will continue or allow the Company to realize the value of its long-lived assets and prevent future impairment.

     The carrying value of the Company’s investment in JPI represents its ownership interest in JPI, accounted for under the cost method. The ownership interest is not adjusted to fair value on a recurring basis. Each reporting period the Company assess the fair value of the Company’s ownership interest in JPI in accordance with FASB ASC 325-20-35. Each year the Company conducts an impairment analysis in accordance with the provisions within FASB ASC 320-10-35 paragraphs 25 through 32.

Note Receivable

     On August 27, 2010, the Company advanced $100,000 to Provista Diagnostic, Inc. (“Provista”). In connection with the note receivable agreement, Provista agreed to deliver two separate reports to the Company by September 30, 2010. Due to Provista’s failure to deliver such reports by September 30, 2010, the Company recorded interest income of $26,937, which represents the 25% increase from the principal balance of the note plus accrued interest of $1,927. The note requires 5 equal payments of $20,000 (totaling $100,000) on the 1st day of each month commencing on the initial interest payment date (as defined in the note) and continuing thereafter until maturity (August 27, 2011). Interest accrues on the unpaid principal balance at a rate of 12% per annum.

Beneficial Conversion Feature

     In certain instances, the Company enters into convertible notes that provide for an effective or actual rate of conversion that is below market value, and the embedded conversion feature does not qualify for derivative treatment (a “BCF”).  In these instances, we account for the value of the BCF as a debt discount, which is then amortized to expense over the life of the related debt using the straight-line method which approximates the effective interest method.

Derivative Financial Instruments

     The Company applies the provisions of FASB ASC 815-10, Derivatives and Hedging (“ASC 815-10”). Derivatives within the scope of ASC 815-10 must be recorded on the balance sheet at fair value. During the nine months ended September 30, 2010, the Company issued convertible debt with warrants and recorded derivative liabilities related to a reset provision associated with the embedded conversion feature of the convertible debt and a reset provision associated with the exercise price of the warrants. The fair value of these derivative liabilities on the grant date was $17,986,337 as computed using the Binomial Lattice option pricing model. Due to the reset provisions within the embedded conversion feature and a reset provision associated with the exerci se price of the warrants, the Company determined that the Binomial Lattice Model was most appropriate for valuing these instruments.

   In November 2009, the Company granted 1,644,643 warrants in connection with a common stock financing transaction to two individuals. The exercise price of the warrants have reset provisions which are accounted for as derivative instruments in accordance with relevant accounting guidance. At the date of grant, the warrants were valued at $509,840, which reasonably represents the fair value as computed using the Binomial Lattice option pricing model.

     During the nine months ended September 30, 2010, several holders of the Company’s convertible debt converted portions of their notes and accrued interest into shares of the Company’s common stock. This resulted in a decrease of the derivative liability of $354,830, representing the embedded conversion features of the converted debt. In addition, during the nine months ended September 30, 2010, one holder of the Company`s convertible debt exercised 500,000 warrants. This resulted in a decrease of the derivative liability of $83,872, representing the value of the warrants immediately prior to the exercise.

     During the nine months ended September 30, 2010, the Company recorded additional derivative liability of $32,027 as a result of a trigger event related to the St. George convertible debt and also recorded additional derivative liability of $1,912,682 as a result of a trigger events related to the 2010 Closings (see Note 6).

11

     The Company re-measured the fair values of all of its derivative liabilities as of each period end and recorded an aggregate decrease of $5,681,415 in the fair value of the derivative liabilities as a component of other expense, net during the nine months ended September 30, 2010.

Fair Value Measurements

     The Company determines the fair value of its derivative instruments using a three-level hierarchy for fair value measurements which these assets and liabilities must be grouped, based on significant levels of observable or unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. This hierarchy requires the use of observable market data when available. These two types of inputs have created the following fair-value hierarchy:

Level 1 — Valuations based on unadjusted quoted market prices in active markets for identical securities. Currently the Company does not have any items classified as Level 1.

Level 2 — Valuations based on observable inputs (other than Level 1 prices), such as quoted prices for similar assets at the measurement date; quoted prices in markets that are not active; or other inputs that are observable, either directly or indirectly. Currently the Company does not have any items classified as Level 2.

Level 3 — Unobservable inputs. We valued warrants and embedded conversion features that were issued without observable market values and the valuation required a high level of judgment to determine fair value (Level 3 inputs).

The Company estimates the fair value of these warrants and embedded conversion features using the Binomial Lattice model. In applying the Binomial Lattice model, the Company used the following assumptions to value its derivative liabilities during the nine months ended September 30, 2010:

For the nine months
ended September 30, 2010
Annual dividend yield	—
Expected life (years)	0.41 — 6.17
Risk-free interest rate	0.25% — 2.90%
Expected volatility	87.3% — 298.6%

For instruments that include an optional cashless exercise provision, the Company applied a 50/50 probability that the holder will exercise under either scenarios, that is the cashless exercise or the cash exercise. The cashless exercise provision expires once the underlying instrument’s shares are registered.

If the inputs used to measure fair value fall in different levels of the fair value hierarchy, a financial security’s hierarchy level is based upon the lowest level of input that is significant to the fair value measurement.

     The following table presents the Company’s warrants and embedded conversion features measured at fair value on a recurring basis as of September 30, 2010:

Level 3
Carrying
Value
September 30,
2010
Derivative Liabilities:
Embedded conversion features	$3,807,796
Warrants	10,357,891
$14,165,687
Decrease in fair value included in other expense, net	$5,681,415

The following table shows the classification of the Company’s liabilities at September 30, 2010 that are subject to fair value measurements and the roll-forward of these liabilities from December 31, 2009:

Description:	Embedded Conversion Features
Balance at December 31, 2009	$44,358
Derivative liabilities added — conversion features	5,775,266
Reclassification to equity in connection with conversion of underlying debt to equity	(354,830)
Gain on change in fair value included in net loss	(1,656,998)
Balance at September 30, 2010	$3,807,796

Description:	Warrants
Balance at December 31, 2009	310,400
Derivative liabilities added — warrants	14,155,780
Reclassification to equity in connection with exercise of underlying stock warrants	(83,872)
Gain on change in fair value included in net loss	(4,024,417)
Balance at September 30, 2010	$10,357,891

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Risks and Uncertainties

     There are significant risks and uncertainties which could negatively affect the Company’s operations. These are principally related to (i) the absence of substantive distribution network for the Company’s Onko-Sure tm kits, (ii) the early stage of development of the Company’s CIT technology and the need to enter into a strategic relationship with a larger company capable of completing the development of any ultimate product line including the subsequent marketing of such product and (iii) the absence of any commitments or firm orders from the Company’s distributors. The Company’s limited sales to date for the Onko-Sure tm kit and the lack of any purchase requirements in the existing distribution agreements make it impossible to identify any trends in the Company’s business prospects. Moreover, if either AcuVector and/or the University of Alberta is successful in their outstanding claims against us, the Company may be liable for substantial damages, the Company’s rights to the CIT technology will be adversely affected, and the Company’s future prospects for licensing the CIT technology will be significantly impaired.

As part of the deconsolidation of JPI as of September 29, 2009, the Company agreed to exchange loans and advances to JPI totaling $5,350,000 for a 6% convertible promissory note from JPI. There are risks and uncertainties related to the collectability of these amounts and, as a result, the Company recorded a 50% loan loss reserve at the time of the deconsolidation. Also, there are risks and uncertainties of investment in JPI and, as a result, as of June 30, 2010, the Company determined that an impairment charge of approximately $2,800,000 was necessary.

Share-Based Compensation

     All issuances of the Company’s common stock for non-cash consideration have been assigned a per share amount equaling either the market value of the shares issued or the value of consideration received, whichever is more readily determinable. The majority of non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares on the measurement date.

     The Company accounts for equity instruments issued to consultants and vendors in exchange for goods and services in accordance with the provisions of FASB ASC 505-50-30, Equity-Based Payments to Non-Employees, (“ASC 505-50-30”). Under ASC 505-50-30, the measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

     Under the relevant accounting guidance, assets acquired in exchange for the issuance of fully vested, non-forfeitable equity instruments are not presented or classified as an offset to equity on the grantor’s balance sheet once the equity instrument is granted for accounting purposes. Accordingly, the Company records the fair value of the fully vested, non-forfeitable common stock issued for future consulting services as prepaid expense in its consolidated balance sheet.

     The Company has employee compensation plans under which various types of share-based instruments are granted. The Company account for our share-based payments in accordance with FASB ASC 718-10, Stock Compensation (“ASC 718-10”). This statement requires all share-based payments to employees, including grants of employee stock options, to be measured based upon their grant date fair value, and be recognized in the statements of operations as compensation expense (based on their estimated fair values) generally over the vesting period of the awards.

Basic and Diluted Income (Loss) Per Share

     Basic net loss per common share from continuing operations is computed based on the weighted-average number of shares outstanding for the period. Diluted net loss per share from continuing operations is computed by dividing net loss by the weighted-average shares outstanding assuming all dilutive potential common shares were issued. In periods of losses from continuing operations, basic and diluted loss per share before discontinued operations are the same as the effect of shares issuable upon the conversion of debt and issuable upon the exercise of stock options and warrants is anti-dilutive. Basic and diluted income per share from discontinued operations are also the same, as FASB ASC 260-10 requires the use of the denominator used in the calculation of loss per share from continuing operations in all other calcul ations of earnings per share presented, despite the dilutive effect of potential common shares.

     Based on the conversion prices in effect and the interest accrued through the end of the respective periods, the potentially dilutive effects of 91,589,703 options, warrants and convertible debt were not considered in the calculation of EPS as the effect would be anti-dilutive on September 30, 2010.

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Supplemental Cash Flow Information

	Nine Months Ended September 30,
	2010	2009
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$—	$321,701
Cash paid during the period for taxes	$—	$695,322

Supplemental disclosure of non-cash activities:
Fair value of warrants issued in connection with Senior Notes, included in debt issuance costs and debt discount	$—	$1,887,920
Reclassification of amounts recorded to additional paid-in capital to warrant liability, including $110,858 recorded to retained earnings, representing the change in value of the warrants from date of issuance to January 1, 2009	$—	$209,166
Reclassification of warrant liability to additional paid-in capital upon expiration of share adjustment terms	$—	$133,866
Fair value of common stock recorded as prepaid consulting	$1,321,089	$—
Fair value of warrants issued for services, included in prepaid expense	$400,000	$283,951
Reclassification of derivative liabilities to equity	$438,702	$—
Amount paid directly from proceeds in connection with convertible debt unrelated to the financing	$35,000	$—
Conversion of notes payable and accrued interest to shares of common stock	$2,905,880	$924,605
Debt issuance costs included in accounts payable	$876,501	$—
Additional derivative liability for penalty on St. George debt	$19,430	$—
Debt discounts related to derivative liabilities	$6,181,165	$—
Conversion of accounts payable to shares of common stock	$45,000	$56,089
Beneficial conversion feature recorded as debt discount	$275,150	$—
Conversion of warrants to common stock	$—	$38
Carrying value of net assets of JPI for deconsolidation	$—	$25,698,405
Fair value of derivative liabilities	$—	$510,417
Conversion of accrued salaries to ownership in JPI	$—	$730,496

Recent Accounting Pronouncements

     In January 2010, the FASB issued authoritative guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. The guidance requires new disclosures on the transfers of assets and liabilities between Level 1 (quoted prices in active market for identical assets or liabilities) and Level 2 (significant other observable inputs) of the fair value measurement hierarchy, including the reasons and the timing of the transfers. Additionally, the guidance requires a roll-forward of activities on purchases, sales, issuance, and settlements of the assets and liabilities measured using significant unobservable inputs (Level 3 fair value measurements). The guidance became effective for the Company for the reporting period beginning January 1, 2010, except for the disclosure o n the roll forward activities for Level 3 fair value measurements, which will become effective for the Company for the reporting period beginning January 1, 2011. The adoption of this new guidance did not have a material impact on our consolidated financial statements.

     Other new pronouncements issued but not effective until after September 30, 2010, are not expected to have a significant effect on the Company’s consolidated financial position or results of operations.

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NOTE 3 — INVENTORIES

     Inventories consist of the following:

	September 30,	December 31,
	2010	2009
	(Unaudited)
Raw materials	$68,025	$48,852
Work-in-process	4,207	3,265
Finished goods	1,177	27,138
	$73,409	$79,255

NOTE 4 — INTANGIBLE ASSETS

     Intangible assets consist of the following:

	September 30,	December 31,
	2010	2009
	(Unaudited)
Intellectual property	$2,000,000	$2,000,000
Accumulated amortization	(916,667)	(841,667)
	$1,083,333	$1,158,333

     In August 2001, the Company acquired intellectual property rights and an assignment of a United States patent application for CIT technology for $2,000,000. The technology was purchased from Dr. Lung-Ji Chang, who developed it while at the University of Alberta, Edmonton, Canada. During 2003, two lawsuits were filed challenging the Company’s ownership of this intellectual property. The value of the intellectual property will be diminished if either of the pending lawsuits regarding the same is successful (see Note 8).

     As part of the acquisition of the CIT technology, the Company agreed to pay Dr. Chang a 5% royalty on net sales of combination gene therapy products. The Company has not paid any royalties to Dr. Chang to date as there have been no sales of combination gene therapy products.

NOTE 5 — INCOME TAXES

     The Company accounts for income taxes under FASB ASC 740-10, Income Taxes (“ASC 740-10”). Under ASC 740-10, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

     When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

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NOTE 6 — DEBT

     Debt consists of the following:

	September 30,	December 31,
	2010	2009
	(Unaudited)

Convertible Debt:
Convertible Notes issued September 2008, net of unamortized discount of $100,005 at September 30, 2010 and $1,607,111 at December 31, 2009, respectively	$296,437	$17,775
St. George Convertible Note, issued September 2009, net of unamortized discount of $393,681 at December 31, 2009	—	222,707
First Closing of 2010 Convertible Note, issued March 22, 2010, including additional $633,142 principal and interest for trigger events, net of unamortized discount of $115,720 at September 30, 2010	933,086	—
Second Closing of 2010 Convertible Note, issued April 8, 2010, including additional $3,953,316 principal and interest for trigger events, net of unamortized discount of $2,973,833 at September 30, 2010	6,469,648	—
Third Closing of 2010 Convertible Note, issued April 13, 2010, including additional $2,748,332 principal and interest for trigger events, net of unamortized discount of $2,143,384 at September 30, 2010	4,561,978	—
Fourth Closing of 2010 Convertible Note, issued April 26, 2010, including additional $480,108 principal and interest for trigger events, net of unamortized discount of $371,126 at September 30, 2010	794,152	—
	$13,055,301	$240,482
Senior Notes payable, net of unamortized discount of $0 and $1,701,398 at September 30, 2010 and December 31, 2009, respectively	4,441,374	1,851,854
Bridge note, including additional $82,360 principal and interest for penalties, net of unamortized discount of $104,138 at September 30, 2010	36,222	66,632
	$17,532,897	$2,158,968
Less: current portion of senior notes and Bridge note	(4,477,596)	(1,316,667)
Less: current portion of convertible debt	(13,055,301)	(240,482)
	$—	$601,819

    The significant terms of the Company’s debt issued prior to the nine months ended September 30, 2010 are described in the notes to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2009.

Defaults on Senior Notes and Proposed Debt Exchanges

The Company did not pay the interest due on the Series 1 Senior Notes or the Series 2 Senior Notes (together “the Series 1 and 2 Notes”) due on December 1, 2009 or March 1, 2010. The Company did not have sufficient cash to satisfy these debts and carry on current operations. Consequently, under the terms of the Series 1 and 2 Notes, the interest rate increased from 12% to 18% per annum. The failure to pay interest as scheduled represented an event of default under the terms of the Notes and all senior debt was classified as current. However, none of the holders declared default, or declared the outstanding Series 1 and 2 Notes and other contractual obligations immediately due.

In order to resolve the defaults and to preserve as much cash as possible for operations, management put together various exchange agreements (the “Debt Exchanges”) to enter into with its the debt holders, subject to shareholder approval (“Shareholder Approval”) of such share issuances, pursuant to which the debt holders would exchange their outstanding Notes or other debt obligations for shares of the Company’s common stock. Although the exchange terms vary slightly between the debt holders, based upon the terms of each of the particular Notes, a few provisions are consistent in all of the exchange agreements: First, all of the issuances pursuant to the proposed Debt Exchanges are subject to Shareholder Approval. To that end, the Company filed its initial Preliminary Proxy Statement on Schedule 14A o n February 1, 2010. The Company has the right to seek Shareholder Approval two times; since we did not receive Shareholder Approval at the second meeting on or before November 15, 2010, the Company fell back into default on all of the Notes for which shareholders did not approve the issuance of shares pursuant to the exchange agreement (see September 2010 Amendments below). Due to the SEC’s review of the periodic reports that we are required to mail with the Proxy Statement, such reports were not cleared by the November 5, 2010 deadline (10-day mailing period), and therefore we are unable to timely mail the shareholder meeting materials and hold the shareholder meeting on November 15, 2010. Based on the terms of the various exchange and/or extension/wavier agreements, all of the notes discussed in this Proxy Statem ent shall fall back into default, pursuant to which the note holders can declare the full amount owed on the notes immediately due and payable, if we fail to hold the meeting by November 15, 2010, which is further extended to December 3, 2010. All of the consideration granted to the note holders pursuant to the exchange and/or extension/waiver agreements remains in effect and no other consideration is owed to the note holders pursuant to this default. We believe it is beneficial for the note holders to maintain their note and wait until the shareholder meeting to receive shareholder approval, and then receive the shares of common stock underlying their note. As of the date of this filing, we have not received notice from any note holders declaring a default. Once the Company obtains Shareholder Approval to issue the shares pursuant to a particular Debt Exchange, upon such issuance, the debt related to such exchange agreement will be converted to shares of common stock and the holders thereof shall waive all current and future defaults under the debt. Second, the Company agreed to use its best efforts to register the shares issuable pursuant to the exchange agreements in the next registration statement to be filed under the Securities Act of 1933, as amended. A Form S-1 registration statement to register the shares issuable pursuant to the note financings was filed on May 3, 2010, but has not yet been declared effective. And third, the issuance of all of the shares of Common Stock to be issued under these Debt Exchanges is subject to NYSE Amex listing approval. Therefore, although some debt holders have signed an exchange agreement, they are not enforceable by us until the Company receives Shareholder Approval and approval of the New York Stock Exchange (“NYSE”) Amex to list the shares, which the Company cannot guarantee and therefore the exchange may never occur.

16

     As of the date of this report, we received signatures to the Exchange Agreement from a majority of the holders of the Series 1 and 2 Notes holding approximately $2,800,000 of such Notes.

     In September 2010, the Company amended the Debt Exchange Agreement (“September 2010 Amendment to Debt Exchange Agreement”) with the Series 1 and 2 Note Holders. Pursuant to the September 2010 Amendment to Debt Exchange Agreement, the Series 1 and 2 Note Holders agreed to extend the date of the required shareholder meeting to a date on or before November 15, 2010 instead of September 15, 2010. In return, the Company agreed to (a) increase the principal balance due on the Notes by 25% effective September 1, 2010 and (b) the Company in its - sole discretion — maintains the right to pay the interest due on the Notes in shares of its common stock so long as the market price of the Company’s common stock is equal to or above $0.28 per share on the d ate such interest is due. The issuance of shares under the September 2010 Amendment Debt Exchange Agreement is subject to NYSE Amex and Shareholder Approval. Due to the SEC’s review of the periodic reports that we are required to mail with the Proxy Statement, such reports were not cleared by the November 5, 2010 deadline (10-day mailing period), and therefore we are unable to timely mail the shareholder meeting materials and hold the shareholder meeting on November 15, 2010. Based on the terms of the various exchange and/or extension/wavier agreements, all of the notes discussed in this Proxy Statement shall fall back into default, pursuant to which the note holders can declare the full amount owed on the notes immediately due and payable, if we fail to hold the meeting by November 15, 2010, which is further extended to December 3, 2010. All of the consideration granted to the note holders pursuant to the exchange and/or extension/waiver agreements remains in effect and no other consideration is owed to the note holders pursuant to this default. We believe it is beneficial for the note holders to maintain their note and wait until the shareholder meeting to receive shareholder approval, and then receive the shares of common stock underlying their note. As of the date of this filing, we have not received notice from any note holders declaring a default.

     If and when the Company does receive Shareholder Approval, the Company shall disclose the final amount of debt that shall be exchanged and the total number of shares issued in exchange thereof. Any shares of common stock to be issued pursuant to the debt exchange will be issued pursuant to Section 4(2) of the Securities Act for issuances not involving a public offering and Regulation D promulgated hereunder.

     In March 2010, in an effort to further reduce its cash expenditures, the Company also amended a consulting agreement with Cantone Asset Management, LLC (“Cantone Asset”). Under the original consulting agreement, the Company was to pay Cantone Asset an aggregate cash consulting fee of $144,000 and issued Cantone Asset warrants to purchase 200,000 shares of the Company common stock at $0.60 per share. Due to our current cash situation, Cantone agreed to accept shares of our common stock in lieu of the Cash Consulting Fee and as consideration therefor, we agreed to reduce the warrant exercise price of the Cantone Warrants to $0.28 per share (the “Amendment”). Pursuant to the Amendment, and subject to stockholder approval, we shall issue Cantone an aggregate of 514,286 shares of our common s tock (the “Amendment Shares”), which does not include the shares of common stock underlying the Cantone Warrants. Pursuant to the Amendment, we were required to obtain shareholder approval by September 15, 2010. Due to the continuing SEC review of our Proxy Statement and the periodic reports that we are required to submit therewith, we were unable to file and mail our definitive proxy statement so as to give our shareholders proper notice of a September 15, 2010 meeting. Since we were unable to hold the meeting on the original agreed date, Cantone agreed to extend the time with which we must obtain shareholder approval to November 15, 2010. Due to the SEC’s review of the periodic reports that we are required to mail with the Proxy Statement, such reports were not cleared by the November 5, 2010 deadline (10-day mailing period), and therefore we are unable to timely mail the shareholder meet ing materials and hold the shareholder meeting on November 15, 2010. Based on the terms of the various exchange and/or extension/wavier agreements, all of the notes discussed in this Proxy Statement shall fall back into default, pursuant to which the note holders can declare the full amount owed on the notes immediately due and payable, if we fail to hold the meeting by November 15, 2010, which is further extended to December 3, 2010. All of the consideration granted to the note holders pursuant to the exchange and/or extension/waiver agreements remains in effect and no other consideration is owed to the note holders pursuant to this default. We believe it is beneficial for the note holders to maintain their note and wait until the shareholder meeting to receive shareholder approval, and then receive the shares of common stock underlying their note. As of the date of this filing, we have not received notice from any note holders declaring a default. In consideration for their agreement, we agreed to increase their Cash Consulting Fee by 25%, to $180,000, and instead issue 642,857 Amendment Shares, which shall be full and complete payment of all fees owed to Cantone under the Agreement and the Amendment.

17

The issuance of shares pursuant to the amendment is subject to the Company receipt of NYSE AMEX listing approval and Shareholder Approval. If the Company do not receive Shareholder Approval, the exercise price of the warrants will remain at their pre-agreement amounts and the Company will have to pay the consulting fee in cash. Accordingly, the Company has not accounted for the related contingent reduction of the exercise price of the warrant.

     Additionally, since the Company did not pay the September 2009 Bridge Loan (the “Bridge Loan”) back before October 9, 2009, the Interest Rate automatically increased to 18% per annum, which was retroactive as of September 10, 2009, until the Bridge Loan is paid in full. Accordingly, the Company will owe a total of $15,638 in interest payments through August 30, 2010. Under the Bridge Loan Agreement, the Company agreed to pay the Investor $2,000 as reimbursement for the holder’s legal fees related to the default. Additionally, since the Bridge Loan was not repaid by December 1, 2009, $25,000 was added to the principal value of the Bridge Loan obligation, making the current principle value of the Bridge Loan $83,000 and the Investor is entitled to $10,000 for any out-of-pocket leg al costs that the Investor may incur to collect the obligation. Although the Company did not receive any notice from the holder of the Bridge Loan requesting acceleration of payment due to the default, the Bridge Loan is due and owing. In March 2010, the Company entered into an Exchange Agreement with the Investor. Under the Exchange Agreement, we agreed to the issuance of up to an aggregate of 404,526 shares of our common stock, issuable upon: (i) exchange and cancellation of all principal amount of the Bridge Loan ; (ii) cancellation of all of the interest accrued thereon, accruing at the contractual default rate of 18%, retroactively from September 10, 2009 through August 30, 2010; (iii) cancellation of all other fees due under the Bridge Loan, totaling approximately $12,000 and (iv) in consideration for such exchange and cancellations, a reduction of the warrant exercise price for the 116,000 warrants originally issued in connection with the Bridge Loan from $0.60 per s hare to $0.28 per share. Pursuant to the Exchange Agreement, we were required to obtain shareholder approval by September 15, 2010. Due to the continuing SEC review of our Proxy Statement and the periodic reports that we were required to submit therewith, we were unable to file and mail our definitive proxy statement so as to give our shareholders proper notice of a September 15, 2010 meeting. Since we were unable to hold the meeting on the original agreed date, the holder of the Bridge Loan agreed to extend the time with which we must obtain shareholder approval to November 15, 2010. In consideration for their agreement, we agreed to increase the principal balance of the Bridge Loan and pay an additional $5,000 in legal fees related to the default, as a result of which we agreed to issue the holder 592,261 shares (instead of 404,526), which includes interest payments due through December 31, 2010. The issuance of shares purs uant to the amendment is subject to our receipt of NYSE AMEX listing approval and Shareholder Approval. If we do not receive Shareholder Approval, the exercise price of the warrants will remain at their pre-agreement amounts and the Company will have to pay the principal and accrued interest in cash. Accordingly, the Company has not accounted for the related contingent reduction of the exercise of the warrant.

     Since we were unable to have the meeting on November 15, 2010, due to the SEC comment period, all of these notes are susceptible to default, pursuant which the holders can declare the notes immediately due and payable. As of November 18, 2010 we have not received any default notices.

18

St. George Convertible Note and Warrant Purchase Agreement Defaults and Waivers; Note Conversions and Warrant Exercises After January 1, 2010
     On September 15, 2009, the Company issued a 12% Convertible Promissory Note (the “St. George Note”) to St. George Investments, LLC (“St. George”). On December 11, 2009 the Company entered into a Waiver of Default with St. George pursuant to which the Company agreed to repay the entire balance of the St. George Note and any adjustments thereto pursuant to the terms of the initial Waiver by February 1, 2010. Since the Company failed to pay the entire balance of the note by February 1, 2010, the Company was in default on the St. George Note. On February 16, 2010, the Company entered into a Waiver of Default agreement (“February 16 Waiver”) with St. George pursuant to which: (i) St. George waived all defaults through May 15, 2010 and agreed not to accelerate the amounts due under the Note before May 15, 2010 and (ii) St. George shall exercise their Warrant to purchase 140,000 shares of the Company common stock at $0.65 per share. In consideration for this waiver, the Company agreed to pay St. George a default fee equal to $50,000, which was added to the balance of the Note effective as of the February 16, 2010. During the nine months ended September 30, 2010, St. George converted 100% of its notes and accrued interest of $666,390 and $52,916 respectively into 2,568,951 shares of the Company’s common stock. In connection with the conversions, the Company accelerated the amortization of debt discount of $393,681. In addition the Company reclassified derivative liabilities of $259,975 and $83,872, representing the embedded conversion features of the converted debt and warrants, respectively, to equity. All of such note conversions were at $0.28 per share.

September 2008 Convertible Notes, Note Conversions and Warrant Exercises After January 1, 2010

In September 2008, we issued $2,510,000 of Convertible Debt securities (the “Convertible Debt”) which matured in September 2010. In September 2009, investors holding approximately 35% of the principal balance of this Convertible Debt elected to convert their notes to shares of our common stock at the scheduled rate of $1.20 per share. The total amount converted was $924,605, which included $885,114 of principal and $34,491 of accrued interest. These amounts were converted to 807,243 shares of common stock. Additionally, we issued 403,621 warrants, due to the 50% warrant coverage feature associated with the Convertible Debt, with an exercise price of $0.66 per share. Shares issued in connection with this conversion were issued but unregistered. Consequently, the investors could not dispose of their shares. While th e investors awaited registration of the shares, the price of our common stock continued to decline, leaving the investors with ever increasing unrealized losses.

During the second quarter of 2010, the Company entered into separate arrangements with the former Convertible Debt holders that in effect issued the former Convertible Debt holders: (i) additional shares of common stock, (ii) additional warrants to purchase more shares of common stock, and (iii) also modified the exercise price of their warrants. It should be noted that the substance of the transaction was to compensate our debt holders for participating in the Company’s 2010 financings. Accordingly, the Company agreed to issue each of them a number of shares equal to the amount of interest that would have been earned from the date of original conversion and such amounts were converted at the same rate of $1.20.

In total, The Company has issued approximately 52,000 shares of common stock related to additional accrued interest and new warrants to purchase approximately 31,000 shares of common stock to these former Convertible Debt holders. As part of this transaction with the former Convertible Debt holders, the exercise prices of all of the original warrants issued in connection with the Convertible Debt balances that converted in 2009 were modified during the second quarter of 2010 and new exercise prices were established. The old warrants had exercise prices of $0.66 per share and under the new modified warrants the exercise prices range from $1.13 — $1.64 per share.

The Company valued the incremental shares of common stock issued from the conversion of the additional accrued interest and recorded a $63,990 charge to interest expense with an offset to common stock and additional paid in capital. The Company also examined the fair value of the original warrants on the date of modification and compared them to the fair value of the modified warrants on the date of modification, recording a $17,790 charge to interest expense with an offset to additional paid in capital. The financial statement effects of  these transactions were recorded on the date each debt holder signed their new exchange agreement during second quarter of 2010.

During the second quarter of 2010, additional Convertible Debt holders converted their notes and accrued interest balances to shares of our common stock. The total amount of principal and accrued interest converted as of September 30, 2010 was $2,645,929 which represents 90% of the total Convertible Debt issued in 2008 and $389,753 of accrued interest was also converted as of September 30, 2010. A total of 2,204,941 shares of common stock have been issued for the conversion of the Convertible Debt and accrued interest as of September 30, 2010. Related to all of the conversions that occurred during the nine months ended September 30, 2010, the Company recorded additional interest expense of $1,262,985 representing the acceleration of debt discount originally recorded in connection with the issuance of the Convertible Debt and the a dditional charges of $81,780 noted above. In accordance with the Convertible Debt agreements, the Company issued warrants to purchase 1,114,658 shares of our common stock, due to the 50% warrant coverage feature, with exercise prices ranging from $1.13 to $1.64. The value of these warrants was contemplated at the inception of the transaction back in 2008 and was incorporated in the original debt discount.

Pursuant to a Letter Agreement dated September 24, 2010, we sought the remaining September 2008 Convertible Note holders’ agreement to waive the current default and give us until November 15, 2010 to issue them the shares underlying the September 2008 Convertible Note. In consideration for waiving the default and extending the maturity date to November 15, 2010, we increased the principal balance of the September 2008 Convertible Note outstanding as of September 14, 2010 by 56,635 or 25% of the outstanding balance on September 14, 2010 (the “25% Increase”) and increased the interest rate to 18%, which rate shall apply to the interest due from September 15, 2010 until the Note is converted pursuant to the 2008 Letter Agreement. The September 2008 Convertible Note holders are entitled to the Bonus Interest, which we calculated as a one time fee of $113,269 or 50% of the outstanding principal balance on September 14, 2010 the principal balance of the Notes outstanding on September 14, 2010; however, such interest shall accrue at the rate of 18% per annum until paid. The amount of the 25% Increase and Bonus Interest shall be combined and such total shall be directly applied to the principal amount of the Notes outstanding on September 14, 2010. The outstanding balance of the 2008 Note immediately before the 2008 Letter Agreement was $226,538 with a corresponding unamortized debt discount of $159,547. Due to the effect of the 2008 Letter Agreement, the Company accelerated the amortization of the remaining debt discount and recorded an increased to the outstanding principal balance by $113,269 and $56,635 representing 50% bonus interest and 25% interest, respectively. Since the 50% bonus interest was in accordance with the terms of the original convertible note agreement, the Company recorded such amount as interest penalty. In accordance with relevant accounting guidance, the Company recorded the 25% increase as a loss on extinguishment since the terms as described in the 2008 Letter Agreement indicates that the prior debt agreement would be extinguished. Finally, we agreed to adjust the Conversion Price of the September 2008 Convertible Note to equal 80% of the VWAP for the 5 trading days immediately preceding the date we receive NYSE Amex Approval of the additional shares to be issued pursuant to the adjusted price (the “Adjusted Shares”); provided however, that in no event shall the Conversion Price be less than $0.28 per share.

As of September 30, 2010, a total of $396,442 is outstanding on the September 2008 Convertible Note, with a combined accrued interest, calculated through September 30, 2010 of $48,374, all of which is convertible into shares of our common stock pursuant to the Letter Agreement described above. In accordance with relevant accounting guidance, on September 14, 2010 the Company recorded a beneficial conversion feature of the principal balance of the note which resulted in the recording of $134,790 as debt discount and amortization expense of $34,785 as of September 30, 2010. Since we did not issue the shares on November 15, 2010, because the SEC comment period prevented us from holding a shareholder meeting to obtain the related approval for such issuan ce on November 15, 2010, the outstanding September 2008 Convertible Notes are susceptible to default. As of filing date we have not received any default notices.

19

Note and Warrant Purchase Agreements- March and April 2010

     During the nine months ended September 30, 2010, the Company completed four closings of convertible note and warrant purchase agreements, aggregating to approximately $11 million as follows (the “2010 Closings”):
				Minimum
				Conversion		Warrants
				Price Per	Maximum		Minimum
	Face Value of			Share at	Shares		Exercise
Date of	Convertible			Issuance	Issuable upon		Price at
Issuance	Notes	Discounts	Gross Proceeds	Date	Conversion	Number	Issuance Date
	[1]	[2]		[3]		[5]
First Closing 3/22/2010	$925,000	$(385,000)	$540,000	$0.28	3,303,571	1,100,000	$0.28	[6]
Second Closing 4/8/2010	5,490,165	(2,285,165)	3,205,000	$0.28	19,607,732	6,528,213	$0.38	[7]
Third Closing 4/13/2010	3,957,030	(1,647,030)	2,310,000	$0.28	14,132,250	4,705,657	$0.38	[7]
Fourth Closing 4/26/2010 [4]	599,525	(249,525)	350,000	$0.28	2,141,161	712,949	$0.28	[7]
Fourth Closing 4/26/2010	85,645	(35,645)	50,000	$0.28	305,875	101,849	$0.89	[7]
	$11,057,365	$(4,602,365)	$6,455,000		39,490,589	13,148,668

[1]
The Company also entered into a Registration Rights Agreement with the Lenders pursuant to which the Company agreed to file a registration statement by May 3, 2010, registering for resale of all of the shares underlying the 2010 Financing Convertible Notes and the 2010 Financing Warrants. If the Company failed to file the registration statement timely or failed to have it declared effective timely pursuant to the terms of the Registration Rights Agreement, each such event would have been deemed a trigger event under the 2010 Financing Convertible Notes. The Company timely filed the initial registration statement on May 3, 2010, but it has not yet been declared effective. Therefore, a trigger event under the terms of the notes issued in the First Closing, Second Closing and Third Closing occurred (the “ June 1 Trigger Event”) and a trigger event under the terms of the notes issued in the Fourth Closing occurred (the “August 31 Trigger Event”). The total amount of 2010 Financing Convertible Notes issued in the four closings was originally $11,057,365; as a result of the June 1 Trigger Event and the August 31 Trigger Event, the principal amount of such notes is now $14,081,712 which represents 125% of the outstanding principal and accrued interest prior to the event.

Additionally, we are required under the terms of the 2010 Closings to obtain stockholder approval, on or before July 15, 2010 for the First Closing and on or before August 31, 2010, for the Second, Third and Fourth Closings. Due to the SEC review of our proxy statement and periodic reports that we are required to submit to our shareholders with this Proxy Statement, we were unable to file and mail our definitive proxy statement so as to give our shareholders proper notice of an August 31, 2010 meeting and therefore were not able to have a meeting or obtain shareholder approval on such date. This failure constitutes an event of default under the 2010 Closings, pursuant to which the note holders were entitled to declare the entire principal and interest due on the notes then immediately payable. In light of the potential default, to maintain good relationships with the investors of the 2010 Closings, we requested the 2010 Closings’ investors to waive the July 15, 2010 and August 31, 2010 shareholder meeting date requirement and instead allow us to hold the meeting on or before November 15, 2010 (the “Extension”).

In exchange for their agreement to the Extension, we increased the principal balance of the note by another 25% to avoid our Note holders declaring a default and to obtain their agreement for us to instead hold the meeting on November 15, 2010, The Note holders also agreed to waive any defaults related to our failure to hold a meeting or obtain shareholder approval by July 15 or August 31. As of the date this filing, approximately 60% of the investors of the 2010 Closings signed the agreement. Since we are unable to hold the meeting on November 15, 2010, the 2010 Closings are susceptible to default pursuant to which the investors of the 2010 Closings can declare the entire amount outstanding immediately due and payable. As a result of the 2nd Trigger Event, the principal amount of such notes was increased to $18,462,263.

[2]	In addition to scheduled debt discounts, the Company incurred debt issuance costs of approximately 13% of the proceeds of these financings.

[3]
The number of shares of common stock to be issued upon such conversion shall be determined by dividing (a) the amount sought to be converted by (b) the greater of (i) the Conversion Price (as defined below) at that time, or (ii) the Floor Price (as defined below). The Conversion Price is equal to 80% of the volume-weighted average price for the 5 trading days ending on the business day immediately preceding the applicable date the conversion is sought, as reported by Bloomberg, LP, or if such information is not then being reported by Bloomberg, then as reported by such other data information source as may be selected by the lender. The Floor Price is initially equal to $0.28 per share, subject to adjustment upon the occurrence of certain events, including recapitalization, stock splits, issuance of equity securities for a price less than the Floor Price and similar co rporate actions.

[4]
As part of the closing on April 26, 2010, certain investors in the 2009 Registered Direct Offering exercised their Right of Participation and purchased $599,525 of the Notes issued in that closing and the Company issued such participants warrants to purchase up to 712,949 shares of the Company’s common stock exercisable at $0.28 per share (the remainder of the participants in the Fourth Closing received warrants exercisable at $0.89 per share).

[5]
At any time prior to the expiration date of the warrant, if and only if there is no then effective registration statement covering the warrant shares, the Holder may elect a “cashless” exercise of this warrant whereby the Holder shall be entitled to receive a number of shares of common stock equal to (x) the excess of the Current Market Value over the aggregate Exercise Price of the portion of the Warrant then being exercised, divided by (y) the Adjusted Price of the Common Stock (as these terms are defined in the warrant agreement). This formula, as it contains variables that are directly linked to changes in the market price of the Company’s shares, and depending on the market price of the share on the date of exercise, might result in the Company having to issue additional number of shares than what is indicated in the table above.

[6]
The exercise price in First Closing warrants equals to the higher of: (i) 105% of the VWAP for the five trading days immediately preceding the date the Company issued the Warrants; or (ii) the Floor Price (as defined in the First Closing Note).

[7]
The exercise price in Second, Third and Fourth Closings, can be adjusted down (down-round protection) to a lower price if the Company sells common stock or instruments convertible into or exercisable for common shares in the future at a lower price than the exercise price.

The First, Second, Third and Fourth Closings entered into during 2010 carry embedded conversion features and warrants which are accounted for as derivative instruments under the relevant accounting guidance. Originally, the Company used the Black-Scholes model to valuate these derivatives. The September 30, 2010 Form 10-Q and accompanying interim condensed consolidated financial statements reflect the valuation of certain derivative liabilities related to embedded conversion features of the debt and warrants based upon the Binomial Lattice option pricing model. Subsequent to the filing of the June 30, 2010 Form 10-Q, the Company decided to move from the Black-Scholes option pricing model to the Binomial lattice option pricing model for the valuation of these embedded conversion features and warrants. The Company determined that the Binomial Lattice model more accurat ely valued the “down-round protections”, or reset features included in the embedded conversion features and a reset provision associated with the exercise price of the warrants. As a result of this change to the Binomial Lattice option pricing model, the Company amended its quarterly filing for the six month period ended June 30, 2010. The Company believes the Binomial Lattice model provides a better estimate of fair value of the derivative instruments at their grant dates, triggering dates, and quarter ends. In applying the Binomial Lattice model, the Company used the following assumptions to value its derivative liabilities during the nine months ended September 30, 2010:

20

For the nine months
ended September 30, 2010
Annual dividend yield	—
Expected life (years)	0.41 — 6,17
Risk-free interest rate	0.25% — 2.92%
Expected volatility	87.3% — 298.6%

As explained in the footnote 5 above, the warrants carry a “cashless exercise” feature. This cashless exercise feature has value to the holder. To evaluate the value of the “cashless exercise” feature, the Company used the following assumptions. Based on the current circumstances, the Company estimated that the Company’s registration statement will be declared effective on or around February 28, 2011. As stated in the warrant agreement, upon an effective registration statement the cashless exercise feature is no longer available to the holder. We also evaluated the likelihood of the warrant holders exercising their warrants under the cashless exercise feature versus a cash exercise from the original grant date of each warrant until the estimated date that registration statement is declared effect ive. Based on the cashless exercise notices already received by the Company through the date of this filing and based on our best estimate of the warrant holders’ intent going forward, the Company believes a conservative estimate is that there is a 50% likelihood that the investors would exercise under the cashless exercise provision and 50% likelihood that they would effect a standard exercise via cash.

The Company, through its valuation expert, then performed the following steps to estimate the fair value of the warrants on their grant date, at March 31, 2010, June 30, 2010 and at September 30, 2010. The Company has previously valued the warrants (assuming standard cash exercises,) under the Binomial Lattice option pricing model (“Binomial Model — Normal”). In addition, the Company valued the same warrants under a separate Binomial Lattice option pricing model (“Binomial Model — Cashless”), assuming that the holder would exercise under the cashless exercise feature prior to the date of the registration statement being declared effective. Under the Binomial Model — Cashless, the Company used a much shorter expected term (commensurate with the assumed date that the Company expect the regis tration statement to be declared effective), resulting in different volatility amounts and discount rates. One other factor that was considered for the value estimated under the Binomial Model — Cashless was that if the holder of the warrant decided to exercise under the cashless exercise feature, the number of warrant shares available to the holder was then computed under the formula noted in section 2.1(b) of the warrant agreement. On some dates, it resulted in potentially more shares being issued to the holder than what are stated on the holder’s warrant agreement and on some dates it results in potentially less shares being issued to the holder than what are stated on the warrant agreement.

We then took the total values computed under each Binomial Model and assigned a 50% likelihood or probability that the investor may exercise under either scenarios. Using 50% of the value under the Binomial Model — Normal and 50% of the value under the Binomial Model — Cashless, we then arrived at the estimated fair value assigned to warrant as of their grant dates, March 31, 2010, June 30, 2010 and September 30, 2010.

     The private financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Sections 3(a)(9) and 4(2) of the Securities Act and Rule 506 of Regulation D promulgated hereunder. In addition to the discounts and fees listed above, the Company paid an aggregate of approximately $1,003,500 in finder’s and legal fees for the note financings. The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. A Form S-1 Registration Statement to register the shares issuable pursuant to the note financings was filed on May 3, 2010, but has not yet been declared effective.

     Each of the convertible notes issued in the four 2010 Closings, (collectively “Notes”) mature one year from the date of issuance and carry an original issue discount. The note holders have the right, at their sole option, to convert the Notes, in whole or in part into shares of the Company’s common stock.

     If, during the term of the Notes, the average closing bid price of the Company’s common stock for at least 20 of the immediately preceding 30 trading days equals or exceeds $1.25, then on 20 days’ irrevocable notice, and subject to certain conditions set forth in the Note, the Company can cause the Lenders to convert the outstanding balance of the Notes into shares of common stock. The number of shares of common stock to be so delivered shall not exceed an amount equal to the product of the average daily volume of common stock traded on the primary exchange for common stock during the 20 prior trading days as of the mandatory conversion determination date multiplied by twenty.

     Interest on the unpaid principal balance of the Notes shall accrue at the rate of 12% per annum, which shall increase to 18% upon the occurrence of a trigger event, as that term is defined in the Notes. Pursuant to the terms of the First, Second and Third Closings, a trigger event occurred when the Registration Statement the Company filed on May 3, 2010 was not declared effective by June 1, 2010 and therefore the interest on the notes issued in those three Closings increased to 18% per annum. The terms of the Fourth Closing requires the Company to have the registration statement declared effective by August 31, 2010 and therefore a Trigger Event occurred when the Registration Statement the Company filed on May 3, 2010 was not declared effective by August 31, 2010 with respect to the notes issued in the Fourth Closing. Commencing on the 6 month anniversary of the Notes and each 90 days thereafter on which a payment of interest is due and continuing on the first day of every third month thereafter until the one year anniversary of the Note, the Company shall pay the Lenders all interest, fees and penalties accrued but unpaid under the Notes as of such date. Pursuant to the terms of the Notes, the Company shall also pay Lenders nine equal payments representing one-twelfth of the principal amount of the Notes, commencing on the nine month anniversary of the Notes and continuing thereafter until the Maturity Date, when the Company shall pay all remaining principal and interest, in cash. The Company maintains the right to make any and all of the nine payments, at the Company’s option, in cash or shares of common stock at the greater of the Floor Price or 80% of the volume-weighted average price for the 5 trading days ending on the business day immediately preceding the applicable payment date.

21

     Notwithstanding any other terms to the contrary, pursuant to the terms of the Notes, the Company must pay all amounts due under the Notes in cash unless all of the following conditions are met: (i) a payment in common stock would not cause an individual lenders’ beneficial ownership of common stock to exceed 9.99% of the Company then outstanding shares of common stock; (ii) the Company received NYSE Amex listing approval for the common stock issuable under the Notes; (iii) not less than seven calendar days prior to the applicable payment date, the Company shall have notified the Lenders that the Company intend to make such payment in common stock; (iv) (a) the common stock to be issued have been registered under the Securities Act of 1933, as amended, or (b) (A) Rule 144 promulgated he reunder is available for their sale, (B) the Company provided to the Lenders (prior to the delivery of the common stock on the applicable payment date) an attorney’s opinion, in a form acceptable to the Lenders, which provides that Rule 144 is available for the sale of the common stock, (C) the Company is current on all of the Company Securities and Exchange Commission reporting obligations, and (D) the Company is not subject to an extension for reporting the Company quarterly or annual results; (v) the closing bid price for the common stock on the business day on which notice is given is greater than the Floor Price divided by 80%; and (vi) neither an Event of Default nor a Trigger Event shall have occurred.

     The Warrants issued in connection with the Notes have a term of five years. The Warrant exercise price for the First Closing is initially exercisable at the higher of: (i) 105% of the average volume-weighted average price (the “VWAP”) for the five trading days immediately preceding the date the Company issued the Warrants; or (ii) the Floor Price (as defined in the First Closing Note), which is subject to adjustment. The Warrant exercise price for the Second, Third and Fourth Closings are different from the Warrant exercise price in the First Closing in that they are initially fixed at a stated price ($0.28, $0.38 and $0.89) as shown in the above table. The exercise price in Second, Third and Fourth Closings and the Floor Price in the First Closing, can be adjusted down to a lower price if the Company sells common stock or instruments convertible into or exercisable for common shares in the future at a lower price than the exercise price or the Floor Price. Additionally, the Lenders may exercise the Warrants via a cashless exercise only if a registration statement for the Warrant shares is not in effect at the time of the exercise. The number of shares each holder is entitled to under the cashless exercise equals (x) the excess of the Current Market Value over the aggregate Exercise Price of the portion of the Warrant then being exercised, divided by (y) the Adjusted Price of the Common Stock (as these terms are defined in the warrant agreement). This formula, as it contains variables that are directly linked to changes in the market price of the Company’s shares, and the market price of the Company’s shares on the date of exercise, might result in the Company having to issue additional warrant shares than what is indicated in the table above. Pursuant to the terms of the Warrants, the Company will not affect the exercise of any warrants, and no warrant holder has the right to exercise his/her Warrants, if after giving effect to such exercise, such person would beneficially own in excess of 9.99% of the then outstanding shares of the Company’s common stock.

     Additionally, since the Company is listed on the NYSE Amex, the Company is required to obtain stockholder approval to issue more than 19.99% of the Company issued and outstanding common stock at a discount from book or market value at the time of issuance (“19.99% Cap”). Accordingly, the Company is required under the terms of the Notes to obtain Stockholder Approval, on or before July 15, 2010 for the First Closing and on or before August 31, 2010, for the Second, Third and Fourth closing. As of September 30, 2010, the Company did not obtain Stockholder Approval but as explained below, due to the SEC comment period, scheduled the meeting for December 3, 2010. The Company is not required to issue any shares above the 19.99% Cap, if such 19.99% Cap is applicable, until the Company receives the Stockholder Approval of same.

     Pursuant to an Addendum to the Note and Warrant purchase Agreement the Company entered into in the Second Closing, in the event (i) any Lender in the Second Closing attempts to convert the Notes or exercise the Warrant prior to the Company’s receipt of Stockholder Approval and NYSE Amex approval and (ii) such conversion or exercise would require the Company to issue shares in excess of 19.99% of the Company’s outstanding common stock to any Lender in the Second Closing at any time (after reserving 4,403,571 shares for issuance to the lender of the First Closing), then the Company shall not be obligated to issue any shares that would be in excess of the 19.99% Cap until required approvals are obtained from the stockholders and NYSE Amex.

     NYSE Amex approved the application for listing on April 19, 2010 for the shares issuable on conversion of the Notes and Warrants in the First Closing. The Company has applied for listing of the shares issuable pursuant to the Second, Third and Fourth Closings, but has not yet received listing approval for the Second, Third and Fourth Closings.

     In accordance with its Registration Rights Agreement with the Lenders, the Company filed a registration statement on May 3, 2010, registering for resale all of the shares underlying the Notes and the Warrants, as well as shares issuable under the Notes and Warrants pursuant to potential adjustments that may occur pursuant thereto and shares of common stock issuable as interest payments. Pursuant to the terms of the Registration Rights Agreement, the Company’s obligation to register all such shares was satisfied by the registration of that number of shares of common stock which is at least equal to the sum of (i) the principal amount of the note plus one year of interest at the rate of 12% divided by the Floor Price of the Note, which is $0.28 and (ii) the number of shares of common stock underlying t he Lender’s Warrants.

22

     Upon a Triggering Event, as defined in the Notes, the outstanding balance of the Notes shall immediately increase to 125% of the then owing principal and unpaid interest balance, and interest shall accrue at the rate of 1.5% per month. Upon an Event of Default, as defined in the Notes, the Lender may declare the unpaid principal balance together with all accrued and unpaid interest thereon immediately due and payable. However, all outstanding obligations payable by the Company shall automatically become immediately due and payable if the Company becomes the subject of a bankruptcy or related proceeding.

     As noted above, since the registration statement registering all of the securities issuable in the First, Second, Third and Fourth Closings, was not declared effective by June 1 and August 31, 2010, a Trigger Event under the terms of the Notes issued in the 2010 Closings occurred (the “1st Trigger Event”). The total amount of 2010 Financing Convertible Notes issued in the 2010 Closings was originally $11,057,365; as a result of the 1st Trigger Event, the principal amount of such notes was increased to $14,081,712. In addition, pursuant to the terms of the Registration Rights Agreement, the Company recorded an additional $410,000 as interest exp ense which represents the maximum amount of $10,000 payable to each convertible Note Holder in the four closings due to failure to obtain effectiveness of registration statement.

Additionally, we are required under the terms of the 2010 Closings to obtain stockholder approval, on or before July 15, 2010 for the First Closing and on or before August 31, 2010, for the Second, Third and Fourth Closings. Due to SEC review of our proxy statement and periodic reports that we are required to submit to our shareholders with this Proxy Statement, we were unable to file and mail our definitive proxy statement so as to give our shareholders proper notice of an August 31, 2010 meeting and therefore were not able to have a meeting or obtain shareholder approval on such date. This failure constitutes an event of default under the 2010 Closings, pursuant to which the note holders were entitled to declare the entire principal and interest due on the notes then immediately payable. In light of the potential defau lt, to maintain good relationships with the investors of the 2010 Closings, we requested the 2010 Closings’ investors to waive the July 15, 2010 and August 31, 2010 shareholder meeting date requirement and instead allow us to hold the meeting on or before November 15, 2010 (the “Extension”).

As provided in the initial agreement, we increased the principal balance of the notes by another 25%, except that pursuant to settlement negotiations with our lead investor we agreed to increase the principal balance of the note issued in the First Closing by 68% which will be based on the carrying balance of the debt at October 14, 2010, to avoid our Note holders declaring a default and to obtain their agreement for us to instead hold the meeting on November 15, 2010, the Note holders also agreed to waive any defaults related to our failure to hold a meeting or obtain shareholder approval by July 15 or August 31. As of the date of  this filing, approximately 62% of the investors of the 2010 Closings signed the agreement. Since we are unable to hold the meeting on November 15, 2010, the 2010 Closings are susceptible to defaul t pursuant to which the investors of the 2010 Closings can declare the entire amount outstanding immediately due and payable. As a result of the 2nd Trigger Event, the principal amount of such notes was increased to $18,362,927.

     On March 22, 2010, the Board of Directors authorized the Company to enter into a Note and Warrant Purchase Agreement (“Purchase Agreement”) with one accredited investor (“ISP Holdings” or “First Closing”) pursuant to which the Company issued the lender in the First Closing a Convertible Promissory Note in the principal amount of $925,000 bearing interest at a rate of 12%, increasing to 18% upon the occurrence of certain triggering events as defined in the note (the agreement is limited to a maximum of two triggering events). The Purchase Agreement includes a five year warrant (major terms of warrant are detailed above) to purchase 1,100,000 shares of the Company’s Common Stock at an exercise price equal to the higher of: (i) 105% of the VWAP for the five trading da ys immediately preceding the date the Company issued the Warrants; or (ii) the Floor Price (as defined in the First Closing Note). The Note carries a 20% original issue discount and matures on March 22, 2011. The Company agreed to pay $200,000 to the lender in the First Closing to cover their transaction costs incurred in connection with this transaction; such amount was withheld from the Note at the closing of the transaction. As a result, the total net proceeds the Company received were $403,000, after payment made directly by Lender in the First Closing to a vendor of the Company, issuance costs and finder’s fees paid in connection with the transaction. The Lender in the First Closing may convert the Note, in whole or in part into shares of the Company’s Common Stock. The Conversion Price is equal to the greater of the Floor Price (as defined in the Note) or 80% of the VWAP for the five (5) Trading Days ending on the business day immediately preceding the applicable date of conv ersion. The embedded conversion feature of the convertible debt and Warrants are recorded as derivative liabilities in accordance with relevant accounting guidance due to the down-round protection of the conversion price of the Notes and the exercise price of the Warrants. The fair value on the grant date of the embedded conversion feature of the convertible debt and warrants amounted to $85,796 and $90,296, respectively, as computed using the Binomial Lattice option pricing model. In regards to the 1st Trigger Event, 2nd Trigger Event and Registration Rights Agreement penalties and per the terms of the convertible note agreement and the Company’s agreement with the note holder, such penalties earned by the note holders have the same conversion rights as the original convertible note payable. Accordingly, since the terms of the convertible note al low for non-standard anti-dilution (“down-round protection”), the Company also recorded additional derivative liabilities for the embedded conversion feature of the additional principal and interest. During the 3rd quarter of 2010, ISP Holdings converted $509,336 of their Note balance into 900,000 shares of the Company’s common stock. Upon conversion, the unamortized debt discount of $141,443 related to the converted amount was immediately charged to interest expense on the day the amounts were converted.

     On April 8, 2010, the Company entered into Note and Warrant Purchase Agreements (“Purchase Agreements”) with accredited investors (“Second Closing”) pursuant to which the Company issued the Lenders in the Second Closing a Convertible Promissory Note in the aggregate principal amount of $5,490,165 bearing interest at a rate of 12%, increasing to 18% upon the occurrence of certain triggering events as defined in the note (the agreement is limited to a maximum of two triggering events). The Purchase Agreement includes a five year warrant (major terms of warrant are detailed above) to purchase up to 6,528,213 shares of the Company’s Common Stock at an initial exercise price of $0.38 per share. The Note carries a 20% original issue discount and matures on April 8, 2011. The Company agreed to pay $2,285,165 to the Lenders in the Second Closing to cover their transaction costs incurred in connection with these transactions; such amount was withheld from the Note at the closing of the transactions. As a result, the total net proceeds the Company received were $3,195,000, after payments made directly by Lenders in the Second Closing to a vendor of the Company, issuance costs and finder’s fees paid in connection with these transactions. The Lenders in the Second Closing may convert the Notes, in whole or in part into shares of the Company’s Common Stock. The Conversion Price is equal to the greater of the Floor Price (as defined in the Note) or 80% of the VWAP for the five (5) Trading Days ending on the business day immediately preceding the applicable date of conversion. The embedded conversion feature of the convertible debt and warrants are recorded as derivative liabilities in accordance with relevant accounting guidance due to the down-round protection of the conversi on price of the Notes and the exercise price of the Warrants. The fair value on the grant date of the embedded conversion feature of the convertible debt and warrants amounted to $2,448,402 and $4,714,626, respectively, as computed using the Binomial Lattice option pricing model. In regards to the 1st Trigger Event, 2nd Trigger Event and Registration Rights Agreement penalties and per the terms of the convertible note agreement and the Company’s agreement with the note holder, such penalties earned by the note holders have the same conversion rights as the original convertible note payable. Accordingly, since the terms of the convertible note allow for non-standard anti-dilution (“down-round protection”), the Company also recorded additional derivative liabilities for the embedded conversion feature of the additional principal and inte rest.

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     On April 13, 2010, the Company entered into Note and Warrant Purchase Agreements (“Purchase Agreements”) with accredited investors (“Third Closing”) pursuant to which the Company issued the Lenders in the Third Closing a Convertible Promissory Note in the aggregate principal amount of $3,957,030 bearing interest at a rate of 12%, increasing to 18% upon the occurrence of certain triggering events as defined in the note (the agreement is limited to a maximum of two triggering events). The Purchase Agreement includes a five year warrant (major terms of warrant are detailed above) to purchase up to 4,705,657 shares of the Company’s Common Stock at an initial exercise price of $0.38 per share. The Note carries a 20% original issue discount and matures on April 13, 2011. The Company agreed to pay $1,647,030 to the Lenders in the Third Closing to cover their transaction costs incurred in connection with these transactions; such amount was withheld from the Note at the closing of the transactions. As a result, the total net proceeds the Company received were $2,310,000, after payments made directly by Lenders in the Third Closing to a vendor of the Company, issuance costs and finder’s fees paid in connection with on transaction. The Lenders in the Third Closing may convert the Notes, in whole or in part into shares of the Company’s Common Stock. The Conversion Price is equal to the greater of the Floor Price (as defined in the Note) or 80% of the VWAP for the five (5) Trading Days ending on the business day immediately preceding the applicable date of conversion. The embedded conversion feature of the convertible debt and warrants are recorded as derivative liabilities in accordance with relevant accounting guidance due to the down-round protection of the conversion pric e of the Notes and the exercise price of the Warrants. The fair value on the grant date of the embedded conversion feature of the convertible debt and warrants amounted to $1,147,985 and $8,576,322, respectively, as computed using the Binomial Lattice option pricing model. In regards to the 1st Trigger Event, 2nd Trigger Event and Registration Rights Agreement penalties and per the terms of the convertible note agreement and the Company’s agreement with the note holder, such penalties earned by the note holders have the same conversion rights as the original convertible note payable. Accordingly, since the terms of the convertible note allow for non-standard anti-dilution (“down-round protection”), the Company also recorded additional derivative liabilities for the embedded conversion feature of the additional principal and interest.

     On April 26, 2010, the Company entered into Note and Warrant Purchase Agreements (“Purchase Agreements”) with accredited investors (“Forth Closing”) pursuant to which the Company issued the Lenders in the Forth Closing a Convertible Promissory Note in the aggregate principal amount of $685,170 bearing interest at a rate of 12%, increasing to 18% upon the occurrence of certain triggering events (the agreement is limited to a maximum of two triggering events). The Purchase Agreement includes a five year warrant (major terms of warrant are detailed above) to purchase up to 712,949 shares of the Company’s Common Stock at an initial exercise price of $0.28 per share for two investors and up to 101,849 shares at an exercise price of $0.89 per share for the remaining two investors. The No tes carry 20% original issue discounts and mature on April 26, 2011. The Company agreed to pay $285,170 to the Lenders in the Forth Closing to cover their transaction costs incurred in connection with these transactions; such amount was withheld from the Note at the closing of these transactions. As a result, the total net proceeds the Company received were $400,000, after payments made directly by Lenders in the Forth Closing to a vendor of the Company, issuance costs and finder’s fees paid in connection with the transaction. The Lenders in the Forth Closing may convert the Notes, in whole or in part into shares of the Company’s Common Stock. The Conversion Price is equal to the greater of the Floor Price (as defined in the Note) or 80% of the VWAP for the five (5) Trading Days ending on the business day immediately preceding the applicable date of conversion. The embedded conversion feature of the convertible debt and warrants are recorded as derivative liabilities in accordance with relevant accounting guidance due to the down-round protection of the conversion price of the Notes and the exercise price of the Warrants. The fair value on the grant date of the embedded conversion feature of the convertible debt and warrants amounted to $148,374 and $774,535, respectively, as computed using the Binomial Lattice option pricing model. In regards to the 1st Trigger Event, 2nd Trigger Event and Registration Rights Agreement penalties and per the terms of the convertible note agreement and the Company’s agreement with the note holder, such penalties earned by the note holders have the same conversion rights as the original convertible note payable. Accordingly, since the terms of the convertible note allow for non-standard anti-dilution (“down-round protection”), the Company also recorded additional derivative liabilities for the embedded conversion feature of the additional principal and interest.

     The following events constitute Trigger Events under the terms of the Notes. Upon occurrence of any of these events, the Company will record a liability.

1) Decline in 5-day trailing average VWAP less than $0.20 at any given time;
2) Decline in 10-day trailing average daily dollar volume of the Common shares to less than $35,000 per day;
3) A judgment for an amount equal to or greater than $100,000;
4) Failure to file Registration Statement and have it declared effective by certain dates. We filed the Registration Statement timely, but failed to have the Registration Statement declared effective timely and accounted for such occurrence.
5) Occurrence of Events of Default such as our failure to pay or make payments, failure to deliver conversion shares, breaches of covenants, incomplete or misleading representation and warranties, voluntary or involuntary bankruptcy, certain governmental actions and the failure to timely cure a Trigger Event.

In no event, may the Trigger Events be applied more than twice.

See Note 2 for more information on accounting for derivative liabilities related to embedded conversion features and warrants with down round protection and valuation of these derivative liabilities.

Shares Issued in Connection with Warrant Exercises and Financing Arrangements

     During the nine months ended September 30, 2010, St. George, a convertible debt holder, exercised outstanding warrants to purchase an aggregate of 500,000 Shares of the Company’s common stock. All warrants exercised during the nine months ended September 30, 2010 by St. George were at $0.28 per share, the adjusted warrant exercise price pursuant to the terms of the warrants. The total net proceeds from the exercise of warrants by St. George during such period were $140,000. The aggregate intrinsic value of the warrants exercised was $16,000.

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     At various times during April 2010 debt holders of Senior Notes Series 1 and 2, exercised outstanding warrants to purchase an aggregate of 748,000 Shares of the Company’s common stock. The warrants were exercised at the contractual exercise prices between $0.98 and $1.11 per share. The total gross proceeds from the exercise of warrants by Senior Notes Series 1 and 2 note holders during such period were $740,800 which excludes commission expense of approximate $62,000. The aggregate intrinsic value of the warrants exercised was $486,200. In addition, on April 20, 2010, the Company issued 3,499,999 shares of its common stock to various service providers as compensation services to be provided to the Company (see Note 10). On April 20, 2010 the Company issued 160,714 shares to settle a ba lance payable to a professional services firm.

     Activity in connection with the Company’s convertible debt during the nine months ended September 30, 2010, is as follows:

		St. George
	10% Notes	Debt	2010 Notes
	Issued	Issued	Issued	Issued	Issued	Issued
	Sep-08	Sep-09	Mar-10	Apr-10	Apr-10	Apr-10	Total
Carrying Value Before Discount at December 31, 2009	$1,624,886	$616,390	$—	$—	$—	$—	$2,241,276
Face value of debt issued 2010	—	—	925,000	5,490,165	3,957,030	685,170	11,057,365
Additional penalties and trigger events note increase	169,904	50,000	633,142	3,953,316	2,748,332	480,108	8,034,802
Portion of note converted to equity	(1,398,348)	(666,390)	(509,336)	—	—	—	(2,574,074)
Carrying Value Before Discount at September 30, 2010	396,442	—	1,048,806	9,443,481	6,705,362	1,165,278	18,759,369
Discount, net of accumulated amortization at December 31, 2009	(1,607,111)	(393,681)	—	—	—	—	(2,000,792)
Acceleration of amortization in connection with conversion	1,419,215	393,681	182,727	—	—	—	1,995,623
Discount attributable to 2010 notes	—	—	(651,165)	(5,490,165)	(3,957,030)	(685,170)	(10,783,530)
Amortization expense during the nine months ended September 30, 2010	87,891	—	352,718	2,516,332	1,813,646	314,044	5,084,631
Discount, net of accumulated amortization at September 30, 2010	(100,005)	—	(115,720)	(2,973,833)	(2,143,384)	(371,126)	(5,704,068)
Net Carrying Value at September 30, 2010	296,437	$—	$933,086	$6,469,648	$4,561,978	$794,152	$13,055,301

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     Activity in connection with the Company’s Senior debt during the nine months ended September 30, 2010, is as follows:

	Series 1		Series 2
	Dec-08	Jan-09	May-09	Jun-09	Total
Carrying Value Before Discount at December 31, 2009	$1,077,500	$680,000	$1,327,249	$468,350	$3,553,099
Additional penalties and trigger events note increase	269,375	170,000	331,812	117,088	888,275
Carrying Value Before Discount at September 30, 2010	1,346,875	850,000	1,659,061	585,438	4,441,374
Discount, net of accumulated amortization, at December 31, 2009	(318,178)	(327,809)	(782,043)	(273,366)	(1,701,396)
Amortization expense for the nine months ended September 30, 2010	318,178	327,809	782,043	273,366	1,701,396
Discount, net of accumulated amortization, at September 30, 2010	−	−	−	−	−
Net Carrying Value at September 30, 2010	$1,346,875	$850,000	$1,659,061	$585,438	$4,441,374

Bridge Note

     On September 10, 2009, the Company entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) with Cantone Research, Inc. (the “Lender”) whereby the Lender agreed to provide a Bridge Loan for $58,000 inclusive of penalties, (the “Bridge Loan”) and the Company agreed that the proceeds of the Bridge Loan would be used exclusively to pay interest due on currently outstanding “12% Senior Notes”. During the fourth quarter of 2009, the Company defaulted on the loan and incurred an additional penalty of $25,000 that was added to the principal balance. In March 2010, the Company entered into an Exchange Agreement with the Lender. Under the Exchange Agreement, we agreed to the issuance of up to an aggregate of 404,526 shares of our common stock, issuable upon: (i) exchange and cancellation of all principal amount of the Bridge Loan ; (ii) cancellation of all of the interest accrued thereon, accruing at the contractual default rate of 18%, retroactively from September 10, 2009 through August 30, 2010; (iii) cancellation of all other fees due under the Bridge Loan, totaling approximately $12,000 and (iv) in consideration for such exchange and cancellations, a reduction of the warrant exercise price for the 116,000 warrants originally issued in connection with the Bridge Loan from $0.60 per share to $0.28 per share. The issuance of shares pursuant to the amendment is subject to our receipt of NYSE AMEX listing approval and Shareholder Approval. If we do not receive Shareholder Approval, the exercise price of the warrants will remain at their pre-agreement amounts and the Company will have to pay the principal and accrued interest in cash. Accordingly, the Company has not accounted for the related contingent reduction of the exercise of the warrant.

Pursuant to the Bridge Loan Exchange Agreement, we were required to obtain shareholder approval by September 15, 2010. Since our failure to obtain shareholder approval by September 15, 2010 would subject us to being in default of the Bridge Loan, on September 13, 2010, we sought the Bridge Loan holder’s agreement to instead hold the meeting on or before November 15, 2010. In consideration for their agreement to extend the time in which we must obtain shareholder approval, and waive any defaults related to our failure to hold the meeting by September 15, 2010, we agreed to increase the principal balance of the Bridge Loan by 25%. In accordance with relevant accounting guidance, the Company recorded the 25% increase of $57,360 to the principal balance as a loss on extinguishment which is included in the accompanying statement of operations and comprehensive loss. As a result of this increase, the current amount of principal due on the Bridge Loan is $140,360; together with the outstanding interest, calculated through September 30, 2010 of $18,896, a total of $159,256 may be exchanged pursuant to the Bridge Loan Exchange Agreement for a total of 568,771 shares. In accordance with relevant accounting guidance, on September 14, 2010, the Company recorded a beneficial conversion feature of the principal balance of the note, which resulted in the recording of $140,360 as debt discount and amortization expense of $36,222 as of September 30, 2010. If we do not receive stockholder approval for this Proposal, we will once again be in default of the Bridge Loan.

NOTE 7 — EMPLOYMENT CONTRACT TERMINATION LIABILITY

     In October 2008, the Company’s former chief executive officer agreed to retire from his employment with the Company. The Company negotiated a settlement of its employment contract with the former chief executive officer under which he received $150,000 upon the effective date of the agreement, including $25,000 for reimbursement of his legal expenses. In addition the Company agreed to pay $540,000 in monthly installments of $18,000, commencing January 31, 2009, to continue certain insurance coverages, and to extend the term of options previously granted which would have expired shortly after termination of employment. Pursuant to FASB ASC 420-10, the Company recorded a liability of approximately $517,000 for the present value of the monthly installments and insurance coverage’s due under the se ttlement agreement. Approximately $259,000 and $225,000 are included in accrued salaries and wages in the accompanying condensed consolidated balance sheets at September 30, 2010 and December 31, 2009, respectively. During the nine month ended September 30, 2010, the Company paid approximately $203,000 under this arrangement to the Company’s former CEO.

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NOTE 8 — COMMITMENTS AND CONTINGENCIES

Litigation

     On February 22, 2002, AcuVector Group, Inc. (“AcuVector”) filed a statement of claim in the Court of Queen’s Bench of Alberta, Judicial District of Edmonton relating to the Company’s CIT technology acquired from Dr. Chang in August 2001. The claim alleges damages of $CDN 20 million and seeks injunctive relief against Dr. Chang for, among other things, breach of contract and breach of fiduciary duty, and against the Company for interference with the alleged relationship between Dr. Chang and AcuVector. The claim for injunctive relief seeks to establish that the AcuVector license agreement with Dr. Chang is still in effect. The Company performed extensive due diligence to determine that AcuVector had no interest in the technology when the Company acquired it. The Company is confident that AcuVector’s claims are without merit and that the Company will receive a favorable result in the case. As the final outcome is not determinable, no accrual or loss relating to this action is reflected in the accompanying condensed consolidated financial statements.

     The Company is also defending a companion case filed in the same court the Governors of the University of Alberta filed against the Company and Dr. Chang in August 2003. The University of Alberta claims, among other things, that Dr. Chang failed to remit the payment of the University’s portion of the monies paid by the Company to Dr. Chang for the CIT technology purchased by the Company from Dr. Chang in 2001. In addition to other claims against Dr. Chang relating to other technologies developed by him while at the University, the University also claims that the Company conspired with Dr. Chang and interfered with the University’s contractual relations under certain agreements with Dr. Chang, thereby damaging the University in an amount which is unknown t o the University at this time. The University has not claimed that the Company is not the owner of the CIT technology, just that the University has an equitable interest therein or the revenues there from.

     If either AcuVector or the University is successful in their claims, the Company may be liable for substantial damages, its rights to the technology will be adversely affected and its future prospects for exploiting or licensing the CIT technology will be significantly impaired.

     On June 11, 2010, Hudson Bay Fund, LP. (“Hudson Bay”) filed a statement of claim in the Court of Cook County, County Department, Law Division, State of Illinois relating to the Company’s April 8, 2010 Convertible Promissory Notes. The claim alleges that a Trigger Event occurred, because the registration statement contemplated by the Registration Rights Agreement was not declared effective on or before June 1, 2010. As a result of the Trigger Event, the balance was immediately increased to 125% of the outstanding balance. The Company noted this Trigger Event and recorded in its accompanying financial statements the increase of principal. Moreover, the claim alleged that an additional Trigger Event occurred because the Company did not cure the first Trigger Event within five tradi ng days. As a result to the Second Trigger Event, Hudson Bay alleges that the outstanding balance of the Note should be immediately increased by an additional 125%. The Company does not agree with Hudson Bay’s second allegation. As the final outcome is not determinable, no accrual or loss relating to the second allegation is reflected in the accompanying condensed consolidated financial statements.

     In the ordinary course of business, there could be other potential claims and lawsuits brought by or against the Company. In the opinion of management, the ultimate outcome of these matters will not materially affect the Company’s operations or financial position or are covered by insurance.

     Licensing Agreements

     The Company has agreed to pay a 5% royalty on net sales of products developed from the Company’s CIT technology. The Company has not paid any royalties to date as there have been no sales of such products.

     Indemnities and Guarantees

     The Company has executed certain contractual indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party. The Company has agreed to indemnify its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Delaware. In connection with a certain facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facilities. Pursuant to various Sale and Purchase Agreements, the Company has indemnified the holders of registrable securities for any claims or losses resulting from any untrue, allegedly untrue or misleading statement made in a registration statement, prospectus or similar document. Additionally, the Company has agreed to indemnify the former owners of JPI against lo sses up to a maximum of $2,500,000 for damages resulting from breach of representations or warranties in connection with the original JPI acquisition. The duration of the guarantees and indemnities varies, and in many cases is indefinite. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

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     Tax Matters

     The Company is required to file federal and state income tax returns in the United States and various other income tax returns in foreign jurisdictions. The preparation of these income tax returns requires the Company to interpret the applicable tax laws and regulations in effect in such jurisdictions, which could affect the amount of tax paid by the Company. The Company, in consultation with its tax advisors, bases its income tax returns on interpretations that are believed to be reasonable under the circumstances. The income tax returns, however, are subject to routine reviews by the various taxing authorities in the jurisdictions in which the Company files its income tax returns. As part of these reviews, a taxing authority may disagree with respect to the interpretations the Company used to calculate i ts tax liability and therefore require the Company to pay additional taxes.

NOTE 9 — SHARE-BASED COMPENSATION

     The Company has six share-based compensation plans under which it may grant common stock or incentive and non-qualified stock options to officers, employees, directors and independent contractors. A detailed description of the Company’s share-based compensation plans and option grants outside the option plans is contained in the notes to the audited December 31, 2009 consolidated financial statements on form 10-K/A.

     For the nine months ended September 30, 2010 and 2009, the Company recorded share-based compensation expense to employees and directors of $173,758 and $600,825, respectively. Substantially all of such compensation expense is reflected in the accompanying condensed consolidated statements of operations and comprehensive loss within the selling, general and administrative line item. Share-based compensation expense recognized in the periods presented is based on awards that have vested or are ultimately expected to vest. Historically, options have vested upon grant, thus it was not necessary for management to estimate forfeitures. Options granted in 2008 vested ratably over 24 months. Based on historical turnover rates and the vesting pattern of the options, the Company’s management has assumed t hat there will be no forfeitures of unvested options.

Summary of Activity

     As of September 30, 2010, all outstanding stock options are fully vested. There were 1,898,001 stock options outstanding, vested and exercisable with a weighted average exercise price of $1.80 at September 30, 2010 and December 31, 2009. The Company granted no stock options, and no stock options were exercised during the entire year ended December 31, 2009. There were no forfeitures or expirations of stock options during the nine months ended September 30, 2010. The aggregate intrinsic value of options outstanding at September 30, 2010, considering only options with positive intrinsic values and based on the closing stock price, was zero.

NOTE 10 — FINANCING ACTIVITIES

Common Stock Issued for Services

   On January 22, 2009, the Company entered into an agreement with B&D Consulting for investor relations services through July 7, 2010. The Company granted B&D Consulting 400,000 shares of the Company’s common stock in exchange for services. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. Approximately 183,333 shares were earned during the year ended December 31, 2009 and 100,000 shares were earned during the nine months ended September 30, 2010. During the nine months ended September 30, 2010 and 2009, the Company recorded general and administrative expense of $52,643 and $36,165, respectively, related to the agreement.

   On September 22, 2009, the Company entered into an agreement with Lyon Consulting for investor relation services through September 2010. The Company granted Lyons Consulting 200,000 restricted shares of the Company’s common stock in exchange for services. In accordance with FASB ASC 505-50, the shares issued will be periodically valued through the vesting period. Approximately 100,000 shares were earned during the year ended December 31, 2009 and 100,000 shares were earned during the nine months ended September 30, 2010. During the nine months ended September 30, 2010, the Company recorded general and administrative expense of $74,500 related to the agreement.

   On January 7, 2010, the Company entered into an agreement for the issuance of 100,000 shares of common stock to Boston Financial Partners for financial advisory services to be provided for the period January 1, 2010 through July 1, 2010. The shares vest ratably over the seven month period. The issuance of the shares was contingent upon AMEX Approval. AMEX Approval was received in April 8, 2010. Therefore, the shares for compensation were measured and recorded on the date the Company received AMEX approval and the Company recorded prepaid expense of $71,000 related to the agreement. The shares were being amortized over the service period, and the associated general and administrative expense of $71,000 was recorded in the nine month period ended September 30, 2010.

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   On January 13, 2010, the Company entered into an agreement with B&D Consulting for investor relations services through June 13, 2010. The Company granted B&D Consulting 200,000 shares of the Company’s common stock in exchange for services. In accordance with FASB ASC 505-50, the shares issued are periodically valued, as earned, through the vesting period. The shares were earned during the nine months ended September 30, 2010, and the Company recorded general and administrative expense of $160,334 related to the agreement.

   On January 13, 2010, the Company entered into an agreement with Catawaba LTD (“Catawaba”) for investor relations services through September 13, 2010. The Company granted Catawaba 900,000 shares of the Company’s common stock in exchange for services which were valued at $288,000 and was recorded as prepaid consulting expense. The prepaid consulting expense will be amortized to consulting expense ratably over the service period. During the nine months ended September 30, 2010, the Company amortized $288,000 related to the consulting agreement, such amount is included in general and administrative expenses in the accompanying condensed consolidated statement of operations and comprehensive loss for the nine months ended September 30, 2010.

   On February 5, 2010, the Company entered into an agreement for the issuance of 480,000 shares of common stock to Garden State Securities pursuant to a consulting agreement for consulting services to be provided from February 5, 2010 through February 5, 2011. The issuance of the shares was contingent upon AMEX Approval. AMEX Approval was received in April 8, 2010. The shares were issued, and service agreement does not have a forfeiture provision. Therefore, the shares for compensation were measured on the date of AMEX approval and the Company recorded $85,200 as prepaid consulting expenses for the initial 120,000 shares that is to be vested over three months and the remaining shares are expensed when earned. The Company recorded general and administrative expenses of $291,797 related to the agreement for the nine month s ended September 30, 2010 with 126,667 to be earned in the subsequent period.

   On February 9, 2010, the Company entered into an agreement for the issuance of 900,000 shares of common stock to LWP1 pursuant to a consulting agreement for financial advisory services to be provided from February 9, 2010 through November 9, 2010. The shares vest over a ten month period as follows: 450,000 on February 9, 2010 and 50,000 for each of the nine months ended November 30, 2010.The issuance of the shares was contingent upon AMEX Approval. AMEX Approval was received on April 8, 2010. The shares are being valued monthly as the shares are vested based on the trading price of the common stock on the month end date, and the associated consulting expenses are recorded. During the nine months ended September 30, 2010, the Company recorded general and administrative expense of $649,450 related to the agreement with 75,000 shares to be earned in the subsequent period.

   On February 22, 2010, the Company issued 160,714 shares of common stock to settle an unpaid invoice in the amount of $45,000 of accounts payable through the date of the agreement, subject to NYSE Amex Approval. AMEX Approval was received on April 8, 2010 and the Company recorded the common stock issuance of $45,000 based on stock price on such date.

   On March 1, 2010, the Company entered into an agreement for the issuance of 720,000 shares of common stock to JFS Investments pursuant to a consulting agreement for financial advisory services to be provided through February 28, 2011. The consulting agreement indicates that the agreement can be terminated by each party after 90 days, with or without case. The shares were issued, and service agreement does not have a forfeiture provision. Therefore, the shares for compensation were measured on the date of AMEX approval and the Company recorded $127,800 as prepaid consulting expenses for the initial 180,000 shares that is be vested over three months and the remaining shares are expensed when earned. The Company recorded general and administrative expenses of $378,200 related to the agreement for the nine months ended Se ptember 30, 2010 with 242,000 shares to be earned in the subsequent period.

   During the nine months ended September 30, 2010, certain 2008 Convertible Debt holders converted their note balance and accrued interest balances to 1,397,698 shares of our common stock (see Note 6).

   During the nine months ended September 30, 2010, St. George converted 100% of its note balance and accrued interest of $666,390 and $52,916, respectively into 2,568,951 shares of our common stock (see Note 6).

   During the nine months ended September 30, 2010, ISP Holdings converted an aggregate of $509,336 of their Note balance into 900,000 shares of our common stock (see Note 6).

Warrants

A summary of activity with respect to warrants outstanding follows:

	Nine months ended
	September 30, 2010
		Weighted
		Average
		Exercise
	Warrants (1)	Price
Outstanding and exercisable, January 1, 2010	10,393,287	$1.84
Granted	13,548,668	0.40
Exercised	(1,248,000)	$0.71
Outstanding and exercisable, September 30, 2010	22,693,955	$1.04

(1)
The Company may be required to issue additional warrant shares as a result of the cashless exercise feature associated with the First, Second, Third and Fourth Closings, which may significantly impact the table above.

In connection with the First, Second, Third and Fourth Closing of the convertible note purchase agreements effective March 22, 2010, April 8, 2010, April 13, 2010 and April 26, 2010, (see Note 6 for further information), the Company issued warrants to purchase up to 13,148,668 shares of the Company’s common stock at a minimum exercise price at issuance date ranging between $0.28 and $0.89 per share.

     During the nine months ended September 30, 2010, St. George, a convertible debt holder, exercised outstanding warrants to purchase an aggregate of 500,000 Shares of the Company’s common stock. All warrants exercised during the nine months ended September 30, 2010 by St. George were at $0.28 per share, the adjusted warrant exercise price pursuant to the terms of the warrants. The total net proceeds from the exercise of warrants by St. George during such period were $140,000. The aggregate intrinsic value of the warrants exercised was $16,000.

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     During the nine months ended September 30, 2010, convertible debt holder of Senior Notes Series 1 and 2, exercised outstanding warrants to purchase an aggregate of 748,000 shares of the Company’s common stock. The warrants were exercised at the contractual exercise prices between $0.98 and $1.11 per share. The total gross proceeds from the exercise of warrants by Senior Notes Series 1 and 2 note holders during such period were $740,800 before commission of approximately $62,000. The aggregate intrinsic value of the warrants exercised was $486,200.

On May 27, 2010, the Company granted a four-year warrant to purchase 400,000 shares of the Company’s common stock at an exercise price of $1.23 per share to be earned over a 2 year period. The warrants were valued using the black-scholes option pricing model under expected term of 4 years, volatility of 130.01%, risk free interest rate of 2.18% and zero dividend rate. As a result of the valuation, the Company recorded $400,000 as Prepaid Consulting expense and amortized $66,668 as of September 30,2010.

NOTE 11 — SEGMENT REPORTING

     Prior to the deconsolidation, the Company had two reportable segments: (i) China, which consists of manufacturing and wholesale distribution of pharmaceutical and cosmetic products to distributors, hospitals, clinics and similar institutional entities in China, and (ii) Corporate, which comprises the development of in-vitro diagnostics and the Company’s CIT technology, as well as the development of the Company’s HPE-based products for markets outside of China.

The following is information for the Company’s reportable segments for the three months ended September 30, 2009:

	China	Corporate	Total
Net revenue	$2,628,292	$86,443	$2,714,735
Gross profit	1,022,040	64,752	1,086,792
Depreciation	187,628	17,901	205,529
Amortization	95,454	25,000	120,454
Interest expense	61,877	1,430,748	1,492,625
Loss before discontinued operations	(955,735)	(4,174,590)	(5,130,325)
Identifiable assets of continuing operations	-	27,909,792	27,909,792
Capital expenditures	$2,564	$817	$3,381

The following is information for the Company’s reportable segments for the nine months ended September 30, 2009:

The following is information for the Company’s reportable segments for the nine months ended September 30, 2009:

	China	Corporate	Total
Net revenue	$8,469,652	$137,863	$8,607,515
Gross profit	3,147,110	96,484	3,243,594
Depreciation	585,506	89,306	674,812
Amortization	309,574	75,000	384,574
Interest expense	173,335	1,885,541	2,058,876
Loss before discontinued operations	(1,397,511)	(9,380,426)	(10,777,937)
Identifiable assets	-	27,909,792	27,909,792
Capital expenditures	$1,447,356	$296,709	$1,744,065

Substantially, all of the Company’s revenues for the three and nine months ended September 30, 2009 were from foreign customers.

NOTE 12 — RELATED PARTY TRANSACTIONS

As part of the deconsolidation of JPI as of September 29, 2009, the Company agreed to exchange loans and advances to JPI totaling $5,350,000 for a 6% convertible promissory note from JPI. These amounts were previously classified as intercompany balances and eliminated in consolidation. The note will bear interest at 6% annually. The exchange, including final payment terms of the convertible note, are expected to be finalized in fiscal 2010.

NOTE 13 — SUBSEQUENT EVENTS

During October and November 2010, ISP Holdings converted a total of $1,353,329 of the balance owed them under the First Closing Convertible Note into 2,821,000 shares of the Company’s common stock. Additionally, during the same period ISP Holdings exercised 1,100,000 warrants into the same number of our common stock through a cashless exercise. All of these shares were previously approved by AMEX for issuance.

The Company issued common stock purchase warrants to purchase, in the aggregate, up to approximately 2,756,000 shares of our common stock on October 31, 2007, December 21, 2007, March 5, 2008 and September 15, 2008 to various investors.  As a result of private negotiations during October 2010, we re-priced approximately 105,856 of these warrants held by 5 of the investors to $0.52 per share.  The original price of the warrants that were re-priced was $3.68, $4.74 and $2.69.  The remaining unexercised warrants remain exercisable at their original exercise price as set forth above.  The 105,856 warrants have now been exercised, pursuant to which we received approximately $55,000.

On October 14, 2010, the Company entered into a forbearance agreement (“Forbearance Agreement”) with two investors (ISP Holdings, LLC and St. George Investments, LLC) of the 2010 closings. These investors negotiated the terms of the Forbearance Agreement in line of entering into the Extension the other 2010 closing investors signed. Accordingly, the Company and the two investors executed the Forbearance Agreement whereby the two investors refrained and temporarily forbear from exercising and enforcing their remedies against the Company due to the event of default and in return the Company agreed as a compensation for damages to the two investors to increase the outstanding balance of the convertible note to ISP Holdings, LLC by 68% and increase the outstanding balance of the note to St. George Investments, LL C by 25%. In addition, the Company agreed to obtain the required Stockholder Approval to issue the shares underlying the convertible note and warrants on or before December 3, 2010.

On October 17, 2010, the Company issued 450,000 shares for consulting services for two consultants.

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Item 2
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION & RESULTS OF OPERATION

     This report contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we, nor any other person, assume responsibility for the accuracy and completeness of the forward-looking statements. We are under no obligation to update any of the forward-looking statements after the filing of this Quarterly Report to conform such statements to actual results or to changes in our expectations.

     The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes and other financial information appearing elsewhere in this Quarterly Report. Readers are also urged to carefully review and consider the various disclosures made by us which attempt to advise interested parties of the factors which affect our business, including without limitation the disclosures made under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the audited consolidated financial statements and related notes included in our Annual Report on Form 10-K/A for the year ended December 31, 2009, previously f iled with the U.S. Securities and Exchange Commission (SEC).

Overview

The Company

     Until September 2009, we were focused on the production and distribution of pharmaceutical products through our subsidiaries located in the People’s Republic of China. We have recently refocused our business on the development, manufacture and marketing of advanced, pioneering medical diagnostic products, including our Onko-Sure™ a proprietary In-Vitro Diagnostic (“IVD”) Cancer Test. During the third and fourth quarter of 2009, we repositioned various business segments in order to monetize the value of these assets through either new partnership, separate IPO’s or that could be positioned to be sold. These special assets include: (i) our 98% ownership in China-based pharmaceuticals business, Jade Pharmaceuticals Inc. (JPI); (ii) our 100% ownership of a proprietary cancer vaccine therapy technology: Combined Immunogene Therapy (“CIT”); and (iii) 100% ownership of the Elleuxe brand of advanced skin care products with proprietary formulations that include human placenta extract ingredients sourced from our deconsolidated Chinese subsidiary’s operation. We currently employ approximately 8 people, all located in California at our corporate headquarters.

     Until September 2009, we operated in China through our then wholly owned subsidiary, JPI. JPI engages in the manufacture and distribution of generic and homeopathic pharmaceutical products and supplements, as well as cosmetic products. JPI manufactures and distributes its products through two wholly-owned Chinese subsidiaries, Jiangxi Jiezhong Bio-Chemical Pharmacy Company Limited (“JJB”) and Yangbian Yiqiao Bio-Chemical Pharmacy Company Limited (“YYB”). However, JPI sold its interest in YYB in June 2009 and during the quarter ended September 30, 2009, we deconsolidated JPI due to the inability to exercise significant influence of its operations (See below). In connection with the deconsolidation, the Company has reclassified its China pharmaceutical manufacturing and di stribution business (conducted through JPI subsidiary) as a business investment, rather than a consolidated operating subsidiary of the Company.

     On September 25, 2009, we changed our corporate name from “AMDL, Inc.” to “Radient Pharmaceuticals Corporation,” because we believe Radient Pharmaceuticals as a brand name has considerable market appeal and reflects our new corporate direction and branding statements.

     We are now actively engaged in the research, development, manufacturing, sale and marketing of our Onko-Sure™ a proprietary IVD Cancer Test in the United States, Canada, China, Chile, Europe, India, Korea, Taiwan, Vietnam and other markets throughout the world.

     We manufacture and distribute our proprietary Onko-Sure™ cancer test kits at our licensed manufacturing facility located at 2492 Walnut Avenue, Suite 100, in Tustin, California. We are a United States Food and Drug Administration (“USFDA”), GMP approved manufacturing facility. We maintain a current Device Manufacturing License issued by the State of California, Department of Health Services, Food and Drug Branch. For the nine months ended September 30 2010, we generated approximately $117,000 in the sales of the Company’s Onko-Sure™ IVD cancer diagnostic test kits, which is an decrease of approximately 98% in sales of this product over the same period for 2009. We believe, subject to receipt of adequate financing, revenues from Onko-Sure™ will significantly increase in 2011 due to the creation of distribution agreements which are anticipated to move the IVD cancer diagnostic test kit in markets throughout the world.  In addition to increasing our distribution network, we are also negotiating partnership agreements with laboratories certified under the Clinical Laboratory Improvement Act (“CLIA”) which will purchase Onko-Sure™ test kit for in-house use.  However, the success of the Company’s distribution strategy for these products in 2010 and 2011 is dependent upon a number of factors. Accordingly, we may not be able to implement our distribution strategy at the rate we anticipate which will have a material adverse effect on anticipated 2010-2011 revenues.

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Deconsolidation and Accounting of JPI

     Due to several factors including deterioration in its relationship with local management of JPI, we relinquished control over JPI. Effective September 29, 2009, we agreed to exchange its shares of JPI for 28,000,000 non-voting shares of preferred stock, which represents 100% of the outstanding preferred shares, exchanged $730,946 in salaries and related interest, accrued by the Company as of September 29, 2009, into 730,946 shares of JPI’s preferred stock, relinquished all rights to past and future profits, surrendered our management positions and agreed to non-authoritative minority role on JPI’ board of directors. For accounting purposes, we converted our interest in JPI to that of an investment to be accounted for under the cost method and deconsolidated JPI as of September 29, 2 009.

     As a result, the Company ownership interest in JPI is 97.46%. We recorded a loss on deconsolidation of $1,953,516 in connection with the transaction during the nine months ended September 30, 2009. In connection with the deconsolidation, we reclassified China pharmaceutical manufacturing and distribution business (conducted through JPI subsidiary) as a business investment, rather than a consolidated operating subsidiary of the Company.

     Based on management’s evaluation of the current and projected operations of JPI as of September 30, 2010, we determined that an impairment charge of approximately $2,800,000 was necessary.

     In June 2010, JPI’s management decided to shift their product base to concentrate on the manufacture and distribution of cancer centric products, specifically JPI’s Domperidone tables. As a result, revenues from JPI’s HPE based products (GoodNak), which were originally forecasted to contribute substantively to top line revenue, were eliminated in the current forecast. Revenues from this shift in product mix will not immediately be realized because cancer centric products require more time to produce revenues due to the difficulty in penetrating a market space with competing products. The primary factors we considered to determine the impairment include, but are not limited to:

•	Sales growth: based on JPI management’s expectations and historical analysis, we expect growth of 150% in 2011, 20% in 2012 and 2013 and 10% in 2014.

•	Risk adjusted weighted average cost of capital (“WACC”) — a WACC of 17.7% was utilized.

•	Long term growth rate: we assumed a long term growth rate of 5%

•	Cost of debt: assumed an after tax rate of 4.46%

•	Cost of Equity:

•	Risk free rate: 2.93%

•	Equity risk premium: 11.15%

•	Small stock risk premium: 3.99%

•	Beta: .86x

•	Subject company risk: 0%

•	Discounts: combined discount for lack of marketability and lack of control of 35%

     The significant terms of the deconsolidation of our operations in China are described in the notes to our Annual Report on Form 10-K/A for the year ended December 31, 2009.

Monetization of the Value of JPI

     We and the management of JPI have recently developed a new path to monetizing the value of JPI. This new monetization path focuses around JPI acquiring a well-managed China-based pharmaceuticals manufacturing and marketing company, where in the acquired company management would take over operations of the combined companies.  JPI is moving forward with its plans to obtain financing, complete a reverse merger, list on a senior U.S. stock exchange, and acquire Shanxi BaoTai Pharmaceutical Co., Ltd. (BaoTai) — a privately owned pharmaceutical manufacturing company located in Taiyuan, China.    JPI’s intentions are to acquire BaoTai through a nontaxable merger of business assets into a single cancer-centric pharmaceutical company focused on developing, manufa cturing and commercializing novel, high-growth cancer pharmaceutical products.  JPI and BaoTai are currently engaged in due diligence for the proposed merger and believe all closing conditions will be satisfied or waived and the deal completion to close during the first quarter of 2011.

Although a non-binding letter of intent has been executed, no definitive agreements had been reached at this time.

     As part of the deconsolidation of JPI as of September 29, 2009, we agreed to exchange loans and advances to JPI totaling $5,350,000 for a 6% convertible promissory note from JPI. There are risks and uncertainties related to the collectability of these amounts and, as a result, we recorded a 50% loan loss reserve at the time of the deconsolidation. Also, there are risks and uncertainties of investment in JPI and, as a result, as of September 30, 2010, we determined that an impairment charge of approximately $2,800,000 was necessary.

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IV Diagnostics
IVD Cancer Diagnostics

Onko-Sure TM Kit

     Our Onko-Sure TM product is manufactured at our Tustin, California based facilities and is sold to third party distributors, who then sell directly to CLIA  certified reference laboratories in the United States (“US”) as well as clinical reference labs, hospital laboratories and physician operated laboratories in the international market. Our test kits are currently being sold to one diagnostic reference laboratory in the United States

     The majority of our sales were outside of the U.S. with, limited sales of test kits within the U.S. We have developed the next generation version of the Onko-SureTM test kit, and in 2009, we entered into a collaborative agreement with the Mayo Clinic to conduct a clinical study to determine whether the new version of the kit can lead to improved accuracy in the detection of early-stage cancer. In addition, we are involved with research conducted with CLIA Laboratories to expand on the Clinical utility of Onko-SureTM . The Company’s Onko-SureTM in- vitro diagnostic test enables physicians and their patients to effectively monitor and/or detect solid tumor cancers by measuring the accumulation of specific breakdown products in the blood called Fibrin and Fibrinogen Degradation Products (FDP). Onko-SureTM is a simple, non-invasive blood test used for the detection and/or monitoring of 19 different types of cancer including: lung, breast, stomach, liver, colon, rectal, ovarian, esophageal, cervical, trophoblastic, thyroid, malignant lymphoma, and pancreatic. Onko-Sure TM can be a valuable diagnostic tool in the worldwide battle against cancer, the second leading cause of death worldwide.

     Onko-Sure TM is sold as a blood test for cancer in Europe (CE Mark certified), India, Taiwan, Korea, Vietnam, and in Chile (research use); approved in the U.S. for the monitoring of colorectal cancer (CRC); approved in Canada (by Health Canada) for lung cancer detection and lung cancer treatment monitoring; and in many key markets, has the significant potential to be used as a general cancer screening test.

     Because the Onko-SureTM test kit is a non-invasive blood test, there are no side effects of the administration of the test. As with other cancer diagnostic products, false positive and false negative test results could pose a small risk to patient health if the physician is not vigilant in following up on the Onko-SureTM test kit results with other clinically relevant diagnostic modalities. While the Onko-Sure TM test kit is helpful in diagnosing whether a patient has cancer, the attending physician needs to use other testing methods to determine and confirm the type and kind of cancer involved.

     On July 8, 2009, we changed the brand name of our in-vitro diagnostic cancer test from DR-70 to the more consumer friendly, trademarked brand name “Onko-Sure TM ,” which we believe communicates it as a high quality, innovative consumer cancer test. We are also installing a new tag line — “The Power of Knowing” — which communicates to cancer patients and their physicians that the test is effective in assessing whether a patient’s cancer is progressing during treatment or is in remission.

IVD Cancer Research and Development

     During the three months ended September 30, 2010, we spent $45,874 on research and development costs related to the Onko-Sure TM, as compared to $91,213 for the same period in 2009. During the nine months ended September 30, 2010, we spent $340,689 on research and development related to the Onko-Sure TM , as compared to $516,676 for the same period in 2009. These expenditures were incurred as part of the Company’s efforts to improve the existing Onko-Sure TM and develop the next generation Onko-Sure TM .

     During the nine months ended September 30, 2010 the majority of expenses incurred were to fund:

•	Validation study to determine if Onko-Sure™ can be utilized as a general cancer screen for 10 to 20 different cancers in a CLIA laboratory developed test environment;

•	Evaluate ONKO-SURE™ as an additional marker in a existing test to determine if the addition will enhance and improve analytical performance.

The Company expect expenditures for research and development to grow during the fourth quarter of 2010 and first half of 2011  due to additional staff and consultants needed to support an agreement with Mayo Clinic to conduct a clinical study for the validation of the Company next generation version of its United States Food and Drug Administration(“USFDA”) approved Onko-Sure TM test kit, additional costs involved with research conducted with CLIA Laboratories to expand on the clinical utility of Onko-SureTM and additional development costs associated with entry into new markets. The objective of the collaboration is to validate the Onko-Sure™ as an aid in monitoring the disease status in patients who have been previously diagnosed with colorectal cancer and determine response to therapy. More specifically, by testing each specimen on both the generation-one kit and generation-two kit, the Company will compare the Onko-Sure™ values of colorectal cancer patients over the full range of clinical pathology stages.

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     For USFDA regulatory approval on the new test, we intend to perform an additional study to demonstrate the safety and effectiveness of the next generation test for monitoring colorectal cancer. The validation study will run for three months and final results are expected in early 2011.

Cancer Therapeutics

   In 2001, the Company acquired the CIT technology, which forms the basis for a proprietary cancer vaccine. The Company’s CIT technology is a U.S. patented technology (patent issued May 25, 2004). The Cancer Therapeutics division is engaged in commercializing the CIT technology. In April 2010, the Company entered into a five year collaboration agreement with Jaiva Technologies, Inc., (“Jaiva”) where Jaiva will conduct clinical trials of the CIT technology that potentially could lead to gaining governmental approval in India.

Critical Accounting Estimates

     The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The Company base its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

     Actual results may differ from these estimates under different assumptions or conditions and the differences could be material.

     The Company believe the following critical accounting policies, among others, affect the Company’s more significant judgments and estimates used in the preparation of the Company’s consolidated financial statements.

     Revenue Recognition. Revenues from the wholesale sales of over-the counter and prescription pharmaceuticals are recognized when persuasive evidence of an arrangement exists, title and risk of loss have passed to the buyer, the price is fixed or readily determinable and collection is reasonably assured.

     The Company has entered into several distribution agreements and a laboratory service partner agreement for various geographic locations with third party distributors and a CLIA certified laboratory. Under terms of one agreement with a distributor and the laboratory service partner agreement, , the Company sells product to the distributor at a base price that is the greater of a fixed amount (as defined in each agreement) or 50% of the distributor’s invoiced Net Sales price (as defined) and Net Income (as defined) to its customers. The distributor is required to provide quarterly reconciliations at which time the price becomes fixed and determinable by the Company. Until the price is fixed and determinable, the Company defers the recognition of revenues under this arrangement. As of September 30, 2010, the Company had $103,128 of deferred revenue related to this arrangement recorded in our accompanying consolidated balance sheet.

     Any provision for sales promotion discounts and estimated returns are accounted for in the period the related sales are recorded. Buyers generally have limited rights of return, and the Company provides for estimated returns at the time of sale based on historical experience. Returns from customers historically have not been material. Actual returns and claims in any future period may differ from the Company’s estimates. In accordance with FASB ASC 605-45-50, Taxes Collected from Customers and Remitted to Governmental Authorities , JPI’s revenues are reported net of value added taxes (“VAT”) collected.

     Sales Allowances. A portion of the Company’s business is to sell products to distributors who resell the products to end customers. In certain instances, these distributors obtain discounts based on the contractual terms of these arrangements. Sales discounts are usually based upon the volume of purchases or by reference to a specific price in the related distribution agreement. The Company recognizes the amount of these discounts at the time the sale is recognized. Additionally, sales returns allowances are estimated based on historical return data, and recorded at the time of sale. If the quality or efficacy of the Company’s products deteriorates or market conditions otherwise change, actual discounts and returns could be significantly hig her than estimated, resulting in potentially material differences in cash flows from operating activities.

     Allowance for Doubtful Accounts. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make required payments. The allowance for doubtful accounts is based on specific identification of customer accounts and the Company’s best estimate of the likelihood of potential loss, taking into account such factors as the financial condition and payment history of major customers. The Company regularly evaluate the collectability of the Company’s receivables. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The differences could be mate rial and could significantly impact cash flows from operating activities.

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     Inventories. Major components of inventories are raw materials, packaging materials, direct labor and production overhead. The Company’s inventories consist primarily of raw materials and related materials, and are stated at the lower of cost or market with cost determined on a first-in, first-out (“FIFO”) basis. The Company regularly monitors inventories for excess or obsolete items and makes any valuation corrections when such adjustments are needed. Once established, write-downs are considered permanent adjustments to the cost basis of the obsolete or excess inventories. The Company writes down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and the estimated m arket value based upon assumptions about future demand, future pricing and market conditions. If actual future demand, future pricing or market conditions are less favorable than those projected by management, additional write-downs may be required and the differences could be material. Such differences might significantly impact cash flows from operating activities.

Impairment of Long-Lived Assets, In accordance with FASB ASC 360-10-5, Accounting for the Impairment or Disposal of Long-Lived Assets , the Company evaluate the carrying value of the Company’s long-lived assets for impairment whenever events or changes in circumstances indicate that such carrying values may not be recoverable. The Company uses its best judgment based on the current facts and circumstances relating to its business when determining whether any significant impairment factors exist. The Company consider the following factors or conditions, among others, that could indicate the need for an impairment review:

•	significant under performance relative to expected historical or projected future operating results;

•	market projections for cancer research technology;

•	its ability to obtain patents, including continuation patents, on technology;

•	significant changes in its strategic business objectives and utilization of the assets;

•	significant negative industry or economic trends, including legal factors;

•	potential for strategic partnerships for the development of its patented technology;

•	changing or implementation of rules regarding manufacture or sale of pharmaceuticals in China; and

•	ability to maintain Good Manufacturing Process (“GMP”) certifications.

     If we determine that the carrying values of long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, our management performs an undiscounted cash flow analysis to determine if impairment exists. If impairment exists, we measure the impairment based on the difference between the asset’s carrying amount and its fair value, and the impairment is charged to operations in the period in which the long-lived asset impairment is determined by management. Based on our analyses, we believe that no indicators of impairment of the carrying value of its long-lived assets existed at September 30, 2010 except the impairment of the investment in JPI noted above. There can be no assurance, however, that market conditions will not change or demand for our pro ducts will continue or allow us to realize the value of its long-lived assets and prevent future impairment.

      The carrying value of our investment in JPI represents our ownership interest in JPI, accounted for under the cost method. The ownership interest is not adjusted to fair value on a recurring basis. Each reporting period we assess the fair value of our ownership interest in JPI fair value in accordance with FASB ASC 325-20-35 paragraphs 1A and 2. Each year we conduct an impairment analysis in accordance with the provisions within FASB ASC 320-10-35 paragraphs 25 through 32.

     Deferred Taxes. We record a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized. We have considered estimated future taxable income and ongoing tax planning strategies in assessing the amount needed for the valuation allowance. Based on these estimates, all of our deferred tax assets have been reserved. If actual results differ favorably from those estimates used, we may be able to realize all or part of our net deferred tax assets. Such realization could positively impact our consolidated operating results and cash flows from operating activities.

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     Litigation. We account for litigation losses in accordance with accounting principles generally accepted in the United States, (“GAAP”), loss contingency provisions are recorded for probable losses at management’s best estimate of a loss, or when a best estimate cannot be made, a minimum loss contingency amount is recorded. These estimates are often initially developed substantially earlier than when the ultimate loss is known, and the estimates are refined each accounting period, as additional information is known. Accordingly, we often initially unable to develop a best estimate of loss; therefore, the minimum amount, which could be zero, is recorded. As information becomes known, either the minimum loss amount is increased or a best estimate can be made, resulting in additional loss provisions. Occasionally, a best estimate amount is changed to a lower amount when events result in an expectation of a more favorable outcome than previously expected. Due to the nature of current litigation matters, the factors that could lead to changes in loss reserves might change quickly and the range of actual losses could be significant, which could materially impact our consolidated results of operations and comprehensive loss and cash flows from operating activities.

     Stock-Based Compensation Expense. All issuances of our common stock for non-cash consideration have been assigned a per share amount equaling either the market value of the shares issued or the value of consideration received, whichever is more readily determinable. The majority of non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares on the measurement date.

     We account for equity instruments issued to consultants and vendors in exchange for goods and services in accordance with GAAP. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

    We account for equity awards issued to employees as follows. GAAP requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize the portion expected to vest as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

Note Receivable

On August 27, 2010, the Company advanced $100,000 to Provista Diagnostic, Inc. (“Provista”). In connection with the note receivable agreement, Provista agreed to deliver two separate reports to the Company by September 30, 2010. Due to Provista’s failure to deliver such reports by September 30, 2010, the Company recorded interest income of $26,937, which represents the 25% increase from the principal balance of the note plus accrued interest of $1,927. The note requires 5 equal payments of $20,000 (totaling $100,000) on the 1st day of each month commencing on the initial interest payment date (as defined in the note) and continuing thereafter until maturity (August 27, 2011). Interest accrues on the unpaid principal balanc e at a rate of 12% per annum.

Beneficial Conversion Feature

In certain instances, the Company enters into convertible notes that provide for an effective or actual rate of conversion that is below market value, and the embedded conversion feature does not qualify for derivative treatment (a “BCF”).  In these instances, we account for the value of the BCF as a debt discount, which is then amortized to expense over the life of the related debt using the straight-line method which approximates the effective interest method.

Derivative Financial Instruments

     We apply the provisions of FASB ASC 815-10, Derivatives and Hedging (“ASC 815-10”). Derivatives within the scope of ASC 815-10 must be recorded on the balance sheet at fair value. During the nine months ended September 30, 2010, we issued convertible debt with warrants and recorded derivative liabilities related to a reset provision associated with the embedded conversion feature of the convertible debt and a reset provision associated with the exercise price of the warrants. The fair value of these derivative liabilities on the grant date was $17,986,337 as computed using the Binomial Lattice option pricing model. Due to the reset provisions within the embedded conversion feature and a reset provision associated with the exercise price of t he warrants, we determined that the Binomial Lattice Model was most appropriate for valuing these instruments.

     In November 2009, we granted 1,644,643 warrants in connection with a common stock financing transaction to two individuals. The exercise prices of the warrants have a reset provision which are accounted for as derivative instruments in accordance with relevant accounting guidance. At the date of grant, the warrants were valued at $509,840, which reasonably represents the fair value as computed using the Binomial Lattice option pricing model.

     During the nine months ended September 30, 2010, St. George converted 100% of its convertible note and accrued interest into shares of the Company’s common stock. This resulted in a decrease of the derivative liability of $259,975, representing the embedded conversion features of the converted debt. In addition, during the nine months ended September 30, 2010, this holder of the Company`s convertible debt exercised 500,000 warrants. This resulted in a decrease of the derivative liability of $83,872, representing the value of the warrants immediately prior to the exercise.

     During the nine months ended September 30, 2010, a 2010 Note holder of the Company’s convertible debt converted $509,336 of its notes and accrued interest into shares of the Company’s common stock. This resulted in a decrease of the derivative liability of $94,855, representing the embedded conversion features of the converted debt.

     During the nine months ended September 30, 2010, we recorded additional derivative liability of $32.027 as a result of a trigger event related to the St. George convertible debt and also recorded additional derivative liability of $1,912,683 as a result of a trigger event related to the First, Second, Third an Fourth 2010 closings (see Note 6).

     We re-measured the fair values of all of its derivative liabilities as of each period end and recorded an aggregate decrease of $5,681,415 in the fair value of the derivative liabilities as a component of other expense, net during the nine months ended September 30, 2010.

36

Results of Operations
Nine Months Ended September 30, 2010 Compared to Nine Months Ended September 30, 2009

Introduction

As noted above, we deconsolidated our operations in China effective September 29, 2009. The table below reflects the comparative results for the nine months ended September 30, 2010 as compared to the nine months ended September 30, 2009, after the elimination of our China based operations:

	Nine months ended September 30,		Difference
	2010	2009	$	%
Net revenues	$116,840	$137,863	$(21,023)	(15)%
Cost of sales	36,810	41,379	(4,569)	(11)%
Gross profit	80,030	96,484	(16,454)	(17)%
Operating expenses:
Research and development	340,689	516,676	(175,987)	(34)%
Selling, general and administrative	6,444,700	5,759,056	685,644	12%
	6,785,389	6,275,732	509,657	8%
Loss from operations	(6,705,359)	(6,179,248)	(526,111)	9%
Other income (expense):
Interest expense	(33,662,478)	(1,885,541)	(31,776,937)	1,685%
Gain on change in fair value of derivative instruments	5,681,415	87,083	5,594,332	6,424%
Gain on extinguishment of debt	(1,002,270)	-	(1,002,270)	100%
Impairment of investment in JPI	(2,761,993)	-	(2,761,993)	100%
Other expense, net	29,997	(37,029)	67,026	(181)%
Total other expense, net	(31,715,329)	(1,835,487)	(29,879,842)	1,628%
Net loss	(38,420,688)	(8,014,735)	(30,405,953)	379%

Net Revenues

     Net revenues during the nine months ended September 30, 2010, were primarily earned from the sale of ONKO-SURE™ test kits. The revenues during the nine months ended September 30, 2010, decreased 15% as compared to the same period in prior year. We increased efforts to develop our distribution networks. With USFDA approval of the Company’s ONKO-SURE tm product, our goal is to enter into additional exclusive or non-exclusive distribution agreements for various regions, and due to our overall commercialization efforts, we expect that sales will increase in the remaining of 2010 and will continue in 2011.

     We presently have exclusive distribution agreements in place for ONKO-SURE™ test kits in the U.S., Canada, Korea, India, Russia, Greece, Israel, Vietnam, Cambodia and Laos. We entered into a consulting arrangement during the second quarter of 2010 to assist in our business and corporate development, web site development for the South America market. Our consultant is currently reviewing various marketing options including entering into a distribution agreement. We anticipate either a direct marketing agreement or a distribution agreement will be in place by the end of the 2010.

     Our expectations concerning future sales represent forward-looking statements that are subject to certain risks and uncertainties which could result in sales below those achieved in previous periods. Sales of ONKO-SURE tm test kits in 2010 could be negatively impacted by potential competing products, lack of adequate supply and overall market acceptance our products.

     We have a limited supply of one of the key components of the ONKO-SURE tm test kit. The anti-fibrinogen-HRP is limited in supply and additional quantities cannot be purchased. We currently have two lots remaining which are estimated to produce approximately 30,000 kits. Based on our current and anticipated orders, this supply is adequate to fill all orders. Although we are working on replacing this component so that we are in a position to have an unlimited supply of ONKO-SURE TM in the future, we cannot assure that this anti-fibrinogen-HRP replacement will be completed. An integral part of our research and development through 2 010 is the testing and development of an improved version of the ONKO-SURE tm test kit. We are reviewing various alternatives and believes that a replacement anti-fibrinogen-HRP will be identified, tested and USFDA approved before the current supply is exhausted. We will test and evaluate the performance of the substitute. If the substitute antibody has statistically better results than precedent antibody, we will need to submit to the USFDA for approval before replacement take place. If the test results show the same effectiveness as the current antibody, the new antibody is ready for use and no further USFDA approval will be required.

37

Gross Profit

     The major components of cost of sales include raw materials and production overhead. Production overhead is comprised of depreciation of manufacturing equipment, utilities and repairs and maintenance. The decrease in cost of sales is primarily due to decrease sales of ONKO-SURE tm test kits. In addition, during the nine months ended September 30, 2010, our gross margin decreased to approximately 68% from approximately 70%, during the same period of the prior year, due to increase of direct labor cost as a result of hiring qualified manufacturing staff.

Research and Development.

     The reduction in research and development expenses is primarily due to reduction in expenditures for clinical trial, and secondarily, is consistent with management’s general effort to manage expenditures as resources become available.

     We expect research and development expenditures to increase during the remainder of 2010 due to:

•	The need for research and development for an updated version of the ONKO-SURE tm test kit in the US, clinical trials for such tests and funds for ultimate USFDA approval; and

•	Additional expenditures for research and development incurred under agreements with CLIA laboratories.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of consulting (including financial consulting) and legal expenses, director and commitment fees, regulatory compliance, professional fees related to patent protection, payroll, payroll taxes, investor and public relations, financial reporting, stock exchange and shareholder services. Included in selling, general and administrative expenses were non-cash expenses incurred during the nine months ended September 30, 2010 of approximately $174,000 for options issued to employees and directors, $1,621,000 of common stock, options and warrants issued to consultants for services. This increase is primarily due to increase of cash and noncash expenses of investor relations related to our four closings of debt financing during the nine months ended September 30, 2010. The decrease in t he remaining balance of the selling, general and administrative expenses is due to relinquished control, deconsolidation of JPI effective September 29, 2009, and management’s continued efforts to manage selling, general and administrative expenses.

The table below details the major components of selling, general and administrative expenses after the elimination of our China based operations:

	Nine months ended September 30,
	2010	2009
Investor relations (including value of warrants/common stock shares)	$2,849,673	$660,742
Salary and wages (including value of options)	1,306,297	2,158,208
Accounting and other professional fees	1,346,966	1,350,630
Stock exchange fees	103,318	—
Directors fees (including value of options)	122,968	352,809
Rent and office expenses	138,241	128,364
Employee benefits	96,411	91,568
Travel and entertainment	159,091	130,831
Insurance	42,592	145,029
Taxes and licenses	72,494	74,417
Other	206,649	666,458
	$6,444,700	$5,759,056

Interest Expense

     Interest expense increased due to the issuance of debt instruments derivative liabilities and the amortization of the related debt discounts and debt issuance costs during the nine months ended September 30, 2010. In applying the Binomial Lattice model, the Company used the following assumptions to value its derivative liabilities during the nine months ended September 30, 2010:

For the nine months
ended September 30, 2010
Annual dividend yield	—
Expected life (years)	0.41 — 6.17
Risk-free interest rate	0.25% — 2.9%
Expected volatility	87.3% — 298.6%

For instruments that include an optional cashless exercise provision, the Company applied a 50/50 probability that the holder will exercise under either scenarios, that is the cashless exercise or the cash exercise. The cashless exercise provision expires once the underlying instruments’ shares are registered.

38

     The significant increase in interest expense from $2,058,876 to $33,662,478 for the nine months ended September 30, 2009 compared to the same period in 2010, respectively, is primarily due to (i) $11,905,244 in excess fair value of the debt discount, recorded at origination, for the four closings in 2010 for the derivatives associated with the conversion feature and warrants, (ii) $1,925,279 related to additional interest penalty recorded as derivative liabilities for the embedded conversion feature associated with the incremental principal and accrued interest added to the outstanding balance of the convertible debt; and (iii) $10,806,592 of amortization of debt discounts and debt issuance costs on convertible debt balances.

	[1]		[2],[4]	[3]
	Fair Value of Derivatives in Excess of Debt Discounts		Penalties Added To Principal	Penalties added to Derivatives	Amortization of Debt Issuance Cost	Amortization of Debt Discount	Total
	[7]			[7]	[8]	[8]
Senior Notes:
December 2008	$-		$-	$-	$169,947	$318,178	$488,125
January 2009	-		-	-	119,279	327,808	447,087
May 2009	-		-	-	348,276	782,043	1,130,319
June 2009	-		-	-	128,386	273,366	401,752
Other	-		-	-	77,109	36,222	113,331

Convertible Debt:
September 2008	-		113,269	-	-	287,474	400,743
Conversions	-		-	-	445,912	1,398,348	1,844,260
St. George	-		50,000	12,597	-	393,681	456,278
1st Closing	-		633,142	154,991	144,675	535,445	1,468,253
2nd Closing	3,968,028		3,953,316	969,329	203,966	2,516,332	11,610,971
3rd Closing	7,414,307		2,748,333	674,580	147,005	1,813,646	12,797,871
4th Closing	522,909		480,108	113,782	25,450	314,044	1,456,293

Incremental Cost of Shares and Warrants	-	[5]	-	-	-	-	81,780
Interest on Debt (excluding amounts added to principal)	-	[6]	-	-	-	-	965,415
Total Interest expense	$11,905,244		$7,978,168	$1,925,279	$1,810,005	$8,996,587	$33,662,478

[1]	This amount represents the excess fair value of the debt discount related to the derivative liability associated with the embedded conversion feature and warrants (see Note 6).

[2]	This amount represents additional penalty interest and/or accrued interest added directly to the outstanding prinicipal of the convertible debt for Trigger Events (see Note 2).

[3]
This amount represents additional interest recognized for the increase in principal balance associated with the embedded conversion feature of the 2010 Closings as a result of the June 1, 2010 and August 31,Trigger Event (see Note 6).

[4]
This amount includes $410,000 of additional penalty recognized for the default related to the registration rights agreements as a result of not being declared effective by June 1, 2010 related to the First, Second and Third Closings in 2010 and byAugust 31, 2010 for the Fourth closing.

[5]	This amount represents the incremental costs associated with the additional shares and warrants issued in connection with the 2008 convertible debt that occurred during Q2 of 2010.

[6]	This amount represents the interest portion of the debt based on the respective interest rates as noted in footnote 6, as of September 30, 2010.

Sum of [7]	13,830,523 Total interest expense related to fair value of derivative instruments granted

Sum of [8]	10,806,592 Total amortization of debt discount and debt issuance costs

Other Expense, Net

The increase in total other expenses, net is primarily due to approximately $32 million increase in interest expense due to the interest penalties, triggering events, issuance of debt instruments and warrants with derivative liabilities and amortization of the related debt discounts and debt issuance costs, approximately $1 million loss on extinguishment of debt, offset by a gain of approximately $6 million from change, in fair value of derivative liabilities for the nine months end September 30, 2010.

39

Three Months Ended September 30, 2010 Compared to Three Months Ended September 30, 2009

As noted above, we deconsolidated our operations in China effective September 29, 2009. The table below reflects the comparative results for the three months ended September 30, 2010 as compared to the three months ended September 30, 2009, after the elimination of our China based operations:
	Three months ended September 30,		Difference
	2010	2009	$	%
Net revenues	$34,446	$86,443	$(51,997)	60%
Cost of sales	6,697	21,691	(14,994)	(69)%
Gross profit	27,749	64,752	(37,003)	(57)%
Operating expenses:
Research and development	45,874	91,213	(45,339)	(50)%
Selling, general and administrative	2,320,540	2,002,007	318,533	16%
	2,366,414	2,093,220	273,194	13%
Loss from operations	(2,338,665)	(2,028,468)	(310,197)	15%
Other expense:
Interest expense	(11,560,549)	(1,430,748)	(10,129,801)	708%
Gain on change in fair value of derivative instruments	2,922,826	87,083	2,835,743	3,256%
Gain on extinguishment of debt	(1,002,270)	—	(1,002,270)	100%
Other expense, net	31,874	35,798	(3,924)	(11)%
Total other expense, net	(9,608,119)	(1,307,867)	(8,324,604)	635%
Net loss	(11,946,784)	(3,336,335)	(8,610,449)	258%

Net Revenues

     Net revenues during the three months ended September 30, 2010, were primarily earned from the sale of ONKO-SURE™ test kits. The revenues during the three months ended September 30, 2010, decreased 60% as compared to the same period in prior year. We increased efforts to develop our distribution networks. With USFDA approval of the Company’s ONKO-SURE tm product, our goal is to enter into additional exclusive or non-exclusive distribution agreements for various regions, and due to our overall commercialization efforts, we expect that sales will increase in the remaining of 2010 and will continue in 2011.

     We presently have exclusive distribution agreements in place for ONKO-SURE™ test kits in the U.S., Canada, Korea, India, Russia, Greece, Israel, Vietnam, Cambodia and Laos. We entered into a consulting arrangement during the second quarter of 2010 to assist in our business and corporate development, web site development for the South America market. Our consultant is currently reviewing various marketing options including entering into a distribution agreement. We anticipate either a direct marketing agreement or a distribution agreement will be in place by the end of the 2010.

     Our expectations concerning future sales represent forward-looking statements that are subject to certain risks and uncertainties which could result in sales below those achieved in previous periods. Sales of ONKO-SURE tm test kits in 2010 could be negatively impacted by potential competing products, lack of adequate supply and overall market acceptance our products.

     We have a limited supply of one of the key components of the ONKO-SURE tm test kit. The anti-fibrinogen-HRP is limited in supply and additional quantities cannot be purchased. We currently have two lots remaining which are estimated to produce approximately 30,000 kits. Based on our current and anticipated orders, this supply is adequate to fill all orders. Although we are working on replacing this component so that we are in a position to have an unlimited supply of ONKO-SURE TM in the future, we cannot assure that this anti-fibrinogen-HRP replacement will be completed. An integral part of our research and development through 2 010 is the testing and development of an improved version of the ONKO-SURE tm test kit. We are reviewing various alternatives and believes that a replacement anti-fibrinogen-HRP will be identified, tested and USFDA approved before the current supply is exhausted. We will test and evaluate the performance of the substitute. If the substitute antibody has statistically better results than precedent antibody, we will need to submit to the USFDA for approval before replacement take place. If the test results show the same effectiveness as the current antibody, the new antibody is ready for use and no further USFDA approval will be required.

Gross Profit

     The major components of cost of sales include raw materials and production overhead. Production overhead is comprised of depreciation of manufacturing equipment, utilities and repairs and maintenance. The decrease in cost of sales is primarily due to decreased sales. During the three months ended September 30, 2010, the Company’s gross margin increased to approximately 81% during the three months ended September 30, 2010 from approximately 75%, during the same period of the prior year due to improvement of manufacturing process, economies of scale and improved planning for manufacture of perishable components used in manufacturing process.

Research and Development.

     The reduction in research and development expenses is primarily due to reduction in expenditures for clinical trial, and secondarily, is consistent with management’s general effort to manage expenditures as resources become available. We expect research and development expenditures to increase during the remainder of 2010 due to:

•	The need for research and development for an updated version of the ONKO-SURE tm test kit in the US, clinical trials for such tests and funds for ultimate USFDA approval; and

•	Additional expenditures for research and development incurred under agreements with CLIA laboratories.

40

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of consulting (including financial consulting) and legal expenses, director and commitment fees, regulatory compliance, professional fees related to patent protection, payroll, payroll taxes, investor and public relations, financial reporting, stock exchange and shareholder services. Included in selling, general and administrative expenses were non-cash expenses incurred during the three months ended September 30, 2010 of approximately $978,000 of common stock and warrants issued to consultants for services. The increase in selling, general and administrative expenses is primarily due to increase of cash and noncash expenses of investor relations and secondarily due to increased accounting and other professional fees. The increase in these categories are related to the four cl osings of debt financing during the three months ended September 30, 2010. The decrease in the remaining categories of the selling, general and administrative expenses is due to relinquished control and deconsolidation of JPI effective September 29, 2009 and management’s continued efforts to manage selling, general and administrative expenses.

     The table below details the major components of selling, general and administrative expenses:

	Three months ended September 30,
	2010	2009
Investor relations (including value of warrants/options)	$1,018,662	$112,945
Salary and wages (including value of options)	449,302	705,780
Accounting and other professional fees	581,496	332,678
Stock exchange fees	(39,182)	—
Directors fees (including value of options)	11,000	182,713
Rent and office expenses	47,518	34,886
Employee benefits	30,193	34,368
Travel and entertainment	88,958	53,247
Insurance	1,703	48,683
Taxes and licenses	31,778	9,581
Other	144,986	487,126
	$2,366,414	$2,002,007

Interest Expense
     Interest expense increased due to the issuance of debt instruments and the amortization of the related debt discounts, debt issuance costs, and derivative liabilities during the three months ended September 30, 2010. In applying the Binomial Lattice model, the Company used the following assumptions to value its derivative liabilities during the three months ended September 30, 2010:

For the three months
ended September 30, 2010
Annual dividend yield	—
Expected life (years)	0.41 — 5.67
Risk-free interest rate	0.25% — 1.90%
Expected volatility	125.6% — 298.6%

For instruments that include an optional cashless exercise provision, the Company applied a 50/50 probability that the holder will exercise under either scenarios, that is the cashless exercise or the cash exercise. The cashless exercise provision expires once the underlying instruments’ shares are registered.

41

     The significant increase in interest expense from $1,492,625 to $11,560,549 for the three months ended September 30, 2009 compared to the same period in 2010, respectively, is primarily due to (i) $1,096,705 related to additional interest penalty recorded as derivative liabilities for the embedded conversion feature associated with the incremental principal and accrued interest added to the outstanding balance of the convertible debt, (ii) $4,740,873 of default penalties added directly to the outstanding convertible debt balance and (iii) $5,549,240 of amortization of debt discounts and debt issuance costs on convertible debt balances.

	[1]		[2],[4]	[3]
	Fair Value of Derivatives in Excess of Debt Discounts		Penalties Added To Principal	Penalties added to Derivatives	Amortization of Debt Issuance Cost	Amortization of Debt Discount	Total
	[7]			[7]	[8]	[8]
Senior Notes:
December 2008	$-		$-	$-	$92,783	$173,710	$266,493
January 2009	-		-	-	79,877	219,521	299,398
May 2009	-		-	-	317,988	714,032	1,032,020
June 2009	-		-	-	101,566	216,260	317,826
Other	-		-	-	64,988	36,222	101,210
	-		-	-	-	-	-
Convertible Debt:	-		-	-	-	-	-
September 2008	-		113,269	-	-	238,258	351,527
Conversions	-		-	-	92,290	-	92,290
St. George	-		-	-	-	-	-
1st Closing	-		365,282	86,569	91,531	371,790	915,172
2nd Closing	-		2,211,195	524,035	111,255	1,372,545	4,219,030
3rd Closing	-		1,571,019	372,319	80,184	989,262	3,012,784
4th Closing	-		480,108	113,782	13,881	171,297	779,068
Interest on Debt (excluding amounts added to principal)	-	[6]	-	-	-	-	173,731
Total Interest expense	$-		$4,740,873	$1,096,705	$1,046,343	$4,502,897	$11,560,549

[1]	This amount represents the excess fair value of the debt discount related to the derivative liability associated with the embedded conversion feature and warrants (see Note 6).

[2]	This amount represents additional penalty interest and/or accrued interest added directly to the outstanding prinicipal of the convertible debt for Trigger Events (see Note 2).

[3]
This amount represents additional interest recognized for the increase in principal balance associated with the embedded conversion feature of the 2010 Closings as a result of Trigger Events (see Note 6).

[4]
This amount includes $40,000 of additional penalty recognized for the default related to the registration rights agreements as a result of not being declared effective by August 31, 2010 related to the Fourth Closing in 2010.

[5]	This amount represents the interest portion of the debt based on the respective interest rates as noted in footnote 6, as of June 30, 2010.

Sum of [7]	1,096,705 Total interest expense related to fair value of derivative instruments granted

Sum of [8]	5,549,240 Total amortization of debt discount and debt issuance costs

42

Other Expense, Net

     The increase in total other expenses, net is primarily due to approximately $11.6 million in interest expense due to the issuance of debt instruments and the amortization of the related debt discounts, debt issuance costs, and derivative liabilities, approximately $1 million loss on extinguishment of debt during the three months ended September 30, 2010, offset by a gain of approximately $2.9 million from change in fair value of derivative liabilities.

Liquidity and Capital Resources

     Historically, our operations have not been a source of liquidity. At September 30, 2010, we had a significant amount of relatively short term indebtedness that was in default or past due and we may be unable to satisfy our obligations to pay interest and principal thereon. As of September 30, 2010, we had the following approximate amounts of outstanding short term indebtedness:

(i)	Accounts payable and accrued expenses of approximately $970,000;

(ii)	Accrued salaries of approximately $360,000;

(iii)	Accrued interest of approximately $1,091,000;

(iv)
Approximately $396,000 in unsecured convertible notes bearing default interest at 10% per annum increased to 18% per annum due to failure to pay the Notes by September 29, 2010; On September 24, 2010, pursuant to letter Agreement, we sought the September 2008 convertible Note holders' agreement to waive the current default and extend the maturity date until November 15, 2010. (See Note 6)

(v)
Approximately $18.4 million in unsecured convertible notes bearing interest at 12% per annum, increased to 18% per annum upon the occurrence of trigger event, due one year from issuance. As of September 30, 2010, the principal increased by approximately $7.8 million due to trigger events and default. These convertible notes are related to four closings during March and April of 2010;

(vi)
An $140,000 unsecured bridge loan bearing interest at 12% per annum increased to 18% per annum due to nonpayment which was due October 9, 2009. As of September 30, 2010, the principal increased by approximately $57,000 due to default.  Also, we have obligations under a consulting agreement aggregating $25,000 due to Cantone Research, Inc. and Cantone Asset Management, LLC, respectively; and

(vii)
Approximately $4.4 million in senior unsecured promissory notes bearing interest at 18% interest, payable quarterly in cash, which are due between December 2010 and May 2011. As of September 30, 2010, the principal increased by approximately $888,000 (which is recorded as loss on extinguishment in accordance with relevant accounting guidance) due to failure to pay interest due on December 1, 2009 or March 1, 2010. In order to resolve the defaults and to preserve as much cash as possible for operations, management put together various exchange agreements (the "Debt Exchanges") to enter into with its the debt holders, subject to shareholder approval ("Shareholder Approval") of such share issuance s, pursuant to which the debt holders would exchange their outstanding Notes or other obligations for shares of the Company's common stock. (See Note 6)

43

     See details below of the four closings of convertible note and warrant purchase agreements, as follows:

				Minimum		Warrants
				Conversion	Maximum		Minimum
	Face Value of			Price Per	Shares		Exercise
Date of	Convertible			Share at Issuance	Issuable upon		Price at Issuance
Issuance	Notes	Discounts	Gross Proceeds	Date	Conversion	Number	Date
	[1]	[2]		[3]		[5]
First Closing 3/22/2010	$925,000	$(385,000)	$540,000	$0.28	3,303,571	1,100,000	$0.28	[6]
Second Closing 4/8/2010	5,490,165	(2,285,165)	3,205,000	$0.28	19,607,732	6,528,213	$0.38	[7]
Third Closing 4/13/2010	3,957,030	(1,647,030)	2,310,000	$0.28	14,132,250	4,705,657	$0.38	[7]
Fourth Closing 4/26/2010 [4]	599,525	(249,525)	350,000	$0.28	2,141,161	712,949	$0.28	[7]
Fourth Closing 4/26/2010	85,645	(35,645)	50,000	$0.28	305,875	101,849	$0.89	[7]
	$11,057,365	$(4,602,365)	$6,455,000		39,490,589	13,148,668

[1]
The Company also entered into a Registration Rights Agreement with the Lenders pursuant to which the Company agreed to file a registration statement by May 3, 2010, registering for resale of all of the shares underlying the 2010 Financing Convertible Notes and the 2010 Financing Warrants. If the Company failed to file the registration statement timely or failed to have it declared effective timely pursuant to the terms of the Registration Rights Agreement, each such event would have been deemed a trigger event under the 2010 Financing Convertible Notes. The Company timely filed the initial registration statement on May 3, 2010, but it has not yet been declared effective. Therefore, a trigger event under the terms of the notes issued in the First Closing, Second Closing and Third Closing occurred (the “June 1 Trigger Event& #8221;) and a trigger event under the terms of the notes issued in the Fourth Closing occurred (the “August 31 Trigger Event”). The total amount of 2010 Financing Convertible Notes issued in the four closings was originally $11,057,365; as a result of the June 1 Trigger Event and the August 31 Trigger Event, the principal amount of such notes is now $14,081,712 which represents 125% of the outstanding principal and accrued interest prior to the event.

Additionally, we are required under the terms of the 2010 Closings to obtain stockholder approval, on or before July 15, 2010 for the First Closing and on or before August 31, 2010, for the Second, Third and Fourth Closings. Due to the SEC review of our proxy statement and periodic reports that we are required to submit to our shareholders with this Proxy Statement, we were unable to file and mail our definitive proxy statement so as to give our shareholders proper notice of an August 31, 2010 meeting and therefore were not able to have a meeting or obtain shareholder approval on such date. This failure constitutes an event of default under the 2010 Closings, pursuant to which the note holders were entitled to declare the entire principal and interest due on the notes then immediately payable. In light of the potential def ault, to maintain good relationships with the investors of the 2010 Closings, we requested the 2010 Closings’ investors to waive the July 15, 2010 and August 31, 2010 shareholder meeting date requirement and instead allow us to hold the meeting on or before November 15, 2010 (the “Extension”).

In exchange for their agreement to the Extension, we increased the principal balance of the note by another 25% to avoid our Note holders declaring a default and to obtain their agreement for us to instead hold the meeting on November 15, 2010, The Note holders also agreed to waive any defaults related to our failure to hold a meeting or obtain shareholder approval by July 15 or August 31. As of the date this filing, approximately 60% of the investors of the 2010 Closings signed the agreement. Since we are unable to hold the meeting on November 15, 2010, the 2010 Closings are susceptible to default pursuant to which the investors of the 2010 Closings can declare the entire amount outstanding immediately due and payable. As a result of the 2nd Trigger Event, th e principal amount of such notes was increased to $18,462,263.

[2]	In addition to scheduled debt discounts, the Company incurred debt issuance costs of approximately 13% of the proceeds of these financings.

[3]
The number of shares of common stock to be issued upon such conversion shall be determined by dividing (a) the amount sought to be converted by (b) the greater of (i) the Conversion Price (as defined below) at that time, or (ii) the Floor Price (as defined below). The Conversion Price is equal to 80% of the volume-weighted average price for the 5 trading days ending on the business day immediately preceding the applicable date the conversion is sought, as reported by Bloomberg, LP, or if such information is not then being reported by Bloomberg, then as reported by such other data information source as may be selected by the lender. The Floor Price is initially equal to $0.28 per share, subject to adjustment upon the occurrence of certain events, including recapitalization, stock splits, issuance of equity securities for a price less than the Floor Price and similar corporate actions.

[4]
As part of the closing on April 26, 2010, certain investors in the 2009 Registered Direct Offering exercised their Right of Participation and purchased $599,525 of the Notes issued in that closing and the Company issued such participants warrants to purchase up to 712,949 shares of the Company’s common stock exercisable at $0.28 per share (the remainder of the participants in the Fourth Closing received warrants exercisable at $0.89 per share).

[5]
At any time prior to the expiration date of the warrant, if and only if there is no then effective registration statement covering the warrant shares, the Holder may elect a “cashless” exercise of this warrant whereby the Holder shall be entitled to receive a number of shares of common stock equal to (x) the excess of the Current Market Value over the aggregate Exercise Price of the portion of the Warrant then being exercised, divided by (y) the Adjusted Price of the Common Stock (as these terms are defined in the warrant agreement). This formula, as it contains variables that are directly linked to changes in the market price of the Company’s shares, and depending on the market price of the share on the date of exercise, might result in the Company having to issue additional number of shares than what is indicated in the table above.

[6]
The exercise price in First Closing warrants equals to the higher of: (i) 105% of the VWAP for the five trading days immediately preceding the date the Company issued the Warrants; or (ii) the Floor Price (as defined in the First Closing Note).

[7]
The exercise price in Second, Third and Fourth Closings, can be adjusted down (down-round protection) to a lower price if the Company sells common stock or instruments convertible into or exercisable for common shares in the future at a lower price than the exercise price.

44

The First, Second, Third and Fourth Closings entered into during 2010 carry embedded conversion features and warrants which are accounted for as derivative instruments under the relevant accounting guidance. Originally, the Company used the Black-Scholes model to valuate these derivatives. Consequent to the filing of the September 30, 2010 Form 10-Q, the Company decided to move from the Black-Scholes option pricing model to the Binomial Lattice option pricing model for the valuation of these embedded conversion features and a reset provision associated with the exercise price of the warrants. The Company determined that the Binomial Lattice model more accurately valued the “down-round protections”, or reset features included in the embedded conversion features and warrants. The Company believes the Binomial Lattice model provi des a better estimate of fair value of the derivative instruments at their grant dates, triggering dates, and quarter ends. In applying the Binomial Lattice model, the Company used the following assumptions to value its derivative liabilities during the three months ended September 30, 2010:

For the nine months
ended September 30, 2010
Annual dividend yield	—
Expected life (years)	0.47 — 6.17
Risk-free interest rate	0.25% — 2.9%
Expected volatility	87.3% — 298.6%

As explained above, the warrants carry a “cashless exercise” feature. This cashless exercise feature has value to the holder. To evaluate the value of the “cashless exercise” feature, the Company used the foregoing explained assumptions. Based on the current circumstances, we estimate that the Company’s registration statement will be declared effective on or around February 28, 2011. As stated in the warrant agreement, upon an effective registration statement the cashless exercise feature is no longer available to the holder. We also evaluated the likelihood of the warrant holders exercising their warrants under the cashless exercise feature versus a cash exercise from the original grant date of each warrant until the estimated date that registration statement is declared effective. Based on the cashless exercise notices already received by the Company through the date of this letter and based on our best estimate of the warrant holders’ intent going forward, the Company believes a conservative estimate is that there is a 50% likelihood that the investors would exercise under the cashless exercise provision and 50% likelihood that they would effect a standard exercise via cash.

The Company, through its valuation expert, then performed the following steps to estimate the fair value of the warrants on their grant date, at March 31, 2010, and at September 30, 2010. The Company has previously valued the warrants (assuming standard cash exercises, ) under the Binomial Lattice option pricing model (“Binomial Model — Normal”). In addition, the Company valued the same warrants under a separate Binomial Lattice option pricing model (“Binomial Model — Cashless”), assuming that the holder would exercise under the cashless exercise feature prior to the date of the registration statement being declared effective. Under the Binomial Model — Cashless, the Company used a much shorter expected term (commensurate with the assumed date that the Company expect the registration statemen t to be declared effective), resulting in different volatility amounts and discount rates. One other factor that was considered for the value estimated under the Binomial Model — Cashless was that if the holder of the warrant decided to exercise under the cashless exercise feature, the number of warrant shares available to the holder was then computed under the formula noted in section 2.1(b) of the warrant agreement. On some dates, it resulted in potentially more shares being issued to the holder than what are stated on the holder’s warrant agreement and on some dates it results in potentially less shares being issued to the holder than what are stated on the warrant agreement.

We then took the total values computed under each Binomial Model and assigned a 50% likelihood or probability that the investor may exercise under either scenarios. Using 50% of the value under the Binomial Model — Normal and 50% of the value under the Binomial Model — Cashless, we then arrived at the estimated fair value assigned to warrant as of their grant dates, March 31, 2010 and September 30, 2010 (see Note 13 Restatement for the effect of the change from the Black Scholes model to the Binomial Model).

     Each of the notes matures one year from the date of issue and is convertible at the option of the holders. We are attempting to obtain stockholder approval to restructure and convert a significant portion of the indebtedness referred to in (ii), and (vi) above; however, there can be no assurance that such indebtedness will be restructured, converted into equity or that the requisite approvals therefore can be obtained. Absent approval of our stockholders and the NYSE Amex to restructure these obligations or the receipt of a new financing or series of financings, our current operations do not generate sufficient cash to pay the interest and principal on these obligations when they become due. Accordingly, there can be no assurance that we will be able to pay these or other obligations which we may incur i n the future.

45

     Our cash balances at September 30, 2010 and December 31, 2009 were approximately $917,000 and $12,000, respectively.

Operating activities. Our net cash used in operations of continuing operations was $6,097,638 and $2,386,878 for the nine months ended September 30, 2010 and 2009, respectively. The primary driver of cash used in operations during the nine months ended September 30, 2010 and 2009 was the net loss of approximately $38.4 million and $14.9 million, respectively. The effect of the net loss during the nine months ended September 30, 2010 was partially offset by significant non-cash activity such as (i) approximately $10,763,000 for the amortization of debt issuance costs and debt discounts, (ii) approximately $174,000 for the fair value of options granted to employees and directors for service, (iii) approximately $2,355,000 representing the fair market value of commo n stock, warrants and options expensed for services, (iv) approximately $7,978,000 related to additional principal added for triggering events, (v) approximately $2,762,000 representing impairment charge on investment in JPI, (vi) approximately $1,000,000 representing loss on extinguishment of debt and (vii) approximately $13,831,000 representing interest expense related to fair value of derivative instruments granted. The effect of the net loss was further offset by an aggregate gain from change in fair value of derivative liabilities of approximately $5,681,000.

Investing activities. We used approximately $124,000 and $1.8 million in investing activities during the nine months ended September 30, 2010 and 2009, respectively. During the nine months ended September 30, 2009, we made expenditures in an effort to regain our GMP certification for JJB’s small injectible manufacturing lines. In addition, we acquired lab and office equipment for our U.S. facility to support our ONKO-SURE test kit initiatives. During the nine months ended September 30, 2010, we acquired lab and office equipment for our Tustin facility and advanced $100,000 for a note receivable.

Financing activities . Cash proceeds from the issue of debt, net of discounts and debt issue costs, were approximately $6.3 million and $2.1 million during the nine months ended September 30, 2010 and 2009, respectively. In addition, we collected proceeds of approximately $818,000 from the exercise of warrants during the nine months ended September 30, 2010.

Off-Balance Sheet Arrangements

     We are not party to any off-balance sheet arrangements, however, we have executed certain contractual indemnities and guarantees, under which we may be required to make payments to a guaranteed or indemnified party. We have agreed to indemnify our directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Delaware. In connection with a certain facility lease, we have indemnified our lesser for certain claims arising from the use of the facilities. Pursuant to the Sale and Purchase Agreement, we have indemnified the holders of registrable securities for any claims or losses resulting from any untrue, allegedly untrue or misleading statement made in a registration statement, prospectus or similar document. Additionally, we have agreed to indemnify the former owners of JPI against losses up to a maximum of $2,500,000 for damages resulting from breach of representations or warranties in connection with the JPI acquisition. The duration of the guarantees and indemnities varies, and in many cases is indefinite. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments we could be obligated to make. Historically, we have not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

Going Concern

     The condensed consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates, the realization of assets and satisfaction of liabilities in the normal course of business. We incurred losses from continuing operations of $38,420,688 and $10,779,937 for the nine months ended September 30, 2010 and 2009, respectively, and had an accumulated deficit of $90,859,241 at September 30, 2010. In addition, we used cash in operating activities of continuing operations of $6,097,638 and had a working capital deficit of $32,247,532.  These factors raise substantial doubt about our ability to continue as a going concern.

     The Company’s monthly cash requirement of $480,000 for operating expenses does not include any extraordinary items or expenditures, including payments to the Mayo Clinic on clinical trials for our ONKO-SURE tm kit, research conducted through CLIA Laboratories or expenditures related to further development of the CIT technology, as no significant expenditures are anticipated other than recurring legal fees incurred in furtherance to of patent protection for the CIT technology.

     We raised net proceeds of approximately $6.3 million in connection with convertible note and warrant purchase agreements during the nine months ended September 30, 2010. Additionally, in 2010, we entered into a 5-year collaboration agreement with a third party to commercialize our CIT technology in India, resulting in a potential revenue sharing arrangement. We are actively securing additional distribution agreements that include potential revenue sharing arrangements in 2010.

46

     Management’s plans include seeking financing, conversion of certain existing notes payable to common stock, alliances or other partnership agreements with entities interested in our technologies, or other business transactions that would generate sufficient resources to assure continuation of our operations and research and development programs.

     There are significant risks and uncertainties which could negatively affect our operations. These are principally related to (i) the absence of substantive distribution network for our ONKO-SURE tm kits, (ii) the early stage of development of our CIT technology and the need to enter into additional strategic relationships with larger companies capable of completing the development of any ultimate product line including the subsequent marketing of such product, (iii) the absence of any commitments or firm orders from our distributors, (iv) possible defaults in existing indebtedness and (v) failure to meet operational covenants in existing financing agreements which would trigger add itional defaults or penalties. Our limited sales to date for the ONKO-SURE tm kit and the lack of any purchase requirements in the existing distribution agreements make it impossible to identify any trends in our business prospects. Moreover, if either AcuVector and/or the University of Alberta is successful in their claims, we may be liable for substantial damages, our rights to the CIT technology will be adversely affected, and our future prospects for licensing the CIT technology will be significantly impaired.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

ITEM 4. CONTROLS AND PROCEDURES

Disclosure of Controls and Procedures

We maintain disclosure controls and procedures designed to provide reasonable assurance that material information required to be disclosed by us in the reports we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that the information is accumulated and communicated to our management, including our Chief Executive Officer and Principal Financial Officer, as appropriate to allow timely decisions regarding required disclosure. We performed an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Principal Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period co vered by this report. Based on the existence of the material weaknesses discussed below under the heading “Material Weaknesses” our management, including the Chief Executive Officer and Principal Financial Officer, concluded that our disclosure controls and procedures were not effective at the reasonable assurance level as of the end of the period covered by this report.

We do not expect our disclosure controls and procedures will prevent all errors and all instances of fraud. Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resources, constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation of disclosure controls and procedures can provide absolute assurance that we detected all our control deficiencies and instances of fraud, if any. The design of disclosure controls and procedures also is based partly on certain assumptions about the likelihood of fu ture events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Material Weaknesses
In our Management’s Report on Internal Control Over Financial Reporting included in our Form 10-K/A for the period ended December 31, 2009, management concluded that our internal control over financial reporting was not effective due to the existence of the material weaknesses as of December 31, 2009, discussed below. A material weakness is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.
During the nine months ended September 30, 2010, we did not maintain effective controls to ensure there is adequate analysis, documentation, reconciliation, and review of accounting records and supporting data, especially as it relates to subsidiary accounting records. This control deficiency contributed to the individual material weaknesses described below:

47

     a) Shortage of qualified financial reporting personnel with sufficient depth, skills and experience to apply accounting principles generally accepted in the United States of America (“GAAP”).

     b) We did not maintain effective controls to ensure there is adequate analysis, documentation, reconciliation, and review of accounting records and supporting data.

     c) We do not have adequate controls in place to identify and approve non-recurring transactions such that the validity and proper accounting can be determined on a timely basis.

     In summary, the control deficiencies and material weaknesses noted above could result in a material misstatement of the aforementioned accounts or disclosures that would result in a material misstatement to our interim or annual consolidated financial statements that would not be prevented or detected. Accordingly, management has determined that each of the control deficiencies described above constitutes a material weakness.

Remediation Plan for Material Weaknesses

     As of December 31, 2009 and September 30, 2010 there were control deficiencies which constitute material weaknesses in our internal control over financial reporting. To the extent reasonably possible in our current financial condition, we have:

     1. added staff members and outside consultants with appropriate levels of experience and accounting expertise to the finance department and information technology department to ensure that there is sufficient depth and experience to implement and monitor the appropriate level of control procedures;

     2. issued policies and procedures regarding the delegation of authority and conducted training sessions with appropriate individuals.

 Through these steps, we believe we are addressing the deficiencies that affected our internal control over financial reporting as of December 31, 2009 and September 30, 2010. Because the remedial actions require hiring of additional personnel, upgrading certain of our information technology systems, and relying extensively on manual review and approval, the successful operation of these controls for at least several quarters may be required before management may be able to conclude that the material weakness have been remediated. We intend to continue to evaluate and strengthen our Internal Control Over Financial Reporting (“ICFR’) systems. These efforts require significant time and resources.

     Notwithstanding the material weaknesses discussed above, our management has concluded that the condensed consolidated financial statements included in this Quarterly Report on Form 10-Q fairly present in all material respects our financial condition, results of operations, and cash flows for the period ended September 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

Changes in Internal Control Over Financial Reporting.
     Except as set forth above, there have not been any changes in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the nine months ended September 30, 2010 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

48

PART II — OTHER INFORMATION

ITEM 1. Legal Proceedings

     On June 11, 2010, Hudson Bay Fund, LP. (“Hudson Bay”) and Hudson Bay Overseas Fund, Ltd (“Hudson Overseas”, together with Hudson Bay, “Hudson”) filed a statement of claim in the Court of Cook County, County Department, Law Division, State of Illinois relating to our April 8, 2010 Convertible Promissory Notes issued to Hudson, (the “Hudson Notes”). The claim alleges that a Trigger Event occurred, because the registration statement contemplated by the Registration Rights Agreement was not declared effective on or before June 1, 2010. As a result of the Trigger Event, the balance was immediately increased to 125% of the outstanding balance. We recorded in its accompanied financial statements the increase of principal. Moreover, the claim alleged that an additional Trigger Event occurred because we did not cure the first Trigger Event within five trading days, (the “Second Trigger Event”). As a result of the Second Trigger Event, Hudson alleges that the outstanding balance of the Hudson Notes should be immediately increased by an additional 125%. We do not agree with Hudson second allegation. As the final outcome is not determinable, no accrual or loss relating to the second allegation is reflected in the accompanying condensed consolidated financial statements.

     In the ordinary course of business, there could be other potential claims and lawsuits brought by or against us. However, other than the above, we are not a party to any material legal proceeding and to our knowledge no such proceeding is currently contemplated or pending.

ITEM 2. Unregistered Sales of Equity Securities and Use of Proceeds

(a)	None.

(b)	Not Applicable.

(c)	Not Applicable.

ITEM 3. Defaults upon Senior Securities

(a)
We previously disclosed information relating to defaults on our senior notes in the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on October 15, 2010 and therefore are not required to provide such information herein.

(b)	Not Applicable.

(c)	Not applicable.

ITEM 4. Removed and Reserved

ITEM 5. Other Information

(a)	Not Applicable.

(b)	Not applicable.

49

ITEM 6. EXHIBITS
(a) The following exhibits are filed as part of this report.

Exhibit Number	Document
3.1	Certificate of Incorporation of the Company, as amended. (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on September 18, 2009.)

3.2	Amended and restated Bylaws of the Company (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on July 12, 2010.)

31.1	Certification of Principal Executive Officer required by Rule 13a-14/15d-14(a) under the Exchange Act

31.2	Certification of Principal Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

50

Radient Pharmaceuticals Corporation
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION (Registrant)

Date: November 22, 2010	By:	/s/ Douglas C. MacLellan
Douglas C. MacLellan,
President and Chief Executive Officer

Date: November 22, 2010	By:	/s/ Akio Ariura
Akio Ariura,
Chief Financial Officer and Secretary (Principal Financial Officer)

51

ADMISSION TICKET

RADIENT PHARMACEUTICALS CORPORATION
 2492 Walnut Avenue, Suite 100
 Tustin, California 92780

THIS ADMISSION TICKET ADMITS ONLY THE NAMED STOCKHOLDER AND A GUEST.

NOTE: If you plan on attending the Special Meeting in person, please bring, in addition to this admission ticket, a proper form of identification. Video, still photography and recording devices are not permitted at the Special Meeting. For the safety of attendees, all handbags and briefcases are subject to inspection. Your cooperation is appreciated.

Directions to
2492 Walnut Avenue, Suite 100

From John Wayne Airport:

1.	Northeast on Airport Drive
2.	Left on Macarthur Blvd.
3.	Right on Red Hill Ave
4.	Right on Walnut

PROXY
 RADIENT PHARMACEUTICALS CORPORATION
 2492 Walnut Avenue, Suite 100
 Tustin, California 92780

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Douglas C. MacLellan and Akio Ariura, and each or either of them, as proxyholders of the undersigned, with the full power to appoint their substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all of the shares of the common stock of Radient Pharmaceuticals Corporation held of record by the undersigned, that the undersigned may be entitled to vote, at the close of business on [  ], at the Special Meeting of Stockholders of Radient Pharmaceuticals Corporation to be held on [  ], and any continuation(s), postponement(s) or adjournment(s) thereof.

(Continued, and to be marked, dated and signed, on the other side.)

1.	RE-ELECT THE CLASS I BOARD OF DIRECTORS.
To withhold authority to vote for any nominee, mark “For All Except” and write the nominee’s name(s) on the line below.

☐ FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ____________________________

2.
APPROVE AND RATIFY THE ISSUANCE OF 35,156,250 SHARES OF POTENTIALLY ISSUABLE COMMON STOCK BELOW THE GREATER OF A SHARE OF COMMON STOCK’S BOOK VALUE OR MARKET VALUE AT THE TIME OF ISSUANCE PURSUANT TO A SECURITIES PURCHASE AGREEMENTS: A proposal to approve and ratify the issuance of up to 35,156,250 shares of our common stock representing an additional approximate [  ]% of outstanding shares as of the date hereof, at a potential issuance price per share below the greater of a share of our common stock’s book value or its market value at such time (for details of this transaction, please see the enclosed Notice of Meeting and Proxy Statement;

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.
APPROVE AND RATIFY THE RIGHT TO ISSUE ADDITIONAL SHARES OF COMMON STOCK AS MAY BE REQUIRED PURSUANT TO THE ANTI-DILUTION TERMS OF NOTES AND WARRANTS IN THE FUTURE IF SUCH AN ADJUSTMENT IS REQUIRED:  To approve and ratify the right to issue, in the future, that number of shares of common stock upon conversion of notes and exercise of the warrants as may be required upon further implementation of, and in accordance with, the anti-dilution adjustments set forth in the warrants, so that we will be able to comply with all of the anti-dilution rights granted in the notes and warrant, if such adjustments should become necessary in the future — (for details of this transaction, please see the enclosed Notice of Meeting and Proxy Statement).

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.
APPROVE AND RATIFY AN INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY TO 400,000,000 AND ANY ACTIONS REQUIRED TO CAUSE SUCH INCREASE TO OCCUR:  A proposal to approve and ratify the an increase in the Authorized Shares of Common Stock of the Company to 400,000,000

☐ FOR ☐ AGAINST ☐ ABSTAIN

5.	APPROVE AND RATIFY THE BOARD OF DIRECTORS’ RIGHT TO IMPLEMENT A REVERSE STOCK SPLIT ON UP TO A 1:10 RATIO IN THE FUTURE IF IT DEEMS SUCH SPLIT TO BE IN THE COMPANY AND STOCKHOLDERS’ BEST INTEREST.

☐ FOR ☐ AGAINST ☐ ABSTAIN

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED, PRE-PAID ENVELOPE.

Please date and execute this Proxy exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                                         , 2011

Signature

Signature, if held jointly